                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. 3)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission
     Only (as permitted by Rule 14a-6(e)(2))
    [X]  Definitive Proxy Statement
    [ ]  Definitive Additional Materials
    [ ]  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                           Provident Companies, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        __

     (2)  Aggregate number of securities to which transaction applies:

        __

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        __

     (4)  Proposed maximum aggregate value of transaction:

        __

     (5)  Total fee paid:

        __

[X]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                  -- NOTICE --

       THE CORRECT TIME FOR THE SPECIAL MEETING OF STOCKHOLDERS OF PROVIDENT COMPANIES, INC. IS 8:30 A.M. ON DECEMBER 31, 1996.

                           PROVIDENT COMPANIES, INC.
                               1 Fountain Square
                          Chattanooga, Tennessee 37402

                                                               November 27, 1996

Dear Stockholder:

     You are cordially invited to attend a special meeting of stockholders ("Special Meeting") of Provident Companies, Inc. ("Provident") to be held in the Atrium of the West Building of our Home Office, located at 1 Fountain Square, Chattanooga, Tennessee, at 10:00 a.m., local time, on December 31, 1996.

     At this important meeting, you will be asked to consider and vote upon the approval of (i) the issuance of shares of common stock, par value $1.00 per share, of Provident ("Provident Common Stock"), pursuant to an Amended and Restated Agreement and Plan of Merger, dated as of April 29, 1996 (the "Merger Agreement"), by and among Provident, Patriot Acquisition Corporation, a wholly owned subsidiary of Provident ("Newco"), and The Paul Revere Corporation ("Paul Revere"), which provides for the merger (the "Merger") of Newco with and into Paul Revere; (ii) the issuance of shares of Provident Common Stock pursuant to an Amended and Restated Common Stock Purchase Agreement, dated as of May 31, 1996 (the "Zurich Purchase Agreement"), between Provident and Zurich Insurance Company ("Zurich"), which provides for the purchase of 9,523,810 shares of Provident Common Stock by Zurich (the "Zurich Common Stock Investment"); and
(iii) an amendment to Provident's Amended and Restated Certificate of Incorporation to increase from 65,000,000 to 150,000,000 the number of shares of Provident Common Stock which Provident is authorized to issue (the "Charter Amendment"). If the proposed Merger is consummated, Paul Revere will become a wholly owned subsidiary of Provident and each outstanding share of Paul Revere common stock, par value $1.00 per share (excluding shares held by Paul Revere, Provident or any of their respective subsidiaries and excluding shares as to which dissenters' rights are asserted in accordance with Massachusetts law), will be converted into the right to receive either a cash payment, shares of Provident Common Stock, or a combination of cash and shares of Provident Common Stock, all on the basis set forth in the Merger Agreement and described in the enclosed Joint Proxy Statement/Prospectus.

     Enclosed are (i) a Notice of Special Meeting, (ii) a Joint Proxy Statement/Prospectus, and (iii) a form of proxy for the Special Meeting. The Joint Proxy Statement/Prospectus describes in more detail the Merger Agreement, the Merger, including a description of the conditions to consummation of the Merger, the Zurich Common Stock Investment, and the Charter Amendment and contains financial and other information about Paul Revere and Provident. Please give this information your careful attention.

     THE BOARD OF DIRECTORS HAS APPROVED AND ADOPTED THE MERGER AGREEMENT, THE ZURICH PURCHASE AGREEMENT, AND THE CHARTER AMENDMENT, AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE ISSUANCE OF SHARES OF PROVIDENT COMMON STOCK PURSUANT TO THE MERGER AGREEMENT, FOR APPROVAL OF THE ISSUANCE OF SHARES OF PROVIDENT COMMON STOCK PURSUANT TO THE ZURICH PURCHASE AGREEMENT, AND FOR APPROVAL OF THE CHARTER AMENDMENT.

     In view of the importance of the action to be taken, we urge you to complete, sign, and date the enclosed proxy and to return it promptly in the enclosed envelope, whether or not you plan to attend the Special Meeting (if you attend the Special Meeting, you may vote in person, even if you previously returned your proxy).

     We look forward to seeing you at the Special Meeting.

                                          Sincerely,

                                          /s/ J. Harold Chandler

                                          J. HAROLD CHANDLER
                                          Chairman of the Board, President and
                                          Chief Executive Officer

                           PROVIDENT COMPANIES, INC.
                               1 FOUNTAIN SQUARE
                          CHATTANOOGA, TENNESSEE 37402
                             ---------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                  TO BE HELD AT 8:30 A.M. ON DECEMBER 31, 1996

                                                               November 27, 1996

To the Stockholders of Provident Companies, Inc.:

     NOTICE IS HEREBY GIVEN that a special meeting of stockholders ("Special Meeting") of Provident Companies, Inc. ("Provident") will be held in the Atrium of the West Building of our Home Office, located at 1 Fountain Square, Chattanooga, Tennessee, at 8:30 a.m., local time, on December 31, 1996, for the following purposes:

          1. Issuance of Shares of Provident Common Stock Pursuant to the Merger Agreement. To consider and vote upon a proposal to approve the issuance of shares of Provident common stock, par value $1.00 per share ("Provident Common Stock"), pursuant to an Amended and Restated Agreement and Plan of Merger, dated as of April 29, 1996 (the "Merger Agreement"), by and among Provident, Patriot Acquisition Corporation, a wholly owned subsidiary of Provident ("Newco"), and The Paul Revere Corporation ("Paul Revere"), pursuant to which, among other matters, Newco will merge with and into Paul Revere (the "Merger"), with Paul Revere becoming a wholly owned subsidiary of Provident and each share of Paul Revere common stock, par value $1.00 per share (excluding shares held by Paul Revere, Provident, or any of their respective subsidiaries and excluding shares as to which dissenters' rights are asserted in accordance with Massachusetts law), being converted into the right to receive either cash, shares of Provident Common Stock, or a combination of cash and shares of Provident Common Stock, as more fully described in the accompanying Joint Proxy Statement/Prospectus. A copy of the Merger Agreement is set forth in ANNEX A to the accompanying Joint Proxy Statement/Prospectus and is hereby incorporated by reference herein.

          2. Issuance of Shares of Provident Common Stock Pursuant to the Zurich Purchase Agreement. To consider and vote upon a proposal to approve the issuance of shares of Provident Common Stock pursuant to an Amended and Restated Common Stock Purchase Agreement, dated as of May 31, 1996 (the "Zurich Purchase Agreement"), by and between Provident and Zurich Insurance Company ("Zurich"), pursuant to which, among other things, Provident will issue to Zurich 9,523,810 shares of Provident Common Stock (the "Zurich Common Stock Investment"), as more fully described in the accompanying Joint Proxy Statement/Prospectus.

          3. Charter Amendment. To consider and vote upon a proposal to approve a proposed amendment to Provident's Amended and Restated Certificate of Incorporation to increase from 65,000,000 to 150,000,000 the number of shares of Provident Common Stock that Provident is authorized to issue, as more fully described in the accompanying Joint Proxy Statement/Prospectus.

          4. Other Business. To transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

     If either proposal 1 or 3 above does not receive the requisite number of votes for approval, the Merger and the Charter Amendment will not be consummated. If proposal 2 does not receive the requisite number of votes for approval, or if proposals 1 and 3 are not approved, the Zurich Common Stock Investment will not be consummated.

     Only holders of record of Provident Common Stock at the close of business on November 20, 1996 (the "Record Date"), are entitled to receive notice of and to vote at the Special Meeting or any adjournments or postponements thereof. Holders of Provident Common Stock are entitled to one vote on each matter considered and voted on at the Special Meeting for each share of Provident Common Stock held of record at the close of business on the Record Date. The presence in person or by proxy of a majority of the votes entitled to be cast by holders of Provident Common Stock will constitute a quorum, and both the issuance of shares of Provident Common Stock pursuant to the Merger Agreement and the issuance of shares of Provident Common Stock pursuant to the Zurich Purchase Agreement must be approved by a majority of votes cast on each such proposal, respectively, provided that the total vote cast on each such proposal represents over 50% in interest of all shares of Provident Common Stock entitled to vote at the Special Meeting. Approval of the Charter Amendment requires the affirmative vote of the holders of 66 2/3% of the shares of Provident Common Stock entitled to vote at the Special Meeting.

     THE BOARD OF DIRECTORS OF PROVIDENT UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE ISSUANCE OF SHARES OF PROVIDENT COMMON STOCK PURSUANT TO THE MERGER AGREEMENT, "FOR" APPROVAL OF THE ISSUANCE OF SHARES OF PROVIDENT COMMON STOCK PURSUANT TO THE ZURICH PURCHASE AGREEMENT, AND "FOR" APPROVAL OF THE CHARTER AMENDMENT.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ SUSAN N. ROTH

                                          SUSAN N. ROTH
                                          Corporate Secretary

                                   PROSPECTUS

                           PROVIDENT COMPANIES, INC.
                                  COMMON STOCK
                          (PAR VALUE $1.00 PER SHARE)

                             JOINT PROXY STATEMENT

PROVIDENT COMPANIES, INC.     THE PAUL REVERE CORPORATION
    SPECIAL MEETING OF             SPECIAL MEETING OF
        STOCKHOLDERS                  STOCKHOLDERS
TO BE HELD ON DECEMBER 31,     TO BE HELD ON DECEMBER 31,
            1996                          1996

                             ---------------------

     This Joint Proxy Statement/Prospectus is being furnished to holders of common stock, par value $1.00 per share ("Paul Revere Common Stock"), of The Paul Revere Corporation, a Massachusetts corporation ("Paul Revere"), in connection with the solicitation of proxies by the Paul Revere Board of Directors for use at a special meeting of stockholders to be held at 10:00 a.m., local time, on December 31, 1996, at The Westin Hotel, One West Exchange Street, Providence, Rhode Island, and at any adjournments or postponements thereof (the "Paul Revere Special Meeting"). The purpose of the Paul Revere Special Meeting is to consider and vote upon a proposal to approve the Amended and Restated Agreement and Plan of Merger, dated as of April 29, 1996 (the "Merger Agreement"), by and among Paul Revere, Provident Companies, Inc. ("Provident"), and Patriot Acquisition Corporation, a wholly owned subsidiary of Provident ("Newco"), which provides for, among other things, the merger of Newco with and into Paul Revere (the "Merger"), with Paul Revere becoming a wholly owned subsidiary of Provident. Upon consummation of the Merger, each outstanding share of Paul Revere Common Stock (excluding shares held by Paul Revere, Provident, Textron Inc. ("Textron"), or any of their respective subsidiaries (other than in a fiduciary or custodial capacity) and excluding shares as to which dissenters' rights are asserted in accordance with Massachusetts law) shall cease to be outstanding and shall be converted into the right to receive, at the election of the holder of such share, any one of the following: (i) $26.00 in cash (the "Cash Consideration"); (ii) a number of shares of Provident common stock, par value $1.00 per share ("Provident Common Stock"), equal to the product of 26 and the Exchange Ratio (as defined below) (the "Stock Consideration"); or (iii) $20.00 in cash and a number of shares of Provident Common Stock equal to the product of 6 and the Exchange Ratio (the "Mixed Consideration"), with cash being paid in lieu of any fractional share interest in cases (ii) and (iii). For a discussion of the procedures required for such stockholder elections, see "SUMMARY -- The Merger" and "THE MERGER -- Stockholder Elections." Pursuant to the Merger Agreement, each share of Paul Revere Common Stock owned by Textron, which owns approximately 83.3% of the Paul Revere Common Stock issued and outstanding, will be converted into the right to receive $20.00 in cash and a number of shares of Provident Common Stock equal to the product of 6 and the Textron Exchange Ratio (as defined below). See "SUMMARY -- The Merger" and "THE MERGER -- Merger Consideration."

     The "Exchange Ratio" shall be determined by dividing $1.00 by the average of the closing prices of Provident Common Stock as reported in the New York Stock Exchange, Inc. ("NYSE") Composite Transactions for the 20 trading days ending on the fifth trading day prior to the Effective Time (as defined hereinafter) of the Merger (the "Average Closing Price") (but under no circumstances will the Exchange Ratio be higher than .0343 or lower than .0295). The "Textron Exchange Ratio" shall be determined by dividing $1.00 by the Average Closing Price (but under no circumstances will the Textron Exchange Ratio be higher than .0343 or lower than .0263). If the Average Closing Price were $41.125 (the closing price per share of Provident Common Stock on November 22, 1996), each share of Paul Revere Common Stock with respect to which an election to receive the Stock Consideration is made would be converted, pursuant to the Merger, into .767 shares of Provident Common Stock having a market value, based on such Average Closing Price, of $31.54, each share of Paul Revere Common Stock with respect to which an election to receive the Mixed Consideration is made would be converted, pursuant to the Merger, into $20.00 in cash and .177 shares of Provident Common Stock having a market value, based upon such Average Closing Price, of $7.28, and each share of Paul Revere Common Stock held by Textron would be converted, pursuant to the Merger, into $20.00 in cash and
                                                  (Cover continued on next page)
                             ---------------------

     SEE "RISK FACTORS" ON PAGE 26 FOR CERTAIN INFORMATION THAT SHOULD BE CONSIDERED BY HOLDERS OF PAUL REVERE COMMON STOCK WITH RESPECT TO THE SHARES OF PROVIDENT COMMON STOCK OFFERED HEREBY.
                             ---------------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
     PASSED UPON THE ACCURACY OR ADEQUACY OF THIS JOINT PROXY STATEMENT/
         PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                   OFFENSE.
                             ---------------------

     The date of this Joint Proxy Statement/Prospectus is November 27, 1996, and it is first being mailed or otherwise delivered to Paul Revere stockholders and to Provident stockholders on or about December 2, 1996.

 .1578 shares of Provident Common Stock having a market value, based on the Average Closing Price, of $6.49. The market price of Provident Common Stock may fluctuate, and, accordingly, the actual price of Provident Common Stock used to compute the Exchange Ratio (or the Textron Exchange Ratio) on the date of the Effective Time, the date any Paul Revere stockholder makes an election with respect to the Merger Consideration (as defined hereinafter), the date of receipt of shares of Provident Common Stock by holders of Paul Revere Common Stock, or the date on which such shares of Provident Common Stock are eventually sold, may be more or less than that used in the computation above. Stockholders are urged to obtain current quotes for the market price of Provident Common Stock.

     Textron has agreed to vote the shares of Paul Revere Common Stock owned by it in favor of approval of the Merger Agreement. If Textron votes to approve the Merger Agreement, the vote of no other stockholder of Paul Revere will be necessary to approve the Merger Agreement. See "SUMMARY," "GENERAL INFORMATION," "THE MERGER," and ANNEX A to this Joint Proxy Statement/Prospectus.

     This Joint Proxy Statement/Prospectus is also being furnished to holders of Provident Common Stock in connection with the solicitation of proxies by the Provident Board of Directors for use at a special meeting of stockholders to be held at 8:30 a.m., local time, on December 31, 1996, in the Atrium of the West Building of Provident's Home Office, located at 1 Fountain Square, Chattanooga, Tennessee, and at any adjournments or postponements thereof (the "Provident Special Meeting"). The purpose of the Provident Special Meeting is to consider and vote upon (i) a proposal to approve the issuance of shares of Provident Common Stock pursuant to the Merger Agreement, (ii) a proposal to approve the issuance of shares of Provident Common Stock pursuant to an Amended and Restated Common Stock Purchase Agreement, dated as of May 31, 1996 (the "Zurich Purchase Agreement"), by and between Provident and Zurich Insurance Company ("Zurich"), pursuant to which, among other matters, Provident will issue to Zurich 9,523,810 shares of Provident Common Stock for $31.50 per share (or an aggregate of $300 million) (the "Zurich Common Stock Investment"), and (iii) a proposal to approve a proposed amendment to Provident's Amended and Restated Certificate of Incorporation ("Provident's Certificate") to increase from 65,000,000 to 150,000,000 the number of shares of Provident Common Stock which Provident is authorized to issue (the "Charter Amendment"). See "SUMMARY," "GENERAL INFORMATION," "THE MERGER," "THE ZURICH RELATIONSHIP," "THE CHARTER AMENDMENT," and ANNEX A to this Joint Proxy Statement/Prospectus.

     This Joint Proxy Statement/Prospectus also constitutes the prospectus of Provident relating to up to 14,406,000 shares of Provident Common Stock issuable to Paul Revere stockholders in the Merger. See "CERTAIN DIFFERENCES IN THE RIGHTS OF PROVIDENT AND PAUL REVERE STOCKHOLDERS."

                             AVAILABLE INFORMATION

     Provident and Paul Revere are each subject to the reporting and informational requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), and, in accordance therewith, file reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements, and other information filed by Provident and Paul Revere with the Commission may be inspected and copied at the principal office of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and should be available at the Commission's Regional Offices at 7 World Trade Center, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a site on the World Wide Web at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. Reports, proxy statements and other information concerning Provident and Paul Revere may also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

     This Joint Proxy Statement/Prospectus constitutes a part of a Registration Statement on Form S-4 (together with any amendments thereto, the "Registration Statement"), which has been filed by Provident with the Commission under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act"). This Joint Proxy Statement/Prospectus omits certain information contained in the Registration Statement, and reference is hereby made to the Registration Statement and to the exhibits thereto for further information with respect to Provident and Paul Revere and the securities to which this Joint Proxy Statement/Prospectus relates. Statements contained in this Joint Proxy Statement/Prospectus concerning the provisions of certain documents filed as exhibits to the Registration Statement are necessarily brief descriptions thereof, and are not necessarily complete, and each such statement is qualified in its entirety by reference to the full text of such document.

     THIS JOINT PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE WITHOUT CHARGE UPON REQUEST FROM PROVIDENT COMPANIES, INC., 1 FOUNTAIN SQUARE, CHATTANOOGA, TENNESSEE 37402, ATTN: CORPORATE SECRETARY, (423) 755-8913, AS TO PROVIDENT DOCUMENTS; AND FROM THE PAUL REVERE CORPORATION, 18 CHESTNUT STREET, WORCESTER, MASSACHUSETTS 01608, ATTN: CLERK, (508) 793-5850, AS TO PAUL REVERE DOCUMENTS. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUESTS SHOULD BE MADE AT LEAST FIVE BUSINESS DAYS PRIOR TO THE DATE OF THE SPECIAL MEETINGS.

     All information contained herein with respect to Provident and its subsidiaries has been supplied by Provident, and all information with respect to Paul Revere and its subsidiaries has been supplied by Paul Revere.

     No person has been authorized to give any information or to make any representation other than those contained in this Joint Proxy Statement/Prospectus, and, if given or made, such information or representation should not be relied upon as having been authorized by Provident or Paul Revere. Neither the delivery of this Joint Proxy Statement/Prospectus nor any distribution of the securities to which this Joint Proxy Statement/ Prospectus relates shall, under any circumstances, create any implication that there has been no change in the affairs of Provident, Paul Revere, or any of their respective subsidiaries since the date hereof or that the information contained herein is correct as of any time subsequent to its date. This Joint Proxy Statement/ Prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, any securities other than the securities to which it relates, or an offer to sell or a solicitation of an offer to purchase the securities offered by this Joint Proxy Statement/Prospectus in any jurisdiction in which such an offer or solicitation is not lawful.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The following documents filed with the Commission by Provident (Commission File No. 1-11834) and Paul Revere (Commission File No. 1-12266) under Section 13(a) or 15(d) of the Exchange Act are hereby incorporated by reference in this Joint Proxy Statement/Prospectus:

     Provident documents:

          (i) Provident's Annual Report on Form 10-K for the year ended December 31, 1995;

          (ii) Provident's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996;

          (iii) Provident's Current Reports on Form 8-K dated April 29, 1996 and May 31, 1996; and

          (iv) the description of Provident Common Stock set forth in Provident's registration statement filed with the Commission pursuant to
     Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating any such description.

     Paul Revere documents:

          (i) Paul Revere's Annual Report on Form 10-K for the year ended December 31, 1995;

          (ii) Paul Revere's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996; and

          (iii) Paul Revere's Current Reports on Form 8-K dated April 29, 1996 and November 6, 1996.

     All documents filed by Provident or Paul Revere pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Joint Proxy Statement/Prospectus and prior to the later of the date of the Provident Special Meeting and date of the Paul Revere Special Meeting are hereby incorporated by reference in this Joint Proxy Statement/Prospectus and shall be deemed to be a part hereof from the date of filing of such documents.

     Any statement contained herein, in any amendment or supplement hereto, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of the Registration Statement and this Joint Proxy Statement/Prospectus to the extent that a statement contained herein, in any amendment or supplement hereto, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement, this Joint Proxy Statement/Prospectus, or any amendment or supplement hereto.

                           FORWARD LOOKING STATEMENTS

     THIS JOINT PROXY STATEMENT/PROSPECTUS CONTAINS AND INCORPORATES BY REFERENCE CERTAIN FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 WITH RESPECT TO THE RESULTS OF OPERATIONS AND BUSINESSES OF PAUL REVERE AND PROVIDENT. THESE FORWARD LOOKING STATEMENTS INVOLVE CERTAIN RISKS AND UNCERTAINTIES. FACTORS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED OR PROJECTED, FORECAST, ESTIMATED OR BUDGETED IN SUCH FORWARD LOOKING STATEMENTS INCLUDE, AMONG OTHERS, THE FOLLOWING POSSIBILITIES: (i) HEIGHTENED COMPETITION, INCLUDING SPECIFICALLY THE INTENSIFICATION OF PRICE COMPETITION, THE ENTRY OF NEW COMPETITORS AND THE FORMATION OF NEW PRODUCTS BY NEW AND EXISTING COMPETITORS;
(ii) ADVERSE STATE AND FEDERAL LEGISLATION AND REGULATION, INCLUDING LIMITATIONS ON PREMIUM LEVELS, INCREASES IN MINIMUM CAPITAL AND RESERVES, AND OTHER FINANCIAL VIABILITY REQUIREMENTS; (iii) FAILURE TO OBTAIN NEW CUSTOMERS OR RETAIN EXISTING CUSTOMERS; (iv) INABILITY TO CARRY OUT MARKETING AND SALES PLANS; (v) LOSS OF KEY EXECUTIVES; (vi) CHANGES IN INTEREST RATES CAUSING A REDUCTION OF INVESTMENT INCOME; (vii) GENERAL ECONOMIC AND BUSINESS CONDITIONS WHICH ARE LESS FAVORABLE THAN EXPECTED; (viii) UNANTICIPATED CHANGES IN INDUSTRY TRENDS; AND (ix) INACCURACIES IN ASSUMPTIONS REGARDING FUTURE MORBIDITY, PERSISTENCY, MORTALITY AND INTEREST RATES USED IN CALCULATING RESERVE AMOUNTS. IN ADDITION, FACTORS THAT COULD CAUSE ACTUAL RESULTS OF PROVIDENT (ASSUMING CONSUMMATION OF THE MERGER) TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY OR PROJECTED, FORECAST, ESTIMATED OR BUDGETED IN FORWARD LOOKING STATEMENTS RELATING TO THE RESULTS OF OPERATIONS AND BUSINESS OF PROVIDENT FOLLOWING THE MERGER, INCLUDING (A) THE COST SAVINGS THAT WILL BE REALIZED FROM THE MERGER (SEE "THE MERGER -- REASONS FOR THE MERGER; PROVIDENT" AND "THE
MERGER -- MANAGEMENT AND OPERATIONS AFTER THE MERGER") AND (B) THE COSTS ASSOCIATED WITH THE MERGER (SEE "PRO FORMA COMBINED FINANCIAL DATA"), INCLUDE, AMONG OTHERS, THE FOLLOWING POSSIBILITIES: (i) THE EXPECTED COST SAVINGS TO BE REALIZED BEGINNING PRIMARILY IN 1997 THROUGH COMBINING CERTAIN FUNCTIONS OF BOTH PROVIDENT AND PAUL REVERE, RESTRUCTURING THE FIELD ORGANIZATIONS OF BOTH COMPANIES TO ELIMINATE REDUNDANT FACILITIES AND BETTER SERVE THE COMBINED COMPANY'S CUSTOMERS, AND REDUCTIONS IN STAFF CANNOT BE FULLY REALIZED BECAUSE THE CHANGES ARE NOT MADE OR UNANTICIPATED OFFSETTING COSTS ARE INCURRED; AND
(ii) COSTS OR DIFFICULTIES RELATED TO THE INTEGRATION OF THE BUSINESSES OF PROVIDENT AND PAUL REVERE ARE GREATER THAN EXPECTED. SEE "RISK FACTORS."

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                        ----
AVAILABLE INFORMATION.................................................................    3
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE.....................................    4
FORWARD LOOKING STATEMENTS............................................................    5
SUMMARY...............................................................................    8
  Parties to the Merger...............................................................    8
  Paul Revere Special Meeting; Record Date; Vote Required; Recommendation.............    9
  Provident Special Meeting; Record Date; Votes Required; Recommendation..............   10
  The Merger..........................................................................   12
  The Zurich Relationship.............................................................   17
  The Charter Amendment...............................................................   18
  Market Prices and Dividends.........................................................   19
  Comparison of Certain Unaudited Per Share Data......................................   20
  Selected Financial Data.............................................................   21
RISK FACTORS..........................................................................   26
  Conditions to Consummation of the Merger............................................   26
  Reserves............................................................................   26
  Capital Adequacy....................................................................   26
  Disability Insurance................................................................   27
  Effect of the Merger; Integration of Operations.....................................   28
INFORMATION RELATING TO PAUL REVERE GAAP RESERVES.....................................   29
  Individual Disability Insurance Reserves -- Generally Accepted Accounting
     Principles.......................................................................   29
  Paul Revere Reserve Practices.......................................................   29
GENERAL INFORMATION...................................................................   35
  Paul Revere Special Meeting.........................................................   35
  Provident Special Meeting...........................................................   36
THE MERGER............................................................................   39
  General.............................................................................   39
  Effective Time......................................................................   39
  Background of the Merger............................................................   40
  Reasons for the Merger..............................................................   45
  Opinions of Financial Advisors......................................................   50
  Merger Consideration................................................................   60
  Stockholder Elections...............................................................   61
  Fractional Shares...................................................................   62
  Distribution of Merger Consideration................................................   62
  Treatment of SARs and Performance Shares............................................   63
  Management and Operations After the Merger..........................................   63
  Interests of Certain Persons in the Merger..........................................   64
  Conditions to Consummation..........................................................   66
  Regulatory Approvals................................................................   67
  Conduct of Business Pending the Merger..............................................   69
  Amendment, Waiver, and Termination..................................................   71
  Expenses and Fees...................................................................   72
  Certain Federal Income Tax Consequences.............................................   72
  Accounting Treatment................................................................   73
  Textron Voting Agreement............................................................   73
  Maclellan Voting Agreement..........................................................   73
  Textron Standstill Agreement........................................................   74
  Appraisal Rights....................................................................   75
  Amendment to Paul Revere Rights Agreement...........................................   76
  Resales of Provident Common Stock...................................................   76
  Registration Rights.................................................................   77

                                                                                        PAGE
                                                                                        ----
THE ZURICH RELATIONSHIP...............................................................   77
  Background..........................................................................   77
  Zurich Common Stock Investment......................................................   78
  Zurich Relationship Agreement.......................................................   81
  Zurich Registration Rights Agreement................................................   82
  Zurich Strategic Relationship.......................................................   82
  Maclellan Stockholder Agreement.....................................................   83
THE CHARTER AMENDMENT.................................................................   83
PRO FORMA CONDENSED COMBINED FINANCIAL DATA...........................................   85
INFORMATION ABOUT PAUL REVERE.........................................................   96
INFORMATION ABOUT PROVIDENT...........................................................   96
BENEFICIAL OWNERSHIP OF PROVIDENT AND PAUL REVERE SECURITIES..........................   97
  Paul Revere.........................................................................   97
  Provident...........................................................................   97
SECURITY OWNERSHIP OF MANAGEMENT......................................................  103
  Paul Revere.........................................................................  103
  Provident...........................................................................  105
CERTAIN DIFFERENCES IN THE RIGHTS OF PROVIDENT AND PAUL REVERE STOCKHOLDERS...........  106
  Authorized Capital Stock............................................................  106
  Directors; Vacancies................................................................  106
  Removal of Directors................................................................  107
  Voting Rights.......................................................................  107
  Stockholder Meetings................................................................  107
  Amendment of Certificate or Articles and Bylaws.....................................  107
  Indemnification and Director Exculpation............................................  108
  Actions by Stockholders Without a Meeting...........................................  110
  Payment of Dividends................................................................  110
  Dissolution and Liquidation.........................................................  110
  Merger, Consolidation, and Sales of Assets..........................................  111
  Business Combinations with Certain Persons..........................................  111
  Dissenters' Rights of Appraisal.....................................................  111
  Stockholder's Right to Examine Books and Records....................................  112
  Interested Director Transactions....................................................  112
  Consideration of Societal Factors...................................................  112
  Stockholder Rights Plan.............................................................  113
EXPERTS...............................................................................  114
LEGAL MATTERS.........................................................................  114
STOCKHOLDER PROPOSALS.................................................................  114
  Provident...........................................................................  114
  Paul Revere.........................................................................  115
OTHER MATTERS.........................................................................  115
ANNEXES:
  ANNEX A -- Amended and Restated Agreement and Plan of Merger, dated as of April 29,
             1996, by and among Provident, Newco and Paul Revere
  ANNEX B -- Opinion of Morgan Stanley & Co. Incorporated
  ANNEX C -- Opinion of Goldman, Sachs & Co.
  ANNEX D -- Certain Provisions of the Massachusetts Business Corporation Law

                                    SUMMARY

     The following is a summary of certain information contained elsewhere in this Joint Proxy Statement/Prospectus. This summary is not intended to be a complete description of the matters covered in this Joint Proxy Statement/Prospectus and is subject to and qualified in its entirety by reference to the more detailed information contained elsewhere in this Joint Proxy Statement/Prospectus, including the Annexes hereto, and in the documents incorporated by reference in this Joint Proxy Statement/Prospectus. The Merger Agreement is set forth in ANNEX A to this Joint Proxy Statement/Prospectus, and reference is made thereto for a complete description of the terms of the Merger. Stockholders are urged to read carefully the entire Joint Proxy Statement/Prospectus, including the Annexes. As used in this Joint Proxy Statement/Prospectus, the terms "Provident" and "Paul Revere" refer to such corporations, respectively, and where the context requires, such corporations and their respective subsidiaries.

PARTIES TO THE MERGER

     Paul Revere. Paul Revere is a Massachusetts corporation organized in 1992 as an insurance holding company. Paul Revere's principal operations in the United States and Canada are conducted through its wholly owned subsidiary, The Paul Revere Life Insurance Company ("Paul Revere Life"), a Massachusetts-domiciled life insurance company licensed in all 50 states, the District of Columbia, and Canada. Paul Revere Life has two wholly owned subsidiaries, The Paul Revere Variable Annuity Insurance Company ("Paul Revere Variable"), a Massachusetts-domiciled life insurance company licensed in 48 states and the District of Columbia, and The Paul Revere Protective Life Insurance Company ("Paul Revere Protective"), a Delaware-domiciled life insurance company licensed in 40 states and the District of Columbia. Disability insurance has been Paul Revere's primary product line since Paul Revere Life's founding in 1895. In addition to its disability insurance products, Paul Revere also markets individual life insurance, group life, and dental insurance and annuity products.

     On October 26, 1993, Textron, which prior to that time owned the entire equity interest in Paul Revere, sold to the public approximately 16.7% of the Paul Revere Common Stock in an underwritten offering. Textron continues to hold approximately 83.3% of the issued and outstanding Paul Revere Common Stock.

     Paul Revere's principal executive offices are located at 18 Chestnut Street, Worcester, Massachusetts 01608-1528, and its telephone number is (508) 799-4441. For additional information regarding Paul Revere and its business, see "AVAILABLE INFORMATION," "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE," "INFORMATION RELATING TO PAUL REVERE GAAP RESERVES," "INFORMATION ABOUT PAUL REVERE," and "-- Selected Financial Data."

     Provident. Provident is a Delaware corporation organized in 1995 as the parent holding company of a group of insurance subsidiaries. Provident is a provider of life and health insurance, particularly individual disability, life insurance, annuities, and group employee benefits. Provident, through its subsidiaries, does business in all 50 states, the District of Columbia, Puerto Rico, and ten provinces and two territories of Canada. Provident focuses on two types of insurance customers -- the individual and the employee benefits customer. The individual life and disability segment includes individual life products, individual disability income products, and individual annuities. These products are marketed primarily through personal producing general agents, brokerage offices, and corporate partnership arrangements. Individual annuities are also marketed through financial institutions. The employee benefits segment contains products that are sold to or through corporate customers and certain affinity groups, including permanent and term life insurance, disability, medical stop-loss, cancer, and accidental death and dismemberment protection.

     Newco is a wholly owned subsidiary of Provident that was incorporated in April 1996 solely as a vehicle to facilitate the Merger. See "THE MERGER."

     Provident continually evaluates acquisition opportunities and, as a result, frequently engages in acquisition discussions, conducts due diligence activities in connection with possible acquisitions, and, where appropriate, engages in acquisition negotiations. Future acquisitions involving cash, debt or equity securities may occur. Such acquisitions typically involve the payment of a premium over book and market values, and, therefore, some dilution of Provident's book value and/or net income per common share may occur in connection with any such acquisitions. See "PRO FORMA COMBINED FINANCIAL DATA." There are, at present, no understandings, agreements or arrangements concerning the issuance of additional shares of Provident Common Stock in connection with possible acquisitions, except for the shares to be issued pursuant to the Merger Agreement and the Zurich Purchase Agreement.

     Members of the Maclellan family and trusts and foundations established by them (collectively, the "Maclellan Interests") collectively owned of record, as of November 5, 1996, 23,948,316 shares of Provident Common Stock, or approximately 53% of the outstanding shares of Provident Common Stock. Upon consummation of the Merger and the Zurich Common Stock Investment, the Maclellan Interests will own approximately 38% of the outstanding shares of Provident Common Stock, and Zurich, Textron, and the public stockholders will own approximately 15%, 10%, and 37% of the outstanding shares of Provident Common Stock, respectively (assuming a Mixed Election by all holders of Paul Revere Common Stock (other than Textron), an Exchange Ratio of .0295, and a Textron Exchange Ratio of .0265, the Exchange Ratio and Textron Exchange Ratio resulting from a per share price of Provident Common Stock of $37.75, the closing price for Provident Common Stock on November 5, 1996, the last trading day prior to public announcement of the execution of the Merger Agreement).

     Provident was incorporated in 1995 to effect an internal reorganization completed in December 1995. Provident's principal executive offices are located at 1 Fountain Square, Chattanooga, Tennessee 37402, and its telephone number is
(423) 755-1011. For additional information regarding Provident and its business, see "AVAILABLE INFORMATION," "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE," "INFORMATION ABOUT PROVIDENT," and "-- Selected Financial Data."

PAUL REVERE SPECIAL MEETING; RECORD DATE; VOTE REQUIRED; RECOMMENDATION

     The Paul Revere Special Meeting will be held at 10:00 a.m., local time on December 31, 1996, at The Westin Hotel, One West Exchange Street, Providence, Rhode Island. At the Paul Revere Special Meeting, Paul Revere's stockholders will consider and vote upon a proposal to approve the Merger Agreement and transact such other business as may properly come before the Paul Revere Special Meeting. See "THE MERGER." Paul Revere's Board of Directors has fixed the close of business on November 20, 1996, as the record date for determining the Paul Revere stockholders entitled to receive notice of and to vote at the Paul Revere Special Meeting (the "Paul Revere Record Date"). As of the close of business on the Paul Revere Record Date, there were 45,000,000 shares of Paul Revere Common Stock outstanding and entitled to be voted at the Paul Revere Special Meeting. Holders of Paul Revere Common Stock are entitled to one vote on each matter considered and voted on at the Paul Revere Special Meeting for each share of Paul Revere Common Stock held of record at the close of business on the Paul Revere Record Date. For additional information with respect to the Paul Revere Special Meeting, including the Paul Revere Record Date and votes required for approval of the Merger Agreement, see "GENERAL INFORMATION -- Paul Revere Special Meeting."

     Vote Required. Approval of the Merger Agreement by the stockholders of Paul Revere requires the affirmative vote of the holders of two-thirds of the shares of Paul Revere Common Stock outstanding and entitled to vote at the Special Meeting. As of the Paul Revere Record Date, Textron held of record 37,500,000 shares of Paul Revere Common Stock, or approximately 83.3% of the outstanding Paul Revere Common Stock. Pursuant to an Amended and Restated Voting Agreement, dated as of April 29, 1996, with Provident (the "Textron Voting Agreement"), Textron has agreed to vote its shares of Paul Revere Common Stock in favor of approval of the Merger Agreement. See "THE MERGER -- Textron Voting Agreement." Accordingly, the affirmative vote of any other stockholder is not required to approve the Merger Agreement. See "GENERAL INFORMATION -- Paul Revere Special Meeting." As of the Paul Revere Record Date, directors and executive officers of Paul Revere and their affiliates (excluding Textron) held less than 1% of the shares of Paul Revere Common Stock outstanding and entitled to vote at the Paul Revere Special Meeting. As of the Paul Revere Record Date, Provident, its directors and executive officers, and their respective affiliates, held no shares of Paul Revere Common Stock.

     Recommendation of the Paul Revere Board of Directors. The Board of Directors of Paul Revere believes that the Merger is fair to and in the best interests of Paul Revere and its stockholders and has unanimously approved the Merger Agreement and the consummation of the transactions contemplated therein. Accordingly, the Paul Revere Board of Directors unanimously recommends that the stockholders of Paul Revere vote FOR approval of the Merger Agreement and the consummation of the transactions contemplated therein. In deciding to approve the Merger Agreement in the form executed on April 29, 1996 (the "Original Merger Agreement") and the consummation of the transactions contemplated therein, Paul Revere's Board of Directors considered a number of factors, including the terms of the Merger, the compatibility of the operations of Paul Revere and Provident, the financial condition, results of operations, and future prospects of Paul Revere and Provident, the recommendation of the Special Committee of independent directors of the Paul Revere Board of Directors (the "Paul Revere Special Committee"), which was formed to assess the fairness, from a financial point of view, on behalf of the stockholders of Paul Revere other than Textron, of any proposed transaction recommended by Textron, and the opinion of Morgan Stanley & Co. Incorporated, the financial advisor to the Paul Revere Special Committee ("Morgan Stanley"), delivered to the Paul Revere Special Committee (and subsequently confirmed in writing), that, as of the date of the Paul Revere Board's approval of the Original Merger Agreement and the date of this Joint Proxy Statement/ Prospectus, the consideration to be received by Paul Revere stockholders (other than Textron) in connection with the Merger was fair, from a financial point of view, to such holders. See "THE
MERGER -- Reasons for the Merger; Paul Revere" and "THE MERGER -- Opinions of Financial Advisors; Paul Revere."

     Following a delay in the transaction during which Paul Revere completed a comprehensive study of the adequacy of its individual disability reserves and the parties continued to pursue receipt of regulatory approvals necessary for consummation of the Merger, the Board of Directors of Paul Revere on November 3, 1996, unanimously approved certain amendments to the Original Merger Agreement and other agreements relating to the Merger in the form as of such date. Pursuant to such amendments, among other things, Textron would agree (i) to have the consideration to be received by Textron in the Merger determined on the basis of the Textron Exchange Ratio instead of the Exchange Ratio which is applicable to shares of Paul Revere Common Stock held by the other stockholders of Paul Revere, (ii) concurrently with the consummation of the Merger, to pay to Provident, or to contribute to Paul Revere, $25 million and to contribute to Provident or Paul Revere certain specified assets, and (iii) to provide additional capital to Paul Revere prior to the effective time of the Merger, based on a final determination of the required levels of Paul Revere's statutory reserves, subject to the limitation that Textron would be required to contribute at least $100 million but not more than $180 million. The amended and restated agreements were approved by a committee of the Board of Directors of Paul Revere on November 5, 1996, and executed on such date.

PROVIDENT SPECIAL MEETING; RECORD DATE; VOTES REQUIRED; RECOMMENDATION

     The Provident Special Meeting will be held at 10:00 a.m., local time on December 31, 1996, in the Atrium of the West Building of Provident's Home Office, located at 1 Fountain Square, Chattanooga, Tennessee. At the Provident Special Meeting, Provident's stockholders will consider and vote upon proposals to approve (1) the issuance of shares of Provident Common Stock pursuant to the Merger Agreement, (2) the issuance of shares of Provident Common Stock pursuant to the Zurich Purchase Agreement, and (3) the Charter Amendment and will transact such other business as may properly come before the Provident Special Meeting. See "THE MERGER," "THE ZURICH RELATIONSHIP," and "THE CHARTER AMENDMENT." Provident's Board of Directors has fixed the close of business on November 20, 1996, as the record date for determining the Provident stockholders entitled to receive notice of and to vote at the Provident Special Meeting (the "Provident Record Date"). As of the close of business on the Provident Record Date, there were 45,602,110 shares of Provident Common Stock outstanding and entitled to be voted at the Provident Special Meeting. Holders of Provident Common Stock are entitled to one vote on each matter considered and voted on at the Provident Special Meeting for each share of Provident Common Stock held of record at the close of business on the Provident Record Date. For additional information with respect to the Provident Special Meeting, including the Provident Record Date and votes required for approval of proposals 1 through 3 above, see "GENERAL INFORMATION -- Provident Special Meeting."

     Vote Required. Both the issuance of shares of Provident Common Stock pursuant to the Merger Agreement and the issuance of shares of Provident Common Stock pursuant to the Zurich Purchase Agreement must be approved by a majority of votes cast on each such proposal, respectively, provided that the total vote cast on each such proposal represents over 50% in interest of all shares of Provident Common Stock entitled to vote at the Special Meeting. Approval of the Charter Amendment requires the affirmative vote of the holders of 66 2/3% of the outstanding shares of Provident Common Stock entitled to vote at the Provident Special Meeting. Pursuant to an Amended and Restated Voting Agreement with Paul Revere and Textron, dated as of April 29, 1996 (the "Maclellan Voting Agreement"), certain of the Maclellan Interests who, as of the Provident Record Date, collectively owned of record 18,357,424 shares of Provident Common Stock, or approximately 40.3% of the outstanding Provident Common Stock (the "Selected Maclellan Stockholders") have agreed to vote the shares of Provident Common Stock as to which they have voting power or control in favor of the issuance of shares of Provident Common Stock pursuant to the Merger Agreement and in favor of the Charter Amendment. In addition, pursuant to an Amended and Restated Family Stockholder Agreement with Zurich, dated as of May 31, 1996 (the "Maclellan Stockholder Agreement"), the Selected Maclellan Stockholders are obligated to vote not only in favor of the Merger and the Charter Amendment but also in favor of the Zurich Common Stock Investment. As of the Provident Record Date, Provident's directors and executive officers and their affiliates beneficially owned approximately 45.1% of the outstanding shares of Provident Common Stock entitled to vote at the Provident Special Meeting (which total includes a substantial portion of the shares subject to the Maclellan Voting Agreement and the Maclellan Stockholder Agreement and excludes exercisable options). See "GENERAL INFORMATION -- Provident Special Meeting."

     If either proposal 1 or 3 above does not receive the requisite number of votes for approval, the Merger will not be consummated and the Charter Amendment will not be effected. If proposal 2 above does not receive the requisite number of votes for approval, or if proposals 1 and 3 are not approved, the Zurich Common Stock Investment will not be consummated. Although consummation of the Zurich Common Stock Investment is not a condition to consummation of the Merger, Provident intends to use the net proceeds from the Zurich Common Stock Investment to fund a portion of the cash payments to be made to Paul Revere stockholders. If the Zurich Common Stock Investment is not consummated, Provident will be required to obtain alternative financing for such cash payments. It is the current expectation of Provident management that it could obtain such alternative financing by issuing Provident Common Stock to other investors on terms at least as attractive as the Zurich Common Stock Investment or by incurring additional debt. As of the date of this Joint Proxy Statement/Prospectus, Provident has not identified any alternative investors or financing to the Zurich Common Stock Investment, and there is no assurance that it would be able to do so in the event the Zurich Common Stock Investment is not consummated. See "THE ZURICH RELATIONSHIP -- Zurich Common Stock Investment."

     Recommendation of the Provident Board of Directors. The Board of Directors of Provident believes that the issuance of shares of Provident Common Stock pursuant to the Merger Agreement, the issuance of shares of Provident Common Stock pursuant to the Zurich Purchase Agreement, and the Charter Amendment are in the best interests of Provident and its stockholders and has approved the Merger Agreement, the Zurich Purchase Agreement, the consummation of the transactions contemplated therein, and the Charter Amendment. The Provident Board of Directors unanimously recommends that the stockholders of Provident vote FOR approval of the issuance of shares of Provident Common Stock pursuant to the Merger Agreement, FOR approval of the issuance of shares of Provident Common Stock pursuant to the Zurich Purchase Agreement, and FOR approval of the Charter Amendment.

     In deciding to approve the Original Merger Agreement, the Zurich Purchase Agreement in the form executed as of April 29, 1996 (the "Original Zurich Purchase Agreement"), the consummation of the transactions contemplated therein, and the Charter Amendment, Provident's Board of Directors on April 28, 1996 considered a number of factors, including the terms of the Merger and the Zurich Common Stock Investment, the compatibility of the operations of Paul Revere and Provident, the financial condition, results of operations, and future prospects of Paul Revere and Provident, and the oral opinion of Goldman, Sachs & Co. ("Goldman Sachs") to the Board of Directors of Provident that, if the Merger had been consummated as of April 28, 1996, the Aggregate Merger Consideration (as defined in the Original Merger Agreement) to be paid by Provident pursuant to the Original Merger Agreement would have been fair to Provident. See "THE

MERGER -- Reasons for the Merger; Provident" and "THE MERGER -- Opinions of Financial Advisors; Provident."

     Following a delay in the transaction during which Paul Revere completed a comprehensive study of the adequacy of its individual disability reserves and the parties continued to pursue receipt of regulatory approvals necessary for consummation of the Merger, the Board of Directors of Provident on November 5, 1996, unanimously approved certain amendments to the Original Merger Agreement and other agreements relating to the Merger pursuant to which, among other things, Textron has agreed (i) to have the consideration to be received by Textron in the Merger determined on the basis of the Textron Exchange Ratio instead of the Exchange Ratio which is applicable to shares of Paul Revere Common Stock held by the other stockholders of Paul Revere, (ii) concurrently with the consummation of the Merger, to pay to Provident, or to contribute to Paul Revere, $25 million and to contribute to Provident or Paul Revere certain specified assets, and (iii) to provide additional capital to Paul Revere prior to the effective time of the Merger, based on a final determination of the required levels of Paul Revere's statutory reserves, subject to the limitation that Textron is required to contribute at least $100 million but not more than $180 million. Goldman Sachs delivered its written opinion dated November 5, 1996, to the Board of Directors of Provident that as of such date the Aggregate Merger Consideration (as hereinafter defined) to be paid by Provident pursuant to the Merger Agreement was fair to Provident.

THE MERGER

     The Merger Agreement provides that Newco shall merge with and into Paul Revere, which shall be the surviving corporation of the Merger and, as a result thereof, shall become a wholly owned subsidiary of Provident. At the time the Merger becomes effective, each outstanding share of Paul Revere Common Stock (excluding shares held by Paul Revere, Provident, Textron, or any of their respective subsidiaries (other than shares held in a fiduciary or custodial capacity) and excluding shares as to which dissenters' rights are asserted in accordance with Massachusetts law) shall cease to be outstanding and shall be converted into the right to receive, at the election of the holder of such share, any one of the following: (i) $26.00 in cash (the "Cash Consideration");
(ii) a number of shares of Provident Common Stock equal to the product of 26 and the Exchange Ratio (the "Stock Consideration"); or (iii) $20.00 in cash and a number of shares of Provident Common Stock equal to the product of 6 and the Exchange Ratio (the "Mixed Consideration"), with cash being paid in lieu of any fractional share interest in cases (ii) and (iii). In addition, at the time the Merger becomes effective, each outstanding share of Paul Revere Common Stock owned by Textron shall cease to be outstanding and shall be converted into the right to receive $20.00 in cash and a number of shares of Provident Common Stock equal to the product of 6 and the Textron Exchange Ratio (as defined below) (the "Textron Consideration"). Each of the Cash Consideration, the Stock Consideration, the Mixed Consideration and the Textron Consideration is sometimes referred to herein as the "Merger Consideration," the total amount of the Merger Consideration issued to all Paul Revere stockholders (including Textron) is collectively referred to herein as the "Aggregate Merger Consideration," and such stockholder elections are referred to herein as the "Cash Election," the "Stock Election," and the "Mixed Election," respectively. See "THE MERGER -- Merger Consideration," "THE MERGER -- Stockholder Elections," and "THE MERGER -- Fractional Shares." Upon consummation of the Merger and the Zurich Common Stock Investment, it is expected that Textron will own approximately 10% of the outstanding shares of Provident Common Stock (assuming a Mixed Election by all holders of Paul Revere Common Stock (other than Textron), an Exchange Ratio of .0295 and a Textron Exchange Ratio of .0265, the Exchange Ratio and Textron Exchange Ratio resulting from a per share price of Provident Common Stock of $37.75, the closing price for Provident Common Stock on November 5, 1996, the last trading day prior to public announcement of the execution of the Merger Agreement).

     The Exchange Ratio shall be determined by dividing $1.00 by the average of the closing prices of Provident Common Stock as reported in the NYSE Composite Transactions for the 20 trading days ending on the fifth trading day prior to the Effective Time (the "Average Closing Price") (but under no circumstances will the Exchange Ratio be higher than .0343 or lower than .0295). The "Textron Exchange Ratio" shall be determined by dividing $1.00 by the Average Closing Price (but under no circumstances will the Textron

Exchange Ratio be higher than .0343 or lower than .0263). See "THE
MERGER -- Merger Consideration." The maximum number of shares of Provident Common Stock that may be issued in connection with the Merger (based on the maximum .0343 Exchange Ratio and assuming all of the stockholders (other than Textron) were to elect to receive the Stock Consideration) is 14,406,000. The minimum number of shares of Provident Common Stock that may be issued in connection with the Merger (assuming all of the stockholders (other than Textron) were to elect to receive the Cash Consideration and assuming the minimum .0263 Textron Exchange Ratio) is 5,917,500.

     If the Average Closing Price per share of Provident Common Stock were $37.75 (the closing price per share of Provident Common Stock on November 5, 1996, the last trading day prior to public announcement of execution of the Merger Agreement), the Exchange Ratio for Paul Revere stockholders making Stock Elections or Mixed Elections would be .0295 and the Textron Exchange Ratio would be .0265, each share of Paul Revere Common Stock with respect to which an election to receive the Stock Consideration is properly made would be converted, pursuant to the Merger, into .767 shares of Provident Common Stock having a market value, based on such Average Closing Price, of $28.95, each share of Paul Revere Common Stock with respect to which an election to receive the Mixed Consideration is properly made would be converted, pursuant to the Merger, into $20.00 cash and .177 shares of Provident Common Stock having a market value, based upon such Average Closing Price, of $6.68 (or a total of $26.68), and each share of Paul Revere Common Stock held by Textron would be converted, pursuant to the Merger, into $20.00 in cash and .159 shares of Provident Common Stock having a market value, based upon such Average Closing Price, of $6.00 (or a total of $26.00).

     ALTHOUGH THE STOCK COMPONENT OF THE MERGER CONSIDERATION WILL BE BASED ON THE AVERAGE CLOSING PRICE, THE MARKET PRICE OF PROVIDENT COMMON STOCK MAY FLUCTUATE AND, ON THE DATE OF THE EFFECTIVE TIME, THE DATE ON WHICH ANY PAUL REVERE STOCKHOLDER MAKES AN ELECTION WITH RESPECT TO THE MERGER CONSIDERATION, THE DATE OF RECEIPT OF SHARES OF PROVIDENT COMMON STOCK BY HOLDERS OF PAUL REVERE COMMON STOCK, OR THE DATE ON WHICH SUCH SHARES ARE EVENTUALLY SOLD, MAY BE MORE OR LESS THAN THE AVERAGE CLOSING PRICE.

     Stockholder elections must be made on the Letter of Transmittal and Form of Election to be provided by First Chicago Trust Company of New York, or such other qualifying bank or trust company selected by Provident after consultation with Paul Revere (the "Paying Agent"), to holders of record of Paul Revere Common Stock as soon as practicable following the Effective Time. The Letter of Transmittal and Form of Election, which will contain instructions for use in effecting the surrender of the Certificates, must be properly completed, signed, and submitted to the Paying Agent and accompanied by the Certificates representing the shares of Paul Revere Common Stock as to which the election is being made (or an appropriate guarantee of delivery of such Certificates if the Certificates are in fact delivered to the Paying Agent within eight trading days after the date of execution of such guarantee) in order for the election to be effective. See "THE MERGER -- Stockholder Elections."

     If the Merger Agreement is approved at the Paul Revere Special Meeting, the issuance of shares of Provident Common Stock pursuant to the Merger Agreement and the Charter Amendment are approved at the Provident Special Meeting, all required governmental and other consents and approvals are obtained, and all of the other conditions to the obligations of the parties to consummate the Merger are either satisfied or waived (as permitted), the Merger will be consummated. A copy of the Merger Agreement is set forth in ANNEX A to this Joint Proxy Statement/Prospectus. See "THE MERGER."

     Opinions of Financial Advisors. On April 28, 1996, the Paul Revere Special Committee received an oral opinion of Morgan Stanley (subsequently confirmed in writing by Morgan Stanley's written opinion dated April 29, 1996) that, as of such date, the consideration to be received by Paul Revere stockholders (other than Textron) in connection with the Merger was fair, from a financial point of view, to such stockholders. Morgan Stanley subsequently confirmed its April 28, 1996 opinion by delivery to the Paul Revere Special Committee of a written opinion dated as of the date of this Joint Proxy Statement/Prospectus. The full text of Morgan Stanley's written opinion dated the date of this Joint Proxy Statement/Prospectus delivered to the Paul Revere Special Committee, which describes the assumptions made, matters considered and limitations on the review undertaken is set forth in ANNEX B to this Joint Proxy Statement/Prospectus and should be read carefully and in its entirety by the holders of Paul Revere Common Stock. For additional information regarding the opinion of Morgan Stanley and a discussion of the qualifications of Morgan Stanley, its selection as independent financial advisor to the Paul Revere Special Committee, and certain relationships between Morgan Stanley and Paul Revere, see "THE
MERGER -- Opinions of Financial Advisors; Paul Revere."

     On April 28, 1996, Goldman Sachs delivered its oral opinion to the Board of Directors of Provident that if the Merger had been consummated as of such date the Aggregate Merger Consideration (as defined in the Original Merger Agreement) to be paid by Provident pursuant to the Original Merger Agreement would have been fair to Provident. On November 5, 1996, the Board of Directors of Provident unanimously approved certain amendments to the Original Merger Agreement and other agreements relating to the Merger. Goldman Sachs delivered its written opinion dated November 5, 1996, to the Board of Directors of Provident that as of November 5, 1996 the Aggregate Merger Consideration to be paid by Provident pursuant to the Merger Agreement was fair to Provident. The full text of the written opinion of Goldman Sachs dated November 5, 1996, which sets forth assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is attached hereto as ANNEX C and is incorporated herein by reference. Holders of shares of Provident Common Stock are urged to, and should, read such opinion in its entirety. See "THE MERGER -- Opinions of Financial Advisors; Provident."

     Effective Time. If the Merger Agreement is approved by the requisite vote of the holders of Paul Revere Common Stock, the issuance of shares of Provident Common Stock pursuant to the Merger Agreement and the Charter Amendment are approved by the requisite votes of the holders of Provident Common Stock, all required governmental and other consents and approvals are obtained, and the other conditions to the obligations of the parties to consummate the Merger are either satisfied or waived (as permitted), the Merger will be consummated and will become effective on the date and at the time that Articles of Merger, reflecting the Merger, are duly filed with the Secretary of State of the Commonwealth of Massachusetts or such time as is agreed upon by the parties and specified in the Articles of Merger (the "Effective Time"). Assuming satisfaction of all conditions for consummation, the Merger is expected to become effective during the first quarter of 1997. Provident and Paul Revere each has the right, acting unilaterally, to terminate the Merger Agreement should the Merger not be consummated by May 28, 1997. See "THE
MERGER -- Effective Time" and "THE MERGER -- Amendment, Waiver, and
Termination."

     Certain Federal Income Tax Consequences. The receipt of cash and/or Provident Common Stock pursuant to the Merger Agreement will be a taxable transaction for federal income tax purposes and may also be a taxable transaction under applicable foreign, state, or local income or other tax laws. See "THE MERGER -- Certain Federal Income Tax Consequences."

     BECAUSE CERTAIN TAX CONSEQUENCES OF THE MERGER MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH STOCKHOLDER AND OTHER FACTORS, EACH HOLDER OF PAUL REVERE COMMON STOCK IS URGED TO CONSULT SUCH HOLDER'S OWN TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO SUCH HOLDER OF THE MERGER (INCLUDING THE APPLICATION AND EFFECT OF FOREIGN, STATE, AND LOCAL INCOME AND OTHER TAX LAWS).

     Interests of Certain Persons in the Merger. Certain members of Paul Revere's management and the Board of Directors of Paul Revere have interests in the Merger in addition to their interests as stockholders of Paul Revere generally. These include, among other things, provisions in the Merger Agreement relating to indemnification and eligibility for certain Provident employee benefits and continuation of benefits pursuant to certain Paul Revere employee benefit plans, as well as other benefits pursuant to certain Paul Revere employee benefit arrangements, including provisions in change in control agreements between Paul Revere and certain of its executive officers and cash to be paid in respect of certain stock appreciation rights ("SARs") and performance share units ("Performance Share Units"). See "THE MERGER -- Management and Operations After the Merger" and "THE MERGER -- Interests of Certain Persons in the Merger."

     Conditions to Consummation. Consummation of the Merger is subject to various conditions, including, among other matters: (i) approval of the Merger Agreement by the requisite vote of the holders of Paul Revere Common Stock; (ii) approval of the issuance of shares of Provident Common Stock pursuant to the Merger Agreement and the Charter Amendment by the requisite votes of the holders of Provident Common Stock; (iii) receipt of all governmental and other consents and approvals necessary to permit consummation of the Merger; (iv) Textron having made certain capital contributions to Paul Revere pursuant to the Textron Voting Agreement; and (v) satisfaction of certain other usual conditions. See "THE MERGER -- Conditions to Consummation," "THE
MERGER -- Regulatory Approvals," and "THE MERGER -- Amendment, Waiver, and Termination."

     Regulatory Approvals. Consummation of the Merger is conditioned upon receipt of the approval or other actions of the Commissioner of Insurance of the Commonwealth of Massachusetts (the "Massachusetts Insurance Commissioner") and the expiration or termination of the statutory waiting period under the insurance laws of Arizona. See "THE MERGER -- Regulatory Approvals."

     For information regarding the regulatory approvals required for the Zurich Common Stock Investment, see "THE ZURICH RELATIONSHIP -- Zurich Common Stock Investment; Regulatory Approvals."

     Conduct of Business Pending the Merger. Each party has agreed in the Merger Agreement to, among other things, operate its business only in the ordinary course consistent with past practice, use all reasonable efforts to preserve its business organizations, keep available the service of its officers and employees, maintain its material permits and contracts, and preserve its relationships with customers, suppliers, and others having business dealings with it. In addition, each of Paul Revere and Provident has agreed not to take certain actions relating to the operation of its business pending consummation of the Merger without the prior approval of the other party, including, among other things: (i) paying quarterly dividends above certain levels ($.06 per share with respect to the Paul Revere Common Stock and $.18 per share with respect to the Provident Common Stock) or redeeming or otherwise acquiring shares of its common stock; (ii) splitting or reclassifying any of its common stock; (iv) adopting a plan of liquidation, dissolution, merger, or other reorganization for it or any of its subsidiaries, other than with respect to the Merger; and (v) amending its Charter, Articles, or Bylaws, or the charter, articles, or bylaws of any of its subsidiaries, or altering the corporate structure or ownership of any subsidiary, other than with respect to the Merger.

     In addition, Paul Revere has agreed not to take certain actions relating to its operations pending consummation of the Merger without the prior written consent of Provident, except as otherwise permitted by the Merger Agreement, including, among other things, increasing salaries or employee benefits or entering into or modifying any employment agreement or employee benefit plan, except in the ordinary course of business consistent with past practice, subject to certain restrictions. See "THE MERGER -- Conduct of Business Pending the Merger."

     Termination. The Merger Agreement may be terminated by mutual consent of the Boards of Directors of Paul Revere and Provident. The Merger Agreement may also be terminated by either Provident or Paul Revere (i) in the event of a breach of the Merger Agreement by the other party that cannot be cured prior to the closing of the Merger (the "Closing") or has not been cured within 30 days after written notice of such breach, (ii) if any consent or approval of certain regulatory authorities is denied by final nonappealable action of such authority, (iii) if the Paul Revere stockholders fail to approve the Merger Agreement at the Paul Revere Special Meeting or the Provident stockholders fail to approve the issuance of shares of Provident Common Stock pursuant to the Merger Agreement and the Charter Amendment at the Provident Special Meeting, or
(iv) if the Merger has not been consummated by May 28, 1997 (provided that the right to so terminate the Merger Agreement will not be available to any party whose failure to fulfill any of its material obligations under the Merger Agreement results in the failure of the Merger to occur on or prior to such date).

     In addition, Provident may terminate the Merger Agreement if, before or after the Paul Revere Special Meeting, the Board of Directors of Paul Revere withdraws, materially modifies, or changes its recommendation or approval of the Merger Agreement in a manner adverse to Provident. Paul Revere may terminate the Merger Agreement if, prior to the Paul Revere Special Meeting, the Board of Directors of Paul Revere has (i) withdrawn, modified, or changed its recommendation or approval of the Merger Agreement in a manner adverse to Provident and Newco in order to approve and permit Paul Revere to execute a definitive agreement relating to a proposal or offer for a merger, asset acquisition, or other business combination involving Paul Revere or any of its subsidiaries or any proposal or offer to acquire a significant equity interest in, or a significant portion of the assets of, Paul Revere or any of its subsidiaries, other than the transactions contemplated by the Merger Agreement (an "Alternative Proposal") and (ii) determined, based on the advice of outside legal counsel to Paul Revere, that the failure to take such action as set forth in the preceding clause (i) would be reasonably likely to result in a breach of the Paul Revere Board of Directors' fiduciary duties under applicable law; provided, however, that the Board of Directors of Paul Revere shall have been advised by such outside counsel that, notwithstanding a binding commitment to consummate an agreement of the nature of the Merger Agreement entered into in the proper exercise of their applicable fiduciary duties, such fiduciary duties would also be reasonably likely to require the directors to terminate the Merger Agreement as a result of such Alternative Proposal; and, provided further, that Paul Revere shall immediately advise Provident following the receipt by it of any Alternative Proposal and the details thereof, and advise Provident of any developments with respect to such Alternative Proposal immediately upon the occurrence thereof. See "THE MERGER -- Amendment, Waiver, and Termination" and "THE MERGER -- Expenses and Fees."

     Expenses and Fees. The Merger Agreement provides that each party is responsible for its own expenses incident to the Merger. Any party who willfully breaches any of its representations, warranties, covenants, or agreements set forth in the Merger Agreement, however, will be liable for damages occasioned by such breach, including any expenses incurred by the other party in connection with the Merger Agreement.

     If an Alternative Proposal which provides that the Paul Revere stockholders will receive in excess of $26.00 per share is outstanding and the Paul Revere Board of Directors withdraws, modifies, or changes in a manner adverse to Provident or Newco its approval or recommendation of the Merger Agreement or the Merger in order to permit Paul Revere to execute a definitive agreement relating to such Alternative Proposal, then, provided Provident and Newco are not in material breach of their obligations under the Merger Agreement, Paul Revere will pay Provident $22,500,000 in cash (the "Termination Payment") within three business days of such termination. If Paul Revere pays to Provident the Termination Payment, this will be Provident's sole and exclusive remedy under the Merger Agreement for the actions giving rise to Paul Revere's obligation to make such payment.

     Accounting Treatment. The Merger will be accounted for under the "purchase" method of accounting, pursuant to which the assets and liabilities of Paul Revere will be recorded at their respective fair values and added to those of Provident as of the Effective Time. Financial statements of Provident issued after the Effective Time will reflect such values and will not be restated retroactively to reflect the historical financial position or results of operations of Paul Revere. See "THE MERGER -- Accounting Treatment."

     Resale of Provident Common Stock. The Provident Common Stock issued in connection with the Merger will be freely transferable by the holders of such shares, except for those holders who may be deemed to be "affiliates" (generally including directors, certain executive officers, and 10% or more stockholders) of Paul Revere or Provident under applicable federal securities laws. See "THE MERGER -- Resale of Provident Common Stock." Pursuant to a Registration Rights Agreement, dated as of April 29, 1996 (the "Textron Registration Rights Agreement"), Provident has agreed to grant Textron certain registration rights. In addition, pursuant to a separate Registration Rights Agreement, dated as of May 31, 1996 (the "Maclellan Registration Rights Agreement"), Provident has agreed to grant the Maclellan Interests certain registration rights. See "THE MERGER -- Registration Rights." In connection with the Zurich Common Stock Investment, Provident has also granted certain registration rights to Zurich. See "THE ZURICH RELATIONSHIP -- Zurich Registration Rights Agreement."

     Textron Voting Agreement. Pursuant to the Textron Voting Agreement, Textron has agreed to vote its shares of Paul Revere Common Stock in favor of the Merger Agreement and against any Alternative Proposal. Textron also has agreed not to sell, assign, pledge, transfer, or otherwise dispose of, or grant any proxies with respect to any of its shares of Paul Revere Common Stock, except for a proxy which is not inconsistent with the terms of the Textron Voting Agreement. In connection with the amendment and restatement of the Original Merger Agreement, Textron has also agreed in the Textron Voting Agreement (i) concurrently with the consummation of the Merger, to pay to Provident, or to contribute to Paul Revere, $25 million and to contribute to Paul Revere or Provident certain specified assets, (ii) to provide additional capital to Paul

Revere prior to the effective time of the Merger based on a final determination of the required levels of Paul Revere's statutory reserves (subject to the limitation that Textron is required to contribute at least $100 million but not more than $180 million), and (iii) to hold harmless Paul Revere and Provident from and against specified damages resulting from certain third party claims. See "THE MERGER -- Textron Voting Agreement."

     If an Alternative Proposal which provides that the Paul Revere stockholders will receive in excess of $26.00 per share is outstanding and at a meeting of the stockholders of Paul Revere held for the purpose of voting on a proposal to approve the Merger Agreement Textron fails to vote its shares of Paul Revere Common Stock in favor of such proposal, then, unless Provident is entitled to receive the Termination Fee from Paul Revere under the Merger Agreement, and provided Provident is not in material breach of its obligations under the Textron Voting Agreement and the Merger Agreement, Textron will pay Provident $22,500,000 in cash no later than three business days after such meeting. Such payment will be Provident's sole and exclusive remedy under the Textron Voting Agreement for Textron's failure to vote its shares of Paul Revere Common Stock in accordance with the terms thereof. See "THE MERGER -- Textron Voting Agreement" and "THE MERGER -- Expenses and Fees."

     Maclellan Voting Agreement. Pursuant to the Maclellan Voting Agreement, the Selected Maclellan Stockholders have agreed to vote the shares of Provident Common Stock as to which they have voting power or control in favor of the issuance of shares of Provident Common Stock pursuant to the Merger Agreement and in favor of the Charter Amendment. The Selected Maclellan Stockholders also have agreed (subject to certain exceptions) not to sell, assign, pledge, transfer, or otherwise dispose of, or grant any proxies with respect to any of their shares of Provident Common Stock, except for a proxy which is not inconsistent with the terms of the Maclellan Voting Agreement. See "THE
MERGER -- Maclellan Voting Agreement."

     Other Textron Agreements. Pursuant to a Standstill Agreement, dated as of April 29, 1996, by and between Provident and Textron (the "Textron Standstill Agreement"), Textron has agreed to certain limitations on its ability to acquire or sell shares of Provident Common Stock or to take other actions with respect to Provident. See "THE MERGER -- Textron Standstill Agreement." Textron, Paul Revere, and Provident have also entered into an Amended and Restated Separation Agreement, dated as of April 29, 1996 (the "Separation Agreement"), which provides for the settlement of certain intercompany accounts between Textron and its affiliates, on the one hand, and Paul Revere and its subsidiaries, on the other hand, prior to the Effective Time of the Merger, and the cancellation of certain intercompany agreements between such parties as of the Effective Time, including any agreements pursuant to which such parties are included in a consolidated tax group. See "THE MERGER -- Management and Operations After the Merger."

     Appraisal Rights. Holders of Paul Revere Common Stock have the right to demand appraisal of their shares of Paul Revere Common Stock and, upon satisfaction of certain specified procedures, to receive cash in respect of the "fair value" (as defined by Massachusetts law) of their shares of Paul Revere Common Stock in accordance with the Massachusetts Business Corporation Law (the "Massachusetts BCL"). The procedures to be followed by dissenting stockholders are summarized under "THE MERGER -- Appraisal Rights," and a copy of the applicable Massachusetts statutory provisions is set forth in ANNEX D to this Joint Proxy Statement/Prospectus. FAILURE TO FOLLOW SUCH PROVISIONS PRECISELY MAY RESULT IN LOSS OF APPRAISAL RIGHTS.

     Differences in Stockholder Rights. The rights of Paul Revere stockholders currently are determined by reference to the Massachusetts BCL and Paul Revere's Articles of Organization ("Paul Revere's Articles") and By-Laws. Following the Effective Time, Paul Revere stockholders who make a Stock Election or a Mixed Election will become stockholders of Provident, and their rights as stockholders will be determined by the Delaware General Corporation Law (the "Delaware GCL") and Provident's Certificate and Bylaws. For a description of the material differences in the rights of Paul Revere and Provident stockholders, see "CERTAIN DIFFERENCES IN THE RIGHTS OF PAUL REVERE AND PROVIDENT STOCKHOLDERS."

THE ZURICH RELATIONSHIP

     As part of Provident's planned financing for the Merger, Zurich has agreed pursuant to the Zurich Purchase Agreement that it, or one or more of its affiliates, will purchase 9,523,810 shares of Provident

Common Stock for $31.50 per share (or an aggregate of $300 million) payable in cash (the "Zurich Common Stock Investment"). Upon consummation of the Zurich Common Stock Investment, Zurich will own approximately 15% of the outstanding shares of Provident Common Stock (assuming a Mixed Election by all holders of Paul Revere Common Stock (other than Textron), an Exchange Ratio of .0295 and a Textron Exchange Ratio of .0265, the Exchange Ratio and Textron Exchange Ratio resulting from a per share price of Provident Common Stock of $37.75, the closing price for Provident Common Stock on November 5, 1996, the last trading day prior to public announcement of the execution of the Merger Agreement). The consummation of the Zurich Common Stock Investment is expected to occur simultaneously with, and is conditioned upon, the Closing and the execution of a marketing agreement pursuant to which Provident and Zurich will agree to work with each other to utilize existing products and distribution channels and explore joint opportunities and other areas to leverage each other's strengths (the "Marketing Agreement") (together with the other agreements entered into in connection with the Zurich Purchase Agreement and the relationship created thereby, the "Zurich Relationship"). The closing of the Zurich Common Stock Investment (the "Zurich Closing") is not a condition to Provident's obligation to consummate the Merger.

     The net proceeds from the Zurich Common Stock Investment will be used by Provident to help finance a portion of the cash payments to be made to Paul Revere stockholders in connection with the Merger. The consummation of the Merger is a condition to consummation of the Zurich Common Stock Investment. Although consummation of the Zurich Common Stock Investment is not a condition to consummation of the Merger, Provident intends to use the net proceeds from the Zurich Common Stock Investment to fund a portion of the cash payments to be made to Paul Revere stockholders. If the Zurich Common Stock Investment is not consummated, Provident will be required to obtain alternative financing for such cash payments. It is the current expectation of Provident management that it could obtain such alternative financing by issuing Provident Common Stock to other investors on terms at least as favorable to Provident as the Zurich Common Stock Investment or by incurring additional debt. As of the date of this Joint Proxy Statement/Prospectus, Provident has not identified any alternative investors or financing to the Zurich Common Stock Investment, and there is no assurance that it would be able to do so in the event the Zurich Common Stock Investment is not consummated. Consummation of the Zurich Common Stock Investment is conditioned upon, among other things, receipt of the respective approvals or other actions of the insurance regulatory authorities of the States of Tennessee and New York and the Commonwealth of Massachusetts. See "THE ZURICH RELATIONSHIP -- Zurich Common Stock Investment."

     Provident and Zurich have also entered into an Amended and Restated Relationship Agreement, dated as of May 31, 1996 (the "Zurich Relationship Agreement"), setting forth certain rights of Zurich to designate members of the Board of Directors of Provident, subject to certain ownership thresholds, and setting forth certain limitations on the ability of Zurich to acquire additional shares of Provident Common Stock or take other actions with respect to Provident Common Stock. Pursuant to an Amended and Restated Registration Rights Agreement between Provident and Zurich, dated as of May 31, 1996 (the "Zurich Registration Rights Agreement"), Zurich will be entitled to certain registration rights from Provident. In addition, pursuant to the Maclellan Stockholder Agreement, the Maclellan Interests have agreed that, until the earlier of (i) such time as Zurich and its affiliates beneficially own less than 5% of the Provident voting securities, and (ii) seven years from the Zurich Closing, prior to making certain sales or transfers of their shares of Provident Common Stock, the Maclellan Interests will give Zurich notice of their intention to sell or transfer and of the terms of such proposed sale or transfer. Zurich shall then have the right to elect to purchase such shares on the same terms. See "THE ZURICH RELATIONSHIP."

THE CHARTER AMENDMENT

     Because Provident presently does not have sufficient uncommitted authorized but unissued shares of Provident Common Stock to consummate the Merger and the Zurich Common Stock Investment, Provident's Board of Directors has approved, and unanimously recommends that holders of Provident Common Stock vote in favor of the proposal to approve, the Charter Amendment to increase from 65,000,000 to 150,000,000 the number of shares of Provident Common Stock which Provident is authorized to issue. The Charter Amendment is necessary to consummate the Merger and the Zurich Common Stock Investment, and

Provident's Board of Directors believes that the Charter Amendment will provide the flexibility needed to meet Provident's corporate objectives and is in the best interests of Provident and its stockholders. The affirmative vote of 66 2/3% of the votes entitled to be cast by holders of record of Provident Common Stock is required to approve the Charter Amendment, and the Charter Amendment will be adopted by Provident only if the issuance of Provident Common Stock pursuant to the Merger Agreement is approved by the requisite vote of the holders of Provident Common Stock. See "THE CHARTER AMENDMENT."

MARKET PRICES AND DIVIDENDS

     Provident Common Stock is traded on the NYSE under the symbol "PVT," and Paul Revere Common Stock is traded on the NYSE under the symbol "PRL." The following table sets forth the high and low sales prices per share of Provident Common Stock and Paul Revere Common Stock on the NYSE and the dividends declared per share of Provident Common Stock and Paul Revere Common Stock with respect to each quarterly period since January 1, 1994.

                              SALES PRICES         SALES PRICES
                               PER SHARE            PER SHARE
                              OF PROVIDENT        OF PAUL REVERE    DIVIDENDS DECLARED   DIVIDENDS DECLARED
                            COMMON STOCK(1)        COMMON STOCK        PER SHARE OF         PER SHARE OF
                            ----------------     ----------------       PROVIDENT           PAUL REVERE
                            HIGH         LOW     HIGH         LOW      COMMON STOCK         COMMON STOCK
                            ----         ---     ----         ---   ------------------   ------------------
1994
First Quarter.............  $31  7/8     $26     $25  1/2     $22 7/8        $.26               $.06
Second Quarter............   28  5/8      24 3/8  23  7/8      19 1/2         .26                .06
Third Quarter.............   29  7/8      25 5/8  20           14 3/4         .26                .06
Fourth Quarter............   27           21 1/2  16           13 3/4         .26                .06
1995
First Quarter.............  $24  7/8     $21 1/2 $17  1/8     $14 3/8        $.18               $.06
Second Quarter............   26           20 1/2  17  1/2      15 1/2         .18                .06
Third Quarter.............   27  1/2      21 7/8  19  1/4      16 5/8         .18                .06
Fourth Quarter............   33  7/8      26 1/4  21  3/8      18 1/2         .18                .06
1996
First Quarter.............  $35          $29     $24  3/8     $20 5/8        $.18               $.06
Second Quarter............   37  1/4      28 1/2  28  3/8      23 5/8         .18                .06
Third Quarter.............   39           35 3/4  29           26             .18                .06
Fourth Quarter
  (through November 26,
  1996)...................   42  1/4      41      31  5/8      31 1/8

---------------

(1) Sales prices per share of Provident Common Stock data for the period of the first quarter of 1994 through December 26, 1995, represent sales prices per share of Class B Common Stock of Provident Life and Accident Insurance Company of America ("Provident of America"). Effective December 27, 1995, shares of Class A and Class B Common Stock of Provident of America were exchanged on a 1:1 basis for shares of Provident Common Stock.

     On April 26, 1996, the last trading day prior to public announcement of the execution of the Original Merger Agreement, the last reported sale prices per share of Provident Common Stock and Paul Revere Common Stock on the NYSE were $31.50 and $26.00, respectively. Based on such closing prices, as of such date, the pro forma equivalent per share price for Paul Revere Common Stock for a Stock Election was $26.00, and the pro forma equivalent per share price for Paul Revere Common Stock for a Mixed Election (and for the Textron Consideration) was $6.00. On November 5, 1996, the last trading day prior to public announcement of the execution of the Merger Agreement, the last reported sale prices per share of Provident Common Stock and Paul Revere Common Stock on the NYSE were $37.75 and $26.50, respectively. Based on such closing prices as of such date, the pro forma equivalent per share price for Paul Revere Common Stock for a Stock Election was $28.95, the pro forma equivalent per share price for Paul Revere Common Stock for a Mixed Election was $6.68, and the pro forma equivalent per share price for Paul Revere Common Stock for the Textron Consideration was $6.00. On November 26, 1996, the last reported sale prices per share of Provident Common Stock and Paul Revere Common Stock on the NYSE were $41.875 and $31.375, respectively. Based on such closing prices, as of such date, the pro forma equivalent per share price for

Paul Revere Common Stock for a Stock Election was $32.12, the pro forma equivalent per share price for Paul Revere Common Stock for a Mixed Election was $7.41, and the pro forma equivalent per share price for Paul Revere Common Stock held by Textron was $6.61. The pro forma equivalent price for Paul Revere Common Stock is computed by multiplying the closing price per share of Provident Common Stock on the NYSE on the applicable date by the product of 26 or 6, as the case may be, and the Exchange Ratio (or, in the case of Textron, the product of 6 and the Textron Exchange Ratio) computed as of such date. PAUL REVERE STOCKHOLDERS SHOULD OBTAIN CURRENT MARKET QUOTATIONS FOR THE PROVIDENT COMMON STOCK AND PAUL REVERE COMMON STOCK.

     The Merger Agreement provides for the filing of a listing application with the NYSE covering the shares of Provident Common Stock issuable pursuant to the Merger Agreement. It is a condition to consummation of the Merger that such shares of Provident Common Stock be authorized for listing on the NYSE, upon official notice of issuance. See "THE MERGER -- Conditions to Consummation."

COMPARISON OF CERTAIN UNAUDITED PER SHARE DATA

     The following summary presents selected comparative unaudited per share data for Provident and Paul Revere on a historical basis, on a pro forma combined basis, and on an equivalent pro forma combined basis, assuming the Merger had been effective during the periods presented. The Merger is reflected under the purchase method of accounting, and pro forma data is derived accordingly. The information shown below should be read in conjunction with the historical financial statements of Provident and Paul Revere, including the respective notes thereto, incorporated by reference herein, and with the unaudited pro forma combined financial information, including the notes thereto, appearing elsewhere herein. See "AVAILABLE INFORMATION," "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE," "THE MERGER -- Accounting Treatment," and "PRO FORMA CONDENSED COMBINED FINANCIAL DATA."

                                                                   NINE MONTHS
                                                                      ENDED
                                                                    SEPTEMBER       YEAR ENDED
                                                                    30, 1996     DECEMBER 31, 1995
                                                                   -----------   -----------------
PROVIDENT COMMON STOCK
Income (loss) per share(1):
  Historical.....................................................    $  2.03          $  2.27
  Pro forma combined(2)..........................................      (1.75)*           2.59
Dividends per share:
  Historical.....................................................    $   .54          $   .72
  Pro forma combined(3)..........................................        .54              .72
Book value per share:
  Historical(4)..................................................    $ 33.32          $ 32.95
  Pro forma combined(5)..........................................      33.43            33.16
PAUL REVERE COMMON STOCK
Income (loss) per share(1):
  Historical.....................................................    $ (4.04)*        $  1.90
  Equivalent pro forma combined:
     Stock Election(6)...........................................      (1.34)*           1.99
     Mixed Election(7)...........................................       (.33)*            .49
     Textron Consideration(8)....................................       (.28)*            .41
Dividends per share:
  Historical.....................................................    $   .18          $   .24
  Equivalent pro forma combined:
     Stock Election(6)...........................................        .41              .55
     Mixed Election(7)...........................................        .10              .14
     Textron Consideration(8)....................................        .09              .11
Book value per share:
  Historical(4)..................................................    $ 23.05          $ 30.96
  Equivalent pro forma combined:
     Stock Election(6)...........................................      25.64            25.43
     Mixed Election(7)...........................................       6.36             6.31
     Textron Consideration(8)....................................       5.32             5.27

---------------

  * The per share loss reflects a $380.0 million reserve strengthening in Paul Revere's individual disability insurance segment recorded in the third quarter of 1996.
(1) Income (loss) represents results from continuing operations.
(2) Pro forma combined amounts per share of Provident Common Stock represent the sum of pro forma combined amounts for Provident and Paul Revere, divided by pro forma combined weighted average common shares outstanding.
(3) Pro forma combined cash dividend amounts paid per share of Provident Common Stock represent historical dividends paid per share of Provident Common Stock. Future Provident and Paul Revere dividends are dependent upon their respective earnings and financial conditions, statutory limitations and other factors. See "THE MERGER -- Conduct of Business Pending the Merger."
(4) Historical book value per share information for Provident and Paul Revere as of the end of each period presented is computed by dividing historical stockholders' equity for each company by the number of shares of Provident Common Stock or Paul Revere Common Stock, as the case may be, outstanding at the end of each period presented, excluding stock options.
(5) Pro forma combined book value per share information as of the end of the period presented is computed by dividing pro forma stockholders' equity by the number of shares of Provident Common Stock outstanding on such dates and the shares of Provident Common Stock assumed to be issued pursuant to the Merger Agreement and the Zurich Purchase Agreement.
(6) Equivalent pro forma combined amounts per share of Paul Revere Common Stock for the Stock Election represent the pro forma combined amounts per share of Provident Common Stock, multiplied by the product of 26 and an assumed .0295 Exchange Ratio.
(7) Equivalent pro forma combined amounts per share of Paul Revere Common Stock for the Mixed Election represent the pro forma combined amounts per share of Provident Common Stock, multiplied by the product of 6 and an assumed .0317 Exchange Ratio.
(8) Equivalent pro forma combined amounts per share of Paul Revere Common Stock for the Textron Consideration represent the pro forma combined amounts per share of Provident Common Stock, multiplied by the product of 6 and an assumed .0265 Textron Exchange Ratio.

SELECTED FINANCIAL DATA

     Set forth below is certain unaudited historical consolidated selected financial data relating to Provident and Paul Revere, and certain unaudited combined selected financial data, giving effect to the Merger under the purchase method of accounting. See "THE MERGER -- Accounting Treatment." This information should be read in conjunction with the respective historical financial statements of Provident and Paul Revere, including the respective notes thereto, incorporated by reference herein, and with the unaudited pro forma combined financial information, including the notes thereto, appearing elsewhere herein. See "AVAILABLE INFORMATION," "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE," and "PRO FORMA CONDENSED COMBINED FINANCIAL DATA."

               SELECTED FINANCIAL DATA OF PROVIDENT (HISTORICAL)
                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

     The following table sets forth selected historical financial data of Provident and has been derived from and should be read in conjunction with Provident's Annual Report on Form 10-K for the year ended December 31, 1995, and Quarterly Report on Form 10-Q for the quarter ended September 30, 1996, which are incorporated by reference herein. See "AVAILABLE INFORMATION" and "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE." Interim unaudited historical data, which in the opinion of management of Provident reflect all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of such data, and unaudited results of operations for the nine months ended September 30, 1996, are not necessarily indicative of results which may be expected for any other interim period or for the fiscal year as a whole.

                                    NINE MONTHS
                                       ENDED
                                   SEPTEMBER 30                            YEARS ENDED DECEMBER 31
                              -----------------------   --------------------------------------------------------------
                                 1996         1995         1995         1994         1993         1992         1991
                              ----------   ----------   ----------   ----------   ----------   ----------   ----------
STATEMENT OF OPERATIONS DATA:
Premium income............... $    883.3   $    966.1   $  1,251.9   $  1,382.6   $  1,400.2   $  1,490.7   $  1,537.4
Net investment income........      822.1        924.4      1,221.3      1,238.6      1,318.7      1,241.8      1,195.0
Net realized investment gains
  (losses)...................      (10.0)       (29.4)       (31.7)       (30.1)        43.6        (30.8)       (19.9)
Other income.................       28.0         99.5        113.8        171.1        175.5        165.0        133.7
                              ----------   ----------   ----------   ----------   ----------   ----------   ----------
         Total revenue.......    1,723.4      1,960.6      2,555.3      2,762.2      2,938.0      2,866.7      2,846.2
Benefits and changes
  in reserves................    1,262.4      1,482.9      1,904.6      1,981.2      2,502.8      2,102.6      2,102.4
Operating expenses...........      302.6        355.1        474.7        580.1        575.3        584.3        574.4
                              ----------   ----------   ----------   ----------   ----------   ----------   ----------
Income (loss) before federal
  income taxes and cumulative
  effect of accounting
  principle change...........      158.4        122.6        176.0        200.9       (140.1)       179.8        169.4
Federal income taxes
  (credit)...................       56.7         42.4         60.4         65.6        (58.9)        67.2         52.3
                              ----------   ----------   ----------   ----------   ----------   ----------   ----------
Income (loss) before
  cumulative effect of
  accounting principle
  change.....................      101.7         80.2        115.6        135.3        (81.2)       112.6        117.1
Cumulative effect of
  accounting principle
  change.....................         --           --           --           --           --           --        (31.3)
                              ----------   ----------   ----------   ----------   ----------   ----------   ----------
         Net income (loss)... $    101.7   $     80.2   $    115.6   $    135.3   $    (81.2)  $    112.6   $     85.8
                              ==========   ==========   ==========   ==========   ==========   ==========   ==========
PER COMMON SHARE DATA:
Income (loss) before
  cumulative effect of
  accounting principle
  change..................... $     2.03   $     1.56   $     2.27   $     2.71   $    (2.03)  $     2.49   $     2.53
Cumulative effect of
  accounting principle
  change.....................         --           --           --           --           --           --         (.68)
                              ----------   ----------   ----------   ----------   ----------   ----------   ----------
         Net income (loss)... $     2.03   $     1.56   $     2.27   $     2.71   $    (2.03)  $     2.49   $     1.85
                              ==========   ==========   ==========   ==========   ==========   ==========   ==========
Cash dividends............... $      .54   $      .54   $      .72   $     1.04   $     1.04   $     1.00   $      .96
Stockholders' equity.........      33.32        32.39        32.95        22.33        27.51        30.74        29.11
Weighted average common
  shares outstanding......... 45,497,638   45,377,519   45,381,373   45,311,053   45,200,914   45,175,980   46,287,669
BALANCE SHEET DATA (AT PERIOD
  END):
Assets....................... $ 15,191.3   $ 17,142.5   $ 16,301.3   $ 17,149.9   $ 16,891.9   $ 15,925.1   $ 14,787.3
Long-term debt including
  capital lease
  obligations................      200.0        200.3        200.0        202.5        247.6        206.2        207.2
Stockholders' equity.........    1,674.9      1,626.6      1,652.3      1,169.1      1,401.6      1,387.5      1,331.6

              SELECTED FINANCIAL DATA OF PAUL REVERE (HISTORICAL)
                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

     The following table sets forth selected historical financial data of Paul Revere and has been derived from and should be read in conjunction with Paul Revere's Annual Report on Form 10-K for the year ended December 31, 1995, and Quarterly Report on Form 10-Q for the quarter ended September 30, 1996, which are incorporated by reference herein. See "AVAILABLE INFORMATION" and "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE." Interim unaudited historical data, which in the opinion of management of Paul Revere reflect all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of such data, and unaudited results of operations for the nine months ended September 30, 1996, are not necessarily indicative of results which may be expected for any other interim period or for the fiscal year as a whole. No information regarding stockholders' equity and weighted average number of shares outstanding is presented for any year preceding Paul Revere's 1993 initial public offering.

                                    NINE MONTHS ENDED
                                      SEPTEMBER 30                           YEARS ENDED DECEMBER 31
                                 -----------------------   -----------------------------------------------------------
                                    1996         1995         1995         1994         1993        1992       1991
                                 ----------   ----------   ----------   ----------   ----------   --------   ---------
STATEMENT OF OPERATIONS DATA:
Premiums, policy and contract
  charges and fees.............. $    847.0   $    785.3   $  1,055.3   $    944.9   $    836.2   $  787.2   $   758.6
Net investment income...........      301.4        289.0        389.7        364.9        339.0      315.5       300.7
Net realized investment gains...       39.8         29.0         89.0         37.6         14.7        2.2         0.8
                                 ----------   ----------   ----------   ----------   ----------   --------    --------
         Total revenue..........    1,188.2      1,103.3      1,534.0      1,347.4      1,189.9    1,104.9     1,060.1
Benefits to policyholders.......    1,179.5        735.3      1,039.2        864.0        716.9      678.7       675.9
Other expenses..................      281.6        258.1        349.2        327.8        320.4      295.9       276.7
Goodwill amortization...........        6.2          6.2          8.3          8.3          8.3        8.3         8.3
                                 ----------   ----------   ----------   ----------   ----------   --------    --------
Income (loss) before federal
  income taxes and cumulative
  effect of accounting principle
  change........................     (279.1)*      103.7        137.3        147.3        144.3      122.0        99.2
Federal income taxes (credit)...      (97.4)        39.2         52.0         55.5         58.5       45.0        36.0
                                 ----------   ----------   ----------   ----------   ----------   --------    --------
Income (loss) before cumulative
  effect of accounting principle
  change........................     (181.7)        64.5         85.3         91.8         85.8       77.0        63.2
Cumulative effect of accounting
  principle change..............         --           --           --           --           --      (12.5)         --
                                 ----------   ----------   ----------   ----------   ----------   --------    --------
         Net income (loss)...... $   (181.7)  $     64.5   $     85.3   $     91.8   $     85.8   $   64.5   $    63.2
                                 ==========   ==========   ==========   ==========   ==========   ========    ========
PER SHARE DATA:
Income (loss) before cumulative
  effect of accounting principle
  change........................ $    (4.04)  $     1.43   $     1.90   $     2.04   $     1.91   $   1.71   $    1.40
Cumulative effect of accounting
  principle change..............         --           --           --           --           --       (.28)         --
                                 ----------   ----------   ----------   ----------   ----------   --------    --------
Net income (loss)............... $    (4.04)  $     1.43   $     1.90   $     2.04   $     1.91   $   1.43   $    1.40
                                 ==========   ==========   ==========   ==========   ==========   ========    ========
Cash dividends.................. $      .18   $      .18   $      .24   $      .24           --         --          --
Stockholders' equity............      23.05        28.30        30.96        24.32        24.42
Weighted average common shares
  outstanding................... 45,000,000   45,000,000   45,000,000   45,000,000   45,000,000
BALANCE SHEET DATA (AT PERIOD
  END):
Invested assets................. $  5,403.5   $  4,901.6   $  5,205.0   $  4,685.8   $  4,273.3   $3,685.3   $ 3,301.9
Total assets....................    7,245.2      6,779.3      7,043.7      5,909.3      5,378.5    4,648.7     4,205.7
Total policyholder
  liabilities...................    5,849.9      4,915.9      5,099.9      4,483.9      3,911.7    3,460.1     3,104.2
Stockholders' equity............    1,037.2      1,273.5      1,393.4      1,094.6      1,098.9      895.9       831.4

---------------

* This loss reflects a $380.0 million reserve strengthening in Paul Revere's individual disability insurance segment recorded in the third quarter of 1996.

            SELECTED PRO FORMA COMBINED FINANCIAL DATA OF PROVIDENT
                                AND PAUL REVERE
                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

     The following table sets forth selected pro forma combined financial information for the year ended December 31, 1995, and the nine months ended September 30, 1996, giving effect to the Merger using the purchase method of accounting. See "THE MERGER -- Accounting Treatment." The Statement of Operations and Per Common Share Data give effect to the Merger as if the Merger occurred at the beginning of each period. The pro forma information is provided for informational purposes only and is not necessarily indicative of actual results that would have been achieved had the Merger been consummated at the beginning of the periods presented or of future results. The selected pro forma combined financial information is derived from the unaudited pro forma combined financial information appearing elsewhere herein. This information should be read in conjunction with the historical financial statements of Provident and Paul Revere, including the respective notes thereto, incorporated by reference herein, and the unaudited pro forma financial information, including the notes thereto, appearing elsewhere herein. See "AVAILABLE INFORMATION," "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE," and "PRO FORMA CONDENSED COMBINED FINANCIAL DATA."

                                                                  NINE MONTHS
                                                                     ENDED             YEAR ENDED
                                                               SEPTEMBER 30, 1996   DECEMBER 31, 1995
                                                               ------------------   -----------------
STATEMENT OF OPERATIONS DATA:
Premium income...............................................     $    1,725.1         $   2,303.2
Net investment income........................................          1,124.3             1,611.3
Net realized investment gains................................             29.8                57.3
Other income.................................................             33.2               117.8
                                                               ------------------   -----------------
Total revenue................................................          2,912.4             4,089.6
                                                               ------------------   -----------------
Benefits to policyholders....................................          2,436.9             2,937.2
Operating expenses and amortization..........................            622.5               874.6
                                                               ------------------   -----------------
Income (loss) before federal income taxes....................           (147.0)*             277.8
Federal income taxes (credit)................................            (47.2)              103.6
                                                               ------------------   -----------------
Net income (loss)............................................     $      (99.8)        $     174.2
                                                                ==============       =============
PER COMMON SHARE DATA:
Net income (loss)............................................     $      (1.75)        $      2.59
Cash dividends...............................................              .54                 .72
Stockholders' equity.........................................            33.43               33.16
Weighted average common shares outstanding...................       62,408,948          62,292,683
BALANCE SHEET DATA (AT PERIOD END):
Assets.......................................................     $   22,587.0
Long-term debt including capital lease obligations...........            730.1
Stockholders' equity.........................................          2,244.9

---------------

* This loss reflects a $380.0 million reserve strengthening in Paul Revere's individual disability insurance segment recorded in the third quarter of 1996.

     The foregoing presentation assumes that all of the public holders of Paul Revere Common Stock make Mixed Elections. If all public holders of Paul Revere Common Stock were to make Stock Elections or Cash Elections, the following line items would change as follows:

                                                STOCK ELECTION                       CASH ELECTION
                                       ---------------------------------   ---------------------------------
                                          NINE MONTHS        YEAR ENDED       NINE MONTHS        YEAR ENDED
                                             ENDED          DECEMBER 31,         ENDED          DECEMBER 31,
                                       SEPTEMBER 30, 1996       1995       SEPTEMBER 30, 1996       1995
                                       ------------------   ------------   ------------------   ------------
STATEMENT OF OPERATIONS DATA:
Operating expenses and
  amortization.......................     $      615.9      $      865.1      $      624.6      $      877.6
Income (loss) before federal income
  taxes..............................           (140.4)            287.3            (149.1)            274.8
Federal income taxes (credit)........            (44.9)            106.9             (47.9)            102.6
Net income (loss)....................            (95.5)            180.4            (101.2)            172.2
PER COMMON SHARE DATA:
Net income (loss)....................     $      (1.57)     $       2.52      $      (1.76)     $       2.55
Stockholders' equity.................            33.53             33.28             32.53             32.26
Weighted average common shares
  outstanding........................       66,695,198        66,578,933        62,746,770        62,630,505
BALANCE SHEET DATA (AT PERIOD END):
Long-term debt including capital
  lease obligations..................     $      580.1      $      591.8      $      775.1      $      786.8
Stockholders' equity.................          2,394.9           2,372.3           2,199.9           2,177.3

                                  RISK FACTORS

     In addition to the other information in this Joint Proxy
Statement/Prospectus, the following factors should be considered carefully in evaluating an investment in the shares of Provident Common Stock offered by this Joint Proxy Statement/Prospectus. See "FORWARD LOOKING STATEMENTS."

CONDITIONS TO CONSUMMATION OF THE MERGER

     Consummation of the Merger is subject to various conditions, including, without limitation, approval by the stockholders of Paul Revere of the Merger Agreement, approval by the stockholders of Provident of the Charter Amendment and the issuance of shares of Provident Common Stock pursuant to the Merger, and receipt of the regulatory approvals discussed under "THE MERGER -- Regulatory Approvals." There can be no assurance that the Merger will ever be consummated.

     In addition, although the Zurich Common Stock Investment and borrowings under Provident's existing credit facility are not conditions to consummation of the Merger, Provident intends to use the proceeds of the Zurich Common Stock Investment and such borrowings to fund a portion of the cash payments to be made to Paul Revere stockholders. If the Zurich Common Stock Investment is not consummated or Provident is not able to borrow the necessary funds under its existing credit facility, Provident will be required to obtain alternative financing for such cash payments. It is the current expectation of Provident management that it could obtain such alternative financing by issuing Provident Common Stock to other investors on terms at least as favorable to Provident as the Zurich Common Stock Investment or by incurring additional debt. As of the date of this Joint Proxy Statement/Prospectus, Provident has not identified any alternative investors or financing to the Zurich Common Stock Investment or borrowings under Provident's existing credit facility, and there is no assurance that it would be able to do so in the event the Zurich Common Stock Investment is not consummated or Provident is not able to borrow the necessary funds under its existing credit facility. See "THE ZURICH RELATIONSHIP -- Zurich Common Stock Investment."

RESERVES

     Each of Provident and Paul Revere maintains reserves for future policy benefits and unpaid claims expenses which include policy reserves and claims reserves established for its individual disability insurance, group insurance, and individual life insurance products. Policy reserves represent the portion of premiums received which are reserved to provide for future claims. Claim reserves are established for future payments not yet due on claims already incurred, primarily relating to individual disability and group disability insurance products. Neither generally accepted accounting principles nor statutory reserves represent an exact calculation of future benefit liabilities but are instead based on estimates made by each of Provident and Paul Revere using actuarial and statistical procedures. However, there can be no assurance that any such reserves would be sufficient to fund their future respective liabilities in all circumstances. Future loss development could require reserves for prior periods to be increased, which would adversely affect earnings in future periods. Adjustments to reserve amounts may be required in the event of changes from the assumptions regarding future morbidity (the incidence of claims and the rate of recovery, including the effects thereon of inflation, and other societal and economic factors), persistency, mortality, and interest rates used in calculating the reserve amounts. For information concerning Paul Revere's reserve monitoring and loss reserve studies, see "INFORMATION REGARDING PAUL REVERE GAAP RESERVES." For information about estimated adjustments to Paul Revere's reserves to be recorded by Provident in connection with the Merger, see "PRO FORMA CONDENSED COMBINED FINANCIAL DATA."

CAPITAL ADEQUACY

     The capacity for an insurance company's growth in premiums is in part a function of its statutory surplus. Maintaining appropriate levels of statutory surplus, as measured by state insurance regulators, is considered important by state insurance regulatory authorities and the private agencies that rate insurers' claims-paying abilities and financial strength. Failure to maintain certain levels of statutory surplus could result in increased regulatory scrutiny, action by state regulatory authorities or a downgrade by the private rating agencies.

     Effective in 1993, the National Association of Insurance Commissioners adopted a risk-based capital ("RBC") formula, which prescribes a system for assessing the adequacy of statutory capital and surplus for all life and health insurers. The basis of the system is a risk-based formula that applies prescribed factors to the various risk elements in a life and health insurer's business to report a minimum capital requirement proportional to the amount of risk assumed by the insurer. The life and health RBC formula is designed to annually measure (i) the risk of loss from asset defaults and asset value fluctuation, (ii) the risk of loss from adverse mortality and morbidity experience, (iii) the risk of loss from mismatching of asset and liability cash flow due to changing interest rates and (iv) business risks. The formula is to be used as an early warning tool to identify possible inadequately capitalized companies for purposes of initiating regulatory action. The formula is intended to be used as a regulatory tool only and is not intended as a means to rank insurers generally.

     Based on computations made by Provident and Paul Revere in accordance with the prescribed life and health RBC formula, each of Provident's and Paul Revere's life insurance subsidiaries exceeded the minimum capital requirement at December 31, 1995.

     During 1995 and 1996, the Massachusetts Insurance Commissioner conducted a quadrennial examination of Paul Revere Life and Paul Revere Variable for the period ended December 31, 1994. In connection with this examination, as well as in consideration of Paul Revere's 1995 comprehensive study of its statutory reserves, Paul Revere Life and Paul Revere Protective strengthened their individual disability statutory reserves by a combined total of $35 million and reflected this strengthening in the annual statutory financial statements for the year ended December 31, 1995.

     During the third quarter of 1996, Paul Revere initiated a comprehensive study of the adequacy of its individual disability statutory reserves to consider experience through September 30, 1996. The Massachusetts Insurance Commissioner has determined to update its examination of Paul Revere's statutory reserves to review the results of Paul Revere's statutory reserve study. The statutory reserve study, and consequently the review of the Massachusetts Insurance Commissioner, have not yet been completed.

     In connection with the Merger, Textron has agreed to provide additional capital to Paul Revere prior to the effective time of the Merger, based upon a final determination of the required levels of Paul Revere's statutory reserves, subject to the limitation that Textron is required to contribute at least $100 million but not more than $180 million.

DISABILITY INSURANCE

     Disability insurance may be affected by a number of social, economic, governmental, competitive, and other factors. Changes in societal attitudes, work ethics, motivation, stability, and mores can significantly affect the nature of any demand for disability products. Economic conditions affect not only the market for disability products, but also affect the claims rates and length of claims. The climate and the nature of competition in disability insurance have also been markedly affected by the growth of Social Security, workers' compensation, and other governmental programs in the workplace. The nature of that portion of Provident's and Paul Revere's outstanding insurance business that consists of non-cancelable disability policies, whereby the policy is guaranteed renewable through the life of the policy at a fixed premium, does not permit Provident or Paul Revere to adjust their premiums on business in-force on account of changes effected by any of such factors. Disability insurance products have been important for both Paul Revere and Provident and will be important products for Provident after the Merger. To the extent that disability products are adversely affected in the future as to sales or claims, the business or results of operations of Provident could be materially adversely affected.

     All of Provident's and Paul Revere's businesses are highly regulated and competitive. The profitability of each of Provident and Paul Revere is affected by a number of factors, including rate competition, frequency of claims, lapse rates, government regulation, interest rates, and general business considerations. There are many insurance companies which actively compete with Provident and Paul Revere in their lines of business, some of which are larger and have greater financial resources than Provident and Paul Revere, and there is no assurance that Provident will be able to compete effectively against such companies in the future.

EFFECT OF THE MERGER; INTEGRATION OF OPERATIONS

     The success of the Merger will be determined by various factors, including the financial performance of the combined company's operations after the Merger and management's ability to integrate effectively the operations of Provident and Paul Revere to realize the expected cost savings beginning primarily in 1997 through combining certain functions of both Provident and Paul Revere and restructuring the field organizations of both companies. The integration of the operations of Paul Revere and Provident may be negatively affected if, among other things, the proposed changes are not made, customers do not react positively to some of the planned changes intended to increase service or integrate the businesses of the two companies, unanticipated offsetting costs are incurred, or costs or difficulties related to the integration of the businesses of Provident and Paul Revere are greater than expected. There can be no assurance that the anticipated benefits of the Merger will be realized or that the Merger will not adversely affect the future operating results of Provident. See "THE MERGER" and "PRO FORMA CONDENSED COMBINED FINANCIAL DATA."

               INFORMATION RELATING TO PAUL REVERE GAAP RESERVES

     Paul Revere's individual disability insurance segment reported a loss before income taxes of $343.3 million for the nine months ended September 30, 1996 as compared to income before income taxes of $48.5 million during the comparable period of the prior year. This loss was attributable to reserve strengthening of $380 million, before income taxes, recorded in the third quarter of 1996. The reserve strengthening recorded was prompted by the results of a previously announced comprehensive reserve study completed in October 1996.

INDIVIDUAL DISABILITY INSURANCE RESERVES -- GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

     Under generally accepted accounting principles ("GAAP"), a liability for future policy benefits relating to individual disability insurance policies is established when premium revenue is recognized. The liability, which represents the present value of future benefits to be paid and related expenses less the present value of future net premiums, is estimated using actuarial methods that include assumptions, such as expected investment yields, morbidity, lapse rates, expenses and margins for adverse deviation and future profits, applicable at the time the insurance contracts are made. Individual disability insurance policies are complex long-term contracts with typical effective terms of 30 years or more, depending upon the age of the insured at the time of issue. As such, the effort required to establish and support the original set of reserve assumptions (i.e., those established when the policy is issued) is extensive.

     GAAP requires that original assumptions continue to be used in subsequent accounting periods to determine changes in the liability for future policy benefits unless a premium deficiency exists. However, actual experience with respect to investment yields, morbidity, lapse rates or expenses may indicate that the recorded contract liabilities are not sufficient. In such circumstances, a reserve study is conducted to determine the extent, if any, of the premium deficiency and whether the original assumptions should be changed, or "unlocked."

     In a reserve study, current best estimates as to future experience with regard to investment yields, morbidity, lapse rates and expenses are used to determine if reserves currently held plus the present value of future cash inflows are projected to be sufficient to meet the present value of future cash outflows and the amortization of deferred policy acquisition costs. The effort required to support a change in reserve assumptions is at least as extensive and comprehensive as the process to establish the original assumptions.

     If a premium deficiency exists, GAAP requires that it be recorded as a reduction in unamortized deferred acquisition costs and value assigned purchased insurance business in force or an increase in the liability for future policy benefits. Future changes in the liability are then based on the revised assumptions. A premium deficiency reserve represents a provision for the present value of future losses, and therefore, no premium deficiency should be recorded currently if it would result in creating future income.

     Claim reserves are established for future payments not yet due on claims already incurred. These reserves are based on the estimated ultimate cost of settling the claims and the rate of interest used to discount future claim payments. The ultimate cost of the adjudication process is primarily affected by the rate of recovery, which depends on inflation, other societal and economic factors and the effectiveness of the claim adjudication process. The assumptions are based upon past experience adjusted for current trends, and any other factors that would modify past experience. Changes in estimates of claim costs resulting from the continuous review process and differences between estimates and payments for claims are recognized in income during the period in which the estimates are changed or payments are made.

PAUL REVERE RESERVE PRACTICES

     Paul Revere has traditionally maintained two separate lines of business within the individual disability insurance segment, the core individual disability insurance line of business (which generated 1995 premiums of $711.0 million) and the excess-risk reinsurance line of business (which generated 1995 premiums of $28.0 million). The core line of business includes products sold through a brokerage system, Paul Revere's own career agency system and its National Accounts program.

     On an ongoing basis, actual and originally expected experience are compared and an assessment is made regarding the continued appropriateness of the underlying policy and claim reserve assumptions. As a result of this ongoing analysis, Paul Revere commenced a comprehensive reserve study in the fourth quarter of 1995. The study, which was completed in late January 1996, resulted in a $59 million reserve strengthening in Paul Revere's excess-risk line of business which was reflected in Paul Revere's financial statements for the period ended December 31, 1995.

     Consistent with its practice of ongoing analysis, Paul Revere considered the deteriorating morbidity experience in 1996, as compared to the assumptions used in the 1995 study. Based on this ongoing analysis, Paul Revere determined in June 1996 to update the comprehensive reserve study using detailed experience data through June 30, 1996, and considering experience and trends during the third quarter of 1996 and, if necessary, the fourth quarter of 1996.

     The core individual disability insurance line's results have been severely affected by a higher incidence of new claims and lower claim recovery rates on policies issued from 1985 through 1989. In addition, business in the core line issued to physicians has performed below expectations. The quarterly benefit ratios (benefits divided by premiums earned) for the core disability insurance line of business were as follows for 1993, 1994 and 1995:

               DISABILITY INSURANCE LINE BENEFIT RATIOS 1993-1995

               1993                                    1994                                    1995
-----------------------------------     -----------------------------------     -----------------------------------
 Q1        Q2        Q3        Q4        Q1        Q2        Q3        Q4        Q1        Q2        Q3*       Q4
-----     -----     -----     -----     -----     -----     -----     -----     -----     -----     -----     -----
70.9%     74.3%     71.9%     70.9%     70.9%     77.5%     84.1%     88.6%     88.0%     85.3%     78.9%     78.4%

---------------

* During the third quarter of 1995, Paul Revere entered into a reinsurance agreement providing for the coinsurance of certain individual disability claims. Under the agreement, effective July 1, 1995, 80% of Paul Revere's liability on United States claims open as of June 30, 1995 with dates of disability prior to July 1, 1993 was reinsured with an unaffiliated reinsurer on a quota share basis. This transaction results in reducing both benefit expense and investment income for the policies and related assets affected by the reinsurance agreement beginning in the third quarter of 1995. The effect for the third quarter of 1995 was to reduce the benefit ratio by 4 points.

     Excess-risk reinsurance includes business assumed from other insurers relating to individual, non-cancellable disability insurance products issued by them, including coinsurance, extended elimination period and yearly renewable term. The underlying products in this line of business are designed, distributed and administered by other companies. The quarterly benefit ratios (benefits divided by premiums earned) for the excess-risk reinsurance line of business were as follows for 1993, 1994 and 1995:

             EXCESS RISK REINSURANCE LINE BENEFIT RATIOS 1993-1995

                1993                                       1994                                        1995
-------------------------------------     ---------------------------------------     ---------------------------------------
  Q1        Q2        Q3         Q4         Q1         Q2         Q3         Q4         Q1         Q2         Q3         Q4
------     -----     -----     ------     ------     ------     ------     ------     ------     ------     ------     ------
107.8%     48.4%     88.0%     126.6%     201.2%     172.1%     112.3%     178.3%     124.7%     137.3%     187.1%     169.4%*

---------------

* Exclusive of $59 million of reserve strengthening.

     Paul Revere conducted a comprehensive reserve study as of December 31, 1995 of both its excess-risk reinsurance and its core disability lines of business. As a result of the 1995 reserve study, Paul Revere concluded that a $59 million reserve strengthening adjustment was warranted in the excess-risk reinsurance line of business and that no reserve adjustments were warranted in the core individual disability insurance line of business. At December 31, 1995 these conclusions were based upon the following factors:

     - Paul Revere's assessment that the morbidity experience for the excess-risk line of business would continue to perform worse than originally expected at the time the reserves were established.

     - Paul Revere's belief that the improving morbidity trend on a quarter-by-quarter basis of the core individual disability line of business experienced during 1995 would continue into the future, but at a more modest level. This was predicated on (i) extensive measures undertaken by Paul Revere, including more restrictive product provisions and underwriting practices implemented during the period 1990-1995, (ii) improvements in claims management processes and staffing and (iii) Paul Revere's belief that changes in economic factors affecting physician experience would cause that experience to improve.

     - Paul Revere's view that reinvestment yields would generally be more reflective of current portfolio yields.

     - Paul Revere's expectation that it would continue to realize economies of scale and productivity enhancements.

     During the first quarter of 1996, in connection with the potential sale of Paul Revere, Textron retained the actuarial consulting firm of Milliman & Robertson, Inc. ("M&R") to serve as Textron's actuarial advisor. In this capacity, M&R was requested to prepare an appraisal of Paul Revere's business, evaluate Paul Revere's reserving practices, identify potential issues which might be raised by prospective buyers and generally assist Textron in the course of negotiating the transaction. At the request of Morgan Stanley, M&R summarized its work for Textron in a report dated April 23, 1996 (together with its accompanying explanatory material and as supplemented by Appendix C thereto dated as of August 28, 1996, the "April M&R Report"), which included an estimate of a reserve deficiency on a GAAP basis with respect to Paul Revere's disability business of $110 million as of December 31, 1995. (This figure excludes projected overhead costs of $54 million which, in accordance with GAAP, are excluded in determining reserve deficiencies. Overhead costs are general corporate costs not attributable to policy acquisition, maintenance or claims adjudication.) The April M&R Report, which contains numerous explanations and qualifications, and which must be read in its entirety to be understood and relied upon, is filed as an exhibit to the Registration Statement of which this Joint Proxy Statement/Prospectus is a part and may be obtained in the manner described under "AVAILABLE INFORMATION." Paul Revere was aware of M&R's work and reconciled M&R's results to Paul Revere's 1995 comprehensive reserve study. The principal differences between the 1995 Paul Revere study, which produced an estimated reserve sufficiency of $252 million, and the M&R analysis resulted from differing views regarding future trends in morbidity (a difference of $334 million) and interest rates (a difference of $50 million), partially offset by more favorable expense levels (a difference of $22 million). These differences resulted primarily from differing judgments regarding the following factors:

     - M&R generally assumed that morbidity in the foreseeable future would be level with that experienced during 1995. Paul Revere assumed that the gradual quarter-by-quarter improvement experienced in 1995 would continue into the foreseeable future, but at a more modest level. Factors that Paul Revere utilized in developing its assumptions included (i) that experience for business issued in 1985-1989 would begin to improve and (ii) that the extensive measures undertaken by Paul Revere, including more restrictive product provisions and underwriting practices implemented during the period 1990-1995, and improvements in claims management processes and staffing, had a positive effect contributing to the quarter-by-quarter trend in 1995 and that this would continue into the foreseeable future. Additionally, Paul Revere believed that physician experience would gradually improve as a result of an improvement in physicians' outlook with respect to their professional prospects, which previously had been adversely affected by the federal healthcare reform initiatives and the move toward managed care and industry consolidation.

     - While both M&R and Paul Revere assumed an investment strategy consistent with Paul Revere's historical investment policy, M&R assumed a net new investment rate of a level 6.9% while Paul Revere assumed a new investment rate which increased from 7% to 8% over ten years. M&R assumed a beginning portfolio yield of 7.85% and Paul Revere assumed a beginning portfolio yield of 8.25%.

     - M&R assumed slightly lower expenses as compared to Paul Revere.

     Based on its analysis of the results of M&R's work, Paul Revere concluded that its views regarding the future trends in morbidity, expense levels and interest rates continued to be reasonable and that the results of its 1995 reserve study continued to be appropriate. Although M&R's judgments, primarily as to future morbidity, were different from those of Paul Revere, the M&R study was based on the same historical morbidity experience and utilized the same projection methodology as employed by Paul Revere. As a result, Paul Revere determined that it was not appropriate to initiate a new reserve study and unlock the original reserve assumptions. However, Paul Revere determined that it would continue to closely monitor morbidity and interest experience, as well as other factors.

     In connection with the pending Merger, Provident retained the actuarial consulting firm of Tillinghast-Towers Perrin ("Tillinghast") to assist Provident's management in its due diligence investigation of Paul Revere and to develop information to assist Provident in refining its bid and enhancing its negotiating position. On April 28, 1996, Tillinghast presented its conclusions to the Provident Board of Directors, based upon its review of information provided by Paul Revere to Provident during due diligence as well as Provident's independently derived assumptions about future experience, which conclusions included Tillinghast's estimate that Paul Revere's statutory reserves should be increased by approximately $161 million. Provident has informed Paul Revere that Tillinghast's conclusions concerning statutory reserves assumed that such conclusions would be used by Provident as a basis for developing GAAP benefit reserves in Provident's GAAP pro forma financials. See "RISK FACTORS -- Capital Adequacy". Tillinghast noted for the Provident Board of Directors that it relied upon financial information as of December 31, 1995 furnished by Paul Revere without independent verification, that the work was developed using a limited amount of data, that a more complete analysis could change its conclusions and that its estimate was not intended to be a GAAP valuation of Paul Revere reserves. Paul Revere subsequently became aware of Tillinghast's conclusions, but was not provided sufficient information to understand the assumptions or methodologies employed by Tillinghast in arriving at its conclusions, which would be necessary for Paul Revere to make an informed evaluation of the reasonableness of Tillinghast's conclusions. For these reasons, Paul Revere could not utilize Tillinghast's conclusions regarding Paul Revere's statutory reserves in determining the reasonableness of the reserves recorded for GAAP reporting purposes.

     During the first two quarters of 1996, Paul Revere experienced a deterioration in core individual disability insurance benefit ratios (88.2% for the six months ended June 30, 1996, and 82.7% and 93.9% for the first and second quarters, respectively), in contrast with quarter-by-quarter improvements in benefit ratios experienced in 1995 and with the assumed improvement in benefit ratios anticipated in the 1995 reserve study.

     Paul Revere closely monitored this morbidity experience and carefully considered its potential impact on reserve adequacy in connection with the preparation of both the first and second quarter financial statements. Paul Revere considered, among other factors: (i) the long-term nature of this product; (ii) the results of the 1995 reserve study completed in January 1996;
(iii) the volatility of recent quarterly results and the difficulty of predicting future morbidity trends therefrom; (iv) the impact of the pending Merger on the effectiveness of the claims operation and implementation of the extensive measures undertaken by Paul Revere, including more restrictive product provisions and underwriting practices implemented during the period 1990-1995, and improvements in claims management processes and staffing; and (v) the impact of the addition of 1996 business to the block of business being analyzed. After considering the foregoing and the recent experience with respect to benefit ratios, Paul Revere did not believe that the first six months' results were conclusive enough to warrant an adjustment to the long-term trends encompassed in Paul Revere's 1995 comprehensive reserve study completed in January 1996.

     Although Paul Revere concluded that the reserves at June 30, 1996 were fairly stated, the deterioration in morbidity experience in 1996, due primarily to lower than expected claim recovery rates, led to a determination by Paul Revere in June 1996 to initiate a comprehensive reserve study to consider the effect of experience through September 30, 1996 on recorded reserves. As a result of the interrelationship of the morbidity assumptions underlying both the claim and policy reserves, the comprehensive reserve study would consider both policy and claim reserves.

     Paul Revere completed the comprehensive reserve study in October 1996. The continued adverse morbidity experience of the core individual disability insurance line of business through the end of the third quarter of 1996 led Paul Revere to revise its outlook for morbidity trends in the future from those which were used in the 1995 study, particularly with respect to business issued to physicians and business underwritten from 1985 through 1989.

     As a result of the 1996 comprehensive reserve study, Paul Revere has strengthened policy and claim reserves by $380 million. The differences between the 1995 reserve study, which produced a reserve sufficiency of $252 million, and the 1996 reserve study, which produced a reserve deficiency of $380 million, include $577 million derived from a change in the morbidity assumptions, $48 million derived from a change in the interest rate assumptions and an aggregate of $7 million from changes in other assumptions. The change in morbidity assumptions, including claim recovery rates, resulted in revised estimates of future benefit ratios for the core individual disability insurance line of business. The 1995 study assumptions resulted in a future benefit ratio in the first year (i.e., 1996) of 78.9% and the 1996 study assumptions resulted in a future benefit ratio in the first year (i.e., 1997) of 84.9%. The 1995 study also differed from the 1996 study in that it resulted in an approximate 2.4% compound annual rate of improvement in benefit ratios for the first nine years after the first year, after adjustment for interest (a continuation of the improving trend in benefit ratios actually experienced in 1995), while the 1996 study resulted in relatively flat benefit ratios for the first nine years after the first year, after adjustment for interest. Both the 1995 and 1996 reserve studies assumed gradual, moderate improvement after ten years. The 1995 study also assumed claim recovery rates at levels experienced on the average for the past four years which anticipated improved recovery rates relative to the most recently observed experience. The 1996 study eliminated this anticipated improvement, giving greater weight to experience in the past year.

     Following is a summary of the most significant factors considered by Paul Revere in determining to change its morbidity assumptions:

     - Through the end of the third quarter of 1996, despite the 1995-1996 claims management initiatives, there had been a general deterioration in claim recovery rates.

     - Through the end of the third quarter of 1996, physician experience and experience for policies issued in 1985-1989 deteriorated rather than improved as assumed in the 1995 comprehensive reserve study.

     This additional experience is reflected in the 1996 study, which assumes generally level morbidity experience, in contrast to the 1995 study, which assumed moderate improvement in morbidity. These revised assumptions as to future trends are based upon the fact that uncertainties regarding changes in the healthcare industry and physician prospects continue in the near-term, and that Paul Revere's claims management initiatives have not materially decreased claim recovery rates.

     The 1995 study assumed a beginning portfolio yield of 8.25% and a new investment rate which increased from 7% to 8% over ten years, while the 1996 study assumed a beginning portfolio yield of 7.8% and a new investment rate of a level 7.8%.

     In August 1996, Paul Revere engaged M&R to provide assistance in its actuarial studies, including the analysis of the adequacy of Paul Revere's benefit and claim reserves with respect to its individual disability business. M&R concluded in its actuarial report dated November 6, 1996, that the net individual disability reserves of $2.2 billion reported by Paul Revere at September 30, 1996, which reflect a reserve strengthening adjustment of $380 million, were adequate on a GAAP basis. M&R's November actuarial report (together with the accompanying explanatory material, the "November M&R Report"), which contains numerous explanations and qualifications and which must be read in its entirety to be understood and relied upon, is filed as an exhibit to the Registration Statement of which this Joint Proxy Statement/Prospectus is a part and may be obtained in the manner described under "AVAILABLE INFORMATION."

     While Paul Revere believes that, after the reserve strengthening referred to above, its policy and claim reserves are adequate, there can be no assurance that Paul Revere's reserves will be sufficient to fund future liabilities in all circumstances. The establishment of insurance reserves requires making assumptions relating to expected investment yields, morbidity, lapse rates, expenses and margins for adverse deviation and future profits, applicable at the time the insurance contracts are made. These estimates are made when the policy is issued or when a claim is incurred or subsequent to recognition of a premium deficiency, based on the facts and circumstances then known. Because of the long-term nature of these products and the significance of the assumptions selected, reserve estimates are highly sensitive to slight changes in reserve assumptions. For example, if Paul Revere assumed an increase of five percentage points in projected benefit ratios each year into the future, a decrease of 100 basis points in assumed new investment rate or an increase of five percent in future expenses, then the required reserve strengthening would be increased by $229 million, $50 million or $22 million, respectively.

     Although Paul Revere believes the assumptions which form the basis of the 1996 reserve study are reasonable, there can be no assurance that actual experience will conform to these assumptions. Paul Revere believes it is highly probable that actual experience will differ from that assumed. If actual experience develops on a less favorable basis than that assumed, reserve deficiencies will result and additional reserve strengthening may be necessary. If actual experience develops on a more favorable basis than that assumed, reserve sufficiencies will result.

                              GENERAL INFORMATION

PAUL REVERE SPECIAL MEETING

     The Paul Revere Special Meeting will be held at 10:00 a.m., local time, on December 31, 1996, at The Westin Hotel, One West Exchange Street, Providence, Rhode Island. At the Paul Revere Special Meeting, Paul Revere's stockholders will consider and vote upon a proposal to approve the Merger Agreement and transact such other business as may properly come before the Paul Revere Special Meeting.

     Paul Revere's Board of Directors has fixed the close of business on November 20, 1996, as the record date for determining the Paul Revere stockholders entitled to receive notice of and to vote at the Paul Revere Special Meeting (the "Paul Revere Record Date"). Only holders of record of Paul Revere Common Stock as of the Paul Revere Record Date are entitled to notice of and to vote at the Paul Revere Special Meeting. As of the close of business on the Paul Revere Record Date, there were 45,000,000 shares of Paul Revere Common Stock issued and outstanding and held by approximately 295 holders of record. Holders of Paul Revere Common Stock are entitled to one vote on each matter considered and voted on at the Paul Revere Special Meeting for each share of Paul Revere Common Stock held of record at the close of business on the Paul Revere Record Date. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Paul Revere Common Stock entitled to vote at the Paul Revere Special Meeting is necessary to constitute a quorum of the holders of Paul Revere Common Stock at the Paul Revere Special Meeting. Abstentions will be counted as shares present for purposes of determining the presence of a quorum but will not be counted as votes cast for purposes of determining whether a proposal has received sufficient votes for adoption. Consequently, abstentions will have the effect of a vote against the approval of the Merger Agreement.

     Proxies in the form enclosed are solicited by Paul Revere's Board of Directors. Shares of Paul Revere Common Stock represented by properly executed proxies, if such proxies are received in time and are not revoked, will be voted in accordance with the instructions indicated on the proxies. IF NO INSTRUCTIONS ARE INDICATED, SUCH PROXIES WILL BE VOTED FOR APPROVAL OF THE MERGER AGREEMENT AND CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED THEREIN, AND AS DETERMINED BY THE PROXIES NAMED THEREIN AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE PAUL REVERE SPECIAL MEETING. Textron, which owns approximately 83.3% of the Paul Revere Common Stock issued and outstanding, has agreed to vote the shares of Paul Revere Common Stock owned by it in favor of approval of the Merger Agreement. See "THE MERGER -- Textron Voting Agreement." If Textron votes to approve the Merger Agreement, the vote of no other stockholder of Paul Revere will be necessary to approve the Merger Agreement.

     A Paul Revere stockholder who has given a proxy may revoke it at any time prior to its exercise at the Paul Revere Special Meeting by (i) giving written notice of revocation to the Clerk of Paul Revere, (ii) properly submitting to Paul Revere a duly executed proxy bearing a later date, or (iii) voting in person at the Paul Revere Special Meeting. All written notices of revocation and other communications with respect to revocation of proxies should be addressed to Paul Revere as follows: The Paul Revere Corporation, 18 Chestnut Street, Worcester, Massachusetts 01608-1528, Attention: Clerk. A proxy appointment will not be revoked by death or supervening incapacity of the stockholder executing the proxy unless, before the shares are voted, notice of such death or incapacity is filed with Paul Revere's Clerk or other person responsible for tabulating votes on behalf of Paul Revere.

     With respect to shares of Paul Revere Common Stock held by the Paul Revere Savings Plan (the "PRSP") and the Paul Revere Canada Savings Plan (the "PRCSP"), the participants in such plans are entitled to instruct the trustees of such plans to vote the shares of Paul Revere Common Stock held by the plans at the Paul Revere Special Meeting. For participants in the PRSP, the accompanying form of proxy indicates the number of shares of Paul Revere Common Stock allocated to the participant's account under the PRSP by Bankers Trust Company, trustee for the PRSP ("Bankers Trust"). When a participant's form of proxy is returned properly signed, Bankers Trust will vote the participant's proportionate interest in the shares of Paul Revere Common Stock held by Bankers Trust under the PRSP in the manner the participant directs, or if the participant makes no direction, Bankers Trust will vote the participant's proportionate interest in the shares of Paul Revere Common Stock held by Bankers Trust under the PRSP in proportion to instructions received from other PRSP participants. For participants in the PRCSP, the accompanying form of proxy indicates the number of shares of Paul Revere Common Stock allocated to the participant's account under the PRCSP by Royal Trust Corporation of Canada, trustee for the PRCSP ("Royal Trust"). When the participant's form of proxy is returned properly signed, Royal Trust will vote such shares in the manner the participant directs, or if the participant makes no direction, Royal Trust will vote all shares of Paul Revere Common Stock allocated to the participant's account under the PRCSP in proportion to instructions received from other PRCSP participants. All such directions will be held in confidence.

     The expense of soliciting proxies for the Paul Revere Special Meeting will be borne by Paul Revere. In addition to the solicitation of stockholders of record by mail, telephone or personal contact, Paul Revere will be contacting brokers, dealers, banks or voting trustees or their nominees who can be identified as record holders of Paul Revere Common Stock. Such holders, after inquiry by Paul Revere, will provide information concerning the quantity of proxy and other materials needed to supply such materials to beneficial owners, and Paul Revere will reimburse them for the expense of mailing the proxy materials to such persons.

     Approval of the Merger Agreement by the stockholders of Paul Revere requires the affirmative vote of the holders of two-thirds of the outstanding shares of Paul Revere Common Stock. As of the close of business on the Paul Revere Record Date, Textron held 37,500,000 shares of Paul Revere Common Stock, or approximately 83.3% of the outstanding Paul Revere Common Stock. Pursuant to the Textron Voting Agreement, Textron has agreed to vote its shares of Paul Revere Common Stock in favor of approval of the Merger Agreement. See "THE MERGER -- Textron Voting Agreement." Accordingly, the affirmative vote of any other stockholder is not required to approve the Merger Agreement.

     HOLDERS OF PAUL REVERE COMMON STOCK SHOULD NOT SEND IN THEIR CERTIFICATES REPRESENTING SHARES OF PAUL REVERE COMMON STOCK OR MAKE ANY ELECTIONS UNTIL THEY RECEIVE THE LETTER OF TRANSMITTAL AND FORM OF ELECTION, WHICH WILL BE SENT TO FORMER HOLDERS OF PAUL REVERE COMMON STOCK AS SOON AS PRACTICABLE FOLLOWING THE EFFECTIVE TIME.

PROVIDENT SPECIAL MEETING

     The Provident Special Meeting will be held at 8:30 a.m., local time, on December 31, 1996, in the Atrium of the West Building of Provident's Home Office, located at 1 Fountain Square, Chattanooga, Tennessee. At the Provident Special Meeting, holders of Provident Common Stock will consider and vote upon proposals to approve the issuance of shares of Provident Common Stock pursuant to the Merger Agreement, the issuance of shares of Provident Common Stock pursuant to the Zurich Purchase Agreement, and the Charter Amendment, and will transact such other business as may properly come before the Provident Special Meeting.

     Provident's Board of Directors has fixed the close of business on November 20, 1996, as the record date for determining the holders of Provident Common Stock entitled to receive notice of and to vote at the Provident Special Meeting (the "Provident Record Date"). Only holders of record of Provident Common Stock as of the Provident Record Date are entitled to notice of and to vote at the Provident Special Meeting. As of the close of business on the Provident Record Date, there were 45,602,110 shares of Provident Common Stock issued and outstanding and held by 1,244 holders of record. Holders of Provident Common Stock are entitled to one vote on each matter considered and voted on at the Provident Special Meeting for each share of Provident Common Stock held of record at the close of business on the Provident Record Date. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Provident Common Stock entitled to vote at the Provident Special Meeting is necessary to constitute a quorum of the holders of Provident Common Stock at the Provident Special Meeting. Abstentions will be counted as shares present for purposes of determining the presence of a quorum but will not be counted as votes cast for purposes of determining whether a proposal has received sufficient votes for adoption. Consequently, abstentions will count against the participation threshold required with respect to the approval of the issuance of shares of Provident Common Stock pursuant to each of the Merger Agreement and the Zurich Purchase Agreement, but, if such participation threshold is met, abstentions will have no effect on the required vote for approval of such proposals. Abstentions will have the effect of a vote against the Charter Amendment.

     Proxies in the form enclosed are solicited by Provident's Board of Directors. Shares of Provident Common Stock represented by properly executed proxies, if such proxies are received in time and are not revoked, will be voted in accordance with the instructions indicated on the proxies. IF NO INSTRUCTIONS ARE INDICATED, SUCH PROXIES WILL BE VOTED FOR APPROVAL OF THE ISSUANCE OF SHARES OF PROVIDENT COMMON STOCK PURSUANT TO THE MERGER AGREEMENT, FOR APPROVAL OF THE ISSUANCE OF SHARES OF PROVIDENT COMMON STOCK PURSUANT TO THE ZURICH PURCHASE AGREEMENT, AND FOR APPROVAL OF THE CHARTER AMENDMENT, AND AS DETERMINED BY A MAJORITY OF THE MEMBERS OF THE PROVIDENT BOARD OF DIRECTORS AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE PROVIDENT SPECIAL MEETING.

     A Provident stockholder who has given a proxy may revoke it at any time prior to its exercise at the Provident Special Meeting by (i) giving written notice of revocation to the Secretary of Provident, (ii) properly submitting to Provident a duly executed proxy bearing a later date, or (iii) voting in person at the Provident Special Meeting. All written notices of revocation and other communications with respect to revocation of proxies should be addressed to Provident as follows: Provident Companies, Inc., 1 Fountain Square, Chattanooga, Tennessee 37402, Attention: Corporate Secretary. A proxy appointment will not be revoked by death or supervening incapacity of the stockholder executing the proxy unless, before the shares are voted, notice of such death or incapacity is filed with Provident's Corporate Secretary or other person responsible for tabulating votes on behalf of Provident.

     The expense of soliciting proxies for the Provident Special Meeting will be paid by Provident. In addition to the solicitation of stockholders of record by mail, telephone or personal contact, Provident will be contacting brokers, dealers, banks or voting trustees or their nominees who can be identified as record holders of Provident Common Stock. Such holders, after inquiry by Provident, will provide information concerning quantity of proxy and other materials needed to supply such materials to beneficial owners, and Provident will reimburse them for the expense of mailing the proxy materials to such persons. In addition, Provident has engaged the services of D. F. King & Co., Inc. to assist in the solicitation of proxies at a cost of $5,500 plus expenses. The cost of such solicitation will be borne by Provident.

     Approval of the matters to be voted upon in connection with the Merger by the stockholders of Provident requires (i) for approval of the issuance of shares of Provident Common Stock pursuant to the Merger Agreement and approval of the issuance of shares of Provident Common Stock pursuant to the Zurich Purchase Agreement, the approval of a majority of votes cast on each such proposal, respectively, provided that the total vote cast on each such proposal represents over 50% in interest of all shares of Provident Common Stock entitled to vote at the Provident Special Meeting, and (ii) for approval of the Charter Amendment, the affirmative vote of 66 2/3% of the shares of Provident Common Stock outstanding and entitled to vote at the Provident Special Meeting. The Selected Maclellan Stockholders (who, as of the Provident Record Date, collectively own of record 18,357,424 shares of Provident Common Stock, or approximately 40.3% of the outstanding Provident Common Stock) have agreed, pursuant to the Maclellan Voting Agreement, to vote such shares of Provident Common Stock in favor of the issuance of shares of Provident Common Stock pursuant to the Merger Agreement and in favor of the Charter Amendment and, pursuant to the Maclellan Stockholder Agreement, to vote such shares in favor of the issuance of shares of Provident Common Stock pursuant to the Zurich Purchase Agreement. See "THE MERGER -- Maclellan Voting Agreement" and "THE ZURICH INVESTMENT -- Maclellan Stockholder Agreement." As of the Provident Record Date, Provident's directors and executive officers and other stockholders of Provident whose shares may be deemed beneficially owned by such directors and executive officers held approximately 45.1% of the outstanding shares of Provident Common Stock entitled to vote at the Provident Special Meeting (which total includes a substantial portion of the shares subject to the Maclellan Voting Agreement and the Maclellan Stockholder Agreement and excludes exercisable options).

     If either proposal (1) or (3) set forth on the enclosed form of proxy of Provident does not receive the requisite number of votes for approval, the Merger and the Charter Amendment will not be consummated. If proposal (2) set forth on the enclosed form of proxy of Provident does not receive the requisite number of votes for approval, or if proposals (1) and (3) are not approved, the Zurich Common Stock Investment will not be consummated.

                                   THE MERGER

     The following information describes certain information pertaining to the Merger. This description does not purport to be complete and is qualified in its entirety by reference to the Annexes hereto, including the Merger Agreement, a copy of which is set forth in ANNEX A to this Joint Proxy Statement/Prospectus and incorporated herein by reference. All stockholders are urged to read the Annexes in their entirety.

GENERAL

     Subject to the terms and conditions of the Merger Agreement, Newco will merge with and into Paul Revere, which will be the surviving corporation of the Merger and, as a result thereof, will become a wholly owned subsidiary of Provident. Upon consummation of the Merger, each outstanding share of Paul Revere Common Stock (excluding shares held by Paul Revere, Provident, Textron, or their respective subsidiaries (other than in a fiduciary or custodial capacity) and shares as to which dissenters' rights are asserted in accordance with Massachusetts law) will cease to be outstanding and will be converted into the right to receive, at the election of the holder of such share, any one of the following: (i) $26.00 in cash; (ii) a number of shares of Provident Common Stock equal to the product of 26 and the Exchange Ratio; or (iii) $20.00 in cash and a number of shares of Provident Common Stock equal to the product of 6 and the Exchange Ratio, with cash being paid in lieu of any fractional share interest in cases (ii) and (iii). In addition, upon consummation of the Merger, each share of Paul Revere Common Stock owned by Textron will be converted into the right to receive $20.00 in cash and a number of shares of Provident Common Stock equal to the product of 6 and the Textron Exchange Ratio. The Exchange Ratio shall be determined by dividing $1.00 by the average of the closing prices of Provident Common Stock as reported in the NYSE Composite Transactions for the twenty trading days ending on the fifth trading day prior to the Effective Time (the "Average Closing Price") (but under no circumstances will the Exchange Ratio be higher than .0343 or lower than .0295). The Textron Exchange Ratio shall be determined by dividing $1.00 by the Average Closing Price (but under no circumstances will the Textron Exchange Ratio be higher than .0343 or lower than
 .0263). See "-- Merger Consideration," "-- Stockholder Elections," and
"-- Fractional Shares."

     Consummation of the Merger is subject to various conditions, including among other matters: (i) approval of the Merger Agreement by the requisite vote of the holders of Paul Revere Common Stock; (ii) approval of the issuance of shares of Provident Common Stock pursuant to the Merger Agreement and the Charter Amendment by the requisite votes of the holders of Provident Common Stock; (iii) receipt of all governmental and other consents and approvals necessary to permit consummation of the Merger; (iv) Textron having made certain capital contributions to Paul Revere pursuant to the Textron Voting Agreement; and (v) satisfaction of certain other usual conditions. See "-- Conditions to Consummation," "-- Regulatory Approvals," and "-- Amendment, Waiver, and Termination." A copy of the Merger Agreement is set forth in ANNEX A to this Joint Proxy Statement/Prospectus.

EFFECTIVE TIME

     If the Merger Agreement is approved by the requisite vote of the holders of Paul Revere Common Stock, the issuance of shares of Provident Common Stock pursuant to the Merger Agreement and the Charter Amendment is approved by the requisite votes of the holders of Provident Common Stock, and all required governmental and other consents and approvals are received, and if the other conditions to the obligations of the parties to consummate the Merger are satisfied or waived (as permitted), the Merger will be consummated and effected on the date and at the time the Articles of Merger reflecting the Merger are duly filed with the Secretary of State of the Commonwealth of Massachusetts or such time as is agreed upon by the parties and specified in the Articles of Merger (the "Effective Time"). Paul Revere and Provident have agreed to notify each other when the conditions to such party's obligations to effect the Merger have been satisfied or waived. The Closing will take place on the sixth business day after the later of these notices has been given (the "Closing Date") or at such other place, time, and date as Provident and Paul Revere may agree. Assuming satisfaction or waiver (if permitted) of all conditions to the consummation of the Merger, the Merger is expected to become effective during the first quarter of 1997. Either Provident or Paul Revere may terminate the Merger Agreement if the Merger has not been consummated by May 28, 1997, provided that the failure of the Merger to occur on or prior to such date did not arise from the failure of the party seeking to terminate the Merger Agreement to fulfill any of its material obligations under the Merger Agreement. See "-- Conditions to Consummation," "-- Regulatory Approvals," and "-- Amendment, Waiver, and Termination."

BACKGROUND OF THE MERGER

  Paul Revere

     Over the past several years, consistent with its strategy of focusing on growth in its manufacturing segment and selectively reducing its investment in financial services, Textron has considered various alternatives to reduce its ownership in Paul Revere.

     In the summer of 1995, Textron and Paul Revere received several unsolicited inquiries from various parties expressing a possible interest in acquiring Paul Revere. In view of the number of inquiries for information about Paul Revere and to better assess the merits of any potential offers, Textron retained Salomon Brothers Inc ("Salomon") to manage and coordinate the process of a possible sale transaction. Salomon is a nationally recognized investment banking firm and is continually engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive bidding, secondary distributions of listed and unlisted securities and valuation for corporate, estate and other purposes. Textron selected Salomon as its financial advisor because of its reputation and because of its substantial experience in transactions such as the Merger. Salomon provides a full range of financial, advisory and brokerage services and in the course of its normal trading activities may from time to time effect transactions and hold positions in the securities or options on securities of Textron, Paul Revere or Provident for its own account and for the account of customers.

     In early November 1995, at the request of Textron, Salomon began a confidential process to identify and solicit possible acquirors for Textron's 83.3% interest in Paul Revere. During the period between November 1995 and April 1996, Salomon identified and contacted a number of potential acquirors. In late January 1996, non-public information was sent to a number of the parties contacted by Salomon after such parties executed confidentiality agreements.

     In February, the Board of Directors of Textron met and analyzed various strategic options relating to Textron's interest in Paul Revere, including a secondary public offering of its Paul Revere shares, an offering by Textron of mandatory exchangeable debt securities exchangeable into such Paul Revere shares, a split-off involving the exchange of Paul Revere shares for shares of Textron common stock, and various combinations of the above. In addition, the option to postpone divestiture of Textron's interest in Paul Revere was also considered. After reviewing such options, the Board determined that the near-term sale of Textron's interest in Paul Revere pursuant to a process structured to maximize potential sale proceeds was the best course of action for implementing Textron's strategy to reduce its ownership interest in Paul Revere and maximize the value of Paul Revere for the benefit of all of its stockholders. Textron then authorized Salomon to distribute to parties which had indicated an interest in acquiring Paul Revere guidelines for the submission of non-binding preliminary indications of interest. On February 29, 1996, Salomon distributed such guidelines which requested submission of indications of interest by March 8, 1996, and that the submissions include, among other things, information regarding sources of financing, a proposed timetable for consummation of any proposed transaction, a description of the additional due diligence investigations which would be necessary prior to delivering a proposal and a statement regarding such party's intentions with respect to the public stockholders of Paul Revere. On March 8, 1996, three parties, including Provident, submitted written, non-binding, preliminary indications of interest with an indicated value range from $23.00 to $29.00 per share of Paul Revere Common Stock, some of which proposed certain conditions and/or contingent payments tied to the future performance of Paul Revere. Based on the preliminary indications of interest, the three parties which submitted preliminary indications of interest were selected to conduct due diligence with respect to Paul Revere and were requested to submit definitive proposals by April 12, 1996, which date was later extended to April 16, 1996.

     On March 12, 1996, the Board of Directors of Paul Revere met and formed the Paul Revere Special Committee comprised of three directors of Paul Revere, Roger
E. Brinner, Donald B. Reed and Katherine D.

Ortega, none of whom were employees of Paul Revere or Textron or their respective affiliates, to review and assess the fairness, from a financial point of view, to the public stockholders of Paul Revere, of any proposed transaction recommended by Textron. The Paul Revere Special Committee met on March 15, 1996 and March 18, 1996 to discuss the process and the retention of legal counsel and, following these meetings, on March 22, 1996, the Paul Revere Special Committee retained Goodwin, Procter & Hoar LLP as counsel to assist the Paul Revere Special Committee in its role.

     The Paul Revere Special Committee met with its legal advisors on March 22, 1996 and discussed the role that the Paul Revere Special Committee would play in a potential transaction and the role of its financial and legal advisors. At meetings held on March 25 and 26, 1996, the Paul Revere Special Committee considered proposals from potential financial advisors. At the March 26, 1996 meeting, the Paul Revere Special Committee determined to retain Morgan Stanley as its financial advisor to assist the Paul Revere Special Committee in evaluating the fairness of any proposed transaction to Paul Revere's public stockholders.

     At the request of Textron, on March 29, 1996, Salomon sent to each of the three parties which had submitted a nonbinding preliminary indication of interest a draft agreement and plan of merger and requested that the parties respond with comments on the proposed agreement by April 10, 1996, which date was later extended to April 16, 1996.

     At a meeting held on April 10, 1996, in which representatives of Paul Revere participated, the Paul Revere Special Committee reviewed with its financial and legal advisors the status of the due diligence process and the bidding process.

     On April 16, 1996, Provident submitted a proposal for the acquisition of Paul Revere. Neither of the other two interested parties which were requested to submit definitive proposals did so. In addition, Textron received one unsolicited proposal for a transaction which proposed to reduce Textron's ownership of Paul Revere through the direct purchase of approximately half of Textron's Paul Revere shares (or warrants for such shares) in a private placement, in conjunction with a public offering by Textron of mandatory exchangeable debt securities exchangeable into Textron's remaining shares of Paul Revere, but which would not have provided an opportunity for stockholders of Paul Revere other than Textron to participate in such transactions. After a review of both proposals, Textron determined that Provident's proposal was more likely to be in the best interests of Textron and the other stockholders of Paul Revere, based upon the aggregate amount of consideration, the additional time indicated as necessary to complete due diligence and documentation for such other proposal, the fact that pursuant to the Provident proposal Textron's entire ownership interest in Paul Revere would be sold in a single transaction, the substantial completion by Provident of its due diligence, enabling it to move quickly to reach a definitive agreement, and the opportunity presented by the Provident proposal for all of Paul Revere's public stockholders to participate in the transaction. In accordance with such determination, at a meeting between representatives of Textron and Provident held on April 21, 1996 for the purpose of discussing the terms of a possible transaction, including the amount and form of consideration, Textron agreed that it would not pursue negotiations with any other party for one week to provide an opportunity to determine whether a mutually satisfactory deal could be struck between the parties. As a result of discussions at the April 21 meeting, Provident adjusted its proposal to increase its per share acquisition price for all Paul Revere stockholders from $25 to $26, provided that Textron would agree to elect to receive the Mixed Consideration, and to provide Paul Revere's public stockholders with additional options in electing the form of consideration they will receive for their shares.

     On April 22, 1996, the Board of Directors of Paul Revere met to review the status of the bidding process and the discussions with Provident regarding the proposed transaction, including a review of Provident's revised proposal as compared to the previously received preliminary non-binding proposals and the other expressions of interest in acquiring Paul Revere received by Textron, and the likelihood that any of such non-binding proposals or expressions of interest would develop into a firm offer. At that meeting, at the request of Textron, and at the April 23, 1996 meeting of the Board of Directors of Textron, representatives of Salomon made a presentation they had prepared for Textron which focused on: (i) an overview of the sale process; (ii) a summary of current indications of value; and (iii) a detailed review of the Provident offer. The Salomon presentation also contained (i) a summary of the preliminary indications of interest that were submitted on

March 8, 1996; (ii) a review of Paul Revere's financial performance; (iii) a review of Paul Revere's Common Stock price performance; (iv) a review of implied values per share of Paul Revere Common Stock based on various valuation methodologies employed by Salomon; and (v) a review of capital market alternatives to an outright sale by Textron of its ownership interest in Paul Revere. Salomon was not requested to, and did not, express any opinion to Textron or Paul Revere or their respective Boards of Directors with respect to the fairness of the Merger or of the consideration to be received in the Merger, to Textron or any other Paul Revere stockholder. Immediately following the Paul Revere Board meeting, the Paul Revere Special Committee met to separately evaluate the matters reviewed at the meeting of the full Paul Revere Board. At a meeting of the Board of Directors of Textron held on April 23, 1996, Salomon made its presentation referred to above, and the Textron directors were advised by management and representatives of Salomon as to the terms of Provident's proposal and the status of the negotiations between the parties, and heard from representatives of Dillon Read & Co. as to their view of the likely impact of the sale of Textron's ownership interest in Paul Revere on Textron's stock price. At this meeting, the Textron Board authorized Textron, subject to certain limitations, to enter into such agreements with Provident and to take such actions relating to the transactions outlined to the Textron Board as the chairman of the Textron Board deemed appropriate.

     During the period from April 25 to April 27, 1996, Provident's legal advisors met with representatives of Textron and its legal advisors to negotiate the terms of the proposed agreement and plan of merger.

     On April 26, 1996, the Paul Revere Special Committee met with its legal and financial advisors to consider and evaluate the Provident proposal. At the April 26, 1996 meeting, Morgan Stanley made a presentation to the Paul Revere Special Committee with respect to the Provident proposal and delivered its oral opinion, to the effect that the consideration to be received by Paul Revere's public stockholders in the Merger was fair to such stockholders from a financial point of view.

     On April 28, 1996, the Paul Revere Special Committee met again to consider the proposed transaction with Provident. At the meeting of the Paul Revere Special Committee, Morgan Stanley confirmed its oral opinion of April 26, 1996 and delivered its oral opinion, which was later confirmed in writing, that, as of April 28, 1996, the consideration to be received by the stockholders of Paul Revere (other than Textron) was fair to such stockholders from a financial point of view. The Paul Revere Special Committee meeting was adjourned to allow a meeting of the full Paul Revere Board to commence to consider the proposed transaction with Provident. During a recess in the meeting of the full Paul Revere Board, the meeting of the Paul Revere Special Committee was reconvened and, after further consideration of the proposed transaction with Provident, the Paul Revere Special Committee determined to recommend the proposed transaction to the full Paul Revere Board. Following the Paul Revere Special Committee meeting, the full Paul Revere Board meeting was reconvened and, after considering the proposed transaction with Provident, the Paul Revere Board approved the Original Merger Agreement (subject to certain permitted changes) and determined to recommend approval of the Original Merger Agreement to the stockholders of Paul Revere.

     On April 29, 1996, the parties executed the Original Merger Agreement and issued a joint press release announcing the transaction.

     Beginning in August 1996, the parties discussed various issues in light of the increasing likelihood that the Merger would not be consummated within the time initially anticipated, including the fact that beginning September 1, 1996 either party could unilaterally terminate the Original Merger Agreement. In connection with discussions between Textron and Provident relating to the amendment of the Original Merger Agreement, which amendment would, among other things, extend the dates as of which the parties would be entitled to terminate the Original Merger Agreement, Provident indicated that as a condition to agreeing to such amendment, it would require certain concessions from Textron. Prior to resolution of the matters involved in such discussions, the companies continued to pursue receipt of regulatory approvals necessary for the consummation of the Merger, including securing the effectiveness of the Registration Statement of which this Joint Proxy Statement/Prospectus is a part, and, in connection therewith, Paul Revere proceeded to complete a previously announced comprehensive study of the adequacy of its individual disability reserves. Following completion of the GAAP reserve study, Provident and Textron sought to resolve open issues in a manner that would accommodate completion of the statutory reserve study and satisfaction of conditions to consummation of the Merger, including approval of the Merger by the Massachusetts Insurance Commis-sioner. The date as of which either party could unilaterally terminate the Merger Agreement was extended to May 28, 1997, and Textron agreed, among other things, (i) to have the Textron Consideration determined on the basis of the Textron Exchange Ratio instead of the Exchange Ratio which is applicable to shares of Paul Revere Common Stock held by the other stockholders of Paul Revere, (ii) concurrently with the consummation of the Merger, to pay to Provident, or to contribute to Paul Revere, $25 million and to contribute to Paul Revere or Provident certain specified assets and (iii) to provide additional capital to Paul Revere prior to the effective time of the Merger based on a final determination of the required levels of Paul Revere's statutory reserves (subject to the limitation that Textron is required to contribute at least $100 million but not more than $180 million).

     At a meeting held on November 3, 1996, the Board of Directors of Paul Revere approved the amendments to various Merger-related agreements, including the Merger Agreement, in the form as of such date, providing for the foregoing arrangements. The amended and restated Merger-related agreements were approved by a committee of the Board of Directors of Paul Revere on November 5, 1996, and executed on such date. The parties issued a joint press release on November 6, 1996 announcing the execution of the Merger Agreement.

  Provident

     Under a new management team headed by J. Harold Chandler, Provident has been proceeding for more than two years to reposition Provident in a manner that will support growth and increased stockholder value. This includes strengthening its capital position and investment portfolio, reorganizing internally, and reassessing its product offerings. Specifically, Provident (i) sold its group medical business for $230 million in cash and stock, (ii) began winding down its traditional guaranteed-investment-contract ("GIC") business which carried high capital requirements, (iii) reduced the annual dividend on Provident Common Stock from $1.04 to $.72 per share to preserve capital to fund future growth,
(iv) simplified the corporate legal structure and eliminated a dual class of common stock that had special voting rights in order to present a more conventional corporate structure profile to the investing market, (v) sold $962 million in commercial mortgage loans as part of repositioning its investment portfolio, (vi) restructured its marketing and distribution channels, along with the support areas of product development, underwriting and claims, to better reach and serve individual and employee benefits customers, (vii) strengthened its claims management procedures in the disability income insurance business on which Provident took a $423 million pretax charge in the third quarter of 1993 to strengthen reserves as Provident incurred losses on a portion of that block of business which has encountered high claims experience, and (viii) began restructuring its disability income products to discontinue the sale of policies which combined non-cancelable contracts with long-term own-occupation provisions and to offer in their place an income replacement contract with more reasonable limits and better pricing for elective provisions.

     With the repositioning of Provident substantially complete, Provident's management considered ways in which to redeploy capital in a manner that would enhance stockholder value. This included allocating capital to support internal growth and pursuing acquisitions which would complement Provident's individual and employee benefits markets for insurance products. A number of acquisition prospects were reviewed during the latter part of 1995 and early 1996, including consideration of Paul Revere. In December 1995, representatives of Provident met with representatives of Textron to discuss a possible acquisition of Paul Revere by Provident. Considering the size of Paul Revere, Provident's management discussed financing needed for such an acquisition with potential sources of capital. Also, Provident's management advised representatives of the Maclellan Interests of a possible transaction involving Paul Revere and others.

     On February 2, 1996, the Executive Committee of Provident's Board of Directors received a report from Mr. Chandler and Thomas R. Watjen, Provident's Executive Vice President and Chief Financial Officer, concerning a possible acquisition of Paul Revere, and the Board of Directors of Provident received a report on the potential transaction at its meeting on February 12 and 13, 1996. Further meetings followed with Provident's potential financing sources, including Zurich, in order to develop a proposal to make to Textron. In accordance with guidelines distributed by Textron's financial advisor, Provident submitted a non-binding preliminary indication of interest on March 8, 1996, indicating, among other things, a price range between $26.00 and $29.00 per share, financing sources, areas of focus for due diligence investigations, treatment of

Paul Revere's public stockholders, and a projected time schedule. Shortly thereafter, Provident was advised that it could proceed with due diligence with respect to Paul Revere so that it might submit a definitive proposal on April 12, 1996, which date was later extended to April 16, 1996.

     On March 12, 1996, the Board of Directors of Provident met and received information from Mr. Chandler and Mr. Watjen, as well as from Provident's financial advisor, Goldman Sachs, concerning the preliminary proposal and related information about a possible acquisition of Paul Revere. Provident's management and its various advisors continued their due diligence investigations with respect to Paul Revere and their discussions concerning financing arrangements. Additionally, Provident's management and its financial advisor continued discussions with representatives and management of Textron and Paul Revere about a potential transaction.

     On April 15, 16 and 19, 1996, the Executive Committee of the Board of Directors of Provident received a report on the status of the due diligence and the Provident proposal. On April 16, 1996, Provident submitted its proposal of $25.00 per share in cash and, as requested, provided comments on a draft agreement and plan of merger. Representatives of Textron and Provident met on April 21, 1996 to discuss terms of a possible transaction, and Textron agreed not to pursue negotiations with any other party for one week while trying to determine whether a mutually satisfactory agreement could be reached with Provident. On April 22, 1996, Provident revised its proposal and offered $6.00 in Provident Common Stock and $20.00 in cash. Provident's Executive Committee received another report on the negotiations on April 24, 1996, and the Board of Directors was provided with an updated report on April 25, 1996. At the request of the Paul Revere Special Committee, the form of consideration to be offered to the public stockholders of Paul Revere included not only the Mixed Consideration but also the right to make alternative elections for the Stock Consideration or the Cash Consideration. Provident agreed to the additional forms of consideration for Paul Revere's public stockholders, provided that Textron would agree to elect to receive the Mixed Consideration in the Merger. Negotiations continued on the financing commitments from Provident's lender and from Zurich, and legal advisors for the parties negotiated the terms of the Original Merger Agreement on April 25-27, 1996.

     On April 28, 1996, the Board of Directors of Provident met to consider, and approved, the proposed Original Merger Agreement, the financing commitments from Zurich and Provident's lender, and the related Charter Amendment. The Original Merger Agreement was executed on April 29, 1996.

     The Provident Board was updated concerning the status of Paul Revere transaction at its meetings in May and July, 1996. Beginning in August 1996, the parties discussed various issues in light of the increasing likelihood that the Merger would not be consummated within the time initially anticipated, including the fact that beginning September 1, 1996 either party could unilaterally terminate the Original Merger Agreement. In connection with discussions between Textron and Provident relating to the amendment of the Original Merger Agreement, which amendment would, among other things, extend the dates as of which the parties would be entitled to terminate the Original Merger Agreement, Provident indicated that as a condition to agreeing to such amendment, it would require certain concessions from Textron. On August 29, 1996, the Executive Committee of the Provident Board reviewed the status of the ongoing discussions. Prior to resolution of the matters involved in such discussions, the companies continued to pursue receipt of regulatory approvals necessary for consummation of the Merger, including securing the effectiveness of the Registration Statement of which this Joint Proxy Statement/Prospectus is a part, and, in connection therewith, Paul Revere proceeded to complete a previously announced comprehensive study of the adequacy of its individual disability reserves. Following completion of the GAAP reserve study, Provident and Textron sought to resolve open issues in a manner that would accommodate completion of the statutory reserve study and satisfaction of conditions to consummation of the Merger, including approval of the Merger by the Massachusetts Insurance Commissioner. The date as of which either party could unilaterally terminate the Merger Agreement was extended to May 28, 1997, and Textron agreed, among other things, (i) to have the Textron Consideration determined on the basis of the Textron Exchange Ratio instead of the Exchange Ratio which is applicable to shares of Paul Revere Common Stock held by the other stockholders of Paul Revere, (ii) concurrently with the Closing, to pay to Provident, or to contribute to Paul Revere, $25 million and to contribute to Paul Revere or Provident certain specified assets, and (iii) to provide additional capital to Paul Revere prior to the effective time of the Merger based on a final determination of the required levels of Paul Revere's statutory reserves (subject to the limitation that Textron is required to contribute at least $100 million but not more than $180 million). On November 5, 1996, the Provident Board of Directors approved amendments to various agreements relating to the Merger, and the amended and restated agreements, including the Merger Agreement, were executed.

REASONS FOR THE MERGER

     Paul Revere. The Board of Directors of Paul Revere considered the Original Merger Agreement and the transactions contemplated thereby at its meeting on April 28, 1996 (and again on November 3, 1996, in connection with certain amendments to various Merger-related agreements, including the Merger Agreement). The Board of Directors of Paul Revere has determined the Merger to be fair to and in the best interests of Paul Revere and its stockholders. Accordingly, the Paul Revere Board has approved the Merger Agreement and unanimously recommends that the stockholders of Paul Revere vote for approval of the Merger Agreement.

     In reaching its determination, the Paul Revere Board considered, without assigning relative weight to, a variety of factors, including, among other things: (i) the terms and conditions of the Merger Agreement, including (a) the amount and form of the Merger Consideration, (b) the terms and size of the "collar" on the Exchange Ratio used to determine the amount of Provident Common Stock to be received in connection with the Merger by Paul Revere stockholders who elect to receive the Stock Consideration or the Mixed Consideration, (c) the conditions to the parties' respective obligations to consummate the transactions contemplated thereby and (d) the terms and conditions under which Paul Revere may terminate the Merger Agreement in order to enter into a definitive agreement relating to a transaction proposal from a third party upon payment of a termination fee of $22.5 million; (ii) the benefits and opportunity for long-term value to Paul Revere stockholders resulting from the Merger; (iii) that the cash consideration to be paid by Provident in the Merger to the Paul Revere stockholders who make a Cash Election represents a premium of approximately 8% over the market price of the Paul Revere Common Stock one month prior to the April 29, 1996 execution of the Original Merger Agreement and that the Paul Revere stockholders (other than Textron) will be able to elect among three forms of consideration to be paid by Provident to such stockholders; (iv) the absence of available alternative transactions that appeared likely to offer Paul Revere stockholders immediate or long-term economic benefits comparable or superior to the Merger, on the basis of Textron's and Paul Revere's diligent efforts to explore and develop such alternative transactions, and the ability of the Paul Revere Board to continue to consider subsequent unsolicited offers concerning alternative transactions that would result in greater value for the Paul Revere stockholders; (v) the uncertainties associated with continuing Paul Revere as an independent company, in light of Textron's announced strategy to selectively reduce its investment in financial services; (vi) the compatibility of the operations of Paul Revere and Provident, and the financial condition, results of operations, and future prospects of Paul Revere and Provident; (vii) the terms of the Textron Voting Agreement, including that it terminates at such time as the Merger Agreement is terminated in accordance with its terms; (viii) the terms of the Provident Voting Agreement; (ix) the regulatory approvals required in connection with the Merger, including the risks and uncertainties associated with obtaining the same; (x) the recommendation of the Paul Revere Special Committee; and (xi) Morgan Stanley's oral opinion delivered to the Paul Revere Special Committee, and later confirmed in writing, that as of the date of such oral opinion the consideration to be paid to the Paul Revere stockholders (other than Textron) in connection with the Merger was fair, from a financial point of view, to such stockholders.

     THE PAUL REVERE BOARD OF DIRECTORS HAS UNANIMOUSLY CONCLUDED THAT THE MERGER IS FAIR TO AND IN THE BEST INTERESTS OF PAUL REVERE AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS OF PAUL REVERE VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT.

     In connection with the presentation of Morgan Stanley to the Paul Revere Special Committee, the management of Paul Revere provided to Morgan Stanley certain operating and financial information relating to Paul Revere's business, including certain projected financial results prepared by the management of Paul Revere (the "Paul Revere Projections"). The Paul Revere Projections do not take into account any of the potential effects of the Merger. The Paul Revere Projections include 1996, 1997, 1998, 1999 and 2000 operating earnings per share estimates (excluding goodwill amortization charges and after-tax realized investment gains) of $2.33, $2.85, $3.51, $4.28 and $5.06, respectively, assuming no investment of additional capital. The Paul Revere Projections assume, among other things, individual disability insurance benefit ratios of 77.5%, 75.2%, 73.4%, 71.6% and 70.1% in 1996, 1997, 1998, 1999 and 2000,
respectively. In connection with its analysis of the proposed transaction, Morgan Stanley also performed sensitivity analysis of the Paul Revere Projections. See "THE MERGER -- Opinions of Financial Advisors; Paul Revere." PAUL REVERE DOES NOT, AS A MATTER OF COURSE, PUBLICLY DISCLOSE FORWARD-LOOKING INFORMATION, SUCH AS THE PAUL REVERE PROJECTIONS, AS TO FUTURE REVENUES, EARNINGS OR OTHER FINANCIAL INFORMATION. THE PAUL REVERE PROJECTIONS WERE NOT PREPARED WITH A VIEW TO PUBLIC DISCLOSURE OR COMPLIANCE WITH PUBLISHED GUIDELINES OF THE COMMISSION OR THE GUIDELINES ESTABLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS. THE PAUL REVERE PROJECTIONS ARE INCLUDED IN THIS JOINT PROXY STATEMENT/PROSPECTUS ONLY BECAUSE SUCH INFORMATION WAS PROVIDED TO MORGAN STANLEY AND PROVIDENT AND ITS FINANCIAL ADVISORS. WHILE PRESENTED WITH NUMERICAL SPECIFICITY, THESE PROJECTIONS WERE BASED UPON A VARIETY OF ASSUMPTIONS (CERTAIN OF WHICH ARE SET FORTH ABOVE) RELATING TO THE BUSINESS OF PAUL REVERE, ALL OF WHICH ARE SUBJECT TO MATERIAL RISKS AND UNCERTAINTIES. IN PARTICULAR, IT SHOULD BE NOTED THAT CERTAIN ASSUMPTIONS UTILIZED FOR PURPOSES OF THE PAUL REVERE PROJECTIONS DIFFER FROM THOSE ASSUMED TO BE REASONABLE AT THE TIME OF PAUL REVERE'S COMPREHENSIVE INDIVIDUAL DISABILITY RESERVE STUDY. ALTHOUGH THE PAUL REVERE PROJECTIONS AND THE ASSUMPTIONS UPON WHICH THEY WERE BASED WERE CONSIDERED REASONABLE BY PAUL REVERE AT THE TIME THEY WERE PREPARED, THE PAUL REVERE PROJECTIONS ARE SUBJECT TO SIGNIFICANT UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND THE CONTROL OF PAUL REVERE. ACCORDINGLY, THERE CAN BE NO ASSURANCE THAT THE PAUL REVERE PROJECTIONS WILL BE REALIZED, AND ACTUAL RESULTS MAY VARY MATERIALLY FROM THOSE SHOWN. THE INCLUSION OF THE PAUL REVERE PROJECTIONS IN THIS JOINT PROXY STATEMENT/PROSPECTUS SHOULD NOT BE REGARDED AS AN INDICATION THAT PAUL REVERE, PROVIDENT OR ANY OTHER PARTY WHO RECEIVED ANY SUCH INFORMATION CONSIDERS IT AN ACCURATE PREDICTION OF FUTURE EVENTS. NONE OF PAUL REVERE, PROVIDENT OR ANY OTHER PARTY INTENDS TO UPDATE OR OTHERWISE PUBLICLY REVISE THE PAUL REVERE PROJECTIONS EVEN IF EXPERIENCE OR FUTURE CHANGES MAKE IT CLEAR THAT THE PAUL REVERE PROJECTIONS WILL NOT BE REALIZED. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements to encourage companies to provide prospective information about themselves without fear of litigation so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in the statement. Accordingly, Paul Revere identifies in the section entitled "FORWARD LOOKING STATEMENTS" important factors which could cause Paul Revere's actual results to differ materially from any such results which might be projected, forecast, estimated or budgeted by Paul Revere in forward-looking statements, including the Paul Revere Projections. The list of such factors in the section entitled "FORWARD LOOKING STATEMENTS" pursuant to the Private Securities Litigation Reform Act of 1995 should not be construed as exclusive.

     In connection with its evaluation of various alternatives with respect to its investment in Paul Revere, Textron engaged the Minneapolis office of M&R, a nation-wide firm of actuaries and consultants, to provide Textron with certain actuarial values and estimates with respect to Paul Revere. M&R's engagement was limited in scope, and only intended for the use of Textron, Paul Revere and their advisors.

     M&R's work involved actuarial estimates or projections regarding the future experience of Paul Revere. It is anticipated that the actual experience will vary, and may vary significantly, from M&R's estimates. In addition, as part of its assignment, M&R accepted and utilized both data and projection models supplied by Paul Revere without independent verification.

     M&R made several projections regarding the actuarial value of Paul Revere. An actuarial value is not a market value, nor is it an attempt to estimate market value. Rather, an actuarial value is a projection of statutory earnings (under a series of assumptions) discounted to present value. The actuarial values vary significantly, depending upon the assumptions used and the discount rate applied. Using certain assumptions at various interest rates/durations of future business, M&R projected an actuarial value of Paul Revere from $668 million to $1,453 million. In addition, when sensitivity testing was performed with respect to certain of the assumptions used above, the actuarial value could increase or decrease by more than $400 million. Based on the information provided and the assumptions utilized by M&R, M&R estimated that Paul Revere had a reserve deficiency on a GAAP basis with respect to its individual disability business, as of December 31, 1995, of $164 million if overhead was included, and $110 million if overhead was excluded. See "INFORMATION RELATING TO PAUL REVERE GAAP RESERVES."

     At the request of Morgan Stanley, M&R's work was summarized in the April M&R Report. As set forth above, M&R's work was subject to various assumptions, caveats, limitations and explanations. As such, in order to understand or place any reliance on M&R's work, the April M&R Report must be read in its entirety. Further, M&R advises readers of the April M&R Report that if they are unfamiliar with actuarial estimates and projection techniques, they should be aided by a professional who is. In the past, M&R has provided actuarial and other advisory services to Paul Revere and has received fees for the rendering of such services.

     In August 1996, Paul Revere engaged M&R to provide assistance in analyzing the adequacy of Paul Revere's benefit and claim GAAP reserves with respect to its individual disability business which resulted in the issuance of the November M&R Report. M&R's engagement in August 1996 did not include an update of the actuarial value of Paul Revere that was provided in connection with the April M&R Report. Paul Revere did not believe that such an update was necessary. If such an update had been done, the actuarial value of Paul Revere would change due to a change in the present value of future policy benefits reflecting more recent morbidity experience, the present value of future expenses and the difference between the assumed internal investment rate and the assumed discount rate. Therefore, the actuarial value contained in the April M&R Report can no longer be relied upon.

     Provident. In reaching its conclusion to approve the Merger and transactions contemplated thereby, the Provident Board consulted with Provident's management, as well as with its advisors, including financial, actuarial, and legal. The Provident Board considered the Merger and the transactions contemplated thereby primarily at its meeting on April 28, 1996 (and again on November 5, 1996, in connection with certain amendments to various Merger-related agreements) and considered various factors, including the following:

          (i) Merger Supports Provident Growth Strategy. The Merger is a major step in implementing and accelerating Provident's strategy for long-term external growth and enhanced stockholder value. This factor included (a) the significant overlap of the two companies in insurance products that complement the focus of both companies on insurance products sold to individuals and employee benefits groups, (b) the broader and improved product offerings by the post-Merger combined company which would also have expanded distribution channels to reach and serve customers, (c) the efficiencies to be gained by consolidating the two companies and the cost savings that would arise from these efficiencies, and (d) the enhanced customer service that would be produced by combining the operations of the two companies. See "-- Management and Operations After the Merger."

          (ii) Certain Financial and Related Information. This information included (a) an operational review of Paul Revere which dealt with, but was not limited to, distribution channels, risk management, information systems, client services, and administration, (b) a financial review relating to experience analysis, financial projections, reserves, asset portfolio and expenses, and (c) a merger analysis including, but not limited to, respective stock performance, comparative financial data, pro forma financial analyses, and comparable merger and acquisition transactions. The information was presented by Provident's management, together with representatives of Provident's actuarial and financial advisors, as part of Provident's due diligence process. The Provident Board also noted the financing commitments from Zurich and Provident's lender which were necessary to finance the Merger. The Board considered the changes that occur as part of an acquisition as a result of a valuation of the assets and liabilities to reflect current economic conditions and expectations. Such changes typically consist of the inclusion of the acquired assets at their current market values and the calculation of policyholder liabilities based on current assumptions as to interest rates, morbidity, mortality, and lapse rates. Following completion of the comprehensive study of the adequacy of Paul Revere's individual disability GAAP reserves in October 1996, the Provident Board considered at its meeting on November 5, 1996, the financial effect of Textron's agreement to provide additional capital to Paul Revere prior to the effective time of the Merger based on a final determination of the required levels of Paul Revere's statutory reserves (subject to the limitation that Textron would be required to contribute at least $100 million but not more than $180 million), the revision in the Textron Exchange Ratio which would have the effect of issuing a lower minimum number of shares of Provident Common Stock to Textron, the payment of $25 million by

     Textron to Provident or to Paul Revere as an additional capital contribution, as well as other proposed amendments to agreements relating to the Merger.

          (iii) Certain Nonfinancial Information. The basic documents relating to the Merger were distributed to the Provident Board at its April 28, 1996 meeting and summarized by Provident's legal advisors. These included (a) the Original Merger Agreement, (b) the Textron Voting Agreement (in the form prior to its amendment and restatement), (c) the Textron Standstill Agreement, (d) the Maclellan Voting Agreement (in the form prior to its amendment and restatement), (e) the Separation Agreement (in the form prior to its amendment and restatement), (f) the Textron Registration Rights Agreement, (g) Zurich's commitment with respect to the Zurich Relationship, and (h) the commitment from Provident's lender. The Provident Board also considered the management structure and additions to the Provident Board contemplated in connection with the Merger. At the time, it was contemplated that Charles E. Soule, President and Chief Executive Officer of Paul Revere, would join the Provident Board as Vice Chairman and would become part of the Provident management team; Thomas R. Watjen, current Executive Vice President and Chief Financial Officer of Provident, would also join the Provident Board as Vice Chairman; and two nominees of Zurich would be added to the Provident Board. Subsequently, Mr. Soule announced his decision to retire when the Merger is completed. Additionally, the Board considered the effect of the issuance of Provident Common Stock in the Merger and to Zurich on the common stock ownership of Provident after the Merger which would result in the Maclellan Interests owning approximately 38% of the shares of Provident Common Stock outstanding after consummation of the Merger and the Zurich Common Stock Investment, Zurich owning approximately 15%, Textron owning approximately 11% and the public owning approximately 36% (assuming a Mixed Election by all holders of Paul Revere Common Stock, an Exchange Ratio of .0317 and a Textron Exchange Ratio of .0317, the Exchange Ratio and the Textron Exchange Ratio resulting from a per share price of Provident Common Stock of $31.50, the closing price for Provident Common Stock on April 26, 1996, the last trading day prior to public announcement of the execution of the Original Merger Agreement). It also considered the existence of standstill provisions in agreements with Textron and Zurich. The Board was advised of the nature of registration rights with respect to Provident Common Stock that would exist with the three major stockholder groups after the Merger, and the Board was advised of the provision for a termination fee of $22,500,000 to be paid to Provident if the Merger is not consummated under certain circumstances. See "-- Expenses and Fees." At its meeting on November 5, 1996, at which certain amendments to the various agreements were approved, the Provident Board considered the extension of the date as of which either party would be entitled to unilaterally terminate the Merger Agreement to May 28, 1997, although it was noted that efforts would be made to consummate the Merger during the first quarter of 1997.

          (iv) Advice of Financial Advisor and Fairness Opinion. The oral opinion of Goldman Sachs delivered to the Provident Board on April 28, 1996, to the effect that if the Merger had been consummated as of such date the Aggregate Merger Consideration (as defined in the Original Merger Agreement) to be paid by Provident pursuant to the Original Merger Agreement would have been fair to Provident. Goldman Sachs subsequently delivered its written opinion dated November 5, 1996, to the effect that as of such date the Aggregate Merger Consideration to be paid by Provident pursuant to the Merger Agreement was fair to Provident. See "-- Opinions of Financial Advisors; Provident."

          (v) Regulatory Approvals. The likelihood of obtaining regulatory approvals that would be required with respect to the Merger. The ongoing review by the Massachusetts Insurance Commissioner was noted at the Provident Board meeting on November 5, 1996, as well as the manner in which various amendments anticipate completion of the statutory reserve study by Paul Revere. See "-- Regulatory Approvals."

     The foregoing discussion of the information and factors considered by the Provident Board is not intended to be exhaustive but is believed to include all material factors considered by the Provident Board. In view of the variety of factors considered in connection with its evaluation of the proposed Merger, the Provident Board did not find it practicable to and did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, individual members of the Provident Board may have given different weights to different factors.

     THE PROVIDENT BOARD OF DIRECTORS HAS UNANIMOUSLY CONCLUDED THAT THE MERGER, THE ZURICH COMMON STOCK INVESTMENT AND THE CHARTER AMENDMENT ARE IN THE BEST INTERESTS OF PROVIDENT AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS THAT PROVIDENT STOCKHOLDERS VOTE "FOR" THE ISSUANCE OF PROVIDENT COMMON STOCK PURSUANT TO THE MERGER AGREEMENT, "FOR" THE ISSUANCE OF PROVIDENT COMMON STOCK PURSUANT TO THE ZURICH PURCHASE AGREEMENT, AND "FOR" THE CHARTER AMENDMENT.

     In early 1996, Provident retained Tillinghast, a nationally recognized actuarial firm, to assist Provident's management in its due diligence investigation of Paul Revere. Tillinghast consulted with and assisted Provident management, pursuant to management's instructions, in (i) reviewing the methodology and adequacy of Paul Revere's statutory reserves, (ii) developing statutory and GAAP projections, including related assumptions under a variety of scenarios, (iii) analyzing various accounting and tax issues, and (iv) reviewing various aspects of Paul Revere's business, including business profitability levels and current reinsurance treaties. TILLINGHAST'S ENGAGEMENT WAS LIMITED IN SCOPE, AND WAS INTENDED ONLY FOR THE INTERNAL USE OF PROVIDENT'S MANAGEMENT AND INDEPENDENT ADVISORS. TILLINGHAST WAS NOT ENGAGED BY PROVIDENT TO PROVIDE OR CERTIFY, AND DID NOT PROVIDE OR CERTIFY, ANY ACTUARIAL REPORT, OPINION OR APPRAISAL RELATING TO THE MERGER OR THAT WAS OTHERWISE INTENDED TO BE INCLUDED IN THIS JOINT PROXY STATEMENT/PROSPECTUS. FURTHERMORE, TILLINGHAST WAS NOT REQUESTED BY PROVIDENT TO PERFORM, AND DID NOT PERFORM, THE EXTENSIVE REVIEW PROCEDURES THAT IT WOULD HAVE PERFORMED HAD TILLINGHAST BEEN ENGAGED TO PROVIDE A REPORT, OPINION OR APPRAISAL OF ANY KIND FOR INCLUSION IN THIS JOINT PROXY STATEMENT/PROSPECTUS. RATHER, TILLINGHAST UTILIZED REVIEW PROCEDURES THAT IT WAS REQUESTED TO PERFORM BY PROVIDENT AND THAT IT OTHERWISE CONSIDERED APPROPRIATE FOR A LIMITED DUE DILIGENCE ENGAGEMENT.

     Tillinghast's work product during the investigatory period was developed in various discussion pieces that Tillinghast shared with management of Provident, relating to (i) Tillinghast's review of diligence materials relating to Paul Revere and interviews of Paul Revere personnel, (ii) comparisons of individual disability income loss ratios, morbidity and new business profitability, and
(iii) various components for use in the development of Provident's projections, including related assumptions. Management of Provident, together with representatives of Tillinghast, described, at the April 28, 1996 meeting of Provident's Board of Directors, the results of their due diligence investigation of Paul Revere, which included comments regarding Tillinghast's observations as to (i) potential strengths of various aspects of Paul Revere's business (including such matters as the relative diversity of Paul Revere's individual disability income risks, Paul Revere's national accounts, the extent to which Paul Revere's individual disability insurance in force is attributable to 1990-1995 sales, and Paul Revere's record of product innovation, (ii) potential weaknesses of various aspects of Paul Revere's business (including comments on such matters as Paul Revere's reliance on the career agency system, excess risk reinsurance, Paul Revere's need for additional capital, and the implications of Paul Revere's emphasis on non-cancelable individual disability insurance), (iii) Tillinghast's comparison of the relative strengths of Provident's and Paul Revere's existing book of disability insurance (both with respect to historical loss ratios, where Provident's had been higher on the 1990-1994 block of business, and the implications of changes in morbidity, where Tillinghast questioned certain improvements in morbidity anticipated by Paul Revere), (iv) Tillinghast's estimate with respect to the adequacy of Paul Revere's statutory reserves, and (v) Tillinghast's view that Paul Revere's new disability insurance being written in 1995 and 1996 is profitable. With respect to the adequacy of Paul Revere's statutory reserves, Tillinghast estimated that Paul Revere's statutory reserves were deficient by, and should be increased by, approximately $161 million as of December 31, 1995. Tillinghast's estimate, however, was based upon a stand-alone review of discreet blocks of Paul Revere's business (as opposed to a review of the business taken as a whole) and upon conservative assumptions, in each case in accordance with instructions provided by Provident and with the intent of assisting Provident with its due diligence investigation of Paul Revere. Accordingly, such estimate is not necessarily indicative of the adequacy of Paul Revere's statutory reserves or the amount of increase, if any, in such reserves that may be required in order for Paul Revere to satisfy minimum statutory requirements. Tillinghast's estimate of Paul Revere's statutory reserves was included, however, along with numerous other considerations, in Provident's overall assessment of Paul Revere's business. See "INFORMATION RELATING TO PAUL REVERE GAAP RESERVES."

     Provident selected Tillinghast to assist management in its due diligence review of Paul Revere because Tillinghast is a nationally recognized actuarial firm that has substantial expertise in the life, health and disability insurance industries. Tillinghast has performed actuarial consulting services for both Provident and Paul Revere in the past, for which services Tillinghast received normal and customary consideration. Pursuant to an engagement letter dated March 20, 1996, Provident has paid Tillinghast on the basis of hourly rates (approximately $528,550 through November 26, 1996) for its services in connection with Provident's due diligence investigation of Paul Revere. Additionally, during the years 1994 and 1995 and the first ten months of 1996, Tillinghast has provided services to Provident related to the development of actuarial systems and their implementation and other actuarial review services for which the fees and related expenses totaled $8.6 million. Provident has agreed to reimburse Tillinghast for its reasonable out-of-pocket expenses, including attorneys' fees, and to indemnify Tillinghast against certain liabilities, including certain liabilities under the federal securities laws.

OPINIONS OF FINANCIAL ADVISORS

  Paul Revere

     The Paul Revere Special Committee retained Morgan Stanley to act as the Paul Revere Special Committee's financial advisor in connection with the Merger and related matters based upon Morgan Stanley's qualifications, expertise and reputation. On April 28, 1996, Morgan Stanley delivered its oral opinion to the Paul Revere Special Committee that, as of such date and subject to certain considerations identified to the Paul Revere Special Committee and later set forth in the written opinion of Morgan Stanley dated April 29, 1996, the consideration to be received by the holders of Paul Revere Common Stock (other than Textron) pursuant to the Original Merger Agreement was fair from a financial point of view to such holders. Morgan Stanley subsequently confirmed its April 28, 1996 opinion by delivery to the Paul Revere Special Committee of a written opinion dated as of the date of this Joint Proxy Statement/Prospectus. Such written opinion will not be further updated prior to consummation of the Merger.

     THE FULL TEXT OF MORGAN STANLEY'S WRITTEN OPINION DATED AS OF THE DATE OF THIS JOINT PROXY STATEMENT/ PROSPECTUS, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS ANNEX B TO THIS JOINT PROXY STATEMENT/PROSPECTUS (THE "MORGAN STANLEY OPINION") AND IS INCORPORATED HEREIN BY REFERENCE. HOLDERS OF PAUL REVERE COMMON STOCK ARE URGED TO, AND SHOULD, READ THE MORGAN STANLEY OPINION CAREFULLY AND IN ITS ENTIRETY. THE MORGAN STANLEY OPINION IS DIRECTED TO THE PAUL REVERE SPECIAL COMMITTEE AND THE FAIRNESS OF THE CONSIDERATION, FROM A FINANCIAL POINT OF VIEW, TO BE RECEIVED BY THE HOLDERS OF PAUL REVERE COMMON STOCK (OTHER THAN TEXTRON) PURSUANT TO THE MERGER AGREEMENT, AND IT DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER NOR DOES IT CONSTITUTE A RECOMMENDATION TO ANY HOLDER OF PAUL REVERE COMMON STOCK AS TO HOW TO VOTE AT THE PAUL REVERE SPECIAL MEETING. THE SUMMARY OF THE MORGAN STANLEY OPINION SET FORTH IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

     In arriving at its opinion, Morgan Stanley (i) analyzed certain publicly available financial statements and other information of Paul Revere and Provident, (ii) analyzed certain internal financial statements and other financial and operating data concerning Paul Revere and Provident prepared by the managements of Paul Revere and Provident, (iii) analyzed certain financial projections prepared by the managements of Paul Revere and Provident, (iv) discussed the past and current operations and financial condition and the prospects of Paul Revere and Provident with senior executives of Paul Revere and Provident, respectively, (v) reviewed the reported prices and trading activity for the Paul Revere Common Stock and the Provident Common Stock, (vi) compared the financial performance of Paul Revere and Provident and the prices and trading activity of the Paul Revere Common Stock and the Provident Common Stock with that of certain other comparable publicly-traded companies and their securities, (vii) reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions, (viii) participated in discussions among representatives of Paul Revere and Provident and their financial and legal advisors, (ix) reviewed the Original Merger Agreement and the Merger Agreement, (x) reviewed and discussed certain actuarial forecasts and analyses of Paul Revere performed by Textron's consulting actuary and (xi) performed such other analyses as Morgan Stanley deemed appropriate.

     In rendering its opinion, Morgan Stanley assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by Morgan Stanley for the purposes of the Morgan Stanley Opinion. With respect to the financial projections, Morgan Stanley assumed that such projections were reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of Paul Revere and Provident. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of Paul Revere and Provident; however, Morgan Stanley did review the actuarial forecast and valuation prepared by the consulting actuary engaged by Textron and relied without independent verification upon such analyses for purposes of the Morgan Stanley Opinion. The Morgan Stanley Opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to it as of, the date of the opinions. Morgan Stanley was not requested to, and did not, make any determination regarding the fairness of the Zurich Common Stock Investment.

     The following is a brief summary of certain analyses performed by Morgan Stanley and reviewed with the Paul Revere Special Committee on April 26, 1996 in connection with the preparation of the Morgan Stanley Opinion and with its oral presentation to the Paul Revere Special Committee on such date:

          Paul Revere Common Stock Performance. Morgan Stanley's analysis of Paul Revere Common Stock performance consisted of a historical analysis of: closing prices and trading volumes from October 27, 1993 through April 24, 1996; Paul Revere's indexed price performance from April 20, 1995 to April 19, 1996 and from the October 27, 1993 initial public offering to April 19, 1996, in both cases relative to the indexed price performance of (i) the Provident Common Stock, (ii) Standard & Poors industrial average of 500 stocks (the "S&P 500"), (iii) a comparable company index (the "Comparable Company Index") which was comprised of UNUM Corporation, AFLAC Incorporated, American Heritage Life Investment Corporation, American Travellers Corporation, and Delphi Financial Group, Inc. (the "Comparable Public Companies"), and (iv) the high and low prices for the Paul Revere Common Stock in the 12 months ended April 19, 1996. From April 20, 1995 to April 19, 1996, Paul Revere Common Stock outperformed the Provident Common Stock, the S&P 500, and the Comparable Company Index. From the October 27, 1993 initial public offering to April 19, 1996, Paul Revere Common Stock underperformed the Provident Common Stock, the S&P 500 and the Comparable Company Index. In the twelve months ended April 19, 1996, the Paul Revere Common Stock closed at a high of $25.00 per share and a low of $15.50 per share.

          Comparable Public Company Analysis. As part of its analysis, Morgan Stanley compared certain financial information of Paul Revere with corresponding publicly available information of the Comparable Public Companies which were publicly traded insurance companies that Morgan Stanley considered comparable in certain respects with Paul Revere. Morgan Stanley, as part of this analysis, performed a sensitivity analysis (the "Morgan Stanley Case") based upon estimates of Morgan Stanley's public research analyst. The Morgan Stanley Case assumes, among other things, individual disability insurance benefit ratios of 82.2% in 1996 and 80.0% in 1997, and long-term growth in operating earnings per share of 14.0% per year thereafter, and includes adjusted operating earnings per share estimates (excluding goodwill amortization charges, after-tax realized investment gains and any adjustment to or write-offs of deferred acquisition costs) of $2.08, $2.38, $2.69, $3.04 and $3.44 in 1996, 1997,
     1998, 1999 and 2000, respectively. In performing its analysis, Morgan Stanley compared the market price per share as a multiple of (i) actual adjusted operating earnings for 1995, (ii) Institutional Brokers Estimate System ("I/B/E/S") earnings estimates for 1996, (iii) I/B/E/S earnings estimate for 1997, and (iv) adjusted book value (excludes effects of Statement of Financial Accounting Standard No. 115 ("FAS 115")) as of December 31, 1995. An analysis of the multiples for the Comparable Public Companies, as adjusted to exclude certain results that Morgan Stanley considered anomalous, yielded (i) multiples of the current market price per common share to actual operating earnings for 1995 of 10.7x to 17.5x, with a mean of 13.1x, (ii) multiples of the current market price per common share to I/B/E/S earnings estimates for 1996 of 8.8x to 14.4x, with a mean of 11.2x, (iii) multiples of the current market price per common share to I/B/E/S earnings estimates for 1997 of 7.7x to 12.2x, with a mean of 9.9x, and (iv) multiples of the current market price per common share to adjusted book value per share (excluding effects of FAS 115) of .68x to 2.62x, with a mean of 1.61x. Applying (i) multiples of 10.5x to 11.5x to 1995 actual operating earnings, (ii) multiples of 9.0x to 10.5x to 1996 estimated operating earnings, (iii) multiples of 8.5x to 9.5x to 1997 estimated operating earnings; and (iv) multiples of .90x to 1.00x to December 31, 1995 adjusted book value, Morgan Stanley calculated ranges of implied share values for Paul Revere Common Stock of $18.80 to $20.59, $17.55 to $23.31, $21.42 to
     $23.94 and $19.82 to $22.03 respectively, and an overall mean range of $21.00 to $23.00.

          No company utilized in the Comparable Public Company analysis as a comparison is identical to Paul Revere. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning financial and operating characteristics of Paul Revere and other factors that could affect the public trading value of the Comparable Public Companies or company to which it is being compared. Mathematical analysis (such as determining the average or the median) is not itself a meaningful method of using comparable public company data.

          Precedent Transaction Analysis. Using publicly available information, Morgan Stanley performed an analysis of 51 precedent transactions in the accident and health ("Accident and Health Transactions"), health ("Health Transactions"), and life ("Life Transactions") insurance business segments that Morgan Stanley deemed comparable to the Merger in order to calculate a valuation range for the Paul Revere Common Stock. The Accident and Health Transactions include the following transactions: American Income Holding/Torchmark Corp., Mutual Benefit Life Ins. Co./AMEV Holdings, American Income Life Insurance Co./Golder, Thoma & Cressey, Reliance Standard Life Ins. Co./Rosenkranz & Co. and Massachusetts Casualty/Sun Life Assurance Co. of Canada. The Health Transactions include the following transactions: Mass Mutual Life Insurance Company/Wellpoint Health Networks, Emphesys Financial Group/Humana Inc., Mid-South Insurance Company/Trigon Blue Cross Blue Shield, MetraHealth Companies Inc. (a subsidiary of Travelers and Met Life)/United HealthCare Corp., Transport Holding Inc. (a subsidiary of Travelers)/Insurance Partners LP et al, AMEX Life Assurance Co./GNA Corp. (a subsidiary of GE Capital), Provident Life and Accident/Healthsource, Travelers Corp./Metropolitan Life Ins. Co. The Life Insurance Transactions include the following transactions: Life Partners Group, Inc./Conseco, Inc., UNUM-Tax-Sheltered Annuity Business/Lincoln National Corp., The Life Insurance Company of Virginia/GE Capital Corp., NACOLAH Holding Corp./ Sammons Enterprises, Inc., Union Fidelity Life Insurance/GE Capital, Ford Life Insurance Co. (a subsidiary of Ford Motor Co.)/SunAmerica, Inc., Independent Insurance Group, Inc./American General Corporation, CalFarm Life Insurance/SunAmerica, Connecticut Mutual Life Ins. Co./Massachusetts Mutual Life Insurance Co., Financial Benefit Group Inc./Amvestors Financial Corp., New England Mutual Life Ins. Co./Metropolitan Life Ins. Co., Ohio Life Insurance Company/Americo Life, Alexander Hamilton Life/Jefferson-Pilot Life, AMEX Life Assurance Co. (a subsidiary of American Express)/GNA Corp. (a subsidiary of GE Capital), Laurentian Capital Corp./American Annuity Group, Kentucky Central Life Insurance/Jefferson-Pilot Life, John Deere Life Insurance Co./Life Re Corp., Kemper Life Insurance Cos./Zurich Insurance Group, Victory Life Insurance (a subsidiary of Victory Financial Group)/America Life Insurance, CCP Insurance, Inc. (49% owned by Conseco Inc.)/ Conseco Inc., Lamar Financial Group, Inc./Life Partners Group Inc., Bankers Life Insurance Co. (a subsidiary of Southwestern Life)/Indianapolis Life Insurance Co., Integon Life Corp./PennCorp Financial Group, Western National Corp. (40% piece owned by Conseco)/American General Corp., Franklin Life Ins. Co. (a subsidiary of American Brands)/American General Corp., Connecticut National Life (a subsidiary of General Financial Corp.)/Pioneer Financial Services Inc., Covenant Life Ins. Co./Provident Mutual Life Ins. Co., American Income Holding/Torchmark Corp., Meridian Life Insurance Co./Intercontinental Life Corp., USLICO Corp./NWNL Cos., Harcourt General Ins. Co. (a subsidiary of Harcourt General, Inc.)/GE Capital Corp., American-Amicable Life Ins. Co. (a subsidiary of American General Corp.)/PennCorp Financial Group, Statesman Group/Conseco Capital Partners II, LP (an affiliate of Conseco, Inc.), GroupAmerica Insurance Co. (a subsidiary of Connecticut Mutual Life)/Veritus Inc., Victory Life Insurance Co./Standard Management Corp., Travelers Corp./ Primerica Corp., United Pacific Life Insurance (a subsidiary of Reliance Group)/GE Capital Corp., GNA Corp (a subsidiary of Weyerhaeuser Company)/GE Capital Corp. (a subsidiary of General Electric Co.). Such analysis indicated that the Accident and Health Transactions aggregate equity consideration as a multiple of (i) last 12 months net income ranged from 9.6x to 14.6x, with a mean of

     12.6x and (ii) tangible GAAP net book value ranged from 1.72x to 2.77x, with a mean of 2.25x. Such analysis also indicated that the Health Transactions aggregate equity consideration as a multiple of (i) last 12 months net income ranged from 10.5x to 21.9x, with a mean of 14.1x and (ii) tangible GAAP net book value ranged from 1.94x to 4.10x, with a mean of 2.09x. Such analysis also indicated that the Life Transactions aggregate equity consideration as a multiple of (i) last 12 months net income ranged from 6.3x to 27.3x, with a mean of 14.3x and (ii) tangible GAAP net book value ranged from 0.79x to 2.77x, with a mean of 1.29x. This analysis resulted in an implied valuation range for the Paul Revere Common Stock of $21.48 to $28.63 per share.

          No transaction utilized in the precedent transaction analysis is identical to the Merger. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning financial and operating characteristics of Paul Revere and other factors that could affect the acquisition value of the companies to which it is being compared. Mathematical analysis (such as determining the average or median) is not itself a meaningful method of using comparable transaction data.

          Pro Forma Analysis of the Merger. Morgan Stanley reviewed pro forma analyses of the financial impact of the Merger on the earnings per share ("EPS") of Provident which had been prepared by the managements of Paul Revere and Provident. Assuming that the Merger and the Zurich Common Stock Investment are consummated on September 30, 1996, that the number of shares of Provident Common Stock to be issued in the Merger will, in the aggregate, be based on the Mixed Consideration and an average closing price of Provident Common Stock of $31.00, and using earnings estimates for Provident and Paul Revere prepared by the managements of Provident and Paul Revere, Morgan Stanley compared the EPS of Provident Common Stock, on a standalone basis, to the EPS of the common stock of the combined companies on a pro forma basis. Morgan Stanley performed this comparison under a scenario assuming the realization of the pre-tax cost savings and operational synergies projected by Provident's management. Based on such comparison, the proposed transaction would be moderately accretive to Provident's stockholders on an EPS basis in 1997 and significantly accretive in years 1998 to 2000.

     In connection with its opinion dated as of the date of this Joint Proxy Statement/Prospectus, Morgan Stanley confirmed the appropriateness of its reliance on the analyses used to render its April 28, 1996 opinion by performing procedures to update certain of such analyses and by reviewing the assumptions upon which such analyses were based and the factors considered in connection therewith.

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all its analysis as a whole and did not attribute any particular weight to any analysis or factor considered by it. Morgan Stanley believes that selecting any portion of Morgan Stanley's analyses, without considering all analyses, would create an incomplete view of the process underlying its opinion. In addition, Morgan Stanley may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting for any particular analysis described above should not be taken to be Morgan Stanley's view of the actual value of Paul Revere and Provident.

     In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Paul Revere and Provident. The analyses performed by Morgan Stanley are not necessarily indicative of actual value, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as a part of Morgan Stanley's analysis of whether the consideration to be received by the holders of shares of Paul Revere Common Stock (other than Textron) pursuant to the Merger Agreement is fair from a financial point of view to such holders, and were conducted in connection with the delivery of the Morgan Stanley Opinion. The analyses do not purport to be appraisals or to reflect the prices at which Paul Revere and Provident might actually be sold.

     As described above, the Morgan Stanley Opinion and the information provided by Morgan Stanley to the Paul Revere Special Committee were two of a number of factors taken into consideration by the Paul Revere Special Committee in making its determination to recommend approval of the Merger Agreement and the transactions contemplated thereby. Consequently, the Morgan Stanley analyses described above should not be viewed as determinative of the opinion of the Paul Revere Special Committee, the entire Paul Revere Board or the view of the management with respect to the value of Paul Revere.

     The consideration to be received by the holders of Paul Revere Common Stock pursuant to the Merger Agreement was determined through negotiations between Provident and Textron, on behalf of itself and Paul Revere, and was approved by the Paul Revere Special Committee and the entire Paul Revere Board.

     The Paul Revere Special Committee retained Morgan Stanley based upon its experience and expertise. Morgan Stanley is an internationally recognized investment banking and advisory firm. As part of its investment banking business, Morgan Stanley is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuation for estate, corporate and other purposes. In the ordinary course of its business, Morgan Stanley and its affiliates may actively trade the debt and equity securities of Paul Revere and Provident for their own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. In the past, Morgan Stanley has provided financial advisory and investment banking services to Paul Revere and Provident, for which services Morgan Stanley has received customary fees.

     Pursuant to a letter agreement dated April 8, 1996 between Paul Revere and Morgan Stanley, Morgan Stanley is entitled to (i) an advisory fee of $200,000,
(ii) a financial opinion fee of $400,000 and (iii) certain additional advisory fees and time and efforts fees, as appropriate. In addition, Paul Revere has agreed to indemnify Morgan Stanley and its affiliates against certain liabilities and expenses, including liabilities under federal securities laws.

  Provident

     On April 28, 1996, Goldman Sachs delivered its oral opinion to the Board of Directors of Provident that if the Merger had been consummated as of such date the Aggregate Merger Consideration (as defined in the Original Merger Agreement) to be paid by Provident pursuant to the Original Merger Agreement would have been fair to Provident. Goldman Sachs subsequently delivered its written opinion dated November 5, 1996 to the Board of Directors of Provident that as of such date the Aggregate Merger Consideration to be paid by Provident pursuant to the Merger Agreement was fair to Provident. The written opinion of Goldman Sachs dated November 5, 1996 will not be updated prior to consummation of the Merger.

     THE FULL TEXT OF THE WRITTEN OPINION OF GOLDMAN SACHS, DATED NOVEMBER 5, 1996, WHICH SETS FORTH ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN IN CONNECTION WITH THE OPINION, IS ATTACHED AS ANNEX C AND IS INCORPORATED HEREIN BY REFERENCE. HOLDERS OF SHARES OF PROVIDENT COMMON STOCK ARE URGED TO, AND SHOULD, READ SUCH OPINION IN ITS ENTIRETY.

     In connection with its opinion, Goldman Sachs reviewed, among other things,
(i) the Merger Agreement; (ii) Annual Reports to Stockholders and Annual Reports on Form 10-K of Provident for the five years ended December 31, 1995; (iii) Annual Reports to Stockholders and Annual Reports on Form 10-K of Paul Revere for the three years ended December 31, 1995; (iv) certain interim reports to stockholders and Quarterly Reports on Form 10-Q of Provident and Paul Revere;
(v) statutory annual statements of Paul Revere Variable and Paul Revere Life filed with the Massachusetts Department of Insurance for the three years ended December 31, 1995; (vi) statutory annual statements of Paul Revere Protective filed with the Delaware Department of Insurance for the three years ended December 31, 1995; (vii) statutory annual statements of Provident Life and Accident, Provident Life and Casualty and Provident National filed with the Tennessee Department of Commerce and Insurance for the three years ended December 31, 1995; (viii) statutory annual statements of Provident Life and Accident filed with the Tennessee Department of Commerce and Insurance for the two years ended December 31, 1994; (ix) certain other communications from Provident and Paul Revere to their respective stockholders; (x) certain internal financial analyses and forecasts for Provident and Paul Revere prepared by their respective managements; (xi) certain actuarial forecasts and valuation analyses of Paul Revere prepared by Provident's internal actuarial staff after consultation with Provident's consulting actuarial advisor; (xii) the April M&R Report and a preliminary draft of the November M&R Report

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

(Goldman Sachs subsequently reviewed the final November M&R Report and confirmed that there were no changes that would materially affect the Goldman Sachs analyses between the preliminary draft report reviewed by Goldman Sachs and the final report); and (xiii) certain materials related to expected cost savings and operating synergies prepared by Provident. Goldman Sachs also held discussions with members of the senior management of Provident, Textron and Paul Revere regarding Paul Revere's past and current business operations, regulatory relationships, financial condition, and financial forecasts of their respective companies. Goldman Sachs also has reviewed with members of senior management of Provident the results of Provident's due diligence examination of Paul Revere and the strategic rationale for, and benefits, cost savings and operating synergies expected to be derived from, the Merger. In addition, Goldman Sachs reviewed the reported price and trading activity for the shares of Provident Common Stock and the shares of Paul Revere Common Stock, compared certain financial and stock market information for Provident and for Paul Revere with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the life insurance industry and performed such other studies and analyses as it considered appropriate.

     Goldman Sachs relied without independent verification upon the accuracy and completeness of all of the financial and other information reviewed by it for purposes of its opinion. In that regard, Goldman Sachs assumed, with the consent of Provident, that the actuarial analyses prepared by Provident's internal actuarial staff after consultation with Provident's consulting actuarial advisor and the financial forecasts for Provident and Paul Revere prepared by Provident including, without limitation, the projected cost savings and operating synergies resulting from the Merger, have been reasonably prepared on a basis reflecting the best currently available judgments and estimates of Provident and that such forecasts will be realized in the amounts and at the times contemplated thereby. Goldman Sachs also assumed, with the consent of Provident, that the preliminary draft of the November M&R Report was reasonably prepared on a basis reflecting the best currently available judgments and estimates of M&R. Goldman Sachs subsequently reviewed the final November M&R Report and confirmed that there were no changes that would materially affect the Goldman Sachs analyses between the preliminary draft report reviewed by Goldman Sachs and the final report. In addition, Goldman Sachs assumed, with the consent of Provident, that the amount of Paul Revere's statutory reserve strengthening required by the Massachusetts Insurance Commissioner will not materially exceed $180 million and that Textron will fund any capital contribution for any such reserve strengthening. Goldman Sachs is not an actuary, and Goldman Sachs' services did not include any actuarial determinations or evaluations by Goldman Sachs or an attempt to evaluate actuarial assumptions. In addition, Goldman Sachs has not made an independent evaluation or appraisal of the assets and liabilities of Paul Revere and, other than the actuarial analyses prepared by Provident's internal actuarial staff after consultation with Provident's consulting actuarial advisor and the April M&R Report and the preliminary draft of the November M&R Report referred to in the previous paragraph, Goldman Sachs has not been furnished with any such evaluation or appraisal.

     The following is a summary of the material financial analyses used by Goldman Sachs in connection with providing its oral opinion to Provident's Board of Directors on April 28, 1996. Goldman Sachs used substantially the same type of financial analyses in connection with providing to the Provident Board its written opinion dated November 5, 1996 attached hereto as ANNEX C.

          (i) Paul Revere Common Stock Price and Trading Volume
     History. Goldman Sachs reviewed the daily historical closing prices and trading volumes for the shares of Paul Revere Common Stock during the period from April 26, 1995 to April 26, 1996 (the last full trading day prior to the date of the public announcement of the Merger Agreement) and the weekly historical closing prices for the shares of Paul Revere Common Stock during the period from the initial public offering of Paul Revere on October 27, 1993 to April 26, 1996. In addition, Goldman Sachs reviewed the various closing prices and trading volumes for the shares of Paul Revere Common Stock during the period from October 27, 1993 to April 26, 1996. Such analysis indicated a weighted average market price of $21.15 per share of Paul Revere Common Stock.

          (ii) Indexed Common Stock Price History. Goldman Sachs reviewed the daily indexed historical trading prices for the shares of Paul Revere Common Stock during the period from April 26, 1995 to April 26, 1996 and weekly indexed historical trading prices for the shares of Paul Revere Common Stock during the period from October 27, 1993 to April 26, 1996, as compared to the S&P 500, the daily and weekly indexed historical trading prices for the shares of Provident Common Stock and a composite index comprised of the following life insurance companies: American General Corporation, AFLAC Incorporated, Providian Corporation, UNUM Corporation, Jefferson-Pilot Corporation, Torchmark Corporation, ReliaStar Financial Corp., USLIFE Corporation and Protective Life Corporation. Representatives of Goldman Sachs advised the Board of Directors of Provident that there are no companies directly comparable to Paul Revere and Provident and that the analysis had to be considered in light of that qualification. The analysis of such indexed historical trading prices indicated that the Paul Revere Common Stock outperformed the Provident Common Stock, the S&P 500, and the life insurance company composite index during the one-year period ended April 26, 1996 and that the Paul Revere Common Stock performed in-line with the S&P 500 and the life insurance company composite index during the period from October 27, 1993 to April 26, 1996.

          (iii) Selected Companies Analysis. Goldman Sachs reviewed and compared certain financial information relating to Provident and Paul Revere to corresponding financial information, ratios and public market multiples for selected publicly traded large-capitalization life insurance companies, mid-capitalization life insurance companies and annuity companies. The selected large-capitalization life insurance companies were American General Corporation, UNUM Corporation, Providian Corporation, AFLAC Incorporated, Jefferson-Pilot Corporation and Torchmark Corporation (the "Selected Large-Cap Life Companies"). The selected mid-capitalization life insurance companies were ReliaStar Financial Corp., Protective Life Corporation, USLIFE Corporation and American Heritage Life Investment Corporation (the "Selected Mid-Cap Life Companies"). The selected annuity companies were SunAmerica Inc., First Colony Corporation, Western National Corporation and Equitable of Iowa Companies (the "Selected Annuity Companies," and together with the Selected Large-Cap Life Companies and the Selected Mid-Cap Life Companies, the "Selected Companies"). Representatives of Goldman Sachs advised the Board of Directors of Provident that there are no companies directly comparable to Paul Revere and Provident and that the analysis had to be considered in light of that qualification.

          Goldman Sachs calculated and compared various financial multiples and ratios. The multiples of Provident and Paul Revere were calculated using a price of $31.50 per share of Provident Common Stock and $26.00 per share of Paul Revere Common Stock, the closing prices of such shares on the NYSE on April 26, 1996 (the last full trading day prior to the public announcement of the Merger Agreement). The multiples and ratios for Provident were based on the most recently available public information and information provided by Provident's management, and the multiples and ratios for Paul Revere and the Selected Companies were based on the most recently available public information. With respect to the Selected Companies, Goldman Sachs considered market capitalization (i.e., market value of common equity) as a multiple of pre-FAS 115 and of stated book values per share as of December 31, 1995. Goldman Sachs' analyses of multiples of pre-FAS 115 book values per share for the (x) Selected Large-Cap Life Companies indicated multiples that ranged from 1.50x to 2.59x, with a median of 2.12x; (y) for the Selected Mid-Cap Life Companies indicated multiples that ranged from .88x to 2.10x, with a median of 1.46x; and (z) for the Selected Annuity Companies indicated multiples that ranged from 1.01x to 2.49x, with a median of 1.66x, as compared to .98x for Paul Revere and 1.03x for Provident. Goldman Sachs' analyses of multiples of stated book values per share (x) for the Selected Large-Cap Life Companies indicated multiples that ranged from 1.22x to 2.00x, with a median of 1.83x; (y) for the Mid-Cap Life Companies indicated multiples that ranged from .75x to 1.87x, with a median of 1.30x; and (z) for the Annuity Companies indicated multiples that ranged from .86x to 2.38x, with a median of 1.34x, as compared to 0.84x for Paul Revere and .96x for Provident. Goldman Sachs also considered for the Selected Companies estimated 1996 and 1997 price/earnings multiples ("P/E") (provided by I/B/E/S, except as otherwise noted below), which (x) for the Selected Large-Cap Life Companies ranged from 10.1x to 14.3x, with a median of 11.2x, for estimated 1996 and 9.1x to 12.7x, with a median of 10.0x, for estimated 1997; (y) for the Selected Mid-Cap Life Companies ranged from 9.1x to 11.4x, with a median of 10.5x, for estimated 1996 and 8.3x to 10.3x, with a median of 9.3x, for estimated 1997; and (z) for the Selected Annuity Companies ranged from 9.4x to 13.3x, with a median of 10.3x, for estimated 1996 and 8.4x to 11.7x, with a median of 9.2x, for estimated 1997, as compared to 13.5x for estimated 1996 and 11.6x for estimated 1997 for Paul Revere and to 10.5x for estimated 1996 and 9.7x for estimated 1997 (based on I/B/E/S estimates) and 10.3x for estimated 1996 and 8.9x for estimated 1997 (based on earnings estimates provided by Provident's management) for Provident.

          Goldman Sachs also considered for the Selected Companies the EPS growth rates based on actual 1995 reported operating income (excluding special charges and discontinued operations) and on I/B/E/S projected 1996 and 1997 earnings, except as otherwise noted below; I/B/E/S projected growth rates based on the I/B/E/S projected five-year growth rate, except as otherwise noted below; and 1995 returns on average common equity ("ROACE") based on actual operating income excluding realized gains and losses, extraordinary items, accounting changes and special charges. Goldman Sachs' analyses of EPS growth rates (x) for the Selected Large-Cap Life Companies indicated growth rates that ranged from 5.9% to 116.8%, with a median of 15.5%, for estimated 1995 to 1996 and from 9.3% to 17.6%, with a median of 12.0%, for estimated 1996 to 1997; (y) for the Selected Mid-Cap Life Companies indicated growth rates that ranged from 6.5% to 12.8%, with a median of 12.0%, for estimated 1995 to 1996 and from 9.0% to 13.3%, with a median of 11.2%, for estimated 1996 to 1997; and (z) for the Selected Annuity Companies indicated growth rates that ranged from 13.5% to 30.0%, with a median of 13.9%, for estimated 1995 to 1996 and from 11.5% to 14.1%, with a median of 12.2%, for estimated 1996 to 1997, as compared to 27.0% for estimated 1995 to 1996 and 16.6% for estimated 1996 to 1997 for Paul Revere and to 13.2% for estimated 1995 to 1996 and 8.3% for estimated 1996 to 1997 (based on I/B/E/S estimates) and 15.8% for estimated 1995 to 1996 and 14.7% for estimated 1996 to 1997 (based on earnings estimates provided by Provident's management) for Provident. Goldman Sachs' analyses of I/B/E/S projected growth rates (x) for the Selected Large-Cap Life Companies indicated growth rates that ranged from 10.0% to 14.0%, with a median of 10.5%; (y) for the Selected Mid-Cap Life Companies indicated growth rates that ranged from 8.5% to 14.0%, with a median of 11.5%; and
     (z) for the Selected Annuity Companies indicated growth rates that ranged from 12.0% to 15.0%, with a median of 12.5%, as compared to 14.5% for Paul Revere and 11.0% (based on I/B/E/S estimates) and 14.7% (based on earnings estimates provided by Provident's management) for Provident. Goldman Sachs' analyses of 1995 ROACE (x) for the Selected Large-Cap Life Companies indicated ROACE that ranged from 6.8% to 22.0%, with a median of 15.0%; (y) for the Selected Mid-Cap Life Companies indicated ROACE that ranged from 9.4% to 17.7%, with a median of 14.2%; and (z) for the Selected Annuity Companies indicated ROACE that ranged from 9.4% to 20.9%, with a median of 14.5%, as compared to 5.9% for Paul Revere and 9.1% for Provident.

          (iv) Summary Pro Forma Earnings Analysis. Based upon information received from Provident and Paul Revere, a pro forma earnings analysis of the financial impact of the Merger on Provident was prepared. Assuming that the Merger and the Zurich Common Stock Investment were consummated on September 30, 1996, that the number of shares of Provident Common Stock to be issued in the Merger would, in the aggregate, be based on the Mixed Consideration and an average closing price of Provident Common Stock of $31.50, and using earnings estimates for Provident and Paul Revere prepared by Provident's management (which estimates, according to Provident's management, took into account asset portfolio adjustments and estimates for reserve strengthening funded through capital with a corresponding decrease in investment income, and assumed the realization of the pre-tax savings and operational synergies projected by Provident's management ranging from $52.3 million to $95.7 million from 1997 to 2000), the analysis compared the earnings of Provident Common Stock, on a stand alone basis, to the earnings of the combined companies on a pro forma basis. Based on such analysis, the proposed transaction would be moderately accretive to Provident's stockholders on an EPS basis in the estimated years 1996 and 1997 (approximately 2.5% in each year) and significantly accretive in the estimated year 1998 (approximately 17%).

          Per share earnings estimates for Provident on a stand alone basis of $3.07, $3.52, $4.07, $4.37 and $4.79 for each of the five years from 1996 through 2000, respectively, were provided by Provident's management to Goldman Sachs in connection with the preparation of the pro forma earnings analysis. The earnings estimates prepared by Provident's management were not prepared with a view to public disclosure, and the earnings estimates and anticipated accretive effect of the Merger on EPS are based on a number of assumptions which Provident considered appropriate but which are subject to material risks and uncertainties. Although the earnings estimates and assumptions which are the basis for the accretive effect were considered reasonable by Provident at the time they were prepared, such estimates and assumptions are subject to significant uncertainties, many of which are beyond the control of Provident. Accordingly, the actual results may vary materially from the earnings estimates or estimates of accretion indicated, recognizing the uncertainty and lack of reliability of such estimates (particularly in the later years of the period). Provident does not intend to update or otherwise publicly revise the earnings estimates or provide new earnings estimates even if future events indicate that such results will not be realized. With regard to the "safe harbor" provision for forward-looking statements in the Private Securities Litigation Reform Act of 1995, specific reference is made to the section "FORWARD LOOKING STATEMENTS" for important factors which could cause the actual results to differ materially from any such results which might be projected or estimated by Provident, including the earnings estimates set forth above.

          (v) Selected Transactions Analysis. Goldman Sachs analyzed certain information relating to the following selected transactions in the life insurance industry since 1994 (the "Selected Transactions"): Conseco, Inc./Life Partners, Inc., Knightsbridge Capital Fund I L.P./United Companies Life Insurance Co., Metropolitan Life/New England Mutual, General Electric Capital Corp./Life Insurance Co. of Virginia, General Electric Capital Corp./Union Fidelity Life Insurance Co., Massachusetts Mutual/ Connecticut Mutual, SunAmerica Inc./Ford Life, American General Corp./Independent Insurance Group, Zurich Insurance Group and Insurance Partners/Kemper Corporation, PennCorp Financial Group Inc./Southwestern Life, Union Bankers and Constitution Life, SunAmerica Inc./CalFarm Life, American Annuity Group/Laurentian Capital Corp., Humana Inc./EMPHESYS Financial Group, Inc., Jefferson-Pilot Corp./Alexander Hamilton Life Insurance Co. of America, General Electric Capital Corp./Amex Life Assurance, PennCorp Financial Group Inc./Integon Life Corp., Life Partners Group Inc./Lamar Financial Group Inc., American General Corp./Franklin Life Insurance Co., The NWNL Companies Inc./USLICO Corp., American General Corp./Western National Corp. (40%), Torchmark Corp./American Income Holdings, General Electric Capital Corp./Harcourt General Insurance, Inc., and Conseco, Inc./Statesman Group. Such analysis indicated that for the Selected Transactions, with several data points being unavailable, aggregate equity consideration as a multiple of (x) last 12 months ("LTM") net income ranged from 9.1x to 25.9x, with a mean of 13.8x and a median of 12.3x, (y) tangible GAAP book value ranged from 0.87x to 2.85x, with a mean of 1.53x and a median of 1.44x, and (z) statutory surplus ranged from 1.76x to 4.69x, with a mean of 2.39x and a median of 2.15x.

          (vi) Analysis at Various Prices. Goldman Sachs calculated alternative values for the aggregate equity consideration based upon aggregate consideration per share values ranging from $23.00 to $29.00 per share of Paul Revere Common Stock. Those calculations yielded aggregate equity consideration values ranging from $1.035 billion to $1.305 billion for Paul Revere, with an aggregate consideration of $1.170 billion at an aggregate consideration per share of Paul Revere Common Stock of $26.00 based on the $31.50 closing price per share of Provident Common Stock on April 26, 1996. Goldman Sachs analyses indicated premiums(discounts) to the April 26, 1996 closing price per share of Paul Revere Common Stock of $26.00 that ranged from (11.5%) to 11.5%, with a premium of 0% based on the aggregate consideration per share of Paul Revere Common Stock of $26.00. The multiples and ratios for Paul Revere for actual 1994 and 1995 were based on publicly available information and for estimated 1996 and 1997 were based on estimates provided by Provident's management or, where noted, I/B/E/S estimates.

          Goldman Sachs considered the aggregate consideration as a multiple of Paul Revere's actual 1994, 1995 and LTM operating earnings (excluding (a) in the case of actual 1995 and LTM operating earnings, a $40.1 million after-tax loss on the excess risk reinsurance line of business and (b) in the case of LTM operating earnings, a first quarter 1996 $1.6 million pre-tax gain on the sale of Paul Revere's Canadian individual life insurance business), I/B/E/S estimated 1996 and 1997 earnings, Provident management's adjusted historical GAAP earnings projections for estimated 1996 and 1997, reported December 31, 1995 GAAP stated common equity, reported December 31, 1995 GAAP stated common equity minus FAS 115 adjustments, December 31, 1995 statutory surplus (including $86.8 million in bankers' acceptances) and December 31, 1995 statutory capital of Paul Revere. Goldman Sachs' analyses indicated aggregate consideration multiples of actual 1994 operating earnings that ranged from 15.3x to 19.3x, with a multiple of 17.3x assuming an aggregate consideration of $26.00 per share of Paul Revere Common Stock; of actual 1995 operating earnings that ranged from 15.1x to 19.1x, with a multiple of 17.1x assuming an aggregate consideration of $26.00 per share of Paul Revere Common Stock; of actual LTM operating earnings that ranged from 14.5x to 18.3x, with a multiple of 16.4x assuming an aggregate consideration of $26.00 per share of Paul Revere Common Stock; of I/B/E/S estimated 1996 earnings that ranged from 11.9x to 15.0x, with a multiple of 13.5x assuming an aggregate consideration of $26.00 per share of Paul Revere Common Stock; of I/B/E/S estimated 1997 earnings that ranged from 10.2x to 12.9x, with a multiple of 11.6x assuming an aggregate consideration of $26.00 per share of Paul Revere Common Stock; of adjusted historical GAAP estimated 1996 earnings that ranged from 14.1x to 17.8x, with a multiple of 16.0x assuming an aggregate consideration of $26.00 per share of Paul Revere Common Stock; of adjusted historical GAAP estimated 1997 earnings that ranged from 10.6x to 13.3x, with a multiple of 12.0x assuming an aggregate consideration of $26.00 per share of Paul Revere Common Stock; of stated December 31, 1995 GAAP common equity that ranged from .74x to .94x, with a multiple of .84x assuming an aggregate consideration of $26.00 per share of Paul Revere Common Stock; of stated December 31, 1995 GAAP common equity minus FAS 115 adjustments that ranged from .87x to 1.09x, with a multiple of 0.98x assuming an aggregate consideration of $26.00 per share of Paul Revere Common Stock; of December 31, 1995 statutory surplus that ranged from 2.24x to 2.82x, with a multiple of 2.53x assuming an aggregate consideration of $26.00 per share of Paul Revere Common Stock; and of December 31, 1995 statutory capital that ranged from 1.90x to 2.40x, with a multiple of 2.15x assuming an aggregate consideration of $26.00 per share of Paul Revere Common Stock.

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs' opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all such analyses. No company or transaction used in the above analyses as a comparison is identical to Provident or Paul Revere or the contemplated transaction. The analyses were prepared solely for purposes of Goldman Sachs' providing its opinion to Provident's Board of Directors as to the fairness to Provident of the Aggregate Merger Consideration to be paid by Provident pursuant to the Merger Agreement and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Provident, Paul Revere, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.

     As described above, Goldman Sachs' opinion to the Board of Directors of Provident was one of many factors taken into consideration by Provident's Board of Directors in making its determination to approve the Merger Agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs and is qualified by reference to the written opinion of Goldman Sachs set forth in ANNEX C hereto. Goldman Sach's advisory services for Provident and the opinions of Goldman Sachs discussed herein were provided for the information and assistance of the Board of Directors in connection with its consideration of the transaction contemplated by the Merger Agreement and such opinions do not constitute a recommendation as to how any holder of shares of Provident Common Stock should vote with respect to such transaction.

     Goldman Sachs, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. Provident selected Goldman Sachs as its financial advisor because it is a nationally recognized investment banking firm that has substantial experience in transactions similar to the Merger.

     Goldman Sachs provides a full range of financial, advisory and brokerage services and in the course of its normal trading activities may from time to time effect transactions and hold positions in the securities or options on securities of Provident and/or Paul Revere for its own account and for the account of customers.

     Pursuant to a letter agreement dated October 18, 1995, Provident engaged Goldman Sachs to act as its financial advisor in connection with possible acquisitions by Provident. Pursuant to a letter agreement dated April 24, 1996 (the "1996 Engagement Letter"), which confirmed the arrangements under which Goldman Sachs would act as financial advisor in connection with the Merger, Provident engaged Goldman Sachs to act as its financial advisor in connection with the Merger. Pursuant to the terms of the 1996 Engagement Letter, Provident has agreed to pay Goldman Sachs upon delivery of its fairness opinion a fee of $1,000,000 and, upon consummation of the Merger, a transaction fee of $2,200,000. Provident has agreed to reimburse Goldman Sachs for its reasonable out-of-pocket expenses, including attorneys' fees, and to indemnify Goldman Sachs against certain liabilities, including certain liabilities under the federal securities laws.

MERGER CONSIDERATION

     The Merger Agreement provides that, at the Effective Time, each share of Paul Revere Common Stock (excluding shares held by Paul Revere, Provident, or their respective subsidiaries (other than in a fiduciary or custodial capacity), shares held by Textron and shares as to which dissenters' rights are asserted in accordance with Massachusetts law) will be canceled and extinguished and converted into the right to receive any one of the following, payable to the holder of such share without interest thereon, less any required withholding of taxes, upon surrender of the certificate formerly representing such holder's shares of Paul Revere Common Stock (the "Certificate") in accordance with the Merger Agreement, in each case as such holder shall elect:

          (i) $26.00 in cash (the "Cash Price" or the "Cash Consideration");

          (ii) a number of shares of Provident Common Stock equal to the product of 26 and the Exchange Ratio (as defined below) (the "Stock
     Consideration"); or

          (iii) $20.00 in cash plus a number of shares of Provident Common Stock equal to the product of 6 and the Exchange Ratio (the "Mixed
     Consideration").

The Merger Agreement also provides that, at the Effective Time, each share of Paul Revere Common Stock held by Textron will be canceled and extinguished and converted into the right to receive $20.00 in cash and a number of shares of Provident Common Stock equal to the product of 6 and the Textron Exchange Ratio (as defined below) (the "Textron Consideration"). Any such form of consideration elected by a Paul Revere stockholder and the Textron Consideration is sometimes referred to herein as the "Merger Consideration," and the aggregate of all Merger Consideration to be paid to holders of Paul Revere Common Stock (including Textron) in connection with the Merger is referred to hereinafter as the "Aggregate Merger Consideration." See "-- Stockholder Elections."

     The exchange ratio for determining the number of shares of Provident Common Stock to be issued in exchange for each share of Paul Revere Common Stock to the holder thereof who elects to receive the Stock Consideration or the Mixed Consideration, as the case may be (the "Exchange Ratio") will be determined by dividing $1.00 by the average of closing prices for the Provident Common Stock as reported in the NYSE Composite Transactions for the 20 days on which the NYSE is open for trading ending on the fifth trading day prior to the Effective Time (as reported in The Wall Street Journal) (the "Average Closing Price"), except that the Exchange Ratio shall under no circumstances be higher than .0343 (corresponding to an Average Closing Price of $29.125 ($29 1/8)) or lower than
 .0295 (corresponding to an Average Closing Price of $33.875 ($33 7/8)). The exchange ratio for determining the number of shares of Provident Common Stock to be issued in exchange for each share of Paul Revere Common Stock owned by Textron (the "Textron Exchange Ratio") shall be determined by dividing $1.00 by the Average Closing Price (but under no circumstances will the Textron Exchange Ratio be higher than .0343 or lower than .0263). If the Average Closing Price per share of Provident Common Stock were $37.75 (the closing price per share of Provident Common Stock on

November 5, 1996, the last trading day prior to public announcement of execution of the Merger Agreement), each share of Paul Revere Common Stock with respect to which an election to receive the Stock Consideration is properly made would be converted, pursuant to the Merger, into .767 shares of Provident Common Stock having a market value, based on such Average Closing Price, of $28.95, each share of Paul Revere Common Stock with respect to which an election to receive the Mixed Consideration is properly made would be converted, pursuant to the Merger, into $20.00 cash and .177 shares of Provident Common Stock having a market value, based upon such Average Closing Price, of $6.68 (or a total of $26.68), and each share of Paul Revere Common Stock held by Textron would be converted, pursuant to the Merger, into $20.00 in cash and .159 shares of Provident Common Stock having a market value, based upon such Average Closing Price, of $6.00 (or a total of $26.00). All shares converted or exchanged into the Merger Consideration will no longer be outstanding, will automatically be canceled and retired, and will cease to exist, and each Certificate thereafter will represent the right to receive, upon the surrender of such Certificate in accordance with the Merger Agreement, only the applicable Merger Consideration.

     ALTHOUGH THE STOCK COMPONENT OF THE MERGER CONSIDERATION WILL BE BASED ON THE AVERAGE CLOSING PRICE, THE MARKET PRICE OF PROVIDENT COMMON STOCK MAY FLUCTUATE AND, ON THE DATE OF THE EFFECTIVE TIME, THE DATE ON WHICH ANY PAUL REVERE STOCKHOLDER MAKES AN ELECTION WITH RESPECT TO THE MERGER CONSIDERATION, THE DATE OF RECEIPT OF SHARES OF PROVIDENT COMMON STOCK BY HOLDERS OF PAUL REVERE COMMON STOCK, OR THE DATE ON WHICH SUCH SHARES OF PROVIDENT COMMON STOCK ARE EVENTUALLY SOLD, MAY BE MORE OR LESS THAN THE AVERAGE CLOSING PRICE. STOCKHOLDERS OF PAUL REVERE ARE URGED TO OBTAIN CURRENT QUOTES FOR THE MARKET PRICE OF PROVIDENT COMMON STOCK.

STOCKHOLDER ELECTIONS

     Each record holder of Paul Revere Common Stock (other than shares held by Paul Revere, Provident, or their respective subsidiaries (other than in a fiduciary or custodial capacity), shares held by Textron and shares as to which dissenters' rights are asserted in accordance with Massachusetts law) issued and outstanding immediately prior to the Effective Time will be entitled to submit a request specifying the portion of such holder's shares of Paul Revere Common Stock which such holder desires to have converted into (i) the Cash Consideration (a "Cash Election"), (ii) the Stock Consideration (a "Stock Election"), or (iii) the Mixed Consideration (a "Mixed Election"), or to indicate that such holder has no preference as to the receipt of Cash Consideration, Stock Consideration or Mixed Consideration for such shares (a "Non-Election"). Shares in respect of which a Non-Election is made will be deemed to be shares in respect of which a Cash Election has been made.

     Stockholder elections must be made on the Letter of Transmittal and Form of Election to be provided by First Chicago Trust Company of New York or such other qualifying bank or trust company selected by Provident after consultation with Paul Revere (the "Paying Agent") to holders of record of Paul Revere Common Stock, together with instructions for use in effecting the surrender of the Certificates for payment therefor, as soon as practicable following the Effective Time. The Letter of Transmittal and Form of Election will specify that delivery will be effected, and risk of loss and title to the Certificates transmitted therewith will pass, only upon proper delivery of the Certificates to the Paying Agent. To be effective, a Letter of Transmittal and Form of Election must be (i) properly completed, signed, and submitted to the Paying Agent at its designated office and (ii) accompanied by the Certificates representing the shares of Paul Revere Common Stock as to which the election is being made (or by an appropriate guarantee of delivery of such Certificates, provided such Certificates are in fact delivered to the Paying Agent within eight trading days after the date of execution of such guarantee of delivery). Provident will determine, in its sole and absolute discretion, which authority it may delegate in whole or in part to the Paying Agent, whether any Letter of Transmittal and Form of Election has been properly completed, signed, and submitted or revoked. The decision of Provident (or the Paying Agent, as the case may be) in such matters will be conclusive and binding, and neither Provident nor the Paying Agent will be under any obligation to notify any person of any defect in a Letter of Transmittal and Form of Election submitted to the Paying Agent.

     HOLDERS OF PAUL REVERE COMMON STOCK SHOULD NOT SEND IN THEIR CERTIFICATES OR MAKE ANY ELECTIONS UNTIL THEY RECEIVE THE LETTER OF TRANSMITTAL AND FORM OF ELECTION.

FRACTIONAL SHARES

     Pursuant to the terms of the Merger Agreement, each holder of shares of Paul Revere Common Stock exchanged pursuant to the Merger Agreement who otherwise would have been entitled to receive a fraction of a share of Provident Common Stock will receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Provident Common Stock multiplied by the average of the per share closing prices for the Provident Common Stock as reported in the NYSE Composite Transactions for the ten trading days immediately preceding the Effective Time as reported in The Wall Street Journal. No such holder will be entitled to vote or to exercise any other rights as a stockholder in respect of any fractional shares.

DISTRIBUTION OF MERGER CONSIDERATION

     At the Effective Time, Provident will deposit or cause to be deposited with the Paying Agent, for the benefit of holders of Paul Revere Common Stock, the Aggregate Merger Consideration plus cash in an amount sufficient to make cash payments in lieu of fractional shares and any dividends or distributions on shares of Provident Common Stock to which former Paul Revere stockholders may become entitled following the Effective Time. See "-- Fractional Shares." Such cash amounts will consist of immediately available funds (such funds hereinafter referred to as the "Exchange Fund"). The Paying Agent will deliver to each holder of Paul Revere Common Stock the cash portion of such holder's Merger Consideration out of the Exchange Fund, which, other than any interest thereon (which will be retained by Provident), will not be used for any other purpose, and will deliver the Provident Common Stock portion of such holder's Merger Consideration (if any) out of the shares of Provident Common Stock deposited with the Paying Agent by Provident for the benefit of holders of Paul Revere Common Stock. The Exchange Fund will be invested by the Paying Agent as directed by Provident, provided that such investments will be limited to (i) direct obligations of the United States of America, (ii) obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest, (iii) commercial paper rated of the highest quality by Moody's Investors Service, Inc. ("Moody's") or Standard & Poor's Ratings Group, a division of McGraw-Hill Inc. ("S&P"), and (iv) certificates of deposit issued by a commercial bank whose long-term debt obligations are rated at least A2 by Moody's or at least A by S&P, in each case having a maturity not in excess of one year. None of these provisions will affect the obligation of Provident to pay the full cash portion of the Merger Consideration and any other cash amounts due to a holder under the Merger Agreement.

     Upon surrender of Certificates for cancellation to the Paying Agent, together with a Letter of Transmittal and Form of Election duly completed and executed and any other documents required by such instructions, the holder of such Certificates will be entitled to receive for each of the shares of Paul Revere Common Stock formerly represented by such Certificates (x) the Merger Consideration elected by such holder (or the Textron Consideration, in the case of Textron), (y) cash in lieu of any fractional shares of Provident Common Stock to which such holder is entitled, and (z) any dividends or distributions to which such holder may be entitled, in each such case without any interest thereon and less any required withholding of taxes, and the Certificates so surrendered shall forthwith be canceled. If payment is to be made to a person other than the person in whose name a Certificate so surrendered is registered on the stock transfer books of Paul Revere, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such payment shall pay to the Paying Agent any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Paying Agent that such tax has been paid or is not applicable. Until surrendered as described herein, each Certificate (other than Certificates representing shares held in Paul Revere's treasury or by Provident, Newco, any direct or indirect wholly owned subsidiary of Provident or any direct or indirect wholly owned subsidiary of Paul Revere and other than Certificates representing shares as to which dissenters' rights are asserted in accordance with Massachusetts law) will represent for all purposes only the right to receive for each share of Paul Revere Common Stock represented thereby the applicable Merger Consideration.

     At any time following the sixth month after the Effective Time, Provident may require the Paying Agent to deliver to it any portion of the Exchange Fund and all shares of Provident Common Stock deposited with the Paying Agent which had not been disbursed to holders of Certificates (including, without limitation, all interest and other income received by the Paying Agent in respect of all funds made available to it), and thereafter such holders will be entitled to look only to Provident (subject to abandoned property, escheat and other similar laws) as general creditors thereof with respect to any Merger Consideration that may be payable upon due surrender of their Certificates. Pursuant to the terms of the Merger Agreement, neither Provident, Paul Revere, nor the Paying Agent will be liable to any holder of a Certificate for any Merger Consideration delivered in respect of such Certificate or the shares of Paul Revere Common Stock formerly represented thereby to a public official pursuant to any abandoned property, escheat, or other similar law.

     No dividends or distributions that are declared on shares of Provident Common Stock will be paid to persons entitled to receive certificates representing shares of Provident Common Stock until such persons surrender their Certificates. Upon such surrender, there will be paid to the person in whose name the certificates representing such shares of Provident Common Stock will be issued, any dividends or distributions with respect to such shares of Provident Common Stock which have a record date on or after the Effective Time and have become payable between the Effective Time and the time of such surrender. In no event will the person entitled to receive such dividends or distributions be entitled to receive interest thereon.

TREATMENT OF SARS AND PERFORMANCE SHARES

     The Merger Agreement provides that, at the Effective Time, each SAR granted pursuant to Paul Revere's 1993 Long-Term Incentive Plan (the "Paul Revere 1993 Plan") which is outstanding immediately prior to the Effective Time, whether or not such SAR is then vested or exercisable, will, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive in cash an amount equal to (i) the difference (if positive) between (A) the Cash Price and (B) the exercise price of such SAR multiplied by
(ii) the number of shares of Paul Revere Common Stock subject to such SAR. If the difference between the Cash Price and the exercise price of the SAR is zero or less, such SAR will be canceled, and no consideration will be issued in exchange therefor.

     Each Performance Share Unit granted pursuant to the Paul Revere 1993 Plan for which the applicable Award Period (as defined in the Paul Revere 1993 Plan) has not yet expired as of the time immediately prior to the Effective Time, whether or not the applicable Performance Targets or Performance Measures (as such terms are defined in the Paul Revere 1993 Plan) are accomplished as of such time, will be canceled and converted into the right to receive in cash an amount equal to the Cash Price.

     At the Effective Time, each SAR and Performance Share Unit will represent only the nontransferable right to elect to receive the payments referred to above.

     Cash payments made for SARs and Performance Share Units will be made by Paul Revere at the Effective Time.

MANAGEMENT AND OPERATIONS AFTER THE MERGER

     Paul Revere will be the surviving corporation resulting from the Merger and will become a wholly owned subsidiary of Provident. The Merger Agreement provides that from and after the Effective Time, the Board of Directors of Paul Revere will consist of the directors of Newco immediately prior to the Effective Time. The officers of Paul Revere after the Effective Time are expected to include officers of both Paul Revere and Provident. Mr. Charles E. Soule, President and Chief Executive Officer of Paul Revere, has announced his decision to retire when the Merger is completed. It is expected that Thomas R. Watjen, Executive Vice President and Chief Financial Officer of Provident, will become a Vice Chairman of Provident and will join Provident's Board of Directors in connection with the Merger. Additionally, pursuant to the Zurich Purchase Agreement, Zurich will designate two directors to serve on the Provident Board following consummation of the Zurich Common Stock Investment. It is not expected that the consummation of the Merger will result in any other changes in the Board of Directors of Provident.

     Following the Merger, the combined company intends to combine the operations of Provident Life and Accident Insurance Company ("Provident Life and Accident"), Provident Life and Casualty Insurance Company ("Provident Life and Casualty"), and Provident National with those of Paul Revere Life and its subsidiaries. As a result of the consolidation of operations and elimination of redundant expenses, Provident expects to realize substantial cost savings.

     While no assurances can be given, management of Provident expects that the combined company will ultimately achieve annualized cost savings of approximately 15% of its total expense budget. Such cost savings are expected to be realized primarily through combining certain back-office functions of both companies, restructuring the field organizations of both companies to eliminate redundant facilities and better serve the combined company's individual and employee benefits customers, and reductions in staff related to combined operations. Because operations will be combined over time, management of Provident currently expects actual cost savings to be approximately $55 million in 1997 and to reach $85 million in 1998.

     Provident anticipates that in order to reach its expected cost savings, it will incur a one-time pre-tax restructuring charge of $51.5 million, principally resulting from severance expenses to be incurred in connection with anticipated staff reductions (approximately $28.0 million), costs in connection with combining the companies' data processing operations (approximately $10.9 million), and other expenses directly related to the Merger (approximately $12.6 million). See "PRO FORMA CONDENSED COMBINED FINANCIAL DATA."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the recommendation of the Paul Revere Board of Directors with respect to the Merger Agreement and the transaction contemplated thereby, Paul Revere stockholders should be aware that certain of the members of the Paul Revere Board of Directors and members of Paul Revere's management have interests in the Merger that are in addition to the interests of stockholders of Paul Revere generally. The Paul Revere Board was aware of these interests and considered them, among other matters, in approving the Merger Agreement and the transactions contemplated thereby. For information regarding certain agreements involving Textron and Provident relating to the Merger, see "-- Textron Voting Agreement," "-- Maclellan Voting Agreement," "-- Textron Standstill Agreement" and "-- Registration Rights."

     Stock Appreciation Rights. Pursuant to the Merger Agreement, at the Effective Time, each SAR granted pursuant to the Paul Revere 1993 Plan which is outstanding immediately prior to the Effective Time, whether or not then vested or exercisable will be treated as provided for in the Paul Revere 1993 Plan and, accordingly, will be converted into the right to receive a cash payment as described in "-- Treatment of SARs and Performance Shares." As a result of such treatment for SARs which accelerate and become exercisable as a result of the Merger, Donald E. Boggs (Executive Vice President of Paul Revere) will be entitled to receive a cash payment of $26,813; John H. Budd (Senior Vice President, General Counsel and Clerk of Paul Revere) will be entitled to receive a cash payment of $20,625; Jean-Pierre Charlebois (Vice President of Paul Revere) will be entitled to receive a cash payment of $20,625; Gerald M. Gates (Senior Vice President of Paul Revere) will be entitled to receive a cash payment of $21,450; M. Katherine Hessel (Vice President of Paul Revere) will be entitled to receive a cash payment of $10,313; James A. Hilbert (Senior Vice President and Chief Financial Officer of Paul Revere) will be entitled to receive a cash payment of $41,250; John D. Lemery (Senior Vice President and Chief Investment Officer of Paul Revere) will be entitled to receive a cash payment of $26,813; Barry E. Lundquist (Senior Vice President of Paul Revere) will be entitled to receive a cash payment of $20,625; Gary W. MacConnell (Vice President of Paul Revere) will be entitled to receive a cash payment of $10,313; Richard L. Mucci (Executive Vice President and Chief Operating Officer of Paul Revere) will be entitled to receive a cash payment of $33,000; Bruce A. Richards (Senior Vice President and Chief Actuary of Paul Revere) will be entitled to receive a cash payment of $12,375; and Charles E. Soule (President and Chief Executive Officer of Paul Revere) will be entitled to receive a cash payment of $61,875. The foregoing persons are also entitled to receive cash payments for SARs which were

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

already vested and exercisable prior to the Merger. If the Merger is consummated after January 9, 1997, the foregoing amounts will be reduced by half as a result of scheduled vesting in accordance with the Paul Revere 1993 Plan.

     Performance Share Units. Pursuant to the Merger Agreement, at the Effective Time, each Performance Share Unit granted pursuant to the Paul Revere 1993 Plan for which the applicable Award Period has not yet expired as of the time immediately prior to the Effective Time will be treated as provided for in the Paul Revere 1993 Plan and, accordingly, will be canceled and converted into the right to receive cash in the amount equal to the Cash Price. See
"-- Treatment of SARs and Performance Share Units." As a result of such treatment, Messrs. Boggs, Hilbert, Lemery, Mucci and Soule will be entitled to receive cash payments of $221,000, $221,000, $221,000, $299,000 and $468,000,
respectively, in extinguishment of all right and benefits attendant to continued participation in the Paul Revere 1993 Plan. Mr. Soule has requested, and Paul Revere has agreed, that, in lieu of the $468,000 which he would otherwise have been entitled to receive as a result of such termination of Performance Share Units granted to him under the Paul Revere 1993 Plan, in extinguishment of all rights and benefits attendant to continued participation in such Plan, he receive payment only with respect to such Performance Share Units actually earned by him as of the Effective Time, as determined by the Compensation Committee of the Paul Revere Board of Directors based on the level of achievement of certain key financial and non-financial objectives established in connection with the grant of such Performance Share Units.

     Savings Plan. Under the PRSP, pursuant to "change in control" (which, as defined in such plan, includes the Merger) provisions contained therein, the accounts of participants whose employment ends within two years after the Merger will become fully vested at such time. As of March 31, 1996, the PRSP accounts of each Paul Revere management employee, except Messrs. Hilbert and Richards, were already fully vested. Assuming that the employment of Messrs. Hilbert and Richards with Paul Revere ended at the Effective Time, their respective accounts, valued at September 30, 1996 at $15,188 and $18,963, respectively, would vest at such time.

     Retirement Benefits. Under the Paul Revere Employees Pension Plan (the "Pension Plan"), pursuant to "change in control" (which, as defined in such plan, includes the Merger) provisions contained therein, (i) if the Pension Plan is terminated within three years after the Effective Time of the Merger, the Pension Plan's surplus assets will be applied to increase the benefits of active participants up to maximum limits provided by the Internal Revenue Code of 1986, as amended, and (ii) in the event of a plan of merger, consolidation or transfer within three years after the Merger, the vested accrued benefit of each affected individual will be increased as provided in the preceding clause (i), will be fully vested and will be satisfied through the purchase of a guaranteed annuity contract. As of December 31, 1995 (the most recent plan valuation date for which information is available at the time of the printing of the Joint Proxy Statement/ Prospectus), the fair market value of the Pension Plan's assets was approximately $82,800,000, and the accumulated benefit obligation due to plan participants was approximately $62,800,000. For this purpose, the "accumulated benefit obligation" is the actuarial present value of all benefits attributed by the Pension Plan's benefit formula to service as of the valuation date.

     Employment Agreements. In January 1996, Paul Revere entered into employment agreements with 12 of its executive officers, including Charles E. Soule, its President and Chief Executive Officer. Such agreements provide that, if a change of control of Paul Revere should occur, and if within two years thereafter the executive's employment is involuntarily terminated as a result of a material change in the executive's employment or a breach of the employment agreement by Paul Revere and for reasons other than death, disability, or retirement, severance compensation will be payable to the executive. For five of such executives, including Mr. Soule, the amount of severance compensation would be two times the executive's then current base salary plus two times the greater of the highest bonus paid to the executive within the last three years or the current annual bonus target (the "Bonus"). For seven of such executives, the amount of the severance payment would be 1 1/2 times the executive's then current base salary plus 1 1/2 times such executive's Bonus. In addition, the executive would be entitled to certain continued employee welfare benefits for a period not to exceed 18 months from termination. Upon consummation of the Merger, a change of control for purposes of the employment agreements will have occurred. Mr. Soule, who has announced his decision to retire upon completion of the Merger, has requested, and Paul Revere has agreed, to terminate his employment agreement and any rights to any payments, distributions or benefits thereunder.

     Indemnification and Insurance. In the Merger Agreement, Provident has agreed to maintain, following the Effective Time, all rights to indemnification and exculpation existing in favor of the directors and officers of Paul Revere under its Articles and By-Laws, and to assume all obligations of Paul Revere under such instruments. In addition, Provident has agreed to maintain, for a period of at least six years following the Effective Time, directors and officers liability insurance with respect to matters occurring prior to the Effective Time for the benefit of directors and officers of Paul Revere, with Provident possibly being reimbursed for a portion of the cost of such insurance, as provided in the Textron Voting Agreement.

     Continuation of Certain Employee Benefits. Provident had agreed generally to maintain for the benefit of all of Paul Revere's officers and employees, following the Effective Time and until December 31, 1997, all of Paul Revere's employee benefit plans, programs, arrangements and policies that were in effect on April 29, 1996, the date of execution of the Merger Agreement in the form as of such date. Following December 31, 1997, Provident has agreed to provide generally to Paul Revere's officers and employees employee benefit plans, programs, arrangements and policies which are no less favorable than those provided to Provident's similarly situated officers and employees. In addition, following the Effective Time and until December 31, 1997, Provident has agreed to provide to Paul Revere's officers and employees severance benefits under either Paul Revere's or Provident's severance policies, whichever provides greater benefits, subject to certain conditions.

CONDITIONS TO CONSUMMATION

     The obligations of Paul Revere and Provident to consummate the Merger are subject to the satisfaction or waiver (to the extent permitted) of the following conditions: (i) the holders of Paul Revere Common Stock shall have duly approved the Merger Agreement by the requisite vote; (ii) the holders of Provident Common Stock shall have duly approved both the issuance of shares of Provident Common Stock pursuant to the Merger Agreement and the Charter Amendment by the requisite votes; (iii) there shall not be in effect any law or order of a court or governmental or regulatory agency of competent jurisdiction directing that the Merger not be consummated (provided that prior to invoking this condition each party shall use its reasonable efforts to have any such order vacated);
(iv) the required regulatory approvals and consents described under "-- Regulatory Approvals" shall have been received and shall be in effect at the Effective Time; (v) the shares of Provident Common Stock issuable pursuant to the Merger Agreement shall have been approved for listing on the NYSE, upon official notice of issuance; (vi) the Registration Statement of which this Joint Proxy Statement/Prospectus is a part shall have been declared effective under the Securities Act by the Commission and shall not be subject to a stop order or a proceeding by the Commission seeking a stop order; (vii) the representations and warranties of the other party as set forth in the Merger Agreement shall be accurate in all material respects, as of the date of the Merger Agreement and the Effective Time (except where a representation or warranty speaks as of a particular date, in which case such representation and warranty need be accurate only as of such date); (viii) the other party shall have performed in all material respects all of its respective covenants and agreements to be performed by it pursuant to the Merger Agreement; and (ix) each of Provident and Paul Revere shall have received a certificate dated as of the Closing Date and executed by the Chief Executive Officer or the Chief Financial Officer of the other party certifying as to the fulfillment of the conditions listed in clauses
(vii) and (viii) above. The obligation of Provident to consummate the Merger is further subject to the satisfaction or waiver of the following conditions: (i) Textron shall have provided additional capital to Paul Revere prior to the effective time of the Merger based on a final determination of the required levels of Paul Revere's statutory reserves (subject to the limitation that Textron is required to contribute at least $100 million but not more than $180 million); (ii) the amount of the statutory reserve strengthening required by the Massachusetts Insurance Commissioner as a condition to granting any necessary consents or approvals in connection with the transactions contemplated by the Merger Agreement shall not exceed $180 million (provided that this condition shall be deemed to be satisfied if Textron shall have increased the amount of its capital contribution contemplated by clause (i) above by an amount equal to such excess (the parties having agreed that neither Textron nor Provident

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

shall be under any obligation to make any such additional contribution)); and
(iii) Textron shall have complied with certain other specified provisions of the Textron Voting Agreement.

     The conditions to consummation of the Merger may be waived, in whole or in part, and the time for the performance of any of the obligations of the parties to the Merger Agreement may be extended, in each case to the extent permissible under applicable law, by the parties to the Merger Agreement in writing. See "-- Amendment, Waiver, and Termination."

     No assurances can be provided as to when or if all of the conditions precedent to the Merger can or will be satisfied or waived by the appropriate party. As of the date of this Joint Proxy Statement/Prospectus, the parties have no reason to believe that any of the conditions set forth above will not be satisfied.

REGULATORY APPROVALS

     Insurance. Consummation of the Merger is conditioned upon receipt of the respective approvals or other actions of the insurance regulatory authorities of the Commonwealth of Massachusetts and the State of Delaware and the receipt of approvals or other actions which may be required under the insurance laws of any jurisdiction in which Paul Revere or any of its subsidiaries conducts any business or owns any assets. As of the date of this Joint Proxy Statement/Prospectus, the only required regulatory approvals that remain outstanding are the approval of the Massachusetts Insurance Commissioner and the expiration or termination of statutory waiting periods under the insurance laws of Arizona. In addition, Textron has filed applications under the insurance laws of Tennessee and New York disclaiming control of Provident's insurance company subsidiaries in connection with the Merger and such applications have been granted by the Commissioner of Commerce and Insurance of the Department of Commerce and Insurance of the State of Tennessee (the "Tennessee Insurance Commissioner") and the Superintendent of Insurance of the Department of Insurance of the State of New York (the "New York Superintendent of Insurance"). As of the date of this Joint Proxy Statement/Prospectus, there are no required regulatory approvals that remain outstanding for Textron.

     Paul Revere is subject to the insurance holding company laws of the Commonwealth of Massachusetts (where Paul Revere Life and Paul Revere Variable are domiciled, each of which is an insurance company subsidiary of Paul Revere) and the State of Delaware (where Paul Revere Protective is domiciled, which is also an insurance company subsidiary of Paul Revere). Under such laws, no person may acquire control (generally defined to include the acquisition of 10% or more of the voting securities of any other person), directly or indirectly, of Paul Revere's insurance company subsidiaries without first obtaining the approval of the insurance regulatory authority in each such jurisdiction pursuant to specified procedures or rebutting the presumption of control with respect to such voting securities. Upon consummation of the Merger, Provident will own all of the Paul Revere Common Stock and, therefore, will indirectly control Paul Revere's insurance company subsidiaries.

     By letters dated May 23 and May 24, 1996, Provident and certain stockholders of Provident filed applications (generally known as "Form A" filings) with the Massachusetts Insurance Commissioner and the Delaware Insurance Commissioner, respectively, for the acquisition of control of Paul Revere and its insurance subsidiaries as a result of the Merger. Because Zurich will own, as a result of the Zurich Common Stock Investment, more than 10% of the outstanding Provident Common Stock and, therefore, will be deemed to indirectly control Provident's insurance company subsidiaries (including Paul Revere's insurance company subsidiaries), Zurich joined Provident and such stockholders in the filing of each such application. For a discussion of other regulatory approvals required to be obtained by Zurich as a result of the Zurich Common Stock Investment, see "THE ZURICH RELATIONSHIP -- Zurich Common Stock Investment; Regulatory Approvals."

     On June 20, 1996, the Delaware Insurance Commissioner issued an order approving the acquisition of control of Paul Revere Protective by Provident and certain Provident stockholders.

     In Massachusetts, the Form A filing triggers a public hearing requirement, which public hearing must be held within 30 days after the Form A has been filed and deemed complete by the Massachusetts Insurance Commissioner. No hearing date has been scheduled as of the date of this Joint Proxy Statement/Prospectus.

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

A determination by the Massachusetts Insurance Commissioner regarding the approval of the acquisition of control of Paul Revere must be rendered within 30 days after the hearing.

     Provident is subject to the insurance holding company laws of the State of Tennessee (where Provident Life and Accident, Provident National and Provident Life and Casualty are domiciled, each of which is an insurance company subsidiary of Provident) and the State of New York (where Provident National and Provident Life and Casualty are deemed to be "commercially domiciled"). Under such laws, no person may acquire control (generally defined to include the acquisition of 10% or more of the voting securities of any other person), directly or indirectly, of Provident's insurance company subsidiaries without first obtaining the approval of the insurance regulatory authority in each such jurisdiction pursuant to specified procedures or rebutting the presumption of control with respect to such voting securities. Since Textron has agreed to elect to receive the Mixed Consideration, upon consummation of the Merger, Textron will own more than 10% of the outstanding Provident Common Stock and, therefore, may be deemed to indirectly control Provident Life and Accident, Provident National and Provident Life and Casualty.

     On May 23, 1996, Textron made applications to the Tennessee Insurance Commissioner and the New York Superintendent of Insurance disclaiming control of Provident's insurance company subsidiaries as a result of the acquisition of more than 10% of the outstanding Provident Common Stock pursuant to the Merger and requesting a determination by the Tennessee Insurance Commissioner and the New York Superintendent of Insurance that the acquisition by Textron of more than 10% of the outstanding Provident Common Stock as a result of such acquisition should not cause Textron to be deemed to have acquired control of Provident's insurance company subsidiaries within the meaning of the Tennessee and New York insurance laws. On July 11, 1996, the Tennessee Insurance Commissioner issued an order determining that the presumption of control had been rebutted. On August 5, 1996, the New York Superintendent of Insurance granted Textron's application disclaiming control of Provident's insurance company subsidiaries.

     There can be no assurance that the approvals of such filings by the insurance regulatory authorities of Massachusetts can be obtained or, if such approvals are obtained, that such approvals will be obtained by May 28, 1997, the date specified in the Merger Agreement as the date after which either Provident or Paul Revere may terminate the Merger Agreement. See "-- Conditions to Consummation," "-- Effective Time" and "-- Amendment, Waiver, and Termination."

     In addition, the insurance holding company laws of the States of Arizona, Georgia, Maryland, Minnesota, New Jersey, Pennsylvania, Tennessee, and Washington and the District of Columbia require that, in connection with the consummation of the Merger, Provident file a pre-acquisition notification with the insurance regulatory authority of each such jurisdiction for a determination as to whether the Merger, if consummated, would violate the competitive standards established in the insurance holding company laws of such jurisdictions. Provident has applied to the insurance regulatory authorities in each such jurisdiction in which a pre-acquisition notice is required. The waiting period applicable to such applications has expired in the States of Georgia, Maryland, Minnesota, New Jersey, Pennsylvania, Tennessee and Washington and the District of Columbia. If the Merger violates the competitive standards established by the insurance laws of Arizona, the remaining jurisdiction, the insurance regulatory authority may enter an order requiring the involved insurer to cease and desist from doing business in such jurisdiction with respect to the line or lines of insurance involved in the violation. Textron has determined that it is not required to file any pre-acquisition notifications in connection with the consummation of the Merger.

     HSR Act. Under the Hart-Scott Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), and the rules that have been promulgated thereunder by the Federal Trade Commission (the "FTC"), the Merger may not be consummated until notifications have been given and certain information has been furnished to the FTC and the Antitrust Division of the United States Department of Justice (the "Antitrust Division") and specified waiting period requirements have been satisfied.

     Pursuant to the requirements of the HSR Act, Provident and Textron, as the ultimate parent entity of Paul Revere, each filed a Notification and Report Form with the Antitrust Division and the FTC on May 6, 1996 requesting early termination of the waiting period under the HSR Act. Provident and Textron's request for early termination of the waiting period under the HSR Act was granted and such termination became

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

effective on May 28, 1996. The requirements of the HSR Act will be satisfied if the Merger is consummated within one year from the termination of the waiting period.

     At any time before or after the consummation of the Merger, and notwithstanding the granting of early termination or the expiration of the waiting period under the HSR Act, the Antitrust Division or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Merger or seeking divestiture of substantial assets of Provident or Paul Revere. Private parties (including individual states) may also seek to take legal action under the antitrust laws under certain circumstances. Based on information available to them, Provident and Paul Revere believe that the Merger can be effected in compliance with applicable federal and state antitrust laws. However, there can be no assurance that a challenge to the consummation of the Merger on antitrust grounds will not be made or that, if such a challenge were made, Provident and Paul Revere would prevail or would not be required to accept certain adverse conditions in order to consummate the Merger.

     Canadian Approvals. Under the Competition Act (Canada) (the "Competition Act"), the Merger may not be consummated until notification of the Merger has been given to the Director of Investigation and Research ("Director of I&R") and specified waiting period requirements have been satisfied. By letter dated June 11, 1996, notification of the Merger was given to the Director of I&R. By letter dated June 25, 1996, the Director of I&R indicated that he was satisfied that there were not, at such time, sufficient grounds to apply to the Competition Tribunal (the "Tribunal") under the Competition Act with respect to the Merger. Accordingly, insofar as the Competition Act is concerned, the parties are legally entitled to proceed with the Merger. The merger provisions of the Competition Act permit the Director of I&R to apply to the Tribunal to seek relief in respect of the Merger if he becomes of the view that the Merger is likely to prevent or lessen competition substantially in Canada. The relief that may be ordered by the Tribunal includes, in the case of a completed merger transaction, requiring the disposal of assets to the extent required to eliminate the anti-competitive effects of the Merger in Canada. Proceedings under the merger provisions of the Competition Act may be instituted by the Director for a period of up to three years after the Merger has been completed.

     Other than the approvals discussed above, Provident and Paul Revere are not aware of any federal, state or foreign regulatory requirements that must be complied with or approval that must be obtained in connection with the Merger other than the filing with the Commission of this Joint Proxy Statement/Prospectus and compliance with applicable state securities laws and regulations. Should any such approval be required, it is currently contemplated that such approval will be sought.

CONDUCT OF BUSINESS PENDING THE MERGER

     Each of Paul Revere and Provident generally has agreed in the Merger Agreement, unless the prior consent of the other party is obtained, to operate its business only in the ordinary course consistent with past practice and to use all reasonable efforts to preserve its business organizations, keep available the service of its officers and employees, maintain its material permits and contracts, and preserve its relationships with customers, suppliers, and others having business dealings with it. In addition, the Merger Agreement contains certain other restrictions applicable to the conduct of the businesses of Paul Revere and Provident prior to consummation of the Merger, as described below.

     Each of Paul Revere and Provident has agreed in the Merger Agreement not to take certain actions relating to the operation of its business pending consummation of the Merger without the prior approval of the other party. These actions generally include, without limitation: (i) subject to certain exceptions, issuing, selling or pledging additional shares of any capital stock, any rights to acquire any such stock, or any security convertible into such stock; (ii) acquiring, redeeming, or purchasing, or proposing to acquire, redeem, or purchase, any of its Common Stock; (iii) splitting or reclassifying any of its Common Stock, or paying any dividend or other distribution in respect of its Common Stock, other than regular quarterly cash dividends in an amount no greater than $.06 per share with respect to the Paul Revere Common Stock, and no greater than $.72 per share per annum with respect to the Provident Common Stock, and in accordance with past dividend policy; (iv) subject to certain exceptions for Provident, adopting a plan of liquidation, dissolution, merger, or other reorganization for it or any of its subsidiaries (other than with respect to the Merger); (v) amending its

Certificate, Articles, or Bylaws, or the articles of organization, certificate of incorporation, or bylaws of any of its subsidiaries, or altering the corporate structure or ownership of any subsidiary, other than with respect to the Merger; (vi) subject to certain exceptions for Provident, making, or permitting any subsidiary to make, a material disposition of assets or securities; (vii) other than in the ordinary course of business consistent with past practice, incurring, or permitting any subsidiary to incur, any indebtedness, with respect to Paul Revere, or any material indebtedness, with respect to Provident, for borrowed money, guaranteeing any such indebtedness, or making any loans, advances, or capital contributions to, or investments in, any person other than a subsidiary; (viii) changing any method of accounting or accounting practice, except as required by GAAP or by law; (ix) permitting any insurance subsidiary to change, with respect to Paul Revere, or materially change, with respect to Provident, its investment guidelines or policies or to fail to comply materially with its investment guidelines or policies and all applicable insurance laws; (x) entering, or permitting any insurance company subsidiary to enter, into any material reinsurance, coinsurance, or similar contract, except in the ordinary course of business consistent with past practice; (xi) taking or agreeing or committing to take, or permitting any subsidiary to take or agree or commit to take, any action that would make any representation and warranty of such party under the Merger Agreement inaccurate in any material respect at the Effective Time, or omitting or agreeing or committing to omit, or permitting any subsidiary to omit or agree or commit to omit, to take such action necessary to prevent any such representation and warranty from being inaccurate at such time, or taking or agreeing or committing to take, or permitting any subsidiary to take or agree or commit to take, any action that would result in, or is reasonably likely to result in, any conditions to the consummation of the Merger not being satisfied; or (xii) authorizing, recommending, proposing, or announcing an intention to do any of the foregoing.

     Paul Revere has also agreed in the Merger Agreement not to take certain additional actions relating to the operation of its business pending consummation of the Merger without the prior approval of Provident, generally including, without limitation, the following actions: (i) granting, or permitting any subsidiary to grant, any increases in compensation to any director or, except in the ordinary course of business consistent with past practice, any increases in the compensation of any officer, employee, or agent, provided that no individual's increase may exceed 8% of his or her compensation, and provided further, that all increases in the aggregate may not exceed 4% of the total compensation paid to officers, employees, and agents; (ii) entering, or permitting any subsidiary to enter, into any new or to amend any existing employment agreements or (except as may be consistent with Paul Revere policies) severance or termination agreements with any officer or employee; (iii) becoming obligated under any new pension or employee benefit plan, or amend any existing plan except as required by law; (iv) amending, or permitting any subsidiary to amend, increase, accelerate, or fail to make any required contribution to, any benefit plan, or materially increase any non-salary benefits, except in the ordinary course of business consistent with past practice; (v) entering, or permitting any subsidiary to enter, into any contract to purchase or lease for a multi-year term any real property, provided that Paul Revere and any of its subsidiaries may, as tenant or landlord, renew an existing lease for no longer than a two-year term and may, as landlord, renew any lease pursuant to an option granted prior to the date of the Merger Agreement; (vi) entering, or permitting any subsidiary to enter, into any contract with an insurance agent or broker that is exclusive or is not terminable by its terms within 180 days by Provident or one if its subsidiaries, without substantial premium or penalty or, with respect to career agents, commission renewal liability, except to the extent the contract provides for vesting commissions; (vii) other than with respect to any Textron consolidated group, settling, or permitting any subsidiary to settle, any material tax audit or in either case to make or change any material tax election or to file amended tax returns; or (viii) filing any tax return between the date of the Merger Agreement and the Effective Time which relates to taxes the nonpayment of which would have a material adverse effect on Paul Revere.

     In addition, Paul Revere has agreed not to authorize, and to use its reasonable efforts to cause its officers, directors, employees, or agents not to, directly or indirectly, solicit, initiate, or encourage any inquiries related to, or the making of any proposal which constitutes, an Alternative Proposal, or recommend or endorse any Alternative Proposal, or participate in any discussions or negotiations, or provide third parties with any nonpublic information, relating to any such inquiry or proposal or otherwise facilitate any effort or attempt to make or implement an Alternative Proposal, unless the Paul Revere Board of Directors, after consulting with, and considering the advice of, outside counsel, has reasonably determined in good faith that the failure to take

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

such actions would be reasonably likely to cause the members of such Board of Directors to breach their fiduciary duties under applicable law.

AMENDMENT, WAIVER, AND TERMINATION

     To the extent permitted by law, Provident and Paul Revere may amend the Merger Agreement by written agreement at any time without the approval of the stockholders of Paul Revere, provided that after the approval of the Merger Agreement by Paul Revere's stockholders, no amendment may change the consideration to be received by Paul Revere stockholders or the rights of the Paul Revere stockholders under the Merger Agreement without the requisite approval of such stockholders.

     Prior to or at the Effective Time, either Paul Revere or Provident may also
(i) extend the time for the performance of any of the obligations or other acts of the other party under the Merger Agreement, (ii) waive any inaccuracies in the representations and warranties contained in the Merger Agreement or any document delivered pursuant thereto, or (iii) except to the extent prohibited by law, waive compliance with any of the agreements or conditions contained in the Merger Agreement.

     Either Provident or Paul Revere may terminate the Merger Agreement and abandon the Merger, before or after the approval by stockholders of Paul Revere, if: (i) any court of competent jurisdiction in the United States or other governmental body or regulatory authority has issued an order permanently restraining, enjoining or otherwise prohibiting the Merger and such order has become final and nonappealable, provided that the party so seeking to terminate the Merger Agreement has used all reasonable efforts to remove such order; (ii) the Merger has not been consummated by May 28, 1997, provided that the right to so terminate the Merger Agreement will not be available to any party whose failure to fulfill any of its material obligations under the Merger Agreement results in the failure of the Merger to occur on or prior to such date; (iii) the stockholders of Paul Revere vote on, but do not approve, the Merger Agreement; or (iv) the stockholders of Provident vote on, but do not approve the issuance of shares of Provident Common Stock pursuant to the Merger Agreement, and the Charter Amendment.

     The Merger Agreement further provides that it may be terminated by Provident and the Merger may be abandoned prior to the Effective Time, before or after the approval by stockholders of Paul Revere, (i) in the event of a material breach by Paul Revere of any covenant or agreement contained in the Merger Agreement which, by its nature, cannot be cured prior to the Effective Time or which has not been cured within 30 days after the giving of written notice to Paul Revere of such breach, (ii) in the event of an inaccuracy of any representation or warranty of Paul Revere contained in the Merger Agreement which, by its nature, cannot be cured prior to the Effective Time or which has not been cured within 30 days after the giving of written notice to Paul Revere of such inaccuracy and which inaccuracy, in either case, would cause certain conditions to Provident's closing obligations not to be satisfied, (iii) in the event that any of the conditions to Provident's closing obligations cannot be satisfied or fulfilled by May 28, 1997, provided that the failure of such conditions to be so satisfied are not a result of Provident's failure to fulfill its material obligations under the Merger Agreement, or (iv) in the event the Board of Directors of Paul Revere withdraws or materially modifies or changes its recommendation or approval of the Merger Agreement in a manner adverse to Provident or Newco.

     Finally, Paul Revere may terminate the Merger Agreement and abandon the Merger prior to the Effective Time, before or after the approval by stockholders of Paul Revere, (i) in the event of a material breach by Provident or Newco of any covenant or agreement contained in the Merger Agreement which, by its nature, cannot be cured prior to the Effective Time or which has not been cured within 30 days after the giving of written notice to Provident of such breach,
(ii) in the event of an inaccuracy of any representation or warranty of Provident or Newco contained in the Merger Agreement which, by its nature, cannot be cured prior to the Effective Time or which has not been cured within 30 days after the giving of written notice to Paul Revere of such inaccuracy and which inaccuracy, in either case, would cause certain conditions to Paul Revere's closing obligations not to be satisfied, (iii) in the event that any of the conditions to Paul Revere's closing obligations cannot be satisfied or fulfilled by May 28, 1997, provided that the failure of such conditions to be so satisfied shall not be as a result of Paul Revere's failure to fulfill its material

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

obligations under the Merger Agreement, or (iv) if prior to the Paul Revere Special Meeting, the Board of Directors of Paul Revere has (y) withdrawn or modified or changed its recommendation or approval of the Merger Agreement in a manner adverse to Provident and Newco in order to approve and permit Paul Revere to execute a definitive agreement relating to an Alternative Proposal and (z) determined, based on the advice of outside legal counsel to Paul Revere, that the failure to take such action as set forth in the preceding clause (y) would be reasonably likely to result in breach of the Board of Director's fiduciary duties under applicable law, provided, however, that the Board of Directors of Paul Revere shall have been advised by such outside counsel that notwithstanding a binding commitment to consummate an agreement of the nature of the Merger Agreement entered into in the proper exercise of their applicable fiduciary duties, such fiduciary duties would also be reasonably likely to require the directors to terminate the Merger Agreement as a result of such Alternative Proposal, and, provided further, that Paul Revere shall immediately advise Provident following the receipt by it of any Alternative Proposal and the details thereof, and advise Provident of any developments with respect to such Alternative Proposal immediately upon the occurrence thereof. See "-- Expenses and Fees."

EXPENSES AND FEES

     The Merger Agreement provides that each party is responsible for its own expenses incident to preparing for, entering into, and carrying out the Merger Agreement and the consummation of the transactions contemplated thereby. Any party who willfully breaches any of its representations, warranties, covenants, or agreements set forth in the Merger Agreement, however, will be liable for damages occasioned by such breach, including any expenses incurred by the other party in connection with the Merger Agreement.

     If an Alternative Proposal which provides that the Paul Revere stockholders will receive in excess of $26.00 per share is outstanding and the Paul Revere Board of Directors withdraws, modifies, or changes in a manner adverse to Provident or Newco its approval or recommendation of the Merger Agreement or the Merger in order to permit Paul Revere to execute a definitive agreement relating to such Alternative Proposal, then, provided that Provident and Newco are not in material breach of their obligations under the Merger Agreement, Paul Revere will pay Provident $22,500,000 in cash (the "Termination Payment"). The Termination Payment will be made no later than three business days after such withdrawal and will be Provident's sole and exclusive remedy under the Merger Agreement for the withdrawal, modification, or change in such approval or recommendation of the Paul Revere Board of Directors under such circumstances.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The receipt of cash and/or Provident Common Stock pursuant to the Merger Agreement will be a taxable transaction for federal income tax purposes and may also be a taxable transaction under applicable foreign, state, local, or other income tax laws. In general, for federal income tax purposes, a stockholder who receives cash in exchange for shares of Paul Revere Common Stock pursuant to the Merger Agreement will recognize gain or loss equal to, (i) in the case of an exchange for Cash Consideration, the difference between the amount of cash received and the stockholder's adjusted tax basis in the shares exchanged therefor, (ii) in the case of an exchange for Stock Consideration, the difference between the fair market value at the Effective Time of the Provident Common Stock received and the stockholder's adjusted tax basis in the shares exchanged therefor, and (iii) in the case of an exchange for Mixed Consideration, the amount by which the sum of the fair market value at the Effective Time of the Provident Common Stock and the amount of cash received exceeds the stockholder's adjusted tax basis in the shares exchanged therefor. In each instance, gain or loss must be determined separately for each block of shares (i.e., shares acquired at the same cost in a single transaction). Such gain or loss generally will be a capital gain or loss, provided the shares exchanged were held as capital assets and will be long-term capital gain or loss if, at the Effective Time, such shares were held for more than one year.

     The foregoing discussion may not apply to holders of Paul Revere Common Stock who are not citizens or residents of the United States or who are otherwise subject to special treatment under federal income tax law (such as insurance companies, tax exempt organizations, or dealers in securities) or to holders of shares acquired upon the exercise of employee stock options or otherwise as compensation, such as SARs or Performance Share Units.

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

     EACH PAUL REVERE STOCKHOLDER IS URGED TO CONSULT WITH SUCH STOCKHOLDER'S OWN TAX ADVISORS TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL, OR FOREIGN INCOME OR OTHER TAX LAWS.

ACCOUNTING TREATMENT

     The Merger will be accounted for under the "purchase" method of accounting, pursuant to which the assets and liabilities of Paul Revere will be recorded at their respective fair values and added to those of Provident as of the Effective Time. Financial statements of Provident issued after the Effective Time will reflect such values and will not be restated retroactively to reflect the historical financial position or results of operations of Paul Revere. See "SUMMARY" and "PRO FORMA CONDENSED COMBINED FINANCIAL DATA."

TEXTRON VOTING AGREEMENT

     The following is a brief summary of certain provisions of the Textron Voting Agreement. Textron is the beneficial owner of 37,500,000 shares (approximately 83.3%) of the outstanding Paul Revere Common Stock.

     Pursuant to the Textron Voting Agreement, Textron has agreed to vote its shares of Paul Revere Common Stock in favor of approval of the Merger Agreement at every meeting of the stockholders of Paul Revere at which such matters are considered and at every adjournment thereof and against any Alternative Proposal. Textron also has agreed not to sell, assign, pledge, transfer, or otherwise dispose of, or grant any proxies with respect to, any of its shares of Paul Revere Common Stock, except for a proxy which is not inconsistent with the terms of the Textron Voting Agreement. In connection with the amendment of the Original Merger Agreement, Textron has also agreed in the Textron Voting Agreement (i) concurrently with the consummation of the Merger, to pay to Provident, or to contribute to Paul Revere, $25 million and to contribute to Paul Revere or Provident certain specified assets, (ii) to provide additional capital to Paul Revere prior to the effective time of the Merger based on a final determination of the required levels of Paul Revere's statutory reserves (subject to the limitation that Textron is required to contribute at least $100 million but not more than $180 million, and (iii) from and after the Effective Time, to hold harmless Paul Revere and Provident from and against specified damages resulting from certain third party claims.

     The Textron Voting Agreement provides that it will terminate upon the earliest to occur of (i) the Effective Time, (ii) the date on which the Merger Agreement is terminated in accordance with its terms, (iii) the date on which the Board of Directors of Paul Revere withdraws or materially modifies or changes its recommendation of the Merger Agreement if, after consultation with its counsel, such Board determines that the failure to take such action could reasonably be deemed a breach of its fiduciary duties to Paul Revere's stockholders under applicable law, or (iv) May 28, 1997.

     If an Alternative Proposal which provides that the Paul Revere stockholders will receive in excess of $26.00 per share is outstanding and at a meeting of the stockholders of Paul Revere held for the purpose of voting on a proposal to approve the Merger Agreement Textron fails to vote its shares of Paul Revere Common Stock in favor of approval of the Merger Agreement, then, unless Provident is entitled to receive the Termination Fee from Paul Revere under the Merger Agreement, and provided Provident is not in material breach of its obligations under the Textron Voting Agreement or the Merger Agreement, Textron will pay Provident $22,500,000 in cash no later than three business days after such meeting. See "-- Expenses and Fees." Such payment will be Provident's sole and exclusive remedy under the Textron Voting Agreement for Textron's failure to vote its shares of Paul Revere Common Stock in accordance with the terms thereof.

MACLELLAN VOTING AGREEMENT

     The following is a brief summary of certain provisions of the Maclellan Voting Agreement between Textron and the Selected Maclellan Stockholders. The Selected Maclellan Stockholders are the owners of record of 18,357,424 shares (approximately 40.3%) of the outstanding Provident Common Stock.

     Pursuant to the Maclellan Voting Agreement, the Selected Maclellan Stockholders have agreed to vote the shares of Provident Common Stock as to which they have voting power or control in favor of approval of issuance of shares of Provident Common Stock pursuant to the Merger Agreement and in favor of the Charter Amendment at every meeting of the stockholders of Provident at which such matters are considered and at

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

every adjournment thereof. Such persons also have agreed (subject to certain exceptions) not to sell, assign, pledge, transfer, or otherwise dispose of, or grant any proxies with respect to, any of their shares of Provident Common Stock, except for a proxy which is not inconsistent with the terms of the Maclellan Voting Agreement.

     The Maclellan Voting Agreement provides that it will terminate upon the earliest to occur of (i) the Effective Time, (ii) the date on which the Merger Agreement is terminated in accordance with its terms, (iii) the date on which the Board of Directors of Paul Revere withdraws or materially modifies or changes its recommendation of the Merger Agreement if, after consultation with its counsel, such Board determines that the failure to take such action could reasonably be deemed a breach of its fiduciary duties to Paul Revere's stockholders under applicable law, or (iv) May 28, 1997.

TEXTRON STANDSTILL AGREEMENT

     Pursuant to the Textron Standstill Agreement, Textron has agreed that it and its subsidiaries will not acquire beneficial ownership of any Provident voting securities, if the effect of such acquisition would be to cause Textron and its subsidiaries to beneficially own, collectively, more than 15% of the outstanding Provident voting securities, except pursuant to (i) the Merger Agreement or the Textron Voting Agreement, (ii) dividends or distributions of Provident voting securities made on or to Provident voting securities beneficially owned by such person, or (iii) offerings made available only to holders of Provident voting securities generally, provided that Textron and its subsidiaries may acquire Provident voting securities from Textron or another subsidiary of Textron. In the event that Textron and its subsidiaries sell, transfer or otherwise dispose (with or without full consideration) of any Provident voting securities (other than to Textron or a subsidiary of Textron), Textron and its subsidiaries may not thereafter reacquire such shares during the term of the Textron Standstill Agreement if the effect of such acquisition would be to cause Textron and its subsidiaries to beneficially own, collectively, more than 15% of the outstanding Provident voting securities, subject to the exceptions set forth in clauses (ii) and (iii) of the immediately preceding sentence.

     Notwithstanding any other provision of the Textron Standstill Agreement, Textron has agreed to effect such action as may be necessary to ensure that, subject to the receipt of proper notice and the absence of a preliminary or permanent injunction or other final order of any United Stated Federal or state court barring such action, Textron and its subsidiaries are, as stockholders, present in person or represented by proxy at all meetings of stockholders of Provident so that all Provident voting securities of which Textron or any of its subsidiaries beneficially own are voted and deemed to be present, in person or by proxy, at all meetings of the stockholders of Provident so that all Provident voting securities so beneficially owned may be counted for the purpose of determining the presence of a quorum at such meetings.

     Textron has also agreed to effect such action as may be necessary to ensure that Provident voting securities that are beneficially owned by Textron or any of its subsidiaries as of the appropriate record date are voted on all matters to be voted upon by the holders of Provident voting securities or any class or series thereof in the same proportion as the votes cast by the other holders of Provident voting securities with respect to such matter, except that (i) Textron and such subsidiaries may, in their sole discretion, vote or cause to be voted all or a greater proportion of such Provident voting securities in favor of any matter that is recommended favorably by the Board of Directors of Provident and
(ii) Textron and its subsidiaries may, in their sole discretion, vote any or all of their Provident voting securities on any amendment to Provident's Certificate or Bylaws (other than a proposal only to increase the number of authorized shares of Provident Common Stock), disposition of Provident (by way of merger, disposition of assets or otherwise), liquidation, dissolution or any other action that is materially adverse to Textron or such subsidiaries.

     The Textron Standstill Agreement further provides that Textron and its subsidiaries may not: (i) participate in any way in the making of any public announcement with respect to, or submit or participate in the submission of a proposal for, or offer of, any change in control event; (ii) initiate the solicitation of or solicit proxies or consents or become a "participant" in a "solicitation" (as such terms are defined in Rule 14a-11 under the Exchange Act) with respect to any Provident voting securities in opposition to the recommendation of the Board of Directors of Provident with respect to any matter; (iii) participate in any way

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

in any stockholder vote with respect to any matter which is not required by Provident's Certificate or Bylaws, the rules of the NYSE or any other national securities exchange or automated quotations system on which Provident voting securities are then traded, or by any similar laws or rules to be submitted to Provident's stockholders; (iv) participate in any way in any legal, regulatory or administrative action or proceeding in any court of competent jurisdiction or appropriate regulatory or administrative body or agency with respect to Provident or any of its directors, officers, employees, accountants, legal counsel or other advisors, which action or proceeding in any way contests, or otherwise seeks to void, the validity of, or the enforceability of any provision of the Textron Standstill Agreement; or (v) act in concert in any way with any other person, for the purpose of voting of Provident voting securities, except as a member of a group consisting solely of Textron and its subsidiaries with respect to actions specifically required or permitted by the Textron Standstill Agreement.

     Finally, Textron has agreed that neither it nor its subsidiaries will sell, transfer, assign or otherwise dispose of its beneficial interest in any Provident voting securities to any person representing beneficial ownership of more than two percent (2%) of the Provident voting securities, without first providing Provident the opportunity to purchase, or to designate an alternative purchaser of, such Provident voting securities in the manner set forth in the Textron Standstill Agreement; provided, that Textron and its subsidiaries may make such a disposition without such an offer if the disposition is (a) to an underwriter or underwriters in connection with a bona fide public offering of Provident voting securities, or (b) pursuant to a qualifying tender offer (as defined in the Textron Standstill Agreement).

APPRAISAL RIGHTS

     Paul Revere. Holders of Paul Revere Common Stock opposing the Merger will have the right to dissent from the Merger and obtain appraisal of their shares in the event the Merger Agreement is approved and the Merger is consummated. See "GENERAL INFORMATION -- Paul Revere Special Meeting." The information set forth below with respect to stockholders' rights to dissent and obtain appraisal of Paul Revere Common Stock in connection with the Merger is qualified in its entirety by reference to Sections 85 through 98 of the Massachusetts BCL, a copy of which is attached to this Joint Proxy Statement/Prospectus as ANNEX D. Sections 85 through 98, inclusive, of the Massachusetts BCL contain provisions that, in the case of the merger of a corporation organized under the laws of Massachusetts, grant dissenting stockholders who comply with the procedures set forth in such Sections the right to receive payment in cash equal to the "fair value" of their shares. The principal provisions of such Sections as they apply to the Merger are summarized below.

     To claim dissenters' rights, a stockholder must (i) prior to the stockholder vote on the Merger Agreement, file a written objection to the Merger Agreement stating that he or she intends to demand payment for his or her Paul Revere Common Stock if the Merger is consummated, (ii) not vote such holder's Paul Revere Common Stock in favor of approval of the Merger Agreement, and (iii) if the Merger Agreement is approved by the stockholders and the Merger is consummated, demand, in writing, payment for his or her shares of Paul Revere Common Stock from Paul Revere as the surviving corporation within 20 days after the date the notice that the Merger has become effective is mailed to the stockholder. If the Merger is consummated, Paul Revere, as the surviving corporation, must mail notice of such consummation to all stockholders who complied with clauses (i) and (ii) above, within ten days after the effective date of the Merger.

     A vote against the Merger Agreement will not be deemed to satisfy the requirement that written objection be filed with Paul Revere before the vote on the Merger. However, a stockholder who has filed a written objection to the Merger as provided in clause (i) above will not be deemed to have waived his or her dissenters' rights by failing to vote against the Merger, although such stockholder will be deemed to have waived his or her dissenters' rights if he or she votes in favor of the Merger.

     Paul Revere, as the surviving corporation after the Merger, is required to pay the fair value of the Paul Revere Common Stock owned by each dissenting stockholder within 30 days after the expiration of the 20-day period during which demand for payment must be made. If during such 30-day period, Paul Revere and a dissenting stockholder fail to agree as to the fair value of such stockholder's Paul Revere Common Stock,

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

either Paul Revere or the dissenting stockholder may, within four months after the expiration of such 30-day period, request a court determination of the fair value of the Paul Revere Common Stock of all dissenting stockholders by filing a bill of equity in a Superior Court in the Commonwealth of Massachusetts. The cost of such action, other than counsel fees and fees of experts retained by a party, will be determined by the court and apportioned in such a manner as appears to the court to be equitable; however, all costs of giving notice to the stockholders entitled to notice of the filing of such an action will be paid by Paul Revere. In any such action, the fair value of the Paul Revere Common Stock of the stockholder parties to the action will be determined as of the day preceding the date the Merger was approved by the stockholders of Paul Revere and will not include any element of value arising from the expectation of consummation of the Merger. Unless Paul Revere files such a bill in equity, the failure of a dissenting stockholder to file such a bill could nullify all written demands for appraisal. Paul Revere has not yet determined whether it will file such a bill in equity; therefore, any stockholder who desires that such a bill in equity be filed is advised to file it on a timely basis.

     A Paul Revere stockholder who has filed a demand for payment for such holder's shares with Paul Revere will not be entitled to (i) notice of any meetings of stockholders of Paul Revere, (ii) vote such holder's Paul Revere Common Stock for any purposes, or (iii) the payment of dividends or any other distribution payable to stockholders of record at a date that is after the date of the vote approving the Merger, unless: (a) no bill in equity has been filed within four months after the expiration of the 30-day period provided for Paul Revere and the stockholder to agree upon the fair value of such stockholder's Paul Revere Common Stock, (b) such stockholder shall have been dismissed as a party to such a suit, or (c) such stockholder shall have delivered a written withdrawal of his or her demand for payment for such holder's shares and an acceptance of the Merger to Paul Revere. Any such withdrawal cannot be made without the approval of Paul Revere.

     ANY PAUL REVERE STOCKHOLDER CONTEMPLATING THE EXERCISE OF THE RIGHTS SUMMARIZED ABOVE IN CONNECTION WITH THE MERGER IS URGED TO CONSULT HIS OR HER OWN COUNSEL. THE FAILURE BY A STOCKHOLDER TO FOLLOW PRECISELY ALL OF THE STEPS REQUIRED BY SECTIONS 85 THROUGH 98, INCLUSIVE, OF THE MASSACHUSETTS BCL WILL RESULT IN THE LOSS OF THOSE RIGHTS.

     Provident. Pursuant to the Delaware GCL, Provident stockholders will have no dissenters' rights of appraisal in connection with the issuance of shares of Provident Common Stock pursuant to the Merger Agreement, the issuance of shares of Provident Common Stock pursuant to the Zurich Purchase Agreement, or the Charter Amendment.

AMENDMENT TO PAUL REVERE RIGHTS AGREEMENT

     In connection with the execution of the Merger Agreement, Paul Revere amended the Rights Agreement, dated as of September 23, 1993, between Paul Revere and First Chicago Trust Company of New York, as Rights Agent (the "Paul Revere Rights Agreement"), to provide, among other things, that neither the approval, execution, or delivery of the Merger Agreement or the Textron Voting Agreement, nor consummation of the transactions contemplated thereby, will trigger any rights ("Paul Revere Rights") under the Paul Revere Rights Agreement. In addition, the Merger Agreement provides that if Paul Revere redeems the Paul Revere Rights in response to any actions taken by any person other than Provident or Newco, Provident will deliver to Paul Revere an amount equal to the aggregate redemption price to be paid to the Paul Revere stockholders, other than Textron, under the Paul Revere Rights Agreement (approximately $90,000). See "CERTAIN DIFFERENCES IN THE RIGHTS OF PROVIDENT AND PAUL REVERE STOCKHOLDERS -- Stockholder Rights Plan."

RESALES OF PROVIDENT COMMON STOCK

     The shares of Provident Common Stock issued in connection with the Merger will be freely transferable under the Securities Act, except for shares issued to any stockholder who may be deemed to be an "affiliate" (generally including, without limitation, directors, certain executive officers, and beneficial owners of 10% or more of the Paul Revere Common Stock) of Paul Revere for purposes of Rule 145 under the Securities Act as of the date of the Paul Revere Special Meeting. Such affiliates (which include Textron) may not sell their shares of Provident Common Stock acquired in connection with the Merger except pursuant to an effective

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

registration statement under the Securities Act or other applicable exemption from the registration requirements of the Securities Act. Provident may place restrictive legends on certificates representing Provident Common Stock issued to all persons who are deemed to be "affiliates" of Paul Revere under Rule 145. In addition, Paul Revere has agreed to use its reasonable efforts to cause each person or entity that is an "affiliate" to enter into a written agreement in a form customary for the type of transaction contemplated by the Merger Agreement relating to such restrictions on sale or other transfer. This Joint Proxy Statement/ Prospectus does not cover resales of Provident Common Stock received by any person who may be deemed to be an affiliate of Paul Revere, including Textron.

REGISTRATION RIGHTS

     Pursuant to a Registration Rights Agreement between Provident and Textron (the "Textron Registration Rights Agreement"), upon consummation of the Merger, Textron will be entitled to certain registration rights from Provident. A copy of the Textron Registration Rights Agreement is set forth in Exhibit D to the Merger Agreement, a copy of which is included in ANNEX A of this Joint Proxy Statement/Prospectus.

     In connection with the execution of the Zurich Registration Rights Agreement and the Textron Registration Rights Agreement, Provident and the Maclellan Interests have entered into the Maclellan Registration Rights Agreement, pursuant to which Provident has granted to the Maclellan Interests certain limited demand rights and unlimited "piggyback" registration rights with respect to the shares of Provident Common Stock beneficially owned by them. See "THE ZURICH RELATIONSHIP -- Zurich Registration Rights Agreement."

                            THE ZURICH RELATIONSHIP

BACKGROUND

     As Provident's management was considering possible acquisitions and issues relating to allocation of capital to support internal growth in the latter part of 1995 and early 1996, Insurance Partners, L.P., a related party of Zurich ("Insurance Partners"), suggested to Provident an interest in jointly pursuing the acquisition of Paul Revere. An aspect of these preliminary discussions related to Provident's capital structure and changing or adding to its reinsurance arrangements. Zurich became involved in discussions with Provident and Insurance Partners relating to additional reinsurance. When Provident initially considered the various alternatives for financing that would be appropriate to support the acquisition of Paul Revere, it determined that a portion of the purchase price should come from a capital investment in Provident, including convertible preferred stock. Messrs. Chandler and Watjen pursued such discussions with Insurance Partners and Zurich primarily during the period from February through April 1996, first in conjunction with reinsurance arrangements with Zurich and, when a decision was made not to pursue reinsurance as part of the acquisition of Paul Revere or a capital investment other than in Provident Common Stock, discussions continued with Zurich and others on the investment in Provident Common Stock. The discussions with Zurich were primarily with Steven Gluckstern, and included negotiations relating to amount and pricing of the investment in Provident Common Stock and, among other things, closing conditions, board representation on the Provident Board of Directors, limitations on Zurich's ownership of Provident Common Stock, and general terms of a strategic marketing relationship between Provident and Zurich. For purposes of determining the number of shares that Zurich would purchase for $300 million, it was determined to use the price of Provident Common Stock on the last trading day prior to public announcement of the execution of the Merger Agreement, which was $31.50, the same price used to determine the mid-point of the range of the maximum and minimum possible Exchange Ratios in the Merger Agreement. On May 31, 1996, Provident and Zurich entered into the Zurich Purchase Agreement in the form as of such date.

     On November 27, 1996, Provident and Zurich entered into the Zurich Purchase Agreement, which reflected Zurich's continued agreement to make the Zurich Common Stock Investment after execution of the Merger Agreement, as amended and restated.

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

ZURICH COMMON STOCK INVESTMENT

     Pursuant to the Zurich Purchase Agreement, Zurich has agreed that it, or one or more of its affiliates, will purchase from Provident 9,523,810 newly issued shares of Provident Common Stock at a per share price of $31.50, or a total purchase price of $300 million, payable in cash (the "Zurich Common Stock Investment"). Upon consummation of the Zurich Common Stock Investment, Zurich will own approximately 15% of the outstanding shares of Provident Common Stock (assuming a Mixed Election by all holders of Paul Revere Common Stock (other than Textron), a 0.295 Exchange Ratio and a .0265 Textron Exchange Ratio, the Exchange Ratio and Textron Exchange Ratio resulting from a per share price of Provident Common Stock of $37.75, the closing price for Provident Common Stock on November 5, 1996, the last trading day prior to public announcement of the execution of the Merger Agreement).

     The net proceeds from the Zurich Common Stock Investment will be used by Provident to help finance a portion of the cash payments to be made to Paul Revere stockholders in connection with the Merger. The consummation of the Merger is a condition to consummation of the Zurich Common Stock Investment. Although consummation of the Zurich Common Stock Investment is not a condition to consummation of the Merger, Provident intends to use the net proceeds from the Zurich Common Stock Investment to fund a portion of the cash payments to be made to Paul Revere stockholders. If the Zurich Common Stock Investment is not consummated (for whatever reason, including failure to obtain any required regulatory approvals or to satisfy any other conditions), Provident will be required to obtain alternative financing for such cash payments. See
"-- Conditions to Consummation" and "-- Regulatory Approvals." It is the current expectation of Provident management that it could obtain such alternative financing by issuing Provident Common Stock to other investors on terms at least as favorable to Provident as the Zurich Common Stock Investment or by incurring additional debt. As of the date of this Joint Proxy Statement/Prospectus, Provident has not identified any alternative investors or financing to the Zurich Common Stock Investment, and there is no assurance that it would be able to do so in the event the Zurich Common Stock Investment is not consummated.

  Closing

     The Zurich Closing will take place on the date the Merger becomes effective in accordance with the Merger Agreement or at such other date and time as may be agreed upon between the parties. At the Zurich Closing, Provident will issue and deliver to Zurich the stock certificates representing the shares of Provident Common Stock purchased by Zurich (or such affiliates), registered in Zurich's (or such affiliate's) name, and Zurich will wire payment for the purchased shares on the date of the Zurich Closing to Provident. See "THE
MERGER -- Effective Time."

  Conditions to Consummation

     The obligations of the parties to consummate the Zurich Common Stock Investment is conditioned upon: (i) the closing of the Merger in accordance with the Merger Agreement (See "THE MERGER -- Conditions to Consummation"); (ii) approval by the holders of Provident Common Stock of the issuance of shares pursuant to the Zurich Purchase Agreement and of the Charter Amendment; (iii) the execution of the Marketing Agreement between Zurich and Provident setting forth the strategic relationship between Provident and Zurich; (iv) the absence of any statute, rule or regulation or order, decree or injunction which prohibits or restricts the consummation of the transactions contemplated by the Zurich Purchase Agreement; (v) receipt of the required regulatory approvals and consents described under "-- Regulatory Approvals" and any other required consents; (vi) the approval for listing on the NYSE, upon official notice of issuance, of the shares of Provident Common Stock issuable pursuant to the Zurich Purchase Agreement; (vii) accuracy in all material respects, as of the date of the Zurich Purchase Agreement and the date of the Zurich Closing (except where a representation or warranty speaks as of a particular date, in which case such representation and warranty need be accurate only as of such date), of the representations and warranties of the other party as set forth in the Zurich Purchase Agreement; (viii) the performance by the other party in all material respects of all of its respective covenants and agreements to be performed by it pursuant to the Zurich Purchase Agreement; (ix) receipt from the other party of a certificate dated as of the date of the Zurich Closing and executed by specified officers of the other party certifying as to the fulfillment of the conditions listed in clauses (vii) and (viii) above; (x) Provident having obtained financing for the aggregate cash payments to be made to stockholders of Paul Revere in the Merger pursuant to financing arrangements disclosed to Zurich; and (xi) receipt of opinions of counsel and other customary closing documents. The obligation of Zurich to consummate the Zurich Common Stock Investment is subject to the further conditions that (i) there shall have been no change which is reasonably likely to have a material adverse effect on the financial condition, results of operations, assets or liabilities of Provident and its subsidiaries, taken as whole, or of Paul Revere and its subsidiaries, taken as a whole, and (ii) Zurich shall have entered into the Maclellan Stockholder Agreement with the members of the Maclellan family and certain trusts and foundations established by them relating to the Provident Common Stock held by such stockholders.

  Regulatory Approvals

     Insurance. Consummation of the Zurich Common Stock Investment is conditioned upon receipt of the respective approvals or other actions of the insurance regulatory authorities of the States of Tennessee, New York, and Delaware and the Commonwealth of Massachusetts. As of the date of this Joint Proxy Statement/Prospectus, the only required regulatory approval that remains outstanding is the approval of the Massachusetts Insurance Commissioner.

     Provident is subject to the insurance holding company laws of the State of Tennessee (where Provident Life and Accident, Provident National and Provident Life and Casualty are domiciled, each of which is an insurance company subsidiary of Provident) and the State of New York (where Provident National and Provident Life and Casualty are deemed to be "commercially domiciled"). After giving effect to the Merger, Provident also will be subject to the insurance holding company laws of the Commonwealth of Massachusetts (where Paul Revere Life and Paul Revere Variable are domiciled) and the State of Delaware (where Paul Revere Protective is domiciled). Under such laws, no person may acquire control (generally defined to include the acquisition of 10% or more of the voting securities of any other person), directly or indirectly, of Provident's insurance company subsidiaries (which, after consummation of the Merger, will include Paul Revere's insurance company subsidiaries) without first obtaining the approval of the insurance regulatory authority in each such jurisdiction pursuant to specified procedures or rebutting the presumption of control with respect to such voting securities. Upon consummation of the Zurich Common Stock Investment, Zurich will own more than 10% of the outstanding Provident Common Stock and, therefore, will be deemed to indirectly control Provident Life and Accident, Provident National and Provident Life and Casualty.

     By letters dated June 6, 1996, Zurich filed applications (generally known as "Form A" filings) with the Tennessee Insurance Commissioner and the New York Superintendent of Insurance for the acquisition of control of Provident and its insurance subsidiaries as a result of the Zurich Common Stock Investment. Because Zurich will own, as a result of the Zurich Common Stock Investment, more than 10% of the outstanding Provident Common Stock and it will, as a result of the Merger, be deemed to indirectly control Paul Revere's insurance company subsidiaries, Zurich also joined Provident and certain shareholders of Provident in the Form A filings to the Massachusetts Insurance Commissioner and the Delaware Insurance Commissioner. For a discussion of the regulatory approvals required to be obtained by Zurich as a result of the Merger, see "THE
MERGER -- Regulatory Approvals; Insurance."

     On June 20, 1996, the Delaware Insurance Commissioner issued an order approving the acquisition of control of Paul Revere Protective by Provident and certain Provident stockholders, including Zurich.

     On September 3, 1996, the Tennessee Insurance Commissioner approved the acquisition of control of Provident Life and Accident, Provident National, and Provident Life and Casualty by Zurich. On September 9, 1996, the New York Superintendent of Insurance approved the acquisition of control of Provident Life and Casualty and Provident National by Zurich.

     There can be no assurance that the approval of such filings by the insurance regulatory authorities of Massachusetts can be obtained or that if such approval is obtained, such approval will be obtained by the date specified in the Zurich Purchase Agreement. See "-- Zurich Common Stock Investment; Amendment, Waiver, and Termination."

     HSR Act. Under the HSR Act, and the rules that have been promulgated thereunder by the FTC, the Zurich Common Stock Investment may not be consummated until notifications have been given and certain information has been furnished to the FTC and the Antitrust Division and specified waiting period requirements have been satisfied.

     Pursuant to the requirements of the HSR Act, each of Provident and, based on information provided by Zurich to Provident and Paul Revere, Zurich filed a Notification and Report Form with the Antitrust Division and the FTC on June 17, 1996. The 30-day waiting period applicable to the Zurich Common Stock Investment expired at 11:59 p.m., New York City time, on July 17, 1996. The requirements of the HSR Act will be satisfied if the Zurich Common Stock Investment is consummated within one year from the termination of the waiting period.

     At any time before or after the consummation of the Zurich Common Stock Investment, and notwithstanding the granting of early termination or the expiration of the waiting period under the HSR Act, the Antitrust Division or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Zurich Common Stock Investment. Private parties (including individual states) may also seek to take legal action under the antitrust laws under certain circumstances. Based on information available to them, Provident and Paul Revere believe that the Zurich Common Stock Investment can be effected in compliance with applicable federal and state antitrust laws. However, there can be no assurance that a challenge to the consummation of the Zurich Common Stock Investment on antitrust grounds will not be made or that, if such a challenge were made, Provident and Zurich would prevail or would not be required to accept certain adverse conditions in order to consummate the Zurich Common Stock Investment.

     Other than the approvals discussed above, Provident and Paul Revere are not aware of any federal or state regulatory requirements that must be complied with or approval that must be obtained in connection with the Zurich Common Stock Investment other than filing with the Commission of this Joint Proxy Statement/ Prospectus and compliance with applicable state securities laws and regulations. Should any such approval be required, it is currently contemplated that such approval will be sought.

     If any required regulatory approvals are not obtained for the Zurich Common Stock Investment, consummation of the Merger will not be delayed, if Provident is successful in obtaining the alternative financing discussed above.

  Expenses and Fees

     In connection with the Zurich Purchase Agreement, Provident has agreed to pay or reimburse Zurich and its affiliates for all out-of-pocket expenses (including the reasonable fees and disbursements of legal counsel and investment or other advisers) in connection with the Zurich Purchase Agreement, the proposed Marketing Agreement and certain other matters, provided that the aggregate of such amounts does not exceed $1,500,000. In addition, in the event that Provident is paid a Termination Payment pursuant to the Merger Agreement (or a similar fee under certain other circumstances), Provident has agreed to pay 20% of the aggregate Termination Payment to Zurich.

  Indemnification

     Provident has agreed to indemnify and hold harmless Zurich and its officers, partners, directors, employees and affiliates from and against all actions, suits, proceedings, claims, losses, damages, liabilities or expenses of any kind or nature whatsoever ("Claims"), including reasonable legal expenses, which may be incurred by or asserted against or involve Zurich or any of its officers, partners, directors, employees or affiliates as a result of any third party claim arising out of the transactions contemplated by the Zurich Purchase Agreement, unless such Claim arises from any material breach by Zurich of the letter agreement between Zurich and Provident setting forth the terms of the Zurich Relationship, the Zurich Purchase Agreement, the Zurich Relationship Agreement, the Zurich Registration Rights Agreement or the Marketing Agreement or the gross negligence or willful misconduct of an indemnified party.

  Conduct of Business Pending the Zurich Common Stock Investment

     Provident has agreed generally to the same obligations related to the conduct of business pending consummation of the Zurich Common Stock Investment as Provident provided to Paul Revere in the Merger Agreement. See "THE
MERGER -- Conduct of Business Pending the Merger." In addition, Provident has agreed not to modify or amend in any material respect the Merger Agreement or any documents related thereto, including financing arrangements in connection therewith, without the prior written consent of Zurich.

  Amendment, Waiver, and Termination

     The Zurich Purchase Agreement may be amended or modified, and provisions may be waived, only with the written consent of both parties. The Zurich Purchase Agreement may be terminated by mutual written consent of the parties or by (i) either party if (x) the closing of the Zurich Common Stock Investment shall not have occurred by May 28, 1997 as long as the failure of the closing is not due to either party's breach, or (y) the Merger Agreement is terminated, and
(ii) by either party (provided that the terminating party is not in material breach) if (x) the other party breaches any representation or warranty subject to a cure period of 30 days from written notice of the breach and such breach causes the representations and warranties not to be true and correct as of the date of termination, (y) the other party breaches any covenant or other agreement in the Zurich Purchase Agreement, and (z) a court of competent jurisdiction or other governmental body or regulatory authority has issued an order or injunction or otherwise prohibited the sale at such time as such order has become final and is nonappealable and the terminating party has used all reasonable efforts to remove such order, and (iii) by either party if the holders of Provident Common Stock fail to approve (x) the issuance of shares pursuant to the Zurich Purchase Agreement and (y) the Charter Amendment. Upon any such termination set forth above, the Zurich Purchase Agreement will become void and have no other effect with the exception of certain provisions related to publicity, confidentiality, termination, expenses and indemnification.

ZURICH RELATIONSHIP AGREEMENT

     In connection with the execution of the Zurich Purchase Agreement, Provident and Zurich have entered into the Zurich Relationship Agreement, which sets forth, effective after the Zurich Closing, certain rights of Zurich to designate persons to serve as members of the Board of Directors of Provident and certain standstill arrangements entered into by Zurich and Provident.

     Board Appointments. The parties have agreed pursuant to the Zurich Relationship Agreement that, while Zurich remains the beneficial owner of 10% or more of the outstanding shares of Provident voting securities, Zurich shall be entitled to designate two persons to serve as directors of Provident and any of its subsidiaries. While Zurich owns between 5% and 10% of the outstanding shares of Provident voting securities, Zurich shall have the right to designate one such person to serve as a director. As long as Zurich's ownership of Provident voting securities remains above 5% of the shares outstanding, Zurich is entitled to have a Zurich designee serve on the Executive Committee (or other committee or group performing similar functions) of each board of directors. In the event Zurich and its affiliates are the beneficial owners of less than 5% of the Provident voting securities, Zurich will not be entitled to designate any person to serve as a director of Provident. It is anticipated that, upon consummation of the Zurich Common Stock Investment and the Merger, Zurich will own approximately 15% of the outstanding Provident voting securities; Zurich therefore will be entitled to appoint two members of Provident's Board of Directors.

     Provident has agreed to use its reasonable efforts to cause the election of the number of directors contemplated above, including (i) placing Zurich designees on the slate of directors recommended to stockholders at each annual meeting at which a designee is entitled to designate a person to serve, unless
(x) a Zurich designee requests not to be included or (y) service by a Zurich designee would violate applicable law or regulation (in which case Zurich may designate an alternate to serve), and (ii) in the event a Zurich designee is unable to serve, or is removed or withdraws after service has commenced, Zurich may designate a person to serve as such director's replacement. Zurich also agrees to use all reasonable efforts to cause a Zurich designee(s) to resign from office in the event that its ownership of Provident securities falls below the mandatory thresholds set forth above. In the event the Provident Board of Directors is classified at some point, Zurich may appoint its designees to different classes.

     Standstill Agreement. The Zurich Relationship Agreement sets forth the following conditions and limitations in connection with Zurich's ownership of Provident Common Stock which are to be effective for a period of seven years from the Zurich Closing. Zurich and its affiliates have agreed not to acquire shares of Provident Common Stock in amounts which would cause Zurich's ownership of Provident Common Stock to exceed the percentage of the outstanding Provident Common Stock represented by the shares of Provident Common Stock owned by Zurich immediately following consummation of the Merger and the Zurich Common Stock Investment (the "Threshold Percentage"), provided that Zurich and its affiliates are not prohibited from acquiring shares of Provident Common Stock that would cause Zurich and its affiliates to exceed the Threshold Percentage if (i) such shares are acquired from the Maclellan Interests or are acquired from Textron (with certain restrictions and limitations) or are acquired from other persons under certain limited circumstances, and (ii) after giving effect to such acquisition of Provident Common Stock, Zurich and its affiliates would not beneficially own more than 40% of the outstanding shares of Provident Common Stock. Notwithstanding the foregoing, Zurich may acquire shares of Provident Common Stock from the Maclellan Interests in amounts that would result in Zurich beneficially owning more than 40% of the outstanding Provident Common Stock if Zurich first offers to purchase all of the outstanding shares of Provident Common Stock at the same price pursuant to either a tender offer to all stockholders or a binding merger agreement. In addition, the Maclellan Stockholders have agreed that in the event that any of the Maclellan Interests desire to sell their shares of Provident Common Stock, such Maclellan Interests shall first offer to Zurich the opportunity to purchase all, but not less than all, of such shares.

     The Zurich Relationship Agreement also provides that, for a period of seven years from the Zurich Closing, Zurich and its affiliates may not dispose of its beneficial interest in any Provident voting securities, except: (a) to Provident or to any person approved by a majority of the Board of Directors of Provident;
(b) in conversion, exchange or otherwise pursuant to the terms of such Provident voting securities; (c) in a merger or consolidation in which Provident is acquired, in a plan of liquidation of Provident, or pursuant to a tender offer under the terms of the Zurich Relationship Agreement; (d) pursuant to a bona fide underwritten public offering; (e) pursuant to Rule 144 under the Securities Act; (f) to an affiliate of Zurich, subject to transfer and buyback restrictions; (g) to Insurance Partners or Insurance Partners Offshore (Bermuda), L.P. or one or more affiliates of either of them; and (h) in any other manner, provided that prior to making any offer to sell, sale or other transfer to any person pursuant to this clause (h) of Provident voting securities representing beneficial ownership of more than two percent (2%) of the then outstanding Provident voting securities, Zurich shall give Provident the opportunity to purchase, or to designate an alternative purchaser of, such Provident voting securities in the manner set forth in the Zurich Relationship Agreement.

ZURICH REGISTRATION RIGHTS AGREEMENT

     In connection with the execution of the Zurich Purchase Agreement, Provident and Zurich have entered into the Zurich Registration Rights Agreement, pursuant to which Provident has agreed to register the shares purchased by Zurich pursuant to a shelf registration statement filed under the Securities Act. Provident has agreed to maintain the availability of the prospectus under such registration statement subject to certain "blackout" periods. Provident has also granted to Zurich certain limited demand rights and unlimited "piggy-back" registration rights with respect to the shares beneficially owned by Zurich.

ZURICH STRATEGIC RELATIONSHIP

     The Marketing Agreement is intended to set forth the terms of a strategic marketing relationship between Zurich and Provident (the "Zurich Strategic Relationship"). Under the terms of the Zurich Strategic Relationship, Provident would agree to utilize products developed by Zurich whenever possible and to offer to its customers mutual funds and institutional asset management services offered by Zurich in return for "normal and customary" fees. Additionally, Zurich would agree to offer Provident's individual disability products through Zurich's United States marketing channels whenever possible, for which Zurich would receive consideration for acting as an intermediary. The parties also would agree to explore opportunities to market individual and group disability products outside the United States. In the event Provident decided to engage in a significant reinsurance transaction with respect to its individual disability business, Zurich would have the right to provide such reinsurance on market terms. Zurich and Provident would agree to work together to explore other opportunities to leverage each other's strengths. The Marketing Agreement contemplates that each of Zurich and Provident would commit up to $1.5 million to a joint marketing/ development program to fund the expenses and/or hire dedicated staff to pursue the Zurich Strategic Relationship.

MACLELLAN STOCKHOLDER AGREEMENT

     In connection with the Zurich Purchase Agreement, Zurich and the Maclellan Interests entered into the Maclellan Stockholder Agreement, pursuant to which the Maclellan Interests have agreed to grant certain rights of first offer to Zurich to purchase their shares of Provident Common Stock and to vote their shares of Provident Common Stock in favor of certain actions, as more fully described below.

     Rights of First Offer. The Maclellan Interests have agreed that, until the earlier of (i) such time as Zurich and its affiliates beneficially own less than 5% of the Provident voting securities, and (ii) seven years from the Zurich Closing, prior to making any sale or transfer of their shares of Provident Common Stock, the Maclellan Interests will give Zurich notice of any intention to sell or transfer and of the terms of such proposed sale or transfer. Zurich shall then have the right to elect to purchase such shares at the same terms. This right of first offer is not applicable to the transfer of shares (x) pursuant to a change of control (as defined in the Maclellan Stockholder Agreement), (y) pursuant to certain permitted transfers, including transfers among Maclellan Interests, and (z) in connection with any sale of at least 70% of the shares then held by the Maclellan Interests pursuant to a firm commitment underwritten registration under the Securities Act. Notwithstanding its rights of first offer under the Maclellan Stockholder Agreement, Zurich remains subject to the limitations on stock ownership pursuant to the Zurich Relationship Agreement.

     Voting. The Selected Maclellan Stockholders have agreed with Zurich to vote all Provident Common Stock beneficially owned by them in favor of the Merger and the Merger Agreement and the transactions contemplated thereby, in favor of the Zurich Purchase Agreement and the transactions contemplated thereby, and in favor of the Charter Amendment.

                             THE CHARTER AMENDMENT

     Provident is currently authorized to issue 65,000,000 shares of Provident Common Stock. Provident's Board of Directors has approved the Charter Amendment, which would increase the number of shares of Provident Common Stock which Provident is authorized to issue from 65,000,000 to 150,000,000.

     Because Provident does not have sufficient uncommitted authorized but unissued shares of Provident Common Stock to consummate the Merger and the Zurich Common Stock Investment without approval of the proposed increase in the number of authorized shares of Provident Common Stock, the Charter Amendment is necessary in order to consummate the Merger and the Zurich Common Stock Investment, which the Provident Board believe are in the best interests of Provident stockholders. In addition, Provident's Board of Directors believes that the proposed increase in the number of authorized shares of Provident Common Stock will provide flexibility needed to meet corporate objectives and is in the best interests of Provident and its stockholders. The increase in the number of authorized shares of Provident Common Stock will, if approved by the requisite vote of Provident stockholders, be adopted by Provident only if the Merger is consummated.

     It is Provident's intention to finance its operations through, among other things, the issuance from time to time of various debt and equity securities, to consider the acquisition of insurance companies and financial service and other businesses (possibly using Provident Common Stock as consideration in some instances) and to consider the issuance of additional shares of Provident Common Stock through stock splits and stock dividends in appropriate circumstances. Accordingly, the continued availability of shares of Provident Common Stock is necessary to provide Provident with the flexibility to take advantage of opportunities in such situations. There are, at present, no understandings, agreements or arrangements concerning the issuance of additional shares of Provident Common Stock, except for (i) the shares to be issued pursuant to the Merger Agreement and the Zurich Purchase Agreement, and (ii) shares presently reserved for issuance.

     Uncommitted authorized but unissued shares of Provident Common Stock may be issued from time to time to such persons and for such consideration as Provident's Board of Directors may determine, and holders of the then outstanding shares of Provident's capital stock may or may not be given the opportunity to vote thereon, depending upon the nature of any such transactions, applicable law, the rules and policies of the NYSE and the judgment of Provident's Board of Directors regarding the submission thereof to Provident's stockholders. Stockholders generally will have no preemptive rights to subscribe to newly issued shares. Issuance of Provident Common Stock (or the issuance of authorized but unissued Provident preferred stock or other capital stock) could have the effect of discouraging an attempt to acquire control of Provident.

     The affirmative vote of 66 2/3% of the votes entitled to be cast by holders of record of Provident Common Stock is required to approve the Charter Amendment. If the Charter Amendment is approved, and the stockholders approve the issuance of shares of Provident Common Stock pursuant to the Merger Agreement and the Zurich Purchase Agreement to which this proposal is tied, officers of Provident will promptly make appropriate filings in the State of Delaware and take any other action necessary to implement the Charter Amendment.

     THE PROVIDENT BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT PROVIDENT STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO APPROVE THE CHARTER AMENDMENT.

                  PRO FORMA CONDENSED COMBINED FINANCIAL DATA

     The unaudited pro forma condensed combined financial statements are based on the historical presentation of the consolidated financial statements of Provident and Paul Revere. The Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 1995, and the nine months ended September 30, 1996, give effect to the Merger as if it had occurred at the beginning of each of the periods presented. The Unaudited Pro Forma Condensed Combined Statement of Financial Condition as of September 30, 1996 gives effect to the Merger as if it had occurred on September 30, 1996. See "AVAILABLE INFORMATION" and "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE."

     The Merger is expected to be accounted for under the purchase method of accounting. The estimated total purchase price for Paul Revere has been allocated to tangible and identifiable intangible assets and liabilities based upon management's estimate of their respective fair market values with the excess of cost over net assets acquired allocated to goodwill. The allocation of the purchase price for the Merger is subject to revision when additional information concerning asset and liability valuation is obtained. Management believes the asset and liability valuations utilized for the Merger will not be materially different from the pro forma information presented herein. See "THE MERGER -- Accounting Treatment."

     Each of the Unaudited Pro Forma Condensed Combined Statements of Operations include the historical operating results of Paul Revere from the beginning of the period covered by such statement until the end of such period. These pro forma statements may not necessarily be indicative of the results that actually would have occurred if the Merger had been in effect on the dates indicated or which may be obtained in the future. These condensed combined pro forma statements do not reflect any potential savings which may result from the combined operations of Provident and Paul Revere.

     The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements, including the notes thereto, of Provident and Paul Revere, incorporated by reference herein. See "AVAILABLE INFORMATION" and "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE."

    UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF FINANCIAL CONDITION
                               SEPTEMBER 30, 1996

                                                                                            PRO FORMA
                                                PROVIDENT   PAUL REVERE   ADJUSTMENTS     COMBINED(15)
                                                ---------   -----------   -----------     -------------
                                                                     (IN MILLIONS)
                                                ASSETS
Investments:
  Fixed maturity securities
     Available-for-sale -- at fair value......  $11,104.1    $ 4,834.6      $ 175.1(1)      $16,113.8
     Held-to-maturity -- at amortized cost....      259.9           --           --             259.9
  Equity securities -- at fair value..........        5.0         78.8           --              83.8
  Mortgage loans..............................        4.6        311.7        (46.9)(2)         269.4
  Real estate.................................      161.8          4.0         (1.9)(2)         163.9
  Policy loans................................    1,711.9         73.5           --           1,785.4
  Other long-term investments.................       14.2         31.8        (12.0)(2)          34.0
  Short-term investments......................      122.4         69.1       (120.0)(3)          71.5
                                                ---------     --------      -------         ---------
          Total investments...................   13,383.9      5,403.5         (5.7)         18,781.7
Other assets:
  Cash and bank deposits......................       28.8           --           --              28.8
  Accounts receivable.........................       25.1           --           --              25.1
  Premiums receivable.........................       90.4         21.8           --             112.2
  Reinsurance receivable......................      461.0        484.1           --             945.1
  Accrued investment income...................      288.7         84.2           --             372.9
  Deferred policy acquisition costs...........      509.3        939.9       (939.9)(4)         509.3
  Value of business acquired..................         --         61.7        736.5(5)          798.2
  Deferred federal income tax asset...........       14.2           --           --              14.2
  Goodwill....................................         --        109.6        358.6(6)          468.2
  Property and equipment -- at cost less
     accumulated depreciation.................       54.7         32.8          1.0(7)           88.5
  Miscellaneous...............................       25.1         84.9           --             110.0
  Separate account assets.....................      310.1         22.7           --             332.8
                                                ---------     --------      -------         ---------
          Total assets........................  $15,191.3    $ 7,245.2      $ 150.5         $22,587.0
                                                =========     ========      =======         =========

                                 LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities for benefits to policyholders.....  $ 8,355.3    $ 3,918.5      $ 176.5(8)      $12,450.3
Other policyholders' funds....................    4,123.9      1,931.4           --           6,055.3
Federal income tax liability..................       68.5        136.0       (140.4)(9)          64.1
Long-term debt................................      200.0           --        530.1(10)         730.1
Short-term debt...............................      153.3         75.3           --(10)         228.6
Other liabilities.............................      305.3        124.1         51.5(11)         480.9
Separate account liabilities..................      310.1         22.7           --             332.8
                                                ---------     --------      -------         ---------
          Total liabilities...................   13,516.4      6,208.0        617.7          20,342.1
                                                ---------     --------      -------         ---------
Stockholders' equity:
  Preferred stock.............................      156.2           --           --             156.2
  Common stock................................       45.6         45.0        (28.1)(12)         62.5
  Additional paid-in capital..................       10.0        560.1         (7.0)(13)        563.1
  Net unrealized gain on securities...........       52.7         30.9        (30.9)(14)         52.7
  Foreign currency translation adjustment.....       (5.0)       (11.9)        11.9(14)          (5.0)
  Retained earnings...........................    1,415.4        413.1       (413.1)(14)      1,415.4
                                                ---------     --------      -------         ---------
          Total stockholders' equity..........    1,674.9      1,037.2       (467.2)          2,244.9
                                                ---------     --------      -------         ---------
          Total liabilities and stockholders'
            equity............................  $15,191.3    $ 7,245.2      $ 150.5         $22,587.0
                                                =========     ========      =======         =========

   See Notes to Unaudited Pro Forma Condensed Combined Statement of Financial
                                   Condition.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF FINANCIAL CONDITION

     The pro forma condensed combined statement of financial condition assumes a transaction effective date of September 30, 1996 for presentation purposes only. The amounts included for Provident and Paul Revere were taken from their respective Quarterly Reports on Form 10-Q for the quarter ended September 30, 1996. The pro forma adjustments reflect the proposed financing arrangements, including the acquisition of debt of $530.1 million and the issuance of $570.0 million of common stock equity. The composition of the common stock equity will be as follows, giving effect to each of the three forms of Merger Consideration available for election by the Paul Revere public stockholders:

              ASSUMING THE DESIGNATED FORM OF MERGER CONSIDERATION
               IS ELECTED BY ALL PAUL REVERE PUBLIC STOCKHOLDERS
                             (DOLLARS IN MILLIONS)

                                      MIXED CONSIDERATION   STOCK CONSIDERATION   CASH CONSIDERATION
                                      -------------------   -------------------   -------------------
                                               NO. SHARES            NO. SHARES            NO. SHARES
                                      EQUITY     ISSUED     EQUITY     ISSUED     EQUITY     ISSUED
                                      ------   ----------   ------   ----------   ------   ----------
    Zurich..........................  $300.0       9.5      $300.0       9.5      $300.0       9.5
    Textron.........................   225.0       6.0       225.0       5.9       225.0       7.7
    Paul Revere public
      stockholders..................    45.0       1.4       195.0       5.8           0         0

     The Exchange Ratio and related Average Closing Price per share assumed in the above examples are as follows:

                                                         MIXED            STOCK            CASH
                                                     CONSIDERATION    CONSIDERATION    CONSIDERATION
                                                     -------------    -------------    -------------
    Paul Revere Public Stockholders
      Exchange Ratio..............................        .0317            .0295            .0343
      Average Closing Price Per Share.............      $31.500          $33.875          $29.125
    Textron
      Exchange Ratio..............................        .0265            .0263            .0343
      Average Closing Price Per Share.............      $37.750          $38.020          $29.125

     Provident expects the Zurich Common Stock Investment to be consummated as planned; however, should the Zurich Common Stock Investment not be consummated, Provident would have to obtain alternative financing to raise the related $300.0 million. It is the current expectation of Provident management that it could obtain such alternative financing by issuing Provident Common Stock to other investors on terms at least as favorable to Provident as the Zurich Common Stock Investment or by incurring additional debt. As of the date of this Joint Proxy Statement/Prospectus, Provident has not identified any alternative investors or financing to the Zurich Common Stock Investment, and there is no assurance that it would be able to do so in the event the Zurich Common Stock Investment is not consummated. See "THE ZURICH RELATIONSHIP -- Zurich Common Stock Investment." For the pro forma results shown for the year ended December 31, 1995 and for the nine-month period ended September 30, 1996, additional debt, assuming the same terms as the proposed bank line, would increase interest expense by $19.3 million and $13.2 million, respectively; reduce after-tax net income by $12.5 million and increase after-tax net loss by $8.6 million, respectively; and increase net income (loss) per share by $.23 and $(.48), respectively. The increase in net income per share for the year ended December 31, 1995, is caused by the lower net income which is more than offset by the effect of the lower number of shares of Provident Common Stock outstanding. For the nine months ended September 30, 1996, the $.48 increase in the net loss per share consists of $.16 per share for after-tax interest expense and $.32 due to the lower number of shares outstanding.

     The common stock equity portion assumes a $37.75 per share price for Textron, which was the closing price for Provident Common Stock on November 5, 1996, the last trading day prior to public announcement of the execution of the Merger Agreement. For all other Paul Revere stockholders, the common stock equity portion assumes a $31.50 per share price, which was the closing price for Provident Common Stock on April 26, 1996, the last trading day prior to public announcement of the execution of the Original Merger

Agreement. For purposes of presentation, all holders of Paul Revere Common Stock are assumed to elect to receive the Mixed Consideration.

     The fair value adjustments to assets and liabilities as of September 30, 1996 are as follows (dollars in millions):

    Stockholders' equity as reported by Paul Revere............................  $1,037.2
    Fair value adjustments:
      Mortgage loans...........................................................     (46.9)
      Real estate..............................................................      (1.9)
      Other long-term investments..............................................     (12.0)
      Deferred policy acquisition costs........................................    (939.9)
      Value of business acquired...............................................     736.5
      Goodwill.................................................................     358.6
      Property and equipment...................................................      (9.0)
      Liability for benefits to policyholders..................................    (176.5)
      Other liabilities........................................................     (51.5)
      Deferred federal income taxes............................................     140.4
                                                                                 --------
              Total fair value adjustments.....................................      (2.2)
      Additional assets to be transferred from principal stockholder...........     135.0
                                                                                 --------
    Purchase price.............................................................  $1,170.0
                                                                                  =======

     The individual adjustments shown above are commented on more fully in the notes that follow.

     The adjustments presented are estimates that are believed to be reasonable approximations of the ultimate adjustments; however, the amounts of the adjustments will change based upon, among other things, circumstances and economic conditions existing as of the date of closing and Paul Revere's statement of financial condition as of the date of closing.

     (1) The adjustment reflects the replacement of the bankers acceptances owned by Paul Revere's insurance company subsidiaries and the replacement of the debt owed by Paul Revere, with fixed maturity securities. The bankers acceptances contain rights of offset which allow Paul Revere to offset any obligations with respect to the bankers acceptances against the acceptance obligation of the bank to the insurance company subsidiaries. As a result, the total obligation of Paul Revere was offset against the total asset carrying value of the bankers acceptances. The bankers acceptance program, which was used to generate statutory capital for the insurance company subsidiaries, must be replaced upon the change in control resulting from the Merger. The program will be replaced with a debt arrangement which will result in an increase in total assets and total liabilities, rather than the netting of the related asset and liability amounts.

     The adjustment also reflects a $100.0 million capital contribution to be provided to Paul Revere Life (based on the minimum capital contribution Textron is required to make pursuant to the Textron Voting Agreement) as a part of the $135.0 million of additional assets (which includes the foregoing $100.0 million, $25.0 million in cash, and other assets valued at $10.0 million, all as contemplated by the Textron Voting Agreement) to be transferred from Textron. The capital contribution would be in the form of cash, which would be invested in long-term, investment-grade securities.

     (2) Adjustment to market value. The market value is based upon Provident's estimate of the exchange price that would result between a willing buyer and a willing seller and reflects Provident's plan to dispose of the portfolios through a securitization transaction or sale.

     (3) These adjustments reflect the use of $120.0 million of short-term investments to fund a portion of the purchase price.

     (4) The adjustment reflects the elimination of the balance reported by Paul Revere. This amount will be replaced with the value of business acquired.

     (5) The adjustment includes the elimination of the $61.7 million carried by Paul Revere and the establishment of the $798.2 million balance determined by Provident based upon its preliminary assessment of the acquired business. The value of business acquired is amortized with interest based on premium income for products accounted for under Statement of Financial Accounting Standards (SFAS) No. 60 and on the estimates of future gross profits for SFAS 97 products. The interest rates used to amortize the value of business acquired are 7.0% and 5.8% for SFAS 60 and SFAS 97 products, respectively. Provident will periodically review the carrying amount of the value of business acquired using the same methods used to evaluate deferred policy acquisition costs.

     The amortization of the value of business acquired before interest accretion for the first five years following the acquisition is $105.4 million, $97.2 million, $89.8 million, $84.0 million, and $78.7 million, respectively. The amount of interest accretion for each of those five years is $47.0 million, $43.0 million, $39.3 million, $35.9 million, and $32.7 million, respectively, which results in net amortization for the first five years following the acquisition of $58.4 million, $54.2 million, $50.5 million, $48.1 million, and $46.0 million, respectively.

     (6) The adjustment includes the elimination of the $109.6 million reported by Paul Revere and the $468.2 million established by Provident as the difference between the price paid less the current value of the assets and liabilities assumed.

     (7) Adjustment for $10.0 million of equipment to be transferred to Paul Revere at the date of sale by Textron and the adjustment of the value of company-occupied real estate by $9.0 million based upon appraisals recently completed.

     (8) As discussed under "Information Relating to Paul Revere GAAP Reserves," Paul Revere performed a reserve study which resulted in a required addition to reserves of $380.0 million. The reserve addition, as required by GAAP, does not include any margins for adverse deviation. Provident, as a result of the acquisition and the related valuation process that occurs under GAAP with respect to the liabilities is allowed to include margins for adverse deviation in the establishment of reserve liabilities for products accounted for under SFAS 60. The $176.5 million adjustment relates only to the individual disability income business, which is accounted for under SFAS 60 and is principally the addition of a margin for adverse deviation related to morbidity. The two primary assumptions in the establishment of reserves for individual disability income products are morbidity and investment rates. With respect to morbidity, Paul Revere assumed a benefit ratio of 84.9% for 1997 while Provident assumed a benefit ratio of 88.3% for 1997 with no improvement in morbidity levels in future years. Paul Revere assumed a beginning portfolio yield of 7.8% and a new investment rate of a level 7.8% and Provident assumed a 7.6% investment rate for the beginning portfolio yield and the new investment rate.

     For products accounted for under both SFAS 60 and SFAS 97, Provident must set assumptions consistent with its current expectations as reflected in its accounting and pricing practices currently in use. As part of the acquisition process, these assumptions will undergo a validation process to ensure that they are appropriate for and properly applied to the acquired business. Once this process is completed, the reserve assumptions for SFAS 60 products will be "locked-in," i.e., there would be no change in the assumptions unless a loss recognition test indicated a deficiency. Under SFAS 60, any differences in assumptions and actual experience are reflected in net income over the life of the policies as experience is realized.

     For SFAS 97 products, the present value of estimated gross profits must be updated periodically to reflect differences in actual experience and assumptions as well as any adjustment or change in expectations for the assumptions going forward. Under SFAS 97, any adjustment is recorded in the current period and is determined as if the current expectations were known at the inception of the policy and applied retroactively.

     For Paul Revere's business, the products accounted for under the SFAS 60 requirements are individual disability insurance, all group products, and a portion of the individual life business. The remaining portion of the individual life business and the annuity products are subject to the SFAS 97 requirements.

     Provident views the individual disability income business of Paul Revere as consisting of two distinct blocks of business for loss recognition testing purposes: excess-risk reinsurance and all other individual disability income policies. The excess-risk reinsurance contracts represent approximately $25 million of annualized premium income which is less than 5% of the total premium income from the individual disability income segment.

     The excess-risk reinsurance policies are significantly different from the primary policies issued in this segment in that the policies were marketed and issued and are administered by unrelated third party insurance companies who have ceded to Paul Revere the amounts of insurance coverage provided under the policies over a specified monthly or indemnity level. Paul Revere ceased writing any new business of this type in March 1995. In 1995, Paul Revere increased reserves $59 million as a result of a loss recognition study performed on this block of business.

     Provident's view of future morbidity experience is consistent with Paul Revere's view as reflected in its recently completed comprehensive reserve study. See "INFORMATION RELATING TO PAUL REVERE GAAP RESERVES."

     (9) The total adjustment shown reflects the following temporary differences, at a tax rate of 35%:

                                                             BALANCE
                                                           IMMEDIATELY     BALANCE
                                                            PRIOR TO        AFTER
                                                             MERGER        MERGER      ADJUSTMENT
                                                           -----------   -----------   ----------
    Mortgage loans.......................................   $   311.7     $    264.8    $  (46.9)
    Real estate..........................................         4.0            2.1        (1.9)
    Other long-term investments..........................        31.8           19.8       (12.0)
    Deferred policy acquisition costs....................       939.9              0      (939.9)
    Value of business acquired...........................        61.7          798.2       736.5
    Property and equipment...............................        32.8           23.8        (9.0)
    Liabilities for benefits to policyholders............    (3,918.5)      (4,095.0)     (176.5)
    Other liabilities....................................      (124.1)        (175.6)      (51.5)
    Statutory reserve adjustment.........................           0          100.0       100.0
                                                                                         -------
    Total adjustments....................................                                 (401.2)
    Tax rate.............................................                                     35%
    Adjustment to federal income tax liability...........                               $ (140.4)
                                                                                         =======

     (10) The adjustment includes additional debt required to fund the acquisition and replace the debt netted against the bankers acceptances on Paul Revere's statement of financial condition. The amounts shown for short-term debt are for the management of daily cash positions, investment opportunities and other short term cash requirements and, while the amounts fluctuate on a daily basis, are expected to be significantly lower by the end of the fourth quarter of 1996.

     (11) The adjustment includes preliminary estimates of the costs associated with the acquisition related to change in control provisions in employment and benefit plan contracts of $28.0 million, the cost of adjustment and combination of the business operations and facilities of Provident and Paul Revere of $10.9 million, and the other direct, incremental costs incurred to effect the acquisition of $12.6 million.

     (12) The adjustment reflects the elimination of the Paul Revere balance of $45.0 million and the issuance of 16.9 million shares of Provident Common Stock.

     (13) The adjustment reflects the elimination of the Paul Revere balance of $560.1 million and the issuance of 6.0 million shares of Provident Common Stock to Textron at $37.75 per share ($36.75 per share of additional paid-in capital) and the issuance of 1.4 million and 9.5 million shares of Provident Common Stock to the public stockholders of Paul Revere and to Zurich, respectively, at $31.50 per share ($30.50 per share of additional paid-in capital).

     (14) The adjustment reflects the elimination of Paul Revere balances.

     (15) If all public stockholders of Paul Revere Common Stock were to elect to receive the Stock Consideration or the Cash Consideration, the line items shown on the Pro Forma Condensed Combined Statement of Financial Condition that would change are shown below compared to a situation where all such stockholders elected the Mixed Consideration:

                                                                      PRO FORMA BALANCES
                                                                   AS OF SEPTEMBER 30, 1996
                                                                           BASED ON
                                                                    CONSIDERATION ELECTED
                                                                   ------------------------
                                                                   MIXED    STOCK     CASH
                                                                   ------   ------   ------
    Long-term debt...............................................  $730.1   $580.1   $775.1
    Stockholders' equity:
      Common stock...............................................    62.5     66.8     62.8
      Additional paid-in capital.................................   563.1    708.8    517.8

     The acquisition of Paul Revere is expected to be accretive to Provident's net income per share as reflected in the pro forma condensed combined statement of operations presented on page 93 for the year ended December 31, 1995. For the nine months ended September 30, 1996, the acquisition would be accretive to Provident's net income per share, excluding the pre-tax loss recognition adjustment of $380.0 million recorded in the third quarter of 1996 by Paul Revere shown in the pro forma condensed combined statements of operations presented on page 92. Provident expects certain benefits from the acquisition as the operations of the two companies are combined. These benefits include the effect on expense levels that result from a larger business base and the effect of shared expertise in product development, underwriting, and claims management. While neither of these factors can be reflected in the pro forma financial statements, they are expected to have a positive effect on future results from operations.

     Provident expects to continue its current investment strategy for the combined companies. That strategy emphasizes the matching of the effective asset durations with related expected liability durations subject to constraints with respect to quality, marketability, and diversification. The investment income and principal repayments combined with the substantial cash flows from renewal premiums is expected to provide substantial liquidity for expense and benefit payments for the combined companies.

     As of December 31, 1995, each of the Provident and Paul Revere companies exceeded the statutory capital requirement imposed by their states of domicile, which is generally the National Association of Insurance Commissioners' risk based capital model. The companies have historically generated sufficient capital to fund the growth of their business lines. Capital raised externally has been used in part to fund growth through acquisitions. Provident believes that the combined companies will continue to generate sufficient capital to fund the growth of its targeted business segments.

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 1996
                                  (UNAUDITED)

                                                                                         PRO FORMA
                                          PROVIDENT    PAUL REVERE   ADJUSTMENTS        COMBINED(8)
                                         -----------   -----------   ------------       -----------
                                                (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
Revenue:
  Premium income.......................  $     883.3   $     841.8   $         --       $   1,725.1
  Net investment income................        822.1         301.4            0.8(1)        1,124.3
  Net realized investment gains
     (losses)..........................        (10.0)         39.8             --              29.8
  Other income.........................         28.0           5.2             --              33.2
                                         -----------   -----------    -----------       -----------
          Total revenue................      1,723.4       1,188.2            0.8           2,912.4
                                         -----------   -----------    -----------       -----------
Benefits and expenses:
  Benefits to policyholders............      1,262.4       1,179.5           (5.0)(2)       2,436.9
  Amortization of policy acquisition
     costs.............................         48.8          42.8          (32.8)(3)          58.8
  Amortization of value of business
     acquired..........................           --           4.1           39.6(4)           43.7
  Amortization of goodwill.............           --           6.2            7.8(5)           14.0
  Commissions and other expenses.......        253.8         234.7           17.5(6)          506.0
                                         -----------   -----------    -----------       -----------
          Total benefits and
            expenses...................      1,565.0       1,467.3           27.1           3,059.4
                                         -----------   -----------    -----------       -----------
Income (loss) before federal income
  taxes................................        158.4        (279.1)         (26.3)           (147.0)
Federal income taxes (credit)..........         56.7         (97.4)          (6.5)(7)         (47.2)
                                         -----------   -----------    -----------       -----------
Net income (loss)......................  $     101.7   $    (181.7)  $      (19.8)      $     (99.8)
                                         ===========   ===========    ===========       ===========
Net income (loss) per common share.....  $      2.03   $     (4.04)                     $     (1.75)
                                         ===========   ===========                      ===========
Weighted average common shares
  outstanding..........................   45,497,638    45,000,000                       62,408,948
                                         ===========   ===========                      ===========

      See Notes to Pro Forma Condensed Combined Statements of Operations.

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1995
                                  (UNAUDITED)

                                                                                          PRO FORMA
                                              PROVIDENT    PAUL REVERE   ADJUSTMENTS     COMBINED(8)
                                              ----------   -----------   -----------     -----------
                                                   (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
Revenue:
  Premium income............................  $  1,251.9   $   1,051.3   $        --     $  2,303.2
  Net investment income.....................     1,221.3         389.7           0.3(1)     1,611.3
  Net realized investment gains (losses)....       (31.7)         89.0            --           57.3
  Other income..............................       113.8           4.0            --          117.8
                                              ----------   -----------   -----------     -----------
          Total revenue.....................     2,555.3       1,534.0           0.3        4,089.6
                                              ----------   -----------   -----------     -----------
Benefits and expenses:
  Benefits to policyholders.................     1,904.6       1,039.2          (6.6)(2)    2,937.2
  Amortization of policy acquisition
     costs..................................        71.0          51.9         (40.0)(3)       82.9
  Amortization of value of business
     acquired...............................          --           5.9          45.4(4)        51.3
  Amortization of goodwill..................          --           8.3          10.4(5)        18.7
  Commissions and other expenses............       403.7         291.4          26.6(6)       721.7
                                              ----------   -----------   -----------     -----------
          Total benefits and expenses.......     2,379.3       1,396.7          35.8        3,811.8
                                              ----------   -----------   -----------     -----------
Income before federal income taxes..........       176.0         137.3         (35.5)         277.8
Federal income taxes........................        60.4          52.0          (8.8)(7)      103.6
                                              ----------   -----------   -----------     -----------
Net income..................................  $    115.6   $      85.3   $     (26.7)    $    174.2
                                               =========     =========    ==========     ==========
Net income per common share.................  $     2.27   $      1.90                   $     2.59
                                               =========     =========                   ==========
Weighted average common shares
  outstanding...............................  45,381,373    45,000,000                   62,292,683
                                               =========     =========                   ==========

      See Notes to Pro Forma Condensed Combined Statements of Operations.

         NOTES TO PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

     The Pro Forma Condensed Combined Statements of Operations for the nine months ended September 30, 1996 and the year ended December 31, 1995 assume a Merger effective date of January 1, 1996 and 1995, respectively, and are for presentation purposes only. The amounts included for Provident and Paul Revere were taken from their respective Quarterly Reports on Form 10-Q for the quarter ended September 30, 1996 and Annual Reports on Form 10-K for the year ended December 31, 1995. The pro forma adjustments reflect the proposed financing arrangements, including the acquisition of debt of $530.1 million and the issuance of $570.0 million of common stock equity. The common stock equity portion assumes a $37.75 per share price for Textron, which was the closing price for Provident Common Stock on November 5, 1996, the last trading day prior to public announcement of the execution of the Merger Agreement. For all other stockholders of Paul Revere, the common stock equity portion assumes a $31.50 per share price, which was the closing price for Provident Common Stock on April 26, 1996, the last trading day prior to public announcement of the execution of the Original Merger Agreement. For purposes of presentation, all holders of Paul Revere Common Stock (other than Textron) are assumed to elect to receive the Mixed Consideration and that Textron receives the Textron Consideration. The adjustments presented are preliminary estimates that are believed to be reasonable approximations of the ultimate adjustments; however, the amounts of the adjustments will change based upon, among other things, circumstances and economic conditions existing as of the date of closing.

     (1) The adjustment reflects the reduction in net investment income that results from using $145.0 million of short-term investments held by Provident to fund a portion of the acquisition price less $25.0 million of capital to be paid in cash by Textron to Paul Revere at closing. The adjustment also reflects a $100.0 million capital contribution to be provided to Paul Revere (based on the minimum capital contribution Textron is required to make pursuant to the Textron Voting Agreement) as a part of the $135.0 million of additional assets (which includes the foregoing $100.0 million, $25.0 million in cash, and other assets valued at $10.0 million, all as contemplated by the Textron Voting Agreement) to be transferred from Textron. The capital contribution would be in the form of cash, which would be invested in long-term, investment-grade securities.

     (2) The adjustment reflects the change in liabilities that results from establishing higher beginning reserve liabilities and results in lower accretions to policyholder benefits in the future. The adjustments are discussed in Note 8 to the Unaudited Pro Forma Condensed Combined Statement of Financial Condition.

     (3) The adjustment to amortization of policy acquisition costs reflects the elimination of the Paul Revere amounts as shown on its historical financial statements and the inclusion of amortization on first year amounts only of $10.0 million and $11.9 million for the nine months ended September 30, 1996 and the year ended December 31, 1995, respectively. The first year amounts are based on Paul Revere's reported amounts.

     (4) The amortization of value of business acquired has been adjusted to eliminate the amounts reported by Paul Revere and to include the amounts determined by Provident as a part of its valuation of the business acquired as discussed in Note 5 to the Unaudited Pro Forma Condensed Combined Statement of Financial Condition. The assumptions and methods used to amortize the value of the business acquired were determined and applied in a materially consistent manner with Provident's current practices applied to its deferred policy acquisition costs.

     (5) The adjustment reflects the elimination of the amortization of goodwill reported by Paul Revere and the inclusion of the amortization of goodwill Provident estimates will result from the Merger. Provident is amortizing the goodwill over 25 years in equal installments.

     (6) This adjustment includes two items: interest expense on the new debt facility and the elimination of the existing debt. The interest expense on the new debt facility includes the $530.1 million of debt to finance the acquisition plus the refinancing of the existing $200.0 million of Provident debt outstanding. This expense would have been $47.0 million for 1995 and $32.1 million for the first nine months of 1996. The elimination of the interest expense on the existing debt is $20.4 million for 1995 and $14.6 million for the first nine months of 1996. The interest rate on the long-term debt is reset quarterly based on LIBOR plus 0.40%. A change of 0.125% in the interest rate would create a change in net income of $0.01 per share or $0.60 million, $0.48 million, and $0.64 million if all Paul Revere public stockholders elected the Mixed Consideration, the Stock Consideration and the Cash Consideration, respectively.

     (7) Federal income taxes were provided on the income statement adjustments, except the amortization of goodwill, at a rate of 35%.

     (8) If all public stockholders of Paul Revere Common Stock were to elect to receive the Stock Consideration or the Cash Consideration, the line items, other than totals, shown on the Pro Forma Condensed Combined Statements of Operations that would change are shown below compared to a situation where all such stockholders elected the Mixed Consideration:

                                                              PRO FORMA AMOUNTS FOR THE
                                                         NINE MONTHS ENDED SEPTEMBER 30, 1996
                                                            BASED ON CONSIDERATION ELECTED
                                                         ------------------------------------
                                                           MIXED        STOCK         CASH
                                                         ----------   ----------   ----------
    Benefits and expenses:
      Commissions and other expenses...................  $    506.0   $    499.4   $    508.1
    Federal income taxes (credit)......................       (47.2)       (44.9)       (47.9)
    Net income (loss)..................................       (99.8)       (95.5)      (101.2)
    Net income (loss) per common share.................  $    (1.75)  $    (1.57)  $    (1.76)
    Weighted average common shares outstanding.........  62,408,948   66,695,198   62,746,770

                                                              PRO FORMA AMOUNTS FOR THE
                                                             YEAR ENDED DECEMBER 31, 1995
                                                            BASED ON CONSIDERATION ELECTED
                                                         ------------------------------------
                                                           MIXED        STOCK         CASH
                                                         ----------   ----------   ----------
    Benefits and expenses:
      Commissions and other expenses...................  $    721.7   $    712.2   $    724.7
    Federal income taxes...............................       103.6        106.9        102.6
    Net income.........................................       174.2        180.4        172.2
    Net income per common share........................  $     2.59   $     2.52   $     2.55
    Weighted average common shares outstanding.........  62,292,683   66,578,933   62,630,505

                         INFORMATION ABOUT PAUL REVERE

     General. Paul Revere is a Massachusetts corporation organized in 1992 as an insurance holding company. Paul Revere's principal operations in the United States and Canada are conducted through its wholly owned subsidiary, Paul Revere Life, a Massachusetts-domiciled life insurance company licensed in all 50 states, the District of Columbia, and Canada. Paul Revere Life has two wholly owned subsidiaries, Paul Revere Variable, also a Massachusetts-domiciled life insurance company licensed in 48 states and the District of Columbia, and Paul Revere Protective, a Delaware-domiciled life insurance company licensed in 40 states and the District of Columbia. Disability insurance has been Paul Revere's primary product line since Paul Revere Life's founding in 1895. In addition to its disability insurance products, Paul Revere also markets individual life insurance, group life, and dental insurance and annuity products.

     On October 26, 1993, Textron, which prior to that time owned the entire equity interest in Paul Revere, sold to the public approximately 16.7% of the Paul Revere Common Stock in an underwritten offering. Textron continues to hold approximately 83.3% of the issued and outstanding Paul Revere Common Stock.

     Paul Revere's principal executive offices are located at 18 Chestnut Street, Worcester, Massachusetts 01608-1528, and its telephone number is (508) 799-4441.

     Management and Additional Information. Certain information relating to the executive compensation, various benefit plans (including stock-option plans), certain relationships and related transactions, and other related matters as to Paul Revere is incorporated by reference as set forth in Paul Revere's Annual Report on Form 10-K for the year ended December 31, 1995, incorporated herein by reference. Stockholders of Paul Revere desiring copies of such documents may contact Paul Revere at its address or phone number indicated above. See "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE." For information relating to voting securities and the principal holders thereof, see "BENEFICIAL OWNERSHIP OF PROVIDENT AND PAUL REVERE SECURITIES -- Paul Revere" and "SECURITY OWNERSHIP OF MANAGEMENT -- Paul Revere."

                          INFORMATION ABOUT PROVIDENT

     General. Provident is a Delaware corporation organized in 1995 as the parent holding company of a group of insurance subsidiaries. Provident is a provider of life and health insurance, particularly individual disability, life insurance, annuities, and group employee benefits. Provident, through its subsidiaries, does business in all 50 states, the District of Columbia, Puerto Rico, and ten provinces and two territories of Canada. Provident focuses on two types of insurance customers -- the individual and the employee benefits customer. The individual life and disability segment includes individual life products, individual disability income products, and individual annuities. These products are marketed primarily through personal producing general agents, brokerage offices, and corporate partnership arrangements. Individual annuities are also marketed through financial institutions. The employee benefits segment contains products that are sold to or through corporate customers and certain affinity groups, including permanent and term life insurance, disability, medical stop-loss, cancer, and accidental death and dismemberment protection.

     Provident's principal executive offices are located at 1 Fountain Square, Chattanooga, Tennessee 37402, and its telephone number is (423) 755-1011.

     Management and Additional Information. Certain information relating to the executive compensation, various benefit plans (including stock-option plans), voting securities and the principal holders thereof, certain relationships and related transactions, and other related matters as to Provident is incorporated by reference as set forth in Provident's Annual Report on Form 10-K for the year ended December 31, 1995, incorporated herein by reference. Stockholders of Provident desiring copies of such documents may contact Provident at its address or phone number indicated above. See "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE." For information relating to voting securities and the principal holders thereof, see "BENEFICIAL OWNERSHIP OF PROVIDENT AND PAUL REVERE SECURITIES -- Provident" and "SECURITY OWNERSHIP OF MANAGEMENT -- Provident."

          BENEFICIAL OWNERSHIP OF PROVIDENT AND PAUL REVERE SECURITIES

PAUL REVERE

     The following table lists all stockholders known by Paul Revere to own beneficially more than five percent of any class of Paul Revere's voting stock as of April 30, 1996:

                                        NAME AND ADDRESS OF      AMOUNT AND NATURE OF     PERCENT
             TITLE OF CLASS               BENEFICIAL OWNER       BENEFICIAL OWNERSHIP     OF CLASS
    ---------------------------------  ----------------------    --------------------     --------
    Common stock.....................  Textron Inc.                   37,500,000(1)         83.3%
                                       40 Westminster Street
                                       Providence, RI 02903

---------------

(1) Textron has reported that, subject to the terms of the Textron Voting Agreement, it has sole voting power and sole investment power over all 37,500,000 shares. Pursuant to the terms of the Textron Voting Agreement, Provident may be deemed to have beneficial ownership of the shares of Paul Revere Common Stock owned by Textron by virtue of Provident's power to direct the vote of such shares. See "THE MERGER -- Textron Voting Agreement."

PROVIDENT

     The following tables present information about the beneficial owners of Provident Common Stock. Voting power and investment (dispositive) power is shown separately in the following tables which list those persons holding five percent (5%) or more of such voting power and those persons holding five per cent (5%) or more of such investment power, respectively. Provident does not know of any other person that is a beneficial owner of more than five percent (5%) of the Provident Common Stock. Unless otherwise stated, all ownership data is as of October 31, 1996.

                   BENEFICIAL OWNERSHIP BASED ON VOTING POWER

                                                                    AMOUNT
                                                                 BENEFICIALLY
                     NAME AND ADDRESS OF                           OWNED(1)              PERCENT OF
                       BENEFICIAL OWNER                         (VOTING POWER)             CLASS
--------------------------------------------------------------  --------------           ----------
The Maclellan Foundation, Inc.................................     8,115,514(2)             17.80
  Chattanooga, Tennessee
R. J. and Cora L. Maclellan...................................     3,504,661(3)              7.69
  Trust for The Maclellan Foundation, Inc.
  Chattanooga, Tennessee
Hugh O. Maclellan, Jr.........................................    18,737,768(2)(3)(4)       41.11
  Chattanooga, Tennessee
Kathrina H. Maclellan.........................................     9,116,973(2)(3)(5)       20.00
  Lookout Mountain, Tennessee
Dudley Porter, Jr.............................................     4,795,451(3)(6)          10.52
  (retired officer of Company)
  Chattanooga, Tennessee
Charlotte M. Heffner..........................................     3,802,838(2)(7)           8.34
  Atlanta, Georgia
Textron Inc...................................................    18,357,424(8)             40.26
  Providence, Rhode Island
Zurich Insurance Company......................................    18,357,424(9)             40.26
  Zurich, Switzerland

---------------

(1) Beneficial ownership of securities is disclosed according to Rule 13d-3 of the Exchange Act. If shares beneficially owned by more than one person were shown as beneficially owned by only one person, then the total number of shares owned by The Maclellan Foundation, Inc.; the R. J. and Coral L. Maclellan Trusts for The Maclellan Foundation, Inc.; Kathrina H. Maclellan; Hugh O. Maclellan, Jr.; Dudley Porter, Jr.; and Charlotte M. Heffner would have been equal to 23,276,455 shares of Provident Common Stock (51.06%).
(2) Trustees of The Maclellan Foundation, Inc. (the "Maclellan Foundation") were Hugh O. Maclellan, Jr., Kathrina H. Maclellan, Charlotte M. Heffner, Robert
     H. Maclellan, A. S. MacMillan, Frank A. Brock, G. Richard Hostetter and Ronald W. Blue. Hugh O. Maclellan, Jr. held a revocable proxy to vote the shares of Provident Common Stock held by the Maclellan Foundation. Accordingly, shares owned by the Maclellan Foundation have been included among those listed for Hugh O. Maclellan, Jr. The Maclellan Foundation is a charitable organization treated as a private foundation for federal income tax purposes.
(3) Trustees of the R. J. Maclellan Trust for the Maclellan Foundation and the Cora L. Maclellan Trust for the Maclellan Foundation were Hugh O. Maclellan, Jr., Kathrina H. Maclellan, Dudley Porter, Jr., and SunTrust Banks, Inc. For information concerning the stock ownership of SunTrust Banks, Inc., see Footnote 12 under "Beneficial Ownership Based on Investment Power." Voting power with respect to shares owned by these trusts was held by Hugh O. Maclellan, Jr., Kathrina H. Maclellan and Dudley Porter, Jr. The R. J. and Cora L. Maclellan Trusts for the Maclellan Foundation are charitable organizations treated as private foundations for federal income tax purposes.
(4) Hugh O. Maclellan, Jr. had the power to vote the following shares:

    Sole Voting Power.......................................    2,238,450 Shares       4.91%
    Shared Voting Power.....................................   16,499,318 Shares      36.20%
                                                                  --------------      -----
              Total.........................................   18,737,768 Shares      41.11%

     Totals listed above, and below under "Beneficial Ownership Based on Investment Power," do not include 42,564 shares of Provident Common Stock voted solely by his spouse, Nancy B. Maclellan, of which beneficial interest is disclaimed.
(5) Kathrina H. Maclellan had the power to vote the following shares:

    Sole Voting Power........................................   1,383,359 Shares       3.03%
    Shared Voting Power......................................   7,733,614 Shares      16.97%
                                                                  --------------      -----
              Total..........................................   9,116,973 Shares      20.00%

(6) Dudley Porter, Jr. had the power to vote the following shares:

    Sole Voting Power........................................       2,680 Shares        .01%
    Shared Voting Power......................................   4,792,771 Shares      10.51%
                                                                  --------------      -----
              Total..........................................   4,795,451 Shares      10.52%

     Totals listed above, and below under "Beneficial Ownership Based on Investment Power," do not include 20,692 shares of Provident Common Stock voted solely by his spouse, Mary M. Porter, of which beneficial interest is disclaimed.
(7) Charlotte M. Heffner had the power to vote the following shares:

    Sole Voting Power........................................   1,200,637 Shares       2.63%
    Shared Voting Power......................................   2,602,201 Shares       5.71%
                                                                  --------------      -----
              Total..........................................   3,802,838 Shares       8.34%

     Totals listed above, and below under "Beneficial Ownership Based on Investment Power," do not include 32,832 shares of Provident Common Stock voted solely by her spouse, Richard L. Heffner, of which beneficial interest is disclaimed.

(8) Pursuant to the Maclellan Voting Agreement, the Selected Maclellan Stockholders have agreed with Textron to vote the shares of Provident Common Stock as to which they have voting power or control in favor of the issuance of shares of Provident Common Stock pursuant to the Merger Agreement and in favor of the Charter Amendment. Therefore, Textron may be deemed to have beneficial ownership by its power to direct the vote of such shares. See "THE MERGER -- Maclellan Voting Agreement."

(9) Pursuant to the Maclellan Stockholder Agreement, the Selected Maclellan Stockholders have agreed with Zurich to vote the shares of Provident Common Stock beneficially owned by them in favor of the Merger and the Merger Agreement and the transactions contemplated thereby, in favor of the Zurich Purchase Agreement and the transactions contemplated thereby, and in favor of the Charter Amendment. Therefore, Zurich may be deemed to have beneficial ownership by its power to direct the vote of such shares. See "THE ZURICH RELATIONSHIP -- Maclellan Stockholder Agreement."

                 BENEFICIAL OWNERSHIP BASED ON INVESTMENT POWER

                                                                      AMOUNT
                                                                   BENEFICIALLY
                      NAME AND ADDRESS OF                            OWNED(1)            PERCENT OF
                        BENEFICIAL OWNER                          (VOTING POWER)           CLASS
                     ----------------------                       --------------         ----------
The Maclellan Foundation, Inc...................................     8,115,514(2)           17.80
  Chattanooga, Tennessee
R.J. and Cora L. Maclellan......................................     3,504,661               7.69
  Trusts for The Maclellan Foundation, Inc.
  Chattanooga, Tennessee
Hugh O. Maclellan, Jr...........................................    18,737,768(2)(3)        41.11
  Chattanooga, Tennessee
Kathrina H. Maclellan...........................................    17,232,487(2)(4)        37.80
  Lookout Mountain, Tennessee
Charlotte M. Heffner............................................    12,030,092(2)(5)        26.39
  Atlanta, Georgia
Robert H. Maclellan.............................................     9,702,692(2)(6)        21.28
  Lookout Mountain, Tennessee
Dudley Porter, Jr...............................................     4,795,451(2)(7)        10.52
  (retired officer of Provident)
  Chattanooga, Tennessee
Frank A. Brock..................................................     8,509,185(2)(8)        18.67
  Lookout Mountain, Tennessee
G. Richard Hostetter............................................     8,117,014(2)(9)        17.80
  Chattanooga, Tennessee
A.S. MacMillan..................................................     8,165,725(2)(10)       17.91
  Atlanta, Georgia
Ronald W. Blue..................................................     8,115,514(2)(11)       17.80
  Atlanta, Georgia
SunTrust Banks, Inc.............................................     7,839,835(12)          17.20
  Atlanta, Georgia

---------------

 (1) Beneficial ownership of securities is listed according to Rule 13d-3 of the Exchange Act. If shares beneficially owned by more than one person were shown as beneficially owned by only one person, then the total number of shares owned by The Maclellan Foundation, Inc.; the R. J. and Cora L. Maclellan Trusts for the Maclellan Foundation, Inc.; Kathrina H. Maclellan; Hugh O. Maclellan, Jr.; Charlotte M. Heffner; Robert H. Maclellan; Dudley Porter, Jr.; Frank A. Brock; G. Richard Hostetter; A. S. MacMillan; Ronald
     W. Blue; and SunTrust Banks, Inc. (with respect to the Maclellan family only) would have been equal to 23,526,798 shares of Provident Common Stock (51.61%). The totals shown are for the total Maclellan family interest only. Shares held by SunTrust Banks, Inc. which are included in the totals for the Maclellan family include 7,194,788 shares of Provident Common Stock.
 (2) The 8,115,514 shares of Provident Common Stock owned by the Maclellan Foundation also have been included among those listed for Hugh O. Maclellan, Jr., Kathrina H. Maclellan, Charlotte M. Heffner, Robert H. Maclellan, A. S. MacMillan, Frank A. Brock, G. Richard Hostetter and Ronald
     W. Blue, the trustees of the Maclellan Foundation, all of whom share investment power with respect to these shares.
 (3) Hugh O. Maclellan, Jr. had the power to invest the following shares:

              Sole Investment Power...........................  1,366,754 Shares       3.00%
              Shared Investment Power.........................  17,371,014 Shares     38.11%
                                                                ------------------    -----
                        Total.................................  18,737,768 Shares     41.11%

     These shares include those listed above as beneficially owned by Mr. Maclellan based upon investment power, as well as the 8,115,514 shares of Provident Common Stock owned by the Maclellan Foundation and 3,504,611 shares of Provident Common Stock owned by the R. J. and Cora L. Maclellan Trust for the Maclellan Foundation. Totals listed above do not include 42,564 shares of Provident Common Stock for which his spouse, Nancy B. Maclellan, had sole investment power, and for which beneficial ownership is disclaimed.
 (4) Kathrina H. Maclellan had the power to invest the following shares:

              Sole Investment Power...........................   1,383,359 Shares      3.03%
              Shared Investment Power.........................  15,849,128 Shares     34.77%
                                                                ------------------    -----
                        Total.................................  17,232,487 Shares     37.80%

     These shares include those listed above as beneficially owned by Mrs. Maclellan based upon investment power, as well as the 8,115,514 shares of Provident Common Stock owned by the Maclellan Foundation and 3,504,611 shares of Provident Common Stock owned by the R. J. and Cora L. Maclellan Trust for the Maclellan Foundation.
 (5) Charlotte M. Heffner had the power to invest the following shares:

              Sole Investment Power...........................     757,455 Shares      1.67%
              Shared Investment Power.........................  10,977,795 Shares     24.18%
                                                                ------------------    -----
                        Total.................................  11,735,250 Shares     25.85%

     These shares listed above as beneficially owned by Mrs. Heffner based upon investment power include 8,115,514 shares of Provident Common Stock owned by the Maclellan Foundation for which Mrs. Heffner had shared investment power. Totals listed above do not include 32,832 shares of Provident Common Stock for which her spouse, Richard L. Heffner, had sole investment power, and for which beneficial ownership is disclaimed.
 (6) Robert H. Maclellan had the power to invest the following shares:

              Sole Investment Power..........................     247,667 Shares        .54%
              Shared Investment Power........................   9,455,025 Shares      20.74%
                                                                  --------------      -----
                        Total................................   9,702,692 Shares      21.28%

     These shares listed above as beneficially owned by Mr. Maclellan based upon investment power include 8,115,514 shares of Provident Common Stock owned by the Maclellan Foundation.
 (7) Dudley Porter, Jr. had the power to invest the following shares:

              Sole Investment Power..........................       2,680 Shares        .01%
              Shared Investment Power........................   4,792,771 Shares      10.51%
                                                                  --------------      -----
                        Total................................   4,795,451 Shares      10.52%

     Totals listed above do not include 20,962 shares of Provident Common Stock for which his spouse, Mary M. Porter, had sole investment power, and for which beneficial ownership is disclaimed.
 (8) Frank A. Brock had the power to invest the following shares:

              Sole Investment Power..........................         965 Shares        .00%
              Shared Investment Power........................   8,598,220 Shares      18.67%
                                                                  --------------      -----
                        Total................................   8,509,185 Shares      18.67%

     These shares listed above as beneficially owned by Mr. Broch based on investment power include 8,115,514 shares of Provident Common Stock owned by the Maclellan Foundation.
 (9) G. Richard Hostetter had the power to invest the following shares:

               Sole Investment Power........................       1,500 Shares        .00%
               Shared Investment Power......................   8,115,514 Shares      17.80%
                                                                 --------------      -----
                         Total..............................   8,117,014 Shares      17.80%

     These shares listed above as beneficially owned by Mr. Hostetter based upon investment power include 8,115,514 shares of Provident Common Stock owned by the Maclellan Foundation.
(10) A.S. MacMillan had the power to invest the following shares:

               Sole Investment Power..........................         358 Shares      .00%
               Shared Investment Power........................   8,165,514 Shares    17.91%
                                                                -----------------    -----
                         Total................................   8,165,872 Shares    17.91%

     In addition to the 8,115,514 shares of Provident Common Stock owned by the Maclellan Foundation, for which Mr. MacMillan had shared investment power, Mr. MacMillan held sole investment and sole voting power for 358 shares of Provident Common Stock.
(11) Ronald W. Blue had the power to invest the following shares:

               Sole Investment Power..........................           0 Shares      .00%
               Shared Investment Power........................   8,115,514 Shares    17.80%
                                                                -----------------    -----
                         Total................................   8,115,514 Shares    17.80%

     These shares listed above as beneficially owned by Mr. Blue based upon investment power include 8,115,514 shares of Provident Common Stock owned by the Maclellan Foundation.
(12) SunTrust Banks, Inc. ("SunTrust"), a bank holding company, has informed Provident that as of September 30, 1996, certain subsidiaries of SunTrust held in various fiduciary capacities an aggregate of 7,839,835 shares (17.20%) of Provident Common Stock. As to such shares, all of which are held in various fiduciary capacities, SunTrust and certain of its subsidiaries may be deemed beneficial owners; however, SunTrust and such subsidiaries disclaim any beneficial interest in such shares. Shares reported include shares also reported for the Maclellan family as well as other shares held for owners unrelated to the Maclellan family.

     SunTrust and its subsidiaries had the power to invest the following shares of Provident Common Stock:

               Sole Investment Power..........................     223,038 Shares      .49%
               Shared Investment Power........................   7,536,283 Shares    16.54%
                                                                -----------------    -----
                         Total................................   7,759,321 Shares    17.03%

     SunTrust and its subsidiaries had the power to vote the following shares of Provident Common Stock:

               Sole Investment Power...........................   851,458 Shares     1.87%
               Shared Investment Power.........................    41,846 Shares      .09%
                                                                 ---------------    -----
                         Total.................................   893,304 Shares     1.96%

     As to the shares described above, SunTrust has informed Provident that as of September 30, 1996, an aggregate of 7,769,522 shares (17.05%) of Provident Common Stock was held in various fiduciary capacities by SunTrust Bank, Chattanooga, N.A., which is a direct subsidiary of SunTrust Bank of Tennessee, which is a direct subsidiary of SunTrust Banks, Inc.

     As of September 30, 1996, SunTrust had the power to invest the following shares:

               Sole Investment Power..........................     178,240 Shares      .39%
               Shared Investment Power........................   7,511,468 Shares    16.48%
                                                                -----------------    -----
                         Total................................   7,689,708 Shares    16.87%

     As of September 30, 1996, SunTrust had the power to vote the following shares:

               Sole Investment Power..........................     783,645 Shares     1.72%
               Shared Investment Power........................      39,346 Shares      .09%
                                                                -----------------    -----
                         Total................................     792,991 Shares     1.81%

     With respect to the shares of Provident Common Stock held by SunTrust, Provident has been informed that as of October 31, 1996: (a) 3,504,661 shares of Provident Common Stock (7.69%) were owned by the R. J. and Cora L. Maclellan Trusts for the Maclellan Foundation; and
     (b) 3,690,127 shares of Provident Common Stock (8.09%) were owned by other trusts and charitable organizations within the Maclellan family. Accordingly, of the shares of Provident Common Stock reported as held by American National as of December 31, 1995, an aggregate of 7,194,788 shares of Provident Common Stock (15.78%) were also included among those listed as beneficially owned by either the R. J. and Cora L. Maclellan Trusts for the Maclellan Foundation, Kathrina H. Maclellan, Hugh O. Maclellan, Jr., Robert
     H. Maclellan, Ronald W. Blue, Dudley Porter, Jr., Frank A. Brock, G. Richard Hostetter, A. S. MacMillan, or Charlotte M. Heffner.

                        SECURITY OWNERSHIP OF MANAGEMENT

PAUL REVERE

     Set forth below are the number of shares of Paul Revere Common Stock beneficially owned by each director of Paul Revere, by Paul Revere's Chief Executive Officer, by the four most highly compensated executive officers of Paul Revere other than the Chief Executive Officer (together with the Chief Executive Officer, the "Named Officers") and by all current directors and executive officers as a group. Directors and executive officers as a group owned less than one percent of the outstanding shares of Paul Revere Common Stock. Ownership indicated is as of September 30, 1996.

     The table includes shares held for Paul Revere executive officers by the bank trustee under the Paul Revere Savings Plan and shares held jointly. Each director and officer has sole voting and investment power over his or her shares, except in those cases in which the voting or investment power is shared with the bank trustee under the Paul Revere Savings Plan or as otherwise noted.

                            PAUL REVERE COMMON STOCK

                                                                          NUMBER OF SHARES OF
                                 NAME                                   PAUL REVERE COMMON STOCK
----------------------------------------------------------------------  ------------------------
Donald E. Boggs.......................................................            1,992
Roger E. Brinner......................................................            1,700(1)
John H. Budd..........................................................            3,746
Lewis B. Campbell.....................................................              100
James F. Hardymon.....................................................              300
Wayne W. Juchatz......................................................                0
Stephen L. Key........................................................                0
John D. Lemery........................................................            2,685
Richard A. McWhirter..................................................              100
Richard L. Mucci......................................................              556
Katherine D. Ortega...................................................            2,000
Donald B. Reed........................................................              100
Charles E. Soule......................................................            4,553
Richard A. Watson.....................................................              500
All Current Directors and Executive Officers as a Group (21
  persons)............................................................           25,005(1)

---------------

(1) Includes 600 shares as to which beneficial ownership is disclaimed.

     Set forth below are the number of shares of all classes of Textron stock beneficially owned by each director of Paul Revere, by each Named Officer and by all current directors and executive officers as a group. Directors and executive officers as a group owned less than one percent of the outstanding shares of Textron common stock. Ownership indicated is as of September 30, 1996.

     The table includes shares held for Paul Revere executive officers and for Messrs. Campbell, Hardymon, Juchatz, Key, McWhirter, and Watson by the bank trustee under the Textron Savings Plan, shares obtainable upon the exercise of stock options exercisable within 60 days of September 30, 1996, and shares held jointly. For Paul Revere executive officers, the table also includes shares held by the bank trustee under the Paul Revere Savings Plan. Each director and officer has sole voting and investment power over his or her shares, except in those cases in which the voting or investment power is shared with the bank trustee under the Textron Savings Plan or as otherwise noted.

                         TEXTRON COMMON STOCK HOLDINGS

                                                                           NUMBER OF SHARES OF
                                 NAME                                    TEXTRON COMMON STOCK(1)
-----------------------------------------------------------------------  -----------------------
Donald E. Boggs........................................................            4,514
John H. Budd...........................................................           21,576
Roger E. Brinner.......................................................                0
Lewis B. Campbell......................................................          131,350
James F. Hardymon......................................................          172,364
Wayne W. Juchatz.......................................................           20,367
Stephen L. Key.........................................................           19,045
John D. Lemery.........................................................           20,324
Richard A. McWhirter...................................................           86,314
Richard L. Mucci.......................................................            2,629
Katherine D. Ortega....................................................                0
Donald B. Reed.........................................................                0
Charles E. Soule.......................................................            5,763
Richard A. Watson......................................................           36,491
All Current Directors and Executive Officers as a Group (21 persons)...          536,269

---------------

(1) Includes the following shares obtainable upon the exercise of stock options exercisable within 60 days of September 30, 1996: Mr. Budd -- 10,900; Mr. Campbell -- 127,000; Mr. Hardymon -- 157,325; Mr. Lemery -- 13,825; Mr.
     McWhirter -- 72,625; Mr. Watson -- 28,000; and for all current directors and executive officers as a group -- 536,263.

PROVIDENT

     Set forth below is information regarding beneficial ownership of Provident Common Stock by each of the directors and nominees for director of Provident, by each Named Executive Officer and by all directors and executive officers as a group as of October 31, 1996.

PROVIDENT

     Set forth below is information regarding beneficial ownership of Provident Common Stock by each of the directors and nominees for director of Provident, by each Named Executive Officer and by all directors and executive officers as a group as of October 31, 1996.

                                                                        BENEFICIAL     PERCENT OF
                       NAME OF BENEFICIAL OWNER                         OWNERSHIP        CLASS
----------------------------------------------------------------------  ----------     ----------
William L. Armstrong(3)...............................................       6,610        *
Charlotte M. Heffner(1)...............................................   3,802,838         8.34
Hugh B. Jacks.........................................................       2,641        *
William B. Johnson....................................................       1,291        *
Hugh O. Maclellan, Jr.(1).............................................  18,737,768        41.11
A.S. MacMillan(1).....................................................       2,858        *
C. William Pollard....................................................       6,686        *
Scott L. Probasco, Jr.(2).............................................     398,394        *
Steven S Reinemund....................................................       4,072        *
Burton E. Sorensen....................................................       3,134        *
J. Harold Chandler(3).................................................     948,053         2.08
Thomas R. Watjen(3)...................................................     231,899        *
Robert O. Best(3).....................................................      77,689        *
Thomas B. Heys, Jr.(3)................................................      57,369        *
Ralph A. Rogers, Jr.(3)...............................................      17,229        *
All Directors and Executive Officers as a group
  (15 persons)(3)(4)(5)...............................................  21,696,330        47.59

---------------

  * Less than one percent.

(1) Information concerning the nature of the ownership of the securities listed here may be found in the section entitled "BENEFICIAL OWNERSHIP OF PROVIDENT AND PAUL REVERE SECURITIES -- Provident." Information concerning shares for which ownership is disclaimed may also be found in that section.
(2) Mr. Probasco has sole voting and investment power with respect to 398,394 shares of Provident Common Stock. However, he disclaims beneficial ownership of 350,000 shares of Provident Common Stock of which he has sole voting and investment power as these are one-half of the shares held in a family trust for the benefit of Mr. Probasco's sister. The number of beneficially owned shares listed also includes 1,385 shares of Provident Common Stock as to which Mr. Probasco shares voting and investment power that are owned by various charitable organizations of which he is one trustee, and as to such shares, beneficial ownership is disclaimed.
(3) The following, included in respective share totals above, are shares which the named persons or the group have the right to acquire through the exercise of options as specified in Rule 13d-3(d)(1) under the Exchange
     Act:

    Armstrong.................................................................      2,500
    Chandler..................................................................    800,000
    Watjen....................................................................    200,000
    Best......................................................................     61,000
    Heys......................................................................     50,416
    Rogers....................................................................     14,800
    Directors and Executive Officers as a Group...............................  1,128,716

(4) Shares beneficially owned by more than one person have been counted only once for purposes of this total.
(5) Based on information provided to Provident, as to the shares listed for the officers and directors as a group (excluding the shares listed as beneficially owned by Ms. Heffner, Mr. Maclellan, Jr., and Mr. Probasco), shared voting and investment power is held with respect to 1,400 shares of Provident Common Stock. The beneficial owners have sole investment and voting power as to the remaining shares.

                 CERTAIN DIFFERENCES IN THE RIGHTS OF PROVIDENT
                          AND PAUL REVERE STOCKHOLDERS

     At the Effective Time, Paul Revere stockholders making a Stock Election or Mixed Election and Textron will become stockholders of Provident, and their rights as stockholders will be determined by Provident's Certificate and Bylaws. In addition, Paul Revere is a Massachusetts corporation governed by the Massachusetts BCL, and Provident is a Delaware corporation governed by the Delaware GCL. The following is a summary of the material differences in the rights of stockholders of Paul Revere and Provident. Except as set forth below, there are no material differences between the rights of a Paul Revere stockholder under Paul Revere's Articles and By-laws and the Massachusetts BCL, on the one hand, and the rights of a Provident stockholder under Provident's Certificate and Bylaws and the Delaware GCL, on the other hand. This summary does not purport to be a complete discussion of, and is qualified in its entirety by reference to, the Massachusetts BCL, the Delaware GCL and the Articles, Certificate, and Bylaws of each corporation. Copies of the Articles, Certificate, and Bylaws of each corporation are on file at Paul Revere's and Provident's respective principal executive offices.

AUTHORIZED CAPITAL STOCK

     Provident. Provident's Certificate authorizes the issuance of up to 65,000,000 shares of Provident Common Stock (150,000,000 shares if the Charter Amendment is approved by Provident's stockholders), of which 45,602,110 were issued and outstanding on the Provident Record Date, and 25,000,000 shares of preferred stock, par value $1.00 per share (the "Provident Preferred Stock"), of which 1,041,534 shares were issued and outstanding as 8.10% Cumulative Preferred Stock on the Provident Record Date. The Provident Board of Directors has the authority to issue Provident Preferred Stock in one or more classes or series and to fix the dividend rights, dividend rate, liquidation preference, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and the number of shares constituting any such series, without any further action by the stockholders unless such action is required by applicable rules or regulations or by the terms of other outstanding series of Provident Preferred Stock.

     Paul Revere. Paul Revere's Articles authorize the issuance of up to 100,000,000 shares of Paul Revere Common Stock, of which 45,000,000 shares were outstanding on the Paul Revere Record Date, and 5,000,000 shares of preferred stock, par value $1.00 per share (the "Paul Revere Preferred Stock"). The Paul Revere Board of Directors has the authority to issue Paul Revere Preferred Stock in one or more series and to fix the price, the distinctive serial designation, the dividend rights, dividend rate, liquidation preference, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and the number of shares constituting any such series, without any further action by the stockholders unless such action is required by applicable rules or regulations or by the terms of other outstanding series of Paul Revere Preferred Stock. The Paul Revere Rights Agreement contemplates the designation of a Series A Junior Participating Preferred Stock. See "-- Stockholder Rights Plan."

DIRECTORS; VACANCIES

     Provident. Provident's Bylaws provide for a Board of Directors having such number of members as shall be fixed from time to time by a majority of the members of the Board then in office; the current number of directors is set at
11. Any vacancy occurring on the Board of Directors for any reason, including a vacancy resulting from a newly-created directorship, may be filled by a majority of the remaining directors though less than a quorum, or by a sole remaining director, as the case may be, or if there are no remaining directors, by the stockholders in accordance with Delaware law.

     Paul Revere. Paul Revere's By-Laws provide for a Board of Directors of not less than three nor more than 15 directors, the exact number of members to be fixed from time to time by a majority of the members of the Board then in office. The Paul Revere Board is classified in accordance with its Articles into three classes, with each class elected to a three-year term. Paul Revere's Articles require the approval of 75% of the shares entitled to vote at the election of directors to amend, alter, change, or repeal the classified Board provisions in the Articles.

     The Massachusetts BCL also provides that vacancies on the board of directors and newly-created directorships resulting from any increase in the authorized number of directors or the death, resignation, disqualification, removal, or otherwise may be filled by the remaining directors unless otherwise provided in the articles of organization or by-laws. Paul Revere's By-Laws provide that only the Board of Directors may fill such newly-created directorships.

REMOVAL OF DIRECTORS

     Provident. Provident's Bylaws provide that any director, or the entire Board of Directors, may be removed from office at any time, with or without cause, by the holders of a majority of the voting power of shares entitled to vote generally in the election of directors. In accordance with the Delaware GCL, if the holders of a series or class are entitled to elect one or more directors, only the directors of that series or class is entitled to vote to remove such directors without cause. The Delaware GCL does not permit directors to remove other directors.

     Paul Revere. Under the Massachusetts BCL, except as otherwise provided in a corporation's articles of organization or by-laws, directors may be removed from office with or without cause by the holders of a majority of the shares entitled to vote in the election of directors and with cause by a majority of the directors then in office. Paul Revere's By-Laws provide that a director may be removed from office only with cause at any meeting of the stockholders by (i) vote of the stockholders holding 75% in interest of the capital stock issued and outstanding and entitled to vote in the election of directors or (ii) a majority vote of the entire board. A director of Paul Revere may be removed for cause only after reasonable notice and opportunity to be heard before the body proposing to remove such director.

VOTING RIGHTS

     Provident. Each share of Provident Common Stock is entitled to one vote per share on all matters with respect to which such shares are entitled to vote.

     Paul Revere. Each share of Paul Revere Common Stock is entitled to one vote per share on all matters with respect to which such shares are entitled to vote.

STOCKHOLDER MEETINGS

     Provident. The Delaware GCL provides that special meetings of stockholders may be called only by the directors or any other person as may be authorized by the corporation's certificate of incorporation or bylaws. Provident's Bylaws provide that special meetings of the stockholders may be called at any time by the Board of Directors pursuant to a resolution adopted by a majority of the members of the Board then in office, the President, or upon written request of the holders of at least 10% of the votes entitled to be cast on any issue to be considered at the proposed special meeting.

     Paul Revere. The Massachusetts BCL provides that special meetings of stockholders may be called by a corporation's president or directors, and, unless otherwise provided in the articles of organization or by-laws, must be called by its clerk or any other officer upon written application of the owners of at least 40% of the corporation's stock entitled to vote at such meeting. Paul Revere's By-Laws provide that special meetings of the stockholders may be called at any time by the Board of Directors pursuant to a resolution adopted by a majority of the members of the Board then in office or the President. Written request of the holders of 100% of the capital stock entitled to be cast on any issue to be considered at the proposed special meeting is required for the stockholders to call a special meeting.

AMENDMENT OF CERTIFICATE OR ARTICLES AND BYLAWS

     Provident. Provident's Certificate provides that such Certificate may be amended if the amendment is approved by a majority of the members of the Board of Directors then in office and the vote of the holders of 66 2/3% of the voting power of all shares entitled to vote generally in the election of directors. Holders of preferred stock of Provident (including the Provident 8.10% Cumulative Preferred Stock) have a right to vote on an amendment to Provident's Certificate as provided in the designation for such preferred stock and as required by the Delaware GCL which grants a separate class vote if the amendment would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class, or alter or change the powers, preferences, or special rights of the shares of each class so as to affect them adversely.

     Pursuant to the Delaware GCL and Provident's Certificate and Bylaws, Provident's Bylaws may be amended or repealed at any meeting of the stockholders by a majority vote of the shares entitled to vote generally in the election of directors or by 66 2/3% of such shares present in person or represented by proxy at the meeting and entitled to vote, whichever is lesser. In addition, the Bylaws may be amended, changed, or repealed by a two-thirds vote of the members of the Board then in office, but any Bylaws amended or repealed by the Board of Directors may be amended or repealed by the stockholders as described above.

     Paul Revere. Pursuant to the Massachusetts BCL, amendments to a corporation's articles of organization relating to certain changes in capital or in the corporate name require the vote of at least a majority of each class of stock outstanding and entitled to vote thereon. Amendments relating to other matters require a vote of at least two-thirds of each class outstanding and entitled to vote thereon or, if the articles of organization so provide, a greater or lesser proportion but not less than a majority of the outstanding shares of each class. The Paul Revere Articles do not alter the required vote. Under the Massachusetts BCL, the articles of organization or by-laws may provide that all outstanding classes of stock shall vote as a single class, but the separate vote of any class of stock the rights of which would be adversely affected by the amendment is also required.

     The Massachusetts BCL provides that by-laws may be made, amended or repealed by stockholders, provided that, if authorized by the articles of organization, the by-laws may provide that the directors may also make, amend, or repeal the by-laws in whole or in part, except with respect to any provision thereof which by law, or in accordance with the articles of organization or the by-laws, requires action by the stockholders. Paul Revere's Articles provide that its By-Laws may be amended or repealed only by the vote of holders of the same proportion of shares, or any class thereof, specified in any provision of Paul Revere's By-Laws requiring a vote of holders, that is subject to such amendment or repeal, unless a greater vote is otherwise required by law, the Paul Revere Articles, or Paul Revere's By-Laws. The Board of Directors may amend the By-Laws, except with respect to any provision thereof which by law, the Articles or the By-Laws requires action by the stockholders.

INDEMNIFICATION AND DIRECTOR EXCULPATION

     Provident. Provident's Certificate provides that each person who was or is made a party or is threatened to be made a party to or otherwise is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (collectively, a "proceeding"), by reason of the fact that he or she is or was a director or officer of Provident or, being at the time a director or officer of Provident, is or was serving at the request of Provident as a director, trustee, officer, employee, or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan (collectively, "another enterprise"), shall be indemnified and held harmless by Provident to the fullest extent not prohibited by Section 145 of the Delaware GCL (or any successor provision or provisions) as it currently exists or may hereafter be amended (but, in the case of any amendment, with respect to actions taken prior to such amendment, only to the extent that such amendment permits Provident to provide broader indemnification rights than permitted prior to such amendment) against all expense, liability, and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith. Except as may be provided by Provident's Bylaws or its Board of Directors, however, such indemnification does not extend to an indemnitee in connection with a proceeding (or portion thereof) initiated by such indemnitee (other than a cross-claim, third party claim, or counterclaim) unless such proceeding was authorized by the Board of Directors.

     Under Section 145 of the Delaware GCL as currently in effect, other than in actions brought by or in the right of Provident, such indemnification would apply if it was determined in the specific case that the proposed indemnitee acted in good faith and in a manner such indemnitee reasonably believed to be in or not opposed to the best interests of Provident and, with respect to any criminal proceeding, if such indemnitee had no reasonable cause to believe that such indemnitee's conduct was unlawful. In actions brought by or in the right of Provident, such indemnification would probably be limited to reasonable expenses (including attorneys' fees), and would apply if it were determined in the specific case that the proposed indemnitee acted in good faith and in a manner such indemnitee reasonably believed to be in or not opposed to the best interests of Provident, except that no indemnification may be made with respect to any claim, issue, or matter as to which such person is adjudged liable to Provident unless, and only to the extent that, the Court of Chancery or the court in which that action was brought determines upon application that, in view of all the circumstances of the case, the proposed indemnity is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. To the extent that any director, officer, employee, or agent of Provident has been successful on the merits or otherwise in defense of any proceeding, he or she must be indemnified against reasonable expenses incurred by him in connection therewith.

     Provident's Certificate and Bylaws provide that the right of such directors and officers to indemnification includes the right to advancement by Provident of expenses incurred in defending any such proceeding in advance of its final disposition upon delivery to Provident of an undertaking to repay any amount so advanced if it is ultimately determined by final judicial decision that the proposed indemnitee is not entitled to be indemnified for such expenses.

     Provident's Certificate further provides that Provident may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the advancement of expenses, to any employee or agent of Provident (or any person serving at Provident's request as a director, trustee, officer, employee, or agent of another enterprise), or to persons who are or were directors, officers, employees, or agents of any of Provident's affiliates, or predecessor or subsidiary corporations. or any corporation absorbed by Provident in a consolidation or merger, or who is or was serving at the request of such affiliate or predecessor or subsidiary corporation as a director, officer, employee, or agent of another enterprise, in each case as determined by the Board of Directors.

     Provident's Certificate also limits or eliminates, to the fullest extent that the Delaware GCL permits, the personal liability of a director to Provident or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that the liability of a director may not be eliminated or limited (i) for any breach of the director's duty of loyalty to Provident or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for violations under
Section 172 of the Delaware GCL (which makes directors liable for unlawful distributions), or (iv) for any transaction from which the director derived an improper personal benefit.

     Paul Revere. The Massachusetts BCL generally permits indemnification of directors and officers for expenses, judgments, fines and settlements incurred by them by reason of their position with the corporation, if the director or officer has acted in good faith and with the reasonable belief that his conduct was in the best interest of the corporation. The Massachusetts BCL does permit a corporation to indemnify persons against judgments in actions brought by or in the right of the corporation. Paul Revere's Articles provide for indemnification for directors and officers in substantially the same manner as Provident's Bylaws, except that, because Massachusetts law does not prohibit indemnification for judgments in actions by or in the right of the corporation, Paul Revere's Articles provide for broader rights of officers and directors to indemnification for judgments in derivative actions.

     Massachusetts law permits a corporation to limit or eliminate a director's personal liability for so long as any such limit appears in the corporation's articles of organization. Paul Revere's Articles limit or eliminate, to the fullest extent that the Massachusetts BCL permits, the personal liability of a director to Paul Revere or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that the liability of a director may not be eliminated or limited (i) for any breach of the director's duty of loyalty to Paul Revere or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for violations under Sections 61 or 62 of the Massachusetts BCL (which makes directors liable for unlawful distributions), or (iv) for any transaction from which the director derived an improper personal benefit.

ACTIONS BY STOCKHOLDERS WITHOUT A MEETING

     Provident. The Delaware GCL generally provides that, unless otherwise provided in the corporation's certificate of incorporation, any action that is required to be taken or that may be taken at an annual or special meeting of stockholders of a corporation may be taken without a meeting, without prior notice, and without a vote, if a consent or consents, setting forth the action so taken, are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize the action at a meeting at which all shares entitled to vote were present. Provident's Certificate provides that if all stockholders entitled to vote on the matter consent to taking such action without a meeting, the affirmative vote of the number of shares that would be necessary to authorize or take such action at a meeting is the act of the stockholders.

     Paul Revere. Under the Massachusetts BCL and Paul Revere's By-Laws, any action to be taken by the stockholders may be taken without a meeting only if all stockholders entitled to vote on the matter consent to the action in writing. A corporation organized under the Massachusetts BCL may not provide for stockholder action by less than unanimous written consent.

PAYMENT OF DIVIDENDS

     Provident. The Delaware GCL provides that, subject to any restrictions in a corporation's certificate of incorporation, dividends may be declared from a corporation's surplus or, if there is no surplus, from its net profits for the fiscal year in which the dividend is declared and the preceding fiscal year. However, if the corporation's capital (generally defined in the Delaware GCL as the sum of the aggregate par value of all shares of the corporation's capital stock, where all such shares have a par value and the board of directors has not established a higher level of capital) has been diminished to an amount less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets, dividends may not be declared and paid out of such net profits until the deficiency in such capital has been repaired. In addition, no dividends payable in cash or property other than securities of Provident that are junior to the Provident 8.10% Cumulative Preferred Stock may be declared or paid on Provident Common Stock if there are accrued, but unpaid, dividends in arrears on the Provident Cumulative Preferred Stock.

     Following the Merger, each share of Provident Common Stock will be entitled to such dividends as the Provident Board of Directors may authorize. It is anticipated that the dividends paid per share of Provident Common Stock initially will be $.18 quarterly, i.e., the same dividend as was most recently paid on each share of Provident Common Stock. No dividends may be declared or paid on Provident Common Stock if there are accrued, but unpaid, dividends in arrears on the Provident 8.10% Cumulative Preferred Stock. Also under Delaware law, a corporation may generally redeem or repurchase shares of its stock if such redemption or repurchase will not impair the capital of a corporation.

     Paul Revere. Under the Massachusetts BCL, the payment of dividends and the repurchase of a corporation's stock are generally permissible if such actions are not taken when the corporation is insolvent, do not render the corporation insolvent, and do not violate the corporation's articles of organization. The Massachusetts BCL also provides that dividends may be paid in cash, property, or shares of the corporation's capital stock. Paul Revere's Articles provide for the payment of dividends only when and as declared by the Board of Directors.

DISSOLUTION AND LIQUIDATION

     Provident. The Delaware GCL requires the approval of the Board of Directors and the holders of a majority of the outstanding stock of a corporation entitled to vote thereon for voluntary dissolution of a Delaware corporation. Under Provident's Certificate, voluntary dissolution or liquidation of Provident requires the adoption of a resolution by a majority of the members of the board of directors and the affirmative vote of 66 2/3% of the outstanding shares of Provident stock entitled to vote thereon.

     Paul Revere. The Massachusetts BCL provides that a voluntary dissolution of a corporation may be authorized by the vote of two thirds of each class of its stock outstanding and entitled to vote thereon or by compliance with the provisions of its articles of organization. Paul Revere's Articles do not alter the voluntary dissolution provision of the Massachusetts BCL.

MERGER, CONSOLIDATION, AND SALES OF ASSETS

     Provident. The Delaware GCL requires the approval of the Board of Directors and the holders of a majority of the outstanding stock of a corporation entitled to vote thereon for mergers or consolidations involving a Delaware corporation, and for sales, leases, or exchanges of substantially all of a Delaware corporation's property and assets. The Delaware GCL does not provide explicitly for share exchanges. Provident's Certificate provides that the stockholder approval for such transactions shall be at least 66 2/3% of the shares entitled to vote thereon, except with regard to certain subsidiaries or in circumstances in which stockholder approval is not required by the Delaware GCL. The Delaware GCL permits Provident to merge with another corporation without obtaining the approval of Provident's stockholders if: (i) Provident is the surviving corporation of the merger; (ii) the merger agreement does not require an amendment to Provident's Certificate; (iii) each share of Provident stock outstanding immediately prior to the effective date of the merger is to be an identical outstanding or treasury share of Provident after the merger; and
(iv) any authorized but unissued shares or treasury shares of Provident Common Stock to be issued or delivered under the plan of merger plus those initially issuable upon conversion of any other securities or obligations to be issued or delivered under such plan do not exceed 20% of the shares of Provident Common Stock outstanding immediately prior to the effective date of the merger. As a result, Provident's Board of Directors could effect significant acquisitions and issue significant amounts of Provident capital stock on terms that may dilute the interests of existing stockholders of Provident, without seeking stockholder approval.

     Paul Revere. Massachusetts law provides that a vote of two-thirds of the shares of each class of stock outstanding and entitled to vote thereon is required to authorize the sale, lease, or exchange of all or substantially all of a corporation's property and assets or a merger or consolidation of the corporation into any other corporation, except that the articles of organization may provide that the vote of a greater or lesser proportion, but not less than a majority of the outstanding shares of each class, is required.

BUSINESS COMBINATIONS WITH CERTAIN PERSONS

     Provident. Provident has elected not to be governed by the provisions of the Delaware GCL that subject certain business combinations between a corporation and its "interested stockholders" to certain restrictions by including such a statement in its Certificate.

     Paul Revere. In accordance with the Massachusetts BCL, Paul Revere has elected not to be governed by the provisions of Massachusetts law that subject "control share acquisitions" to certain restrictions by including such a statement in its By-Laws.

DISSENTERS' RIGHTS OF APPRAISAL

     Provident. Pursuant to the Delaware GCL, any stockholder has the right to dissent from any merger or consolidation, except as described below, of which Provident is a constituent corporation. No such appraisal rights are available for the shares of any class or series of Provident capital stock if (i) as of the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, such shares were either listed on a national securities exchange, designated as a national market system security on an automated quotations system operated by a national securities association, or held of record by more than 2,000 stockholders, or (ii) Provident is the surviving corporation of a merger and the merger did not require the approval of Provident's stockholders, unless in either case, the holders of such stock are required by an agreement of merger or consolidation to accept for that stock something other than: (a) shares of stock of the corporation surviving or resulting from the merger or consolidation; (b) shares of stock of any other corporation that, at the effective date of the merger, will be listed on a national securities exchange or held of record by more than 2,000 stockholders; (c) cash in lieu of fractional shares of a corporation described in clause (a) or (b) above; or (d) any combination of the shares of stock and cash in lieu of fractional shares described in clauses (a) through (c) above. As the Provident Common Stock is listed on the NYSE, unless the exception described immediately above applies in a particular case, holders of Provident Common Stock will not have dissenters' rights with respect to future transactions.

     Paul Revere. A dissenting stockholder properly perfecting such holder's rights is entitled to receive the appraised value of such holder's shares under the Massachusetts BCL when the corporation votes (i) to sell, lease, or exchange all or substantially all of its property and assets, (ii) to adopt an amendment to its articles of organization which adversely affects the rights of the stockholder, or (iii) to merge or to consolidate with another corporation.

STOCKHOLDER'S RIGHT TO EXAMINE BOOKS AND RECORDS

     Provident. The Delaware GCL provides that a stockholder may inspect books and records upon written demand under oath stating the purpose of the inspection, if such purpose is reasonably related to such person's interest as a stockholder.

     Paul Revere. Under the Massachusetts BCL, a corporation's stockholders have the right for a proper purpose to inspect the corporation's articles of organization, by-laws, records of all meetings of incorporators and stockholders, and stock and transfer records, including the stockholder list. In addition, stockholders of a Massachusetts business corporation have a qualified common law right under certain circumstances to inspect other books and records of the corporation.

INTERESTED DIRECTOR TRANSACTIONS

     Provident. As permitted by the Delaware GCL, Provident's Certificate provides that no transaction between Provident and one or more of its directors or officers or an entity in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for that reason. In addition, no such transaction shall be void or voidable solely because the director or officer is present at, participates in, or votes at the meeting of the board of directors or committee which authorizes the transaction. In order that such a transaction not be found void or voidable, it must, after disclosure of material facts, be approved by the disinterested directors, a committee of disinterested directors, or the stockholders, or the transaction must be fair as to the corporation.

     Paul Revere. The Massachusetts BCL does not contain a similar provision governing interested director transactions. Paul Revere's By-Laws, however, provide that Paul Revere may enter into contracts or transact business with one or more of its directors, officers, stockholders or employees or with any corporation, organization or other concern in which any one or more of its directors, officers, stockholders or employees or otherwise interested and other contacts or transactions in which any one or more of its directors, officers, stockholders or employees is in any way interested, and in the absence of fraud, no such contract or transaction shall be invalidated or in any way affected by the fact that such directors, officers, stockholders or employees of Paul Revere have or may have interests which are or might be adverse to the interest of Paul Revere even though the vote or action of directors, officers, stockholders or employees having such adverse interests may have been necessary to obligate Paul Revere upon such contracts or transactions.

CONSIDERATION OF SOCIETAL FACTORS

     Provident. Delaware does not explicitly provide for the consideration of societal interests by a corporation's board of directors in making decisions. The Delaware Supreme Court has, however, held that, in discharging their responsibilities to a corporation, directors may consider constituencies other than stockholders, such as creditors, customers, employees and perhaps even the community in general, as long as there are rationally related benefits accruing to stockholders as well. The Delaware Supreme Court has held, however, that concern for non-stockholder interest is inappropriate when a sale of a company is inevitable and an auction among active bidders is in progress. Provident's Certificate does not directly discuss consideration of societal factors.

     Paul Revere. The Massachusetts BCL expressly provides that in determining what a director reasonably believes to be in the best interests of the corporation, such director may consider the interests of the corporation's employees, suppliers, creditors and customers; the economy of the state, region and nation; community and societal considerations; and the long-term as well as short-term interests of the corporation and its stockholders, including the possibility that these interests may be best served by the continued independence of the corporation. Thus, these interests could be considered even in connection with, or after, a decision to sell a company. The Paul Revere Articles and By-Laws do not discuss the consideration of societal factors.

STOCKHOLDER RIGHTS PLAN

     Provident. The Delaware GCL does not specifically authorize the adoption of shareholder rights plans or for such plans to include an "adverse person" provision. Provident has not adopted a rights plan. The issuance of Provident Preferred Stock may, however, under certain circumstances, have an anti-takeover effect, particularly if such stock has broad class voting rights or a substantial number of votes per share. Provident does not currently have any plans or commitments to use its authority to effect any of the issuances described above, but reserves the right to take any action that the Board of Directors deems to be in the best interests of Provident, its stockholders, and the other constituencies it serves.

     Paul Revere. The Massachusetts BCL provides specific statutory authorization for the adoption of shareholder rights plans by Massachusetts corporations and for such plans to include an "adverse person" provision. Under an "adverse person" provision, a board of directors may trigger a shareholder rights plan based on the "nature or identity of a stockholder" if the directors determine that such action is reasonable and in the best interests of the corporation.

     Pursuant to the Paul Revere Rights Agreement, Paul Revere has distributed to each holder of Paul Revere Common Stock one Paul Revere Right for each outstanding share of Paul Revere Common Stock. Each Paul Revere Right entitles the registered holder thereof to purchase from Paul Revere one one-hundredth of a share of Series A Junior Participating Preferred Stock of Paul Revere, at a purchase price of $125 per Paul Revere Right. Currently the Paul Revere Rights are represented by the certificates representing outstanding shares of Paul Revere Common Stock. The Paul Revere Rights generally separate from the Paul Revere Common Stock if a person or group of persons acquires or commences a tender or exchange offer for 10% or more of the outstanding Paul Revere Common Stock. Until such an event occurs, the Paul Revere Rights are transferred with the Paul Revere Common Stock certificates by which they are represented, and are not exercisable. After such an event occurs, if there is a beneficial owner of 10% or more of the outstanding Paul Revere Common Stock (an "Acquiring Person"), then each holder of a Paul Revere Right (other than the Acquiring Person, whose Paul Revere Rights will become void) may have the right to receive Paul Revere stock with a value equal to two times the exercise price of the Paul Revere Right. Paul Revere Rights are not exercisable following the occurrence of the events set forth above, however, until the Paul Revere Rights are no longer redeemable by Paul Revere. In general, Paul Revere may redeem the Paul Revere Rights in whole, but not in part, at a price of $.01 per Paul Revere Right, at any time until ten business days after the Acquiring Person becomes such. If after a party becomes an Acquiring Person, Paul Revere is acquired in a business combination, each Paul Revere Right will entitle its holder to receive common stock of the acquiring company having a value equal to two times the exercise price of the Paul Revere Right.

     Paul Revere has taken all action so that the Merger Agreement and the Textron Voting Agreement and the transactions contemplated thereby will not enable or require the Paul Revere Rights to be exercised, distributed or triggered.

                                    EXPERTS

     The consolidated financial statements of Provident incorporated by reference in Provident's Annual Report on Form 10-K for the year ended December 31, 1995, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing. Representatives of Ernst & Young LLP are expected to be present at the Provident Special Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

     With respect to Provident's unaudited condensed consolidated interim financial information for the three-, six- and nine-month periods ended March 31, 1996, June 30, 1996 and September 30, 1996, incorporated by reference in this Joint Proxy Statement/Prospectus, Ernst & Young LLP have reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports, included in Provident's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996, and incorporated herein by reference, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted considering the limited nature of the review procedures applied. The independent auditors are not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited interim financial information because these reports are not a "report" or a "part" of the Registration Statement on Form S-4, of which this Joint Proxy Statement/Prospectus is a part, prepared or certified by the auditors within the meaning of Sections 7 and 11 of the Securities Act.

     The consolidated financial statements of Paul Revere incorporated by reference in Paul Revere's Annual Report on Form 10-K for the year ended December 31, 1995, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing. Representatives of Ernst & Young LLP are expected to be present at the Paul Revere Special Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

     Consulting actuaries associated with M&R have delivered to Textron a report, dated April 23, 1996 (as supplemented by Appendix C thereto dated as of August 28, 1996), and to Paul Revere a report, dated November 6, 1996, with respect to the reserves established by Paul Revere in accordance with GAAP as of December 31, 1995 and September 30, 1996, respectively. M&R's April report delivered to Textron also includes various actuarial values estimated by M&R. See "INFORMATION RELATING TO PAUL REVERE GAAP RESERVES" and "THE
MERGER -- Reasons for the Merger." Their reports are included in the Registration Statement of which this Joint Proxy Statement/Prospectus is a part upon the authority of each of them as experts in actuarial matters.

                                 LEGAL MATTERS

     The legality of the shares of Provident Common Stock being offered hereby is being passed upon for Provident by Alston & Bird, Atlanta, Georgia.

                             STOCKHOLDER PROPOSALS

PROVIDENT

     Stockholder proposals intended to be presented at Provident's 1997 annual meeting of stockholders should be directed to the Corporate Secretary and be received by Provident no later than December 1, 1996, to be considered for qualification and inclusion in Provident's proxy statement and proxy card for such annual meeting.

PAUL REVERE

     Paul Revere has postponed its 1996 annual meeting of stockholders pending consummation of the Merger. In the event that such meeting is held, stockholder proposals intended to be presented at the 1996 annual meeting of stockholders should be directed to the Clerk of Paul Revere and be received a reasonable time before the meeting to be considered for qualification and inclusion in Paul Revere's proxy statement and proxy card for such annual meeting.

                                 OTHER MATTERS

     As of the date of this Joint Proxy Statement/Prospectus, the Boards of Directors of Provident and Paul Revere know of no matters that will be presented for consideration at the Special Meetings other than as described in this Joint Proxy Statement/Prospectus. However, if any other matter shall come before either of the Special Meetings or any adjournments or postponements thereof and shall be voted upon, the proposed proxy will be deemed to confer authority to the individuals named as authorized therein to vote the shares represented by such proxy as to any such matters that fall within the purposes set forth in the Notice of such Special Meeting as determined by a majority of the Board of Directors of Provident or Paul Revere, as applicable.

                                                                         ANNEX A

                                                                  CONFORMED COPY

                              AMENDED AND RESTATED

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                           PROVIDENT COMPANIES, INC.,

                        PATRIOT ACQUISITION CORPORATION

                                      AND

                          THE PAUL REVERE CORPORATION

                              AS OF APRIL 29, 1996

                               TABLE OF CONTENTS

RECITALS...............................................................................    A-5
                                      ARTICLE I
                            THE MERGER; EFFECTIVE TIME; CLOSING
1.1    The Merger......................................................................    A-5
1.2    Effective Time..................................................................    A-6
1.3    Closing.........................................................................    A-6
                                      ARTICLE II
                                 SURVIVING CORPORATION
2.1    Articles of Organization........................................................    A-6
2.2    By-Laws.........................................................................    A-6
2.3    Directors.......................................................................    A-6
2.4    Officers........................................................................    A-6
                                       ARTICLE III
   MERGER CONSIDERATION; ELECTION; CONVERSION OR CANCELLATION OF SHARES IN THE MERGER;
                                      OTHER PAYMENT
3.1    Merger Consideration; Election; Conversion or Cancellation of Shares, SARs and
         Performance Share Units in the Merger.........................................    A-6
3.2    Election Procedures.............................................................    A-8
3.3    Payment for Shares in the Merger................................................    A-9
3.4    Dividends.......................................................................   A-10
3.5    No Fractional Securities........................................................   A-10
3.6    Transfer of Shares After the Effective Time.....................................   A-10
                                        ARTICLE IV
                          REPRESENTATIONS AND WARRANTIES OF THE COMPANY
4.1    Corporate Organization and Qualification........................................   A-10
4.2    Capitalization..................................................................   A-11
4.3    Authority Relative to This Agreement............................................   A-11
4.4    Consents and Approvals; No Violation............................................   A-12
4.5    SEC Reports; Financial Statements...............................................   A-13
4.6    Statutory Statements............................................................   A-13
4.7    Absence of Certain Changes or Events............................................   A-13
4.8    Litigation......................................................................   A-13
4.9    No Regulatory Disqualifications.................................................   A-13
4.10   Joint Proxy Statement-Prospectus................................................   A-14
4.11   Taxes...........................................................................   A-14
4.12   Employee Benefit Plans; Labor Matters...........................................   A-15
4.13   Environmental Laws and Regulations..............................................   A-16
4.14   Company Intellectual Property...................................................   A-16
4.15   Brokers and Finders.............................................................   A-17

4.16   Opinion of Financial Advisors...................................................   A-17
4.17   Title to Property...............................................................   A-17
4.18   Insurance.......................................................................   A-17
4.19   No Default......................................................................   A-18
4.20   Noncompliance with Laws.........................................................   A-18
                                         ARTICLE V
                    REPRESENTATIONS AND WARRANTIES OF PARENT AND NEWCO
5.1    Corporate Organization and Qualification........................................   A-18
5.2    Capitalization..................................................................   A-19
5.3    Authority Relative to This Agreement............................................   A-19
5.4    Consents and Approvals; No Violation............................................   A-19
5.5    Financing.......................................................................   A-20
5.6    SEC Reports; Financial Statements...............................................   A-20
5.7    Statutory Statements............................................................   A-20
5.8    Absence of Certain Changes or Events............................................   A-21
5.9    Interim Operations of Newco.....................................................   A-21
5.10   Litigation......................................................................   A-21
5.11   No Regulatory Disqualifications.................................................   A-21
5.12   Joint Proxy Statement-Prospectus................................................   A-21
5.13   Taxes...........................................................................   A-21
5.14   Employee Benefit Plans; Labor Matters...........................................   A-22
5.15   Environmental Laws and Regulations..............................................   A-23
5.16   Parent Intellectual Property....................................................   A-23
5.17   Title to Property...............................................................   A-24
5.18   Insurance.......................................................................   A-24
5.19   Ownership of Shares.............................................................   A-24
5.20   Brokers and Finders.............................................................   A-24
5.21   No Default......................................................................   A-24
5.22   Noncompliance with Laws.........................................................   A-25
                                       ARTICLE VI
                        ADDITIONAL COVENANTS AND AGREEMENTS
6.1    Conduct of Business of the Company..............................................   A-25
6.2    Conduct of Business of Parent...................................................   A-27
6.3    Alternative Proposals...........................................................   A-28
6.4    Joint Proxy Statement-Prospectus; Registration Statement........................   A-29
6.5    Stock Exchange Listing..........................................................   A-29
6.6    [Intentionally Omitted].........................................................   A-29
6.7    Stockholders' Approvals.........................................................   A-29
6.8    Satisfaction of Conditions, Receipt of Necessary Approvals......................   A-30
6.9    Access to Information...........................................................   A-30
6.10   Publicity.......................................................................   A-31
6.11   Indemnification of Directors and Officers.......................................   A-31
6.12   Employees.......................................................................   A-31
6.13   Conduct of Business of Newco....................................................   A-32
6.14   Rights Agreement................................................................   A-32
6.15   Compliance with the Securities Act..............................................   A-32

                                    ARTICLE VII
                      CONDITIONS TO CONSUMMATION OF THE MERGER
7.1    Conditions to Each Party's Obligations to Effect the Merger.....................   A-33
7.2    Additional Conditions to the Obligations of Parent and Newco....................   A-34
7.3    Additional Conditions to the Obligations of the Company.........................   A-34
                                       ARTICLE VIII
                                       TERMINATION
8.1    Termination by Mutual Consent...................................................   A-35
8.2    Termination by Either Parent or the Company.....................................   A-35
8.3    Termination by Parent...........................................................   A-35
8.4    Termination by the Company......................................................   A-35
8.5    Effect of Termination...........................................................   A-36
                                         ARTICLE IX
                                  MISCELLANEOUS AND GENERAL
9.1    Payment of Expenses and Other Payments..........................................   A-37
9.2    Survival of Representations and Covenants; Survival of Confidentiality
         Agreements....................................................................   A-37
9.3    Modification or Amendment.......................................................   A-37
9.4    Waiver and Extension............................................................   A-37
9.5    Counterparts....................................................................   A-37
9.6    Governing Law...................................................................   A-37
9.7    Notices.........................................................................   A-38
9.8    Entire Agreement; Assignment....................................................   A-39
9.9    Parties in Interest.............................................................   A-39
9.10   Certain Definitions.............................................................   A-39
9.11   Obligation of Parent............................................................   A-41
9.12   Validity........................................................................   A-41
9.13   Captions........................................................................   A-41
EXHIBIT A -- Amended and Restated Textron Voting Agreement
EXHIBIT B -- Amended and Restated Separation Agreement
EXHIBIT C -- Standstill Agreement
EXHIBIT D -- Registration Rights Agreement
EXHIBIT E -- Amended and Restated Provident Voting Agreement

                                                                         ANNEX A

                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER

     AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of April 29, 1996, by and among Provident Companies, Inc., a Delaware corporation ("Parent"), Patriot Acquisition Corporation, a Massachusetts corporation and a wholly owned subsidiary of Parent ("Newco"), and The Paul Revere Corporation, a Massachusetts corporation (the "Company").

                                    RECITALS

     WHEREAS, the respective Boards of Directors of Parent, Newco and the Company have, subject to the conditions of this Agreement, determined that the Merger (as defined in Section 1.1) is in the best interests of their respective stockholders and approved this Agreement and the transactions contemplated hereby; and

     WHEREAS, in consideration of the transactions contemplated hereby and in order to induce Parent and Newco to enter into this Agreement, Textron Inc. ("Textron") has agreed to (i) execute and deliver to Parent an Amended and Restated Voting Agreement (the "Textron Voting Agreement") in the form attached hereto as Exhibit A, (ii) execute and deliver to Parent and the Company an Amended and Restated Separation Agreement (the "Separation Agreement") in the form attached hereto as Exhibit B and (iii) execute and deliver to Parent a Standstill Agreement in the form attached hereto as Exhibit C; and

     WHEREAS, in connection with and in consideration of the transactions contemplated hereby Parent and Textron are entering into a Registration Rights Agreement in the form attached hereto as Exhibit D; and

     WHEREAS, in consideration of the transactions contemplated hereby and in order to induce the Company to enter into this Agreement and Textron to enter into the Textron Voting Agreement, certain stockholders of Parent have agreed to execute and deliver to Textron and the Company an Amended and Restated Voting Agreement in the form attached hereto as Exhibit E; and

     WHEREAS, Parent, Newco and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger; and

     WHEREAS, on April 29, 1996 the parties hereto signed the original Agreement and Plan of Merger and such parties desire to amend and restate such Agreement as of such date; and

     WHEREAS, this Amended and Restated Agreement and Plan of Merger is being executed on November 5, 1996 as of April 29, 1996;

     NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, Parent, Newco and the Company hereby agree as follows:

                                   ARTICLE I

                      THE MERGER; EFFECTIVE TIME; CLOSING

     1.1 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.2), the Company and Newco shall consummate a merger (the "Merger") pursuant to which (a) Newco shall be merged with and into the Company and the separate corporate existence of Newco shall thereupon cease, (b) the Company shall be the successor or surviving corporation in the Merger and shall continue to be governed by the Laws (as defined in Section 9.10) of the Commonwealth of Massachusetts and (c) the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The corporation surviving the Merger is sometimes hereinafter referred to as the "Surviving Corporation." The Merger shall have the effects set forth in the Massachusetts Business Corporation Law (the "MBCL").

     1.2 Effective Time. Parent, Newco and the Company will cause appropriate Articles of Merger (the "Articles of Merger") to be executed and filed on the date of the Closing (as defined in Section 1.3) (or on such other date as Parent and the Company may agree) with the Secretary of State of the Commonwealth of Massachusetts as provided in the MBCL. The Merger shall become effective at the time at which the Articles of Merger have been duly filed with the Secretary of State of the Commonwealth of Massachusetts or such time as is agreed upon by the parties and specified in the Articles of Merger, and such time is hereinafter referred to as the "Effective Time."

     1.3 Closing. The Company shall as promptly as practicable notify Parent, and Parent and Newco shall as promptly as practicable notify the Company, when the conditions to such party's or parties' obligation to effect the Merger contained in Section 7.1 have been satisfied or waived. The closing of the Merger (the "Closing") shall take place (a) at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, One Beacon Street, Boston, Massachusetts, at 10:00 a.m., Boston time, on the sixth business day after the later of these notices has been given (the "Closing Date") or (b) at such other place, time and date as Parent and the Company may agree.

                                   ARTICLE II

                             SURVIVING CORPORATION

     2.1 Articles of Organization. The Articles of Organization of the Company, as in effect immediately prior to the Effective Time, shall be the Articles of Organization of the Surviving Corporation until thereafter amended as provided by Law and such Articles of Organization.

     2.2 By-Laws. The By-Laws of the Company, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended as provided by Law, the Articles of Organization of the Surviving Corporation and such By-Laws.

     2.3 Directors. The directors of Newco at the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Articles of Organization and By-Laws.

     2.4 Officers. The officers of Newco at the Effective Time shall, from and after the Effective Time, be the initial officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Articles of Organization and By-Laws.

                                  ARTICLE III

                 MERGER CONSIDERATION; ELECTION; CONVERSION OR
              CANCELLATION OF SHARES IN THE MERGER; OTHER PAYMENT

     3.1 Merger Consideration; Election; Conversion or Cancellation of Shares, SARs and Performance Share Units in the Merger.

          (a) (i) At the Effective Time, each share of the Company's common stock, par value $1.00 per share, issued and outstanding immediately prior to the Effective Time (collectively, the "Shares"), other than Dissenting Shares (as defined in Section 3.1(g)), any Shares owned by Textron and Shares to be cancelled and retired pursuant to Section 3.1(b), shall, by virtue of the Merger and without any action on the part of Parent, Newco, the Company or the holder thereof, be cancelled and extinguished and converted into the right to receive, pursuant to Section 3.2, any one of the following, payable to the holder of such Share without interest thereon, less any required withholding of taxes, upon surrender of the certificate formerly representing such Share (a "Certificate") in accordance with Section 3.2(b), in each case as such holder shall elect in accordance with this Section 3.1(a):

             (x) $26.00 in cash (the "Cash Price"), without interest thereon (the "Cash Consideration");

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

             (y) a number of shares of common stock, par value $1.00 per share, of Parent (the "Parent Common Stock") equal to the product of 26 and the Exchange Ratio (as defined below) (the "Stock Consideration"); or

             (z) $20.00 in cash plus a number of shares of Parent Common Stock equal to the product of 6 and the Exchange Ratio (the "Mixed Consideration").

          (ii) At the Effective Time, each Share owned by Textron shall, by virtue of the Merger and without any action on the part of Parent, Newco, the Company or Textron, be cancelled and extinguished and converted into the right to receive $20.00 in cash plus a number of shares of Parent Common Stock equal to the product of 6 and the Textron Exchange Ratio (as defined below) (the "Textron Consideration"), payable to Textron without interest thereon, less any required withholding of taxes, upon surrender of the Certificate formerly representing such Share in accordance with Section 3.2(b) (it being understood that Textron shall not be entitled to make any election otherwise available to holders of Shares pursuant to Section 3.2(b)).

          Each of any such form of consideration elected by a holder of Shares and the Textron Consideration is referred to herein as the "Merger Consideration," and the aggregate of all Merger Consideration to be paid to holders of Shares (including Textron) in connection with the Merger is referred to hereinafter as the "Aggregate Merger Consideration." The exchange ratio for determining the number of shares of Parent Common Stock to be issued in exchange for each Share held by a holder of shares who elects to receive the Stock Consideration and/or the Mixed Consideration, as the case may be (the "Exchange Ratio"), shall be determined by dividing $1.00 by the average of closing prices for the Parent Common Stock as reported in the New York Stock Exchange, Inc. ("NYSE") Composite Transactions for the twenty Trading Days (as defined herein) ending on the fifth Trading Day prior to the Effective Time as reported in The Wall Street Journal, except that the Exchange Ratio shall under no circumstances be higher than 0.0343 or lower than 0.0295. Notwithstanding the foregoing, the exchange ratio for determining the number of shares of Parent Common Stock to be issued in exchange for each Share owned by Textron (the "Textron Exchange Ratio") shall be determined by dividing $1.00 by the average of closing prices for the Parent Common Stock as reported in the NYSE Composite Transactions for the twenty Trading Days ending on the fifth Trading Day prior to the Effective Time as reported in The Wall Street Journal, except that the Textron Exchange Ratio shall under no circumstances be higher than 0.0343 or lower than 0.0263. As used in this Agreement, "Trading Day" means a day on which the NYSE is open for trading. All Shares converted or exchanged into the Merger Consideration shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each Certificate shall thereafter represent the right to receive, upon the surrender of such Certificate in accordance with the provisions of Sections 3.2(b) and 3.3, only the applicable Merger Consideration. The holders of such Certificates shall cease to have any rights with respect to Shares except as otherwise provided herein or by law.

          (b) At the Effective Time, each Share, if any, issued and outstanding and owned by any of Parent, Newco, any direct or indirect wholly owned subsidiary of Parent or any direct or indirect wholly owned subsidiary of the Company (except in a custodial or fiduciary capacity) and any authorized but unissued shares of common stock of the Company held by the Company immediately prior to the Effective Time shall cease to be outstanding, be cancelled and retired without payment of any consideration therefor and cease to exist.

          (c) At the Effective Time, each share of common stock of Newco issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

          (d) Each stock appreciation right ("SAR") granted pursuant to the Company's 1993 Long-Term Incentive Plan (the "Plan") which is outstanding immediately prior to the Effective Time, whether or not such SAR is then vested or exercisable, shall, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled and converted into the right to receive in cash an amount equal to (i) the difference (if positive) between (A) the Cash Price and (B) the exercise price of such SAR

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

     multiplied by (ii) the number of Shares subject to such SAR. If the difference between (A) the Cash Price and (B) the exercise price of a SAR is zero or less, such SAR shall, by virtue of the Merger, and without any action on the part of the holder thereof, be canceled and no consideration shall be issued in exchange therefor.

          (e) Each performance share unit ("Performance Share Unit") granted pursuant to the Plan for which the applicable Award Period (as defined in the Plan) has not yet expired as of the time immediately prior to the Effective Time, whether or not the applicable Performance Targets or Performance Measures (as such terms are defined in the Plan) are accomplished as of such time, shall, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled and converted into the right to receive in cash an amount equal to the Cash Price.

          (f) At the Effective Time, each SAR and Performance Share Unit shall no longer represent the right to acquire Shares, but in lieu thereof shall represent only the nontransferable right to receive the payments referred to in Sections 3.1(d) and (e). Prior to the Effective Time, the Company shall (i) use its reasonable efforts to obtain any Consents from holders of SARs and Performance Share Units granted pursuant to the Plan and (ii) make any amendments to the terms of the Plan that, in the case of either clauses
     (i) or (ii), are necessary to give effect to the conversions contemplated by Section 3.1(d) and (e). Notwithstanding any other provision of this
     Section 3.1, payment may be withheld in respect of any SAR or Performance Share Unit until any necessary Consents are obtained.

          (g) Notwithstanding anything in this Agreement to the contrary, any issued and outstanding Shares held by a stockholder who objects to the Merger (a "Dissenting Stockholder") and complies with the provisions of the MBCL concerning the rights of holders of Shares to dissent from the Merger and require appraisal of such Shares ("Dissenting Shares") shall not be converted as described in this Section 3.1 but shall become the right to receive such consideration as may be determined to be due to such Dissenting Stockholder pursuant to the MBCL. If, after the Effective Time, such Dissenting Stockholder withdraws his demand for appraisal or fails to perfect or otherwise loses his right of appraisal, in any case pursuant to the MBCL, or if Parent otherwise consents thereto, each of such stockholder's Dissenting Shares shall be treated as a Non-Election Share (as defined in Section 3.2) for purposes of Section 3.2 and shall, accordingly, be deemed to be converted as of the Effective Time into the right to receive the Cash Consideration. The Company shall give Parent (i) prompt notice of any demands received by the Company for appraisals of Shares and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to any such demands. The Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle, offer to settle or otherwise negotiate, any such demands.

     3.2 Election Procedures.

          (a) Each record holder of Shares (other than Dissenting Shares, if any, Shares owned by Textron and shares to be cancelled in accordance with
     Section 3.1(b)) issued and outstanding immediately prior to the Effective Time shall be entitled to submit a request specifying the portion of such record holder's Shares which such record holder desires to have converted into (i) the Cash Consideration (a "Cash Election"), (ii) the Stock Consideration (a "Stock Election") or (iii) the Mixed Consideration (a "Mixed Election"), or to indicate that such record holder has no preference as to the receipt of Cash Consideration, Stock Consideration or Mixed Consideration for such Shares (a "Non-Election"). Shares in respect of which a Non-Election is made (including Shares in respect of which such an election is deemed to have been made pursuant to this Section 3.2(a) and
     Section 3.1(g)) (collectively, "Non-Election Shares") shall be deemed to be Shares in respect of which a Cash Election has been made.

          (b) Elections pursuant to Section 3.2(a) shall be made on the form of letter of transmittal and form of election (the "Letter of Transmittal and Form of Election") to be provided by the Paying Agent (as defined in
     Section 3.3(a)) to holders of record of Shares, together with instructions for use in effecting the surrender of the Certificates for payment therefor, as soon as practicable following the Effective Time. The Letter of Transmittal and Form of Election shall specify that delivery shall be effected, and risk of

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

     loss and title to the Certificates transmitted therewith shall pass, only upon proper delivery of the Certificates to the Paying Agent. Elections shall be made by mailing to the Paying Agent a duly completed Letter of Transmittal and Form of Election in accordance with Section 3.3(b). To be effective, a Letter of Transmittal and Form of Election must be (i) properly completed, signed and submitted to the Paying Agent at its designated office and (ii) accompanied by the Certificates representing the Shares as to which the election is being made (or by an appropriate guarantee of delivery of such Certificates by a commercial bank or trust company in the United States or a member of a registered national security exchange or of the National Association of Securities Dealers, Inc., provided such Certificates are in fact delivered to the Paying Agent within eight Trading Days after the date of execution of such guarantee of delivery). The Company shall determine, in its sole and absolute discretion, which authority it may delegate in whole or in part to the Paying Agent, whether any Letter of Transmittal and Form of Election has been properly completed, signed and submitted or revoked. The decision of the Company (or the Paying Agent, as the case may be) in such matters shall be conclusive and binding. Neither the Company nor the Paying Agent will be under any obligation to notify any person of any defect in a Letter of Transmittal and Form of Election submitted to the Paying Agent.

     3.3 Payment for Shares in the Merger.

          (a) At the Effective Time, Parent shall deposit or cause to be deposited with First Chicago Trust Company of New York or another bank or trust company located in the United States with assets in excess of $500,000,000 selected by Parent after consultation with the Company (the "Paying Agent"), for the benefit of holders of Shares the Aggregate Merger Consideration plus cash in an amount sufficient to make cash payments in lieu of fractional shares pursuant to Section 3.5 and any applicable dividends or distributions pursuant to Section 3.4. The cash amounts referred to in the immediately preceding sentence shall consist of immediately available funds (such funds hereinafter referred to as the "Exchange Fund"). The Paying Agent shall, pursuant to irrevocable instructions, (x) deliver to each holder of Shares, in accordance with this
     Section 3.3, the cash portion of such holder's Merger Consideration out of the Exchange Fund, and the Exchange Fund, other than any interest thereon (which shall be retained by Parent), shall not be used for any other purpose, and (y) deliver the Parent Common Stock portion of such holder's Merger Consideration (if any) out of the shares of Parent Common Stock deposited with the Paying Agent by Parent for the benefit of holders of Shares. The Exchange Fund shall be invested by the Paying Agent, as directed by Parent, provided that such investments shall be limited to (i) direct obligations of the United States of America, (ii) obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest, (iii) commercial paper rated of the highest quality by Moody's Investors Service, Inc. ("Moody's") or Standard & Poor's Ratings Group, a division of McGraw-Hill Inc. ("S&P"), and (iv) certificates of deposit issued by a commercial bank whose long-term debt obligations are rated at least A2 by Moody's or at least A by S&P, in each case having a maturity not in excess of one year; provided, that nothing herein shall affect the obligation of Parent to pay the full cash portion of the Merger Consideration and any other cash amounts due to a holder hereunder.

          (b) Upon surrender of Certificates for cancellation to the Paying Agent, together with such Letter of Transmittal and Form of Election duly completed and executed and any other documents required by such instructions, the holder of such Certificates shall be entitled to receive for each of the Shares formerly represented by such Certificates (x) the Merger Consideration elected by such holder pursuant to Section 3.2(b) (or, in the case of Textron, the Textron Consideration), (y) cash in lieu of any fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 3.5, and (z) any dividends or distributions to which such holder may be entitled pursuant to Section 3.4, in each such case without any interest thereon and less any required withholding of taxes, and the Certificates so surrendered shall forthwith be cancelled. If payment is to be made to a person other than the person in whose name a Certificate so surrendered is registered on the stock transfer books of the Company, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such payment shall pay to the Paying Agent any transfer or other taxes required by reason of the payment to a person other than the registered holder of

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

     the Certificate surrendered, or shall establish to the satisfaction of the Paying Agent that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 3.3(b), each Certificate (other than Certificates representing Shares held in the Company's treasury or by Parent, Newco, any direct or indirect wholly owned subsidiary of Parent or any direct or indirect wholly owned subsidiary of the Company) shall represent for all purposes only the right to receive for each Share represented thereby the applicable Merger Consideration.

          (c) At any time following the sixth month after the Effective Time, Parent shall be entitled to require the Paying Agent to deliver to it any portion of the Exchange Fund and all shares of Parent Common Stock deposited with the Paying Agent pursuant to Section 3.3(a) which had not been disbursed to holders of Certificates (including, without limitation, all interest and other income received by the Paying Agent in respect of all funds made available to it), and thereafter such holders shall be entitled to look only to Parent (subject to abandoned property, escheat and other similar laws) as general creditors thereof with respect to any Merger Consideration that may be payable upon due surrender of the Certificates held by them. Notwithstanding the foregoing, neither Parent, the Surviving Corporation nor the Paying Agent shall be liable to any holder of a Certificate for any Merger Consideration delivered in respect of such Certificate or the Shares formerly represented thereby to a public official pursuant to any abandoned property, escheat or other similar Law.

          (d) Cash payments made pursuant to Section 3.1 for SARs and Performance Share Units shall be made by the Company at the Effective Time.

     3.4 Dividends. No dividends or distributions that are declared on shares of Parent Common Stock will be paid to persons entitled to receive certificates representing shares of Parent Common Stock until such persons surrender their Certificates. Upon such surrender, there shall be paid to the person in whose name the certificates representing such shares of Parent Common Stock shall be issued, any dividends or distributions with respect to such shares of Parent Common Stock which have a record date on or after the Effective Time and shall have become payable between the Effective Time and the time of such surrender. In no event shall the person entitled to receive such dividends or distributions be entitled to receive interest thereon.

     3.5 No Fractional Securities. No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional interests shall not entitle the owner thereof to vote or to any rights of a security holder. In lieu of any such fractional securities, each holder of Shares who would otherwise have been entitled to a fraction of a share of Parent Common Stock upon surrender of such holder's Certificates will be entitled to receive a cash payment (without interest) determined by multiplying (i) the fractional interest to which such holder would otherwise be entitled (after taking into account all Shares then held of record by such holder) and (ii) the average of the per share closing prices for the Parent Common Stock as reported in the NYSE Composite Transactions for the ten Trading Days immediately preceding the Effective Time as reported in The Wall Street Journal.

     3.6 Transfer of Shares After the Effective Time. No transfers of Shares shall be made on the stock transfer books of the Company after the close of business on the day prior to the date of the Effective Time.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Parent and Newco that:

     4.1 Corporate Organization and Qualification.

          (a) Each of the Company and each subsidiary of the Company (collectively, the "Company Subsidiaries") is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation and is qualified and in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by it require such qualification, except where the failure to so qualify or be in good standing is not reasonably likely to have a Company Material Adverse Effect (as defined in Section 9.10). Each of the Company and each of the Company Subsidiaries has all requisite corporate power and authority and all necessary governmental Consents (as defined in Section 9.10) to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to have such power and authority is not reasonably likely to have a Company Material Adverse Effect. The Company has heretofore made available to Parent complete and correct copies of the Articles of Organization or Articles of or Certificate of Incorporation, as the case may be, and By-Laws of it and each Company Subsidiary as in effect as of the date hereof.

          (b) The Company conducts its insurance operations through The Paul Revere Life Insurance Company, The Paul Revere Protective Life Insurance Company and The Paul Revere Variable Annuity Insurance Company (collectively, the "Company Insurance Subsidiaries"). Except as disclosed in Section 4.1(b) of the disclosure schedule being delivered to Parent by the Company with this Agreement (as amended and restated as of November 5, 1996, the "Company Disclosure Schedule"), each of the Company Insurance Subsidiaries is (i) duly licensed or authorized as an insurance company in its jurisdiction of incorporation, (ii) duly licensed or authorized as an insurance company in each other jurisdiction where it is required to be so licensed or authorized, and (iii) duly authorized in its jurisdiction of incorporation and each other applicable jurisdiction to write each line of business reported as being written in the Company SAP Statements (as hereinafter defined), except, in any such case, where the failure to be so licensed or authorized is not reasonably likely to result in a Company Material Adverse Effect.

          (c) Except for the Company Subsidiaries and as set forth in the Company 1995 SAP Statements (as defined in Section 4.6) or in Section 4.1(c) of the Company Disclosure Schedule, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity that directly or indirectly conducts any activity which is material to the Company.

     4.2 Capitalization. The authorized capital stock of the Company consists of: (i) 100,000,000 Shares, of which, as of the date of the Agreement, 45,000,000 shares were issued and outstanding, of which 37,500,000 Shares were owned by Textron free and clear of all Liens (as defined in Section 9.10), and
(ii) 5,000,000 shares of preferred stock, no par value per share, none of which, as of the date of this Agreement, were issued and outstanding. All of the outstanding Shares have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth on Section 4.2 of the Company Disclosure Schedule, as of the date hereof all outstanding shares of capital stock of the Company Subsidiaries are owned by the Company or a direct or indirect wholly owned subsidiary of the Company, free and clear of all Liens. Except as set forth on Section 4.2 of the Company Disclosure Schedule, there are not as of the date hereof any outstanding or authorized options, warrants, calls, rights (including preemptive rights), commitments or any other agreements of any character to which the Company or any of the Company Subsidiaries is a party or may be bound by, requiring it to issue, transfer, sell, purchase, redeem or acquire any shares of capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of capital stock of the Company or any of the Company Subsidiaries.

     4.3 Authority Relative to This Agreement. The Company has the requisite corporate power and authority to execute and deliver this Agreement and, subject to approval of this Agreement by the holders of two-thirds of the outstanding Shares in accordance with the MBCL, to consummate the transactions contemplated hereby. This Agreement and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the Merger, the approval of this Agreement by the holders of two-thirds of the outstanding Shares in accordance with the MBCL). This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement constitutes the valid and binding agreement of Parent and Newco, constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except that the enforcement hereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar Laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). The Company has taken, or will take in accordance with Section 6.14, all action necessary to ensure that, so long as this Agreement shall not have been terminated pursuant to Article VIII hereof, no "Rights" (as that term is defined in that certain Rights Agreement dated as of September 23, 1993 (the "Rights Agreement"), between the Company and First Chicago Trust Company of New York, a New York corporation) are issued or required to be issued to the stockholders of the Company by virtue of the execution and delivery of this Agreement or the Textron Voting Agreement. The Company and each Company Subsidiary have taken all necessary action to exempt the transactions contemplated by this Agreement and the Textron Voting Agreement from, or if necessary to challenge the validity or applicability of, any applicable "moratorium," "fair price," "business combination," "control share" or other state anti-takeover Laws (collectively, "Takeover Laws"), including, without limitation, Chapters 110C, 110D, 110E and 110F of the Massachusetts General Laws. Each of the Company and each Company Subsidiary has taken all action so that the entering into of this Agreement and the Textron Voting Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement and the Textron Voting Agreement do not and will not result in the grant of any rights to any person under the Articles of Organization or Articles or Certificate of Incorporation, ByLaws or other governing instruments of the Company or any Company Subsidiary or restrict or impair the ability of Parent or any of its subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of the Company or any Company Subsidiary that may be directly or indirectly acquired or controlled by it or to otherwise engage in transactions with the Company or any Company Subsidiary.

     4.4 Consents and Approvals; No Violation. Neither the execution, delivery or performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby nor compliance by the Company with any of the provisions hereof will (a) conflict with or result in any breach of any provision of the respective Articles of Organization or Certificate of Incorporation, as the case may be, or respective By-Laws of the Company or any of the Company Subsidiaries; (b) except as set forth in Section 4.4 of the Company Disclosure Schedule, require any Consent of any governmental or regulatory authority, except (i) in connection with the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) pursuant to the applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"), (iii) the filing of the Articles of Merger pursuant to the MBCL and appropriate documents with the relevant authorities of other states in which the Company or any of the Company Subsidiaries is authorized to do business, (iv) as may be required by any applicable state securities or "blue sky" laws or state takeover laws, (v) the filing of appropriate documents with, and approval of, the respective Commissioners of Insurance of the Commonwealth of Massachusetts and the States of Delaware and New York and such Consents as may be required under the insurance laws of any state in which the Company or any of the Company Subsidiaries is domiciled or does business or in which Parent or any of the Parent Subsidiaries is domiciled or does business, (vi) such Consents as may be required under the Laws of Canada or any of the provinces thereof or (vii) where the failure to obtain such Consents is not reasonably likely to have a Company Material Adverse Effect; (c) except as set forth in Section 4.4 of the Company Disclosure Schedule or except for any Default relating to an investment advisory agreement with the Paul Revere Variable Annuity Contract Accumulation Fund, result in a Default (as defined in Section 9.10) under any of the terms, conditions or provisions of any Contract (as defined in Section 9.10) or Permit (as defined in Section 9.10) to which the Company or any of the Company Subsidiaries or any of their respective assets may be bound, except for such Defaults as to which requisite waivers or consents have been obtained or which are not reasonably likely to have a Company Material Adverse Effect; or (d) assuming the Consents and Permits referred to in this Section 4.4 are duly and timely obtained or made and the approval of this Agreement by the Company's stockholders has been obtained, violate any Order (as defined in Section 9.10) or Law applicable to the Company or any of the Company Subsidiaries or any of their respective assets, except for violations which are not reasonably likely to have a Company Material Adverse Effect.

     4.5 SEC Reports; Financial Statements.

          (a) Except as disclosed in Section 4.5 of the Company Disclosure Schedule, the Company has timely filed all reports required to be filed by it with the Securities and Exchange Commission (the "SEC") since January 1, 1994 pursuant to the federal securities laws and the SEC rules and regulations thereunder, all of which as of their respective dates, complied in all material respects with applicable requirements of the Exchange Act (collectively, the "Company SEC Reports"). Except as disclosed in Section
     4.5 of the Company Disclosure Schedule, none of the Company SEC Reports, including, without limitation, any financial statements or schedules included therein, as of their respective dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (b) Except as set forth in Section 4.5 of the Company Disclosure Schedule, the consolidated statements of financial position and the related consolidated statements of operations, stockholders' equity and cash flows (including the related notes thereto) of the Company included in the Company SEC Reports complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a basis consistent with prior periods (except as otherwise noted therein), and present fairly the consolidated financial position of the Company as of their respective dates, and the consolidated results of its operations and its cash flows for the periods presented therein (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments).

     4.6 Statutory Statements. Each of the Company Insurance Subsidiaries has filed all annual or quarterly statements, together with all exhibits and schedules thereto, required to be filed with or submitted to the appropriate regulatory authorities of the jurisdiction in which it is domiciled on forms prescribed or permitted by such authority (collectively, the "Company SAP Statements"). Except as set forth in Section 4.6 of the Company Disclosure Schedule, financial statements included in the Company SAP Statements and prepared on a statutory basis, including the notes thereto, have been prepared in all material respects in accordance with accounting practices prescribed or permitted by applicable state regulatory authorities in effect as of the date of the respective statements and such accounting practices have been applied on a substantially consistent basis throughout the periods involved, except as expressly set forth in the notes or schedules thereto, and such financial statements present fairly the respective statutory financial positions and results of operation of each of the Company Insurance Subsidiaries as of their respective dates and for the respective periods presented therein. The Company SAP Statements for the year ended December 31, 1995 are referred to herein as the "Company 1995 SAP Statements."

     4.7 Absence of Certain Changes or Events. Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement, or as set forth in Section 4.7 of the Company Disclosure Schedule or as a consequence of, or as contemplated by this Agreement, since December 31, 1995, the business of the Company has been carried on only in the ordinary and usual course, and other than in the ordinary course of business, there has not occurred any change which has resulted or is reasonably likely to result in a Company Material Adverse Effect. Since December 31, 1995, neither the Company nor any of the Company Subsidiaries has, other than in the ordinary course of business consistent with past practice, incurred any material indebtedness for borrowed money or guaranteed any such indebtedness or made any material loans, advances or capital contributions to, or material investments in, any other person other than the Company or any Company Subsidiary.

     4.8 Litigation. Except as set forth in Section 4.8 of the Company Disclosure Schedule, the Company SEC Reports filed prior to the date of this Agreement accurately disclose in all material respects all Litigation (as defined in Section 9.10) pending or, to the knowledge of the Company, threatened, the outcome of which is reasonably likely to have a Company Material Adverse Effect.

     4.9 No Regulatory Disqualifications. To the knowledge of the Company, except as set forth in Section 4.9 of the Company Disclosure Schedule, no event has occurred or condition exists or, to the extent it is within

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the reasonable control of the Company, will occur or exist with respect to the
Company that, in connection with obtaining any regulatory Consents required for the Merger, would cause the Company to fail to satisfy on its face any applicable statute or written regulation of any applicable insurance regulatory authority, which is reasonably likely to adversely affect the Company's ability to consummate the transactions contemplated hereby.

     4.10 Joint Proxy Statement-Prospectus. Except as set forth in Section 4.10 of the Company Disclosure Schedule, none of the information to be supplied by and relating to the Company for inclusion or incorporation by reference in (i) the Registration Statement to be filed with the SEC by Parent on Form S-4 under the Securities Act of 1933, as amended (the "Securities Act"), for the purpose of registering the shares of Parent Common Stock to be issued in connection with the Merger (the "Registration Statement") or (ii) the Joint Proxy Statement-Prospectus (as defined in Section 6.4) will, in the case of the Registration Statement, at the time it becomes effective contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or, in the case of the Joint Proxy Statement-Prospectus, at the time of the mailing of the Joint Proxy Statement-Prospectus to the Company's and Parent's respective stockholders (or, in the case of any amendment or supplement thereto, at the time of mailing of such amendment or supplement, as the case may
be) and at the time of the stockholder meeting of the Company contemplated by
Section 6.7(a) and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to the Company or any of its subsidiaries should occur which is required to be described in a supplement to the Joint Proxy Statement-Prospectus, such event shall be so described, and such supplement shall be promptly filed with the SEC and, as required by Law, disseminated to the stockholders of the Company. With respect to the information relating to the Company, the Joint Proxy Statement-Prospectus will comply as to form in all material respects with the requirements of the Exchange Act.

     4.11 Taxes. Except as set forth on Section 4.11 of the Company Disclosure Schedule, (a) the Company and the Company Subsidiaries have filed on or before the date hereof (i) all federal, state, local and foreign income Tax Returns (as defined below) required to be filed after January 1, 1992 except for such Tax Returns the failure of which to file is not reasonably likely to have a Company Material Adverse Effect, individually or in the aggregate, and (ii) all other Tax Returns required to be filed except for such Tax Returns the failure of which to file is not reasonably likely to have a Company Material Adverse Effect, individually or in the aggregate; (b) all Taxes (as defined below) shown to be due on the Tax Returns referred to in clause (a) have been timely paid;
(c) the Company and the Company Subsidiaries have joined in the filing of a consolidated United States federal income Tax Return of Textron and its subsidiaries, and since 1986, neither the Company nor the Company Subsidiaries have joined in a consolidated income Tax Return with any other group of corporations, except for a group consisting solely of the Company and the Company Subsidiaries; (d) the Company and the Company Subsidiaries have entered into a Tax sharing agreement with Textron, dated January 1, 1993, as amended, governing the allocation of Taxes between them, and no other Tax sharing agreement exists among the parties; (e) neither the Company nor any Company Subsidiary has waived in writing any statute of limitations in respect of Taxes of the Company or such Company Subsidiary, except for waivers relating to Taxes which are not reasonably likely to have a Company Material Adverse Effect, individually or in the aggregate; (f) all deficiencies asserted or assessments made as a result of examination of the Tax Returns referred to in clause (a) by a taxing authority have been paid in full; (g) no proposed assessments have been raised in writing by the relevant taxing authority in connection with the examination of Tax Returns referred to in clause (a); (h) no taxing authority has requested in writing that the Company or any Company Subsidiary file a Tax Return in a jurisdiction where it has not previously filed a Tax Return; and (i) as a result of the transactions contemplated by this Agreement, none of the Company or any Company Subsidiary will be required to make a "parachute payment" to a "disqualified individual" pursuant to section 280G of the Internal Revenue Code of 1986, as amended (the "Code"). As of the date hereof, the Company has made available to Parent true and complete copies of its separate "pro-forma" United States federal income Tax Returns for each of the four tax years ended December 31, 1991 through 1994. For purposes of this Agreement, "Tax" (and, with correlative meaning, "Taxes") shall mean all federal, state, local and

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foreign income, premium, payroll, withholding, excise, sales, use, gain, transfer, real and personal property, use and occupation, capital stock, franchise and other taxes, including interest and penalties thereon, imposed by a taxing authority. For purposes of this Agreement, "Tax Return" shall mean all reports, returns (including information returns and similar returns or reports), statements, declarations, or forms, including accompanying schedules, in each case with respect to Taxes.

     4.12 Employee Benefit Plans; Labor Matters.

          (a) General Compliance with Law. Except as disclosed in Section 4.12(a) of the Company Disclosure Schedule, each Company Plan (as defined in Section 9.10) has been operated in accordance with its terms and the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code, and all other applicable Laws, except where the failure to have been so operated is not reasonably likely to result in a Company Material Adverse Effect. All reports and disclosures relating to the Company Plans required to be filed or furnished to any governmental entity, participants or beneficiaries prior to the Closing have been or will be filed in a timely manner and in accordance in all material respects with applicable Law except where the failure to be so filed or furnished is not reasonably likely to have a Company Material Adverse Effect.

          (b) ERISA Title IV Liability; Defined Benefit Plans. Except as set forth in Section 4.12(b) of the Company Disclosure Schedule or as is not reasonably likely to result in a Company Material Adverse Effect, (i) neither the Company, nor any Company Subsidiary, nor any ERISA Affiliate (as defined in Section 9.10) of the Company has incurred any direct or indirect liability under, arising out of, or by operation of Title IV of ERISA that has not been satisfied in full, and no fact or event exists that could reasonably be expected to give rise to any such liability, other than liability for premiums due the Pension Benefit Guaranty Corporation ("PBGC") (which premiums have been paid when due); (ii) for each Company Plan which is subject to Title IV of ERISA, the aggregate accumulated benefit obligation (as determined under Statement of Financial Accounting Services No. 87) of such Company Plan does not exceed the fair market value of the assets of such Company Plan; (iii) no Company Plan or any trust established thereunder that is subject to Section 302 of ERISA and Section 412 of the Code has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived; (iv) all contributions required to be made with respect thereto (whether pursuant to the terms of any Company Plan or otherwise) have been timely made; (v) no Lien exists under Section 412(n) of the Code or Section 4068 of ERISA with respect to any assets of the Company or any Company Subsidiary; (vi) no tax under Section 4971 of the Code has been incurred with respect to any Company Plan; and (vii) neither the Company nor any of the Company Subsidiaries sponsors, maintains, contributes to, or is required to contribute to a "multiemployer pension plan," as defined in
     Section 3(37) of ERISA, or a plan described in Section 4063(a) of ERISA.

          (c) Prohibited Transactions; Fiduciary Duties.  Except as set forth in
     Section 4.12(c) of the Company Disclosure Schedule or as is not reasonably likely to result in a Company Material Adverse Effect, (i) neither the Company, nor any Company Subsidiary, nor any Company Plan, nor any trust created thereunder and any trustee or administrator thereof has engaged in a transaction in connection with which the Company or any ERISA Affiliate, any Company Plan, any such trust, or any trustee or administrator thereof, or any party dealing with any Company Plan or any such trust, which could result in a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975 of the Code; and (ii) the Company, the Company Subsidiaries, and all fiduciaries (as defined in Section 3(21) of ERISA) with respect to the Company Plans, have complied in all respects with Section 404 of ERISA.

          (d) Determination Letters. Except as set forth in Section 4.12(d) of the Company Disclosure Schedule or as is not reasonably likely to result in a Company Material Adverse Effect, (i) each Company Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service with respect to the Tax Reform Act of 1986 and other applicable Laws, or an application was filed for such determination letter on a timely basis, and

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

     (ii) nothing has occurred from the date of such letter or such filing that could reasonably be expected to affect the qualified status of such Company Plan.

          (e) No Acceleration of Liability. Except as set forth in Section 4.12(e) of the Company Disclosure Schedule or as is not reasonably likely to result in a Company Material Adverse Effect, the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee, director or officer of the Company or any Company Subsidiary to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement or (ii) accelerate the time of payment or vesting, or increase the amount of compensation or benefit due any such employee, director or officer.

          (f) Ability to Terminate Plans. Except as set forth in Section 4.12(f) of the Company Disclosure Schedule or as is not reasonably likely to result in a Company Material Adverse Effect, each Company Plan is terminable in accordance with the terms expressly set forth therein, except as may be limited by applicable Law.

          (g) The Company is not subject to any collective bargaining or other labor union contracts applicable to persons employed by the Company or the Company Subsidiaries. There is no pending or threatened in writing labor dispute, strike or work stoppage against the Company or any of the Company Subsidiaries which may interfere with the respective business activities of the Company or the Company Subsidiaries, except where such dispute, strike or work stoppage is not reasonably likely to have a Company Material Adverse Effect.

     4.13 Environmental Laws and Regulations.  Except as disclosed in Section
4.13 of the Company Disclosure Schedule, or except as is not reasonably likely to result in a Company Material Adverse Effect: (a) the Company, each of the Company Subsidiaries and each of the Company Properties (as defined in Section 9.10) is in compliance with all applicable Environmental Laws (as defined in
Section 9.10); (b) the Company and each of the Company Subsidiaries has obtained all Permits required for their operations and the Company Properties by any applicable Environmental Law; (c) neither the Company nor any Company Subsidiary has, and the Company has no knowledge of any other person who has, caused any release, threatened release or disposal of any Hazardous Material (as defined in Section 9.10) at the Company Properties; (d) the Company has no knowledge that the Company Properties are adversely affected by any release, threatened release or disposal of a Hazardous Material originating or emanating from any other property; (e) neither the Company nor any Company Subsidiary has manufactured, used, generated, stored, treated, transported, disposed of, released, or otherwise managed any Hazardous Material at the Company Properties, (f) neither the Company nor any Company Subsidiary: (i) has any material liability for response or corrective action, natural resources damage, or any other harm pursuant to any Environmental Law at the Company Properties or at any other property, (ii) is subject to, has notice or knowledge of, or is required to give any notice of any Environmental Claim (as defined in Section 9.10) involving the Company, any of the Company Subsidiaries or any of the Company Properties, or
(iii) has knowledge of any condition or occurrence at the Company, any of the Company Subsidiaries or any of the Company Properties which could form the basis of an Environmental Claim against the Company, any of the Company Subsidiaries or any of the Company Properties; (g) the Company Properties are not subject to any, and the Company has no knowledge of any imminent, restriction on the ownership, occupancy, use or transferability of the Company Properties in connection with any (i) Environmental Law or (ii) release, threatened release or disposal of any Hazardous Material; and (h) there are no conditions or circumstances at the Company Properties that pose a risk to the environment or the health and safety of any person.

     4.14 Company Intellectual Property. Except as set forth in Section 4.14 of the Company Disclosure Schedule, or except as is not reasonably likely to result in a Company Material Adverse Effect: (a) either the Company or one of the Company Subsidiaries is the owner of, or a licensee under a valid license for, all items of intellectual property which are material to the business of the Company and the Company Subsidiaries as currently conducted, including, without limitation, (i) copyrights, patents, trademarks, logos, service marks, trade names, service names, all applications therefor and all registrations thereof, and (ii) technology rights and licenses, computer software, trade secrets, know-how, inventions, processes, formulae and other intellec-

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

tual property rights (collectively, the "Company Intellectual Property"); (b) with respect to all Company Intellectual Property owned by the Company or any Company Subsidiary, the Company or such Company Subsidiary, as the case may be, is the sole owner and has the exclusive right to use such Company Intellectual Property, and such owned Company Intellectual Property is not subject to any Liens, including, without limitation, any rights retained by Textron or any of its affiliates other than the Company or the Company Subsidiaries; (c) there is no infringement or other adverse claim against the rights of the Company or any Company Subsidiary with respect to any of the Company Intellectual Property; and
(d) neither the Company nor any Company Subsidiary has been charged with, nor to the Company's knowledge is the Company or any Company Subsidiary threatened to be charged with nor is there any basis for any such charge of, infringement or other violation of, nor has the Company or any Company Subsidiary infringed, nor is it infringing, any unexpired rights of any third party in any of the Company Intellectual Property.

     4.15 Brokers and Finders. Other than Morgan Stanley & Co. Incorporated which has been retained by the independent committee of the Board of Directors, the Company has not employed any investment banker, broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement which would be entitled to any investment banking, brokerage, finder's or similar fee or commission in connection with this Agreement or the transactions contemplated hereby.

     4.16 Opinion of Financial Advisors. The independent committee of the Board of Directors has received the opinion of Morgan Stanley & Co. Incorporated dated April 28, 1996, to the effect that, as of such date, the Merger Consideration to be received by the stockholders of the Company in the Merger is fair to the minority stockholders of the Company from a financial point of view.

     4.17 Title to Property.

          (a) Except as set forth in Section 4.17(a) of the Company Disclosure Schedule, each of the Company and the Company Subsidiaries (i) has good, valid and marketable title to all of its properties, assets and other rights that do not constitute real property, free and clear of all Liens, except for such Liens that are not reasonably likely to have a Company Material Adverse Effect, and (ii) owns, or has valid leasehold interests in or valid contractual rights to use, all of the assets, tangible and intangible, used by, or necessary for the conduct of, its business, except where the failure to have such valid leasehold interests or such valid contractual rights is not reasonably likely to have a Company Material Adverse Effect.

          (b) Except as set forth in Section 4.17(b) of the Company Disclosure Schedule or except as is not reasonably likely to result in a Company Material Adverse Effect, each of the Company and the Company Subsidiaries:

             (i) owns and has good, valid and marketable title in fee simple to the real property owned by such party, free and clear of Liens, except for (A) minor imperfections of title, easements and rights of way, none of which, individually or in the aggregate, materially detracts from the value of or impairs the use of the affected property or impairs the operations of the Company or any of the Company Subsidiaries and (B) Liens for current Taxes not yet due and payable ((A) and (B) are collectively referred to as "Permitted Company Liens");

             (ii) is in peaceful and undisturbed possession of the space and/or estate under each lease under which it is a tenant, and there are no material defaults by it as tenant thereunder; and

             (iii) has good and valid rights of ingress and egress to and from all the real property owned or leased by such party from and to the public street systems for all usual street, road and utility purposes.

     4.18 Insurance. Except as set forth in Section 4.18 of the Company Disclosure Schedule, each of the Company and each of the Company Subsidiaries is, and has been continuously since January 1, 1995, insured with financially responsible insurers in such amounts and against such risks and losses as are customary in all material respects for companies conducting the business as conducted by the Company and the Company Subsidiaries during such time period. Except as set forth in Section 4.18 of the Company Disclosure Schedule, neither the Company nor any of the Company Subsidiaries is in Default under, or has received any notice of cancellation or termination with respect to, any material insurance policy of the Company or any of the Company Subsidiaries. The insurance policies of the Company and each of the Company Subsidiaries are valid and enforceable policies in all material respects.

     4.19 No Default. Except as set forth in Section 4.19 of the Company Disclosure Schedule, neither the Company nor any of the Company Subsidiaries is in Default under any term, condition or provision of (a) its Articles of Organization or Articles or Certificate of Incorporation, as the case may be, or By-Laws, (b) any Contract or other instrument or obligation to which the Company or any of the Company Subsidiaries is a party or by which they or any of their properties or assets may be bound or affected, except for any such Defaults that are not reasonably likely to have a Company Material Adverse Effect; (c) any Order applicable to the Company or any of the Company Subsidiaries or any of their properties or assets, except for any such Defaults that are not reasonably likely to have a Company Material Adverse Effect; or (d) any Permit necessary for the Company or any of the Company Subsidiaries to conduct their respective businesses as currently conducted, except for Defaults that are not reasonably likely to have a Company Material Adverse Effect.

     4.20 Noncompliance with Laws. The business of the Company and each of the Company Subsidiaries is being conducted in compliance with all applicable Laws except for instances of noncompliance that are listed in Section 4.20 of the Company Disclosure Schedule or which are not reasonably likely to have a Company Material Adverse Effect. Except as set forth in Section 4.20 of the Company Disclosure Schedule since January 1, 1995, neither the Company nor any of the Company Subsidiaries has received any written notification or written communication from any agency or department of federal, state, or local government (a) asserting that the Company or any Company Subsidiary is not in compliance with any of the Laws, Orders or Permits of any governmental agency or authority or that any such agency or authority enforces, except such instances of noncompliance that are not reasonably likely to have a Company Material Adverse Effect, or (b) requiring the Company or any Company Subsidiary to enter into or consent to the issuance of a cease and desist order, formal agreement, directive or commitment which restricts materially the conduct of its business or which materially affects its capital, its credit or reserve policies, its management, or the payment of dividends.

                                   ARTICLE V

               REPRESENTATIONS AND WARRANTIES OF PARENT AND NEWCO

     Each of Parent and Newco represents and warrants jointly and severally to the Company that:

     5.1 Corporate Organization and Qualification.

          (a) Each of Parent and each subsidiary of Parent (including Newco) (collectively, the "Parent Subsidiaries") is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation and is qualified and in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by it require such qualification, except where the failure to so qualify or be in good standing is not reasonably likely to have a Parent Material Adverse Effect (as defined in Section 9.10). Each of Parent and each of the Parent Subsidiaries has all requisite corporate power and authority and all necessary governmental Consents to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to have such power and authority is not reasonably likely to have a Parent Material Adverse Effect. Parent has heretofore made available to the Company complete and correct copies of the Certificate of Incorporation or Articles of Organization or Incorporation, as the case may be, and By-Laws of it and each Parent Subsidiary as in effect as of the date hereof.

          (b) Parent conducts its insurance operations through Provident Life and Accident Insurance Company, Provident National Assurance Company and Provident Life and Casualty Insurance Company (collectively, the "Parent Insurance Subsidiaries"). Except as disclosed in Section 5.1(b) of the

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

     disclosure schedule being delivered to the Company by Parent with this Agreement (as amended and restated as of November 5, 1996, the "Parent Disclosure Schedule"), each of the Parent Insurance Subsidiaries is (i) duly licensed or authorized as an insurance company in its jurisdiction of incorporation, (ii) duly licensed or authorized as an insurance company in each other jurisdiction where it is required to be so licensed or authorized, and (iii) duly authorized in its jurisdiction of incorporation and each other applicable jurisdiction to write each line of business reported as being written in the Parent SAP Statements (as hereinafter defined), except, in any such case, where the failure to be so licensed or authorized is not reasonably likely to result in a Parent Material Adverse Effect.

          (c) Except for the Parent Subsidiaries and as set forth in the Parent 1995 SAP Statements (as defined in Section 5.7) or in Section 5.1(c) of the Parent Disclosure Schedule, Parent does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity that directly or indirectly conducts any activity which is material to Parent.

     5.2 Capitalization.  The authorized capital stock of Parent consists of:
(i) 65,000,000 shares of Parent Common Stock, of which, as of the date of the Agreement, 45,465,135 shares were issued and outstanding, and (ii) 25,000,000 shares of preferred stock, par value $1.00 per share ("Parent Preferred Stock"), 1,041,667 of which, as of the date of this Agreement, were issued and outstanding. All of the outstanding shares of Parent Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth on Section 5.2 of the Parent Disclosure Schedule, as of the date hereof all outstanding shares of capital stock of the Parent Subsidiaries are owned by Parent or a direct or indirect wholly owned subsidiary of Parent, free and clear of all Liens. Except as set forth on Section 5.2 of the Parent Disclosure Schedule, there are not as of the date hereof any outstanding or authorized options, warrants, calls, rights (including preemptive rights), commitments or any other agreements of any character to which Parent or any of the Parent Subsidiaries is a party or may be bound by, requiring it to issue, transfer, sell, purchase, redeem or acquire any shares of capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of capital stock of Parent or any of the Parent Subsidiaries.

     5.3 Authority Relative to This Agreement. Each of Parent and Newco has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement and the consummation by Parent and Newco of the transactions contemplated hereby have been duly and validly authorized by the respective Boards of Directors of Parent and Newco and by Parent as the sole stockholder of Newco, and, except for (i) the affirmative vote of a majority of the votes represented by shares of Parent Common Stock cast (whether in person or by proxy) at the stockholders meeting of Parent contemplated by Section 6.7(b) of this Agreement (provided that the total vote cast on the proposal to approve the issuance of shares of Parent Common Stock in the Merger and the other transactions contemplated by this Agreement represents a majority in interest of all securities of Parent entitled to vote on such proposal) and (ii) the affirmative vote of the holders of 66 2/3% of the shares of Parent Common Stock outstanding with respect to a proposal to amend Parent's Certificate of Incorporation to increase the number of shares of Parent Common Stock which Parent is authorized to issue 150,000,000 (such amendment is referred to hereinafter as the "Charter Amendment"), no other corporate proceedings on the part of Parent and Newco are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Parent and Newco and, assuming this Agreement constitutes the valid and binding agreement of the Company, constitutes the valid and binding agreement of each of Parent and Newco, enforceable against each of them in accordance with its terms, except that the enforcement hereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar Laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

     5.4 Consents and Approvals; No Violation. Neither the execution, delivery or performance of this Agreement by Parent or Newco nor the consummation by Parent and Newco of the transactions contemplated hereby nor compliance by Parent or Newco with any of the provisions hereof will (a) conflict with or result in any breach of any provision of the respective Certificate of Incorporation or Articles of Organization, as the case may be, or respective By-Laws, of Parent or any of the Parent Subsidiaries;
(b) require any Consent of any governmental or regulatory authority, except (i) in connection with the applicable requirements of the HSR Act, (ii) pursuant to the applicable requirements of the Exchange Act, (iii) the filing of the Articles of Merger pursuant to the MBCL and appropriate documents with the relevant authorities of other states in which Parent or any of the Parent Subsidiaries is authorized to do business, (iv) as may be required by any applicable state securities or "blue sky" laws or state takeover laws, (v) the filing of appropriate documents with, and approval of, the respective Commissioners of Insurance of the Commonwealth of Massachusetts and the States of Delaware and Tennessee and such filings and consents as may be required under the insurance laws of any state in which the Company or any of the Company Subsidiaries is domiciled or does business or in which Parent or any of the Parent Subsidiaries is domiciled or does business, (vi) such Consents as may be required under the Laws of Canada or any of the provinces thereof, or (vii) where the failure to obtain such Consents is not reasonably likely to have a Parent Material Adverse Effect; (c) result in a Default under any of the terms, conditions or provisions of any Contract to which Parent or any of the Parent Subsidiaries or any of their respective assets may be bound, except for such Defaults as to which requisite waivers or consents have been obtained or which are not reasonably likely to have a Parent Material Adverse Effect; or (d) assuming the Consents referred to in this Section 5.4 are duly and timely obtained or made, violate any Order or Law applicable to Parent or any of the Parent Subsidiaries or to any of their respective assets, except for violations which are not reasonably likely to have a Parent Material Adverse Effect.

     5.5 Financing. Parent has or will have on the date of the Closing sufficient funds available to pay the aggregate Cash Consideration for all of the Shares outstanding on a fully diluted basis other than Shares held by Textron, to pay the aggregate cash component of the Mixed Consideration to be paid for all Shares outstanding held by Textron and to pay all fees and expenses related to the transactions contemplated by this Agreement. To the extent that Parent or Newco will be required to finance any part of the Merger Consideration, Parent has received commitment letters with respect thereto, complete and correct copies of which have heretofore been furnished to the Company and Textron.

     5.6 SEC Reports; Financial Statements.

          (a) Parent has timely filed all reports required to be filed by it with the SEC since January 1, 1994 pursuant to the federal securities laws and the SEC rules and regulations thereunder, all of which as of their respective dates, complied in all material respects with applicable requirements of the Exchange Act (collectively, the "Parent SEC Reports"). None of the Parent SEC Reports, including, without limitation, any financial statements or schedules included therein, as of their respective dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (b) The consolidated statements of financial position and the related consolidated statements of operations, stockholders' equity and cash flows (including the related notes thereto) of Parent included in the Parent SEC Reports complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in conformity with GAAP applied on a basis consistent with prior periods (except as otherwise noted therein), and present fairly the consolidated financial position of Parent as of their respective dates, and the consolidated results of its operations and its cash flows for the periods presented therein (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments).

     5.7 Statutory Statements. Each of the Parent Insurance Subsidiaries has filed all annual or quarterly statements, together with all exhibits and schedules thereto, required to be filed with or submitted to the appropriate regulatory authorities of the jurisdiction in which it is domiciled on forms prescribed or permitted by such authority (collectively, the "Parent SAP Statements"). Except as set forth in Section 5.7 of the Parent Disclosure Schedule, financial statements included in the Parent SAP Statements and prepared on a statutory basis, including the notes thereto, have been prepared in all material respects in accordance with accounting practices prescribed or permitted by applicable state regulatory authorities in effect as of the date of the respective statements and such accounting practices have been applied on a substantially consistent basis throughout the periods involved, except as expressly set forth in the notes or schedules thereto, and such financial statements present fairly the respective statutory financial positions and results of operation of each of the Parent Insurance Subsidiaries as of their respective dates and for the respective periods presented therein. The Parent SAP Statements for the year ended December 31, 1995 are referred to herein as the "Parent 1995 SAP Statements."

     5.8 Absence of Certain Changes or Events. Except as disclosed in the Parent SEC Reports filed prior to the date of this Agreement, or as set forth in
Section 5.8 of the Parent Disclosure Schedule or as a consequence of, or as contemplated by this Agreement, since December 31, 1995, the business of Parent has been carried on only in the ordinary and usual course, and other than in the ordinary course of business, there has not occurred any change which has resulted or is reasonably likely to result in a Parent Material Adverse Effect.

     5.9 Interim Operations of Newco. Newco was formed solely for the purpose of engaging in the transactions contemplated hereby and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated hereby.

     5.10 Litigation. There is no Litigation, pending against Parent or Newco, or, to the knowledge of Parent, threatened, the outcome of which is reasonably likely to have a Parent Material Adverse Effect.

     5.11 No Regulatory Disqualifications. To the knowledge of Parent, no event has occurred or condition exists or, to the extent it is within the reasonable control of Parent, will occur or exist with respect to Parent that, in connection with obtaining any regulatory Consents required for the Merger, would cause Parent or Newco to fail to satisfy on its face any applicable statute or written regulation of any applicable insurance regulatory authority, which is reasonably likely to adversely affect Parent's or Newco's ability to consummate the transactions contemplated hereby.

     5.12 Joint Proxy Statement-Prospectus. None of the information supplied by Parent, Newco or their representatives for inclusion in (i) the Registration Statement or (ii) the Joint Proxy Statement-Prospectus will, in the case of the Registration Statement, at the time it becomes effective contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or, in the case of the Joint Proxy Statement-Prospectus, at the time of the mailing of the Joint Proxy Statement-Prospectus to the Company's and Parent's respective stockholders (or, in the case of any amendment or supplement thereto, at the time of mailing of such amendment or supplement, as the case may
be) and at the time of the stockholder meeting of Parent contemplated by Section 6.7(b) and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the Effective Time any event with respect to Parent or any of the Parent Subsidiaries should occur which is required to be described in a supplement to the Joint Proxy Statement-Prospectus, such event shall be so described, and such supplement shall be promptly filed with the SEC and, as required by Law, disseminated to the stockholders of Parent. With respect to the information relating to Parent, the Joint Proxy Statement-Prospectus will comply as to form in all material respects with the requirements of the Exchange Act.

     5.13 Taxes. Except as set forth in Section 5.13 of the Parent Disclosure Schedule, (a) Parent and the Parent Subsidiaries have filed on or before the date hereof (i) all federal, state, local and foreign income Tax Returns required to be filed after January 1, 1992 except for such Tax Returns the failure of which to file is not reasonably likely to have a Parent Material Adverse Effect, individually or in the aggregate, and (ii) all other Tax Returns required to be filed except for such Tax Returns the failure of which to file is not reasonably likely to have a Parent Material Adverse Effect, individually or in the aggregate; (b) all Taxes shown to be due on the Tax Returns referred to in clause (a) have been timely paid; (c) neither Parent nor any Parent Subsidiary has waived in writing any statute of limitations in respect of Taxes of Parent or such Parent Subsidiary, except for waivers relating to Taxes which would are not reasonably likely to have a Parent Material Adverse Effect, individually or in the aggregate; (d) all deficiencies asserted or assessments made as a result of examination of the Tax Returns referred to in clause (a) by a taxing authority have been paid in full; (e) no proposed assessments have been raised in writing by the relevant taxing authority in connection with the examination of

Tax Returns referred to in clause (a); and (f) no taxing authority has requested in writing that Parent or any Parent Subsidiary file a Tax Return in a jurisdiction where it has not previously filed a Tax Return.

     5.14 Employee Benefit Plans; Labor Matters.

          (a) General Compliance with Law. Except as disclosed in Section 5.14(a) of the Parent Disclosure Schedule, each Parent Plan (as defined in
     Section 9.10) has been operated in accordance with its terms and the requirements of ERISA, the Code, and all other applicable Laws, except where the failure to have been so operated would not be reasonably likely to result in a Parent Material Adverse Effect. All reports and disclosures relating to Parent Plans required to be filed or furnished to any governmental entity, participants or beneficiaries prior to the Closing have been or will be filed in a timely manner and in accordance in all material respects with applicable Law except where the failure to be so filed or furnished is not reasonably likely to have a Parent Material Adverse Effect.

          (b) ERISA Title IV Liability; Defined Benefit Plans. Except as set forth in Section 5.14(b) of the Parent Disclosure Schedule or as is not reasonably likely to result in a Parent Material Adverse Effect, (i) neither Parent, nor any Parent Subsidiary, nor any ERISA Affiliate of Parent has incurred any direct or indirect liability under, arising out of, or by operation of Title IV of ERISA that has not been satisfied in full, and no fact or event exists that could reasonably be expected to give rise to any such liability, other than liability for premiums due the PBGC (which premiums have been paid when due); (ii) for each Parent Plan which is subject to Title IV of ERISA, the aggregate accumulated benefit obligation (as determined under Statement of Financial Accounting Services No. 87) of such Parent Plan does not exceed the fair market value of the assets of such Parent Plan; (iii) no Parent Plan or any trust established thereunder that is subject to Section 302 of ERISA and Section 412 of the Code has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived;
     (iv) all contributions required to be made with respect thereto (whether pursuant to the terms of any Parent Plan or otherwise) have been timely made; (v) no Lien exists under Section 412(n) of the Code or Section 4068 of ERISA with respect to any assets of Parent or any Parent Subsidiary;
     (vi) no tax under Section 4971 of the Code has been incurred with respect to any Parent Plan; and (vii) neither Parent nor any of Parent Subsidiaries sponsors, maintains, contributes to, or is required to contribute to a "multiemployer pension plan," as defined in Section 3(37) of ERISA, or a plan described in Section 4063(a) of ERISA.

          (c) Prohibited Transactions; Fiduciary Duties.  Except as set forth in
     Section 5.14(c) of the Parent Disclosure Schedule or as would not be reasonably likely to result in a Parent Material Adverse Effect, (i) neither Parent, nor any Parent Subsidiary, nor any Parent Plan, nor any trust created thereunder and any trustee or administrator thereof has engaged in a transaction in connection with which Parent or any ERISA Affiliate, any Parent Plan, any such trust, or any trustee or administrator thereof, or any party dealing with any Parent Plan or any such trust, which could result in a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975 of the Code; and (ii) Parent, Parent Subsidiaries, and all fiduciaries (as defined in Section 3(21) of ERISA) with respect to Parent Plans, have complied in all respects with Section 404 of ERISA.

          (d) Determination Letters. Except as set forth in Section 5.14(d) of the Parent Disclosure Schedule or as would not be reasonably likely to result in a Parent Material Adverse Effect, (i) each Parent Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service with respect to the Tax Reform Act of 1986 and other applicable Laws, or an application was filed for such determination letter on a timely basis, and (ii) nothing has occurred from the date of such letter or such filing that could reasonably be expected to affect the qualified status of such Parent Plan.

          (e) No Acceleration of Liability. Except as set forth in Section 5.14(e) of the Parent Disclosure Schedule or as would not be reasonably likely to result in a Parent Material Adverse Effect, the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee, director or officer of Parent or any Parent Subsidiary to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement or (ii) accelerate the time of payment or vesting, or increase the amount of compensation or benefit due any such employee, director or officer.

          (f) Ability to Terminate Plans. Except as set forth in Section 5.14(f) of the Parent Disclosure Schedule or as would not be reasonably likely to result in a Parent Material Adverse Effect, each Parent Plan is terminable in accordance with the terms expressly set forth therein, except as may be limited by applicable Law.

          (g) Parent is not subject to any collective bargaining or other labor union contracts applicable to persons employed by Parent or the Parent Subsidiaries. There is no pending or threatened in writing labor dispute, strike or work stoppage against Parent or any of the Parent Subsidiaries which may interfere with the respective business activities of Parent or the Parent Subsidiaries, except where such dispute, strike or work stoppage would not be reasonably likely to have a Parent Material Adverse Effect.

     5.15 Environmental Laws and Regulations.  Except as disclosed in Section
5.15 of the Parent Disclosure Schedule, or except as is not reasonably likely to result in a Parent Material Adverse Effect: (a) Parent, each of the Parent Subsidiaries and each of the Parent Properties (as defined in Section 9.10) is in compliance with all applicable Environmental Laws; (b) Parent and each of the Parent Subsidiaries has obtained all Permits required for their operations and the Parent Properties by any applicable Environmental Law; (c) neither Parent nor any Parent Subsidiary has, and Parent has no knowledge of any other person who has, caused any release, threatened release or disposal of any Hazardous Material at the Parent Properties; (d) Parent has no knowledge that the Parent Properties are adversely affected by any release, threatened release or disposal of a Hazardous Material originating or emanating from any other property; (e) neither Parent nor any Parent Subsidiary has manufactured, used, generated, stored, treated, transported, disposed of, released, or otherwise managed any Hazardous Material at the Parent Properties; (f) neither Parent nor any Parent
Subsidiary: (i) has any material liability for response or corrective action, natural resources damage, or any other harm pursuant to any Environmental Law at the Parent Properties or at any other property, (ii) is subject to, has notice or knowledge of, or is required to give any notice of any Environmental Claim involving Parent, any of the Parent Subsidiaries or any of the Parent Properties, or (iii) has knowledge of any condition or occurrence at Parent, any of the Parent Subsidiaries or any of the Parent Properties which could form the basis of an Environmental Claim against Parent, any of the Parent Subsidiaries or any of the Parent Properties; (g) the Parent Properties are not subject to any, and Parent has no knowledge of any imminent, restriction on the ownership, occupancy, use or transferability of the Parent Properties in connection with any (i) Environmental Law or (ii) release, threatened release or disposal of any Hazardous Material; and (h) there are no conditions or circumstances at the Parent Properties that pose a risk to the environment or the health and safety of any person.

     5.16 Parent Intellectual Property. Except as set forth in Section 5.16 of the Parent Disclosure Schedule, or except as would not be reasonably likely to result in a Parent Material Adverse Effect: (a) either Parent or one of the Parent Subsidiaries is the owner of, or a licensee under a valid license for, all items of intellectual property which are material to the business of Parent and the Parent Subsidiaries as currently conducted, including, without limitation, (i) copyrights, patents, trademarks, logos, service marks, trade names, service names, all applications therefor and all registrations thereof, and (ii) technology rights and licenses, computer software, trade secrets, know-how, inventions, processes, formulae and other intellectual property rights (collectively, the "Parent Intellectual Property"); (b) with respect to all Parent Intellectual Property owned by Parent or any Parent Subsidiary, Parent or such Parent Subsidiary, as the case may be, is the sole owner and has the exclusive right to use such Parent Intellectual Property, and such owned Parent Intellectual Property is not subject to any Liens; (c) there is no infringement or other adverse claim against the rights of Parent or any Parent Subsidiary with respect to any of the Parent Intellectual Property; and (d) neither Parent nor any Parent Subsidiary has been charged with, nor to Parent's knowledge is Parent or any Parent Subsidiary threatened to be charged with nor is there any basis for any such charge of, infringement or other violation of, nor has Parent or any Parent Subsidiary infringed, nor is it infringing, any unexpired rights of any third party in any of the Parent Intellectual Property.

     5.17 Title to Property.

          (a) Except as set forth in Section 5.17(a) of the Parent Disclosure Schedule, each of Parent and the Parent Subsidiaries (i) has good, valid and marketable title to all of its properties, assets and other rights that do not constitute real property, free and clear of all Liens, except for such Liens that are not reasonably likely to have a Parent Material Adverse Effect, and (ii) owns, or has valid leasehold interests in or valid contractual rights to use, all of the assets, tangible and intangible, used by, or necessary for the conduct of, its business, except where the failure to have such valid leasehold interests or such valid contractual rights is not reasonably likely to have a Parent Material Adverse Effect.

          (b) Except as set forth in Section 5.17(b) of the Parent Disclosure Schedule or except as is not reasonably likely to result in a Parent Material Adverse Effect, each of Parent and the Parent Subsidiaries:

             (i) owns and has good, valid and marketable title in fee simple to the real property owned by such party, free and clear of Liens, except for (A) minor imperfections of title, easements and rights of way, none of which, individually or in the aggregate, materially detracts from the value of or impairs the use of the affected property or impairs the operations of Parent or any of the Parent Subsidiaries and (B) Liens for current Taxes not yet due and payable ((A) and (B) are collectively referred to as "Permitted Parent Liens");

             (ii) is in peaceful and undisturbed possession of the space and/or estate under each lease under which it is a tenant, and there are no material defaults by it as tenant thereunder; and

             (iii) has good and valid rights of ingress and egress to and from all the real property owned or leased by such party from and to the public street systems for all usual street, road and utility purposes.

     5.18 Insurance. Except as set forth in Section 5.18 of the Parent Disclosure Schedule, Parent and each of the Parent Subsidiaries is, and has been continuously since January 1, 1995, insured with financially responsible insurers in such amounts and against such risks and losses as are customary in all material respects for companies conducting the business as conducted by Parent and the Parent Subsidiaries during such time period. Except as set forth in Section 5.18 of the Parent Disclosure Schedule, neither Parent nor any of the Parent Subsidiaries is in Default under, or has received any notice of cancellation or termination with respect to, any material insurance policy of Parent or any of the Parent Subsidiaries. The insurance policies of Parent and each of the Parent Subsidiaries are valid and enforceable policies in all material respects.

     5.19 Ownership of Shares. As of the time immediately prior to the Effective Time, neither Parent nor any Parent Subsidiary will beneficially own any Shares. Other than pursuant to the Textron Voting Agreement, Parent does not "own" and has not within the past three years "owned" (as such terms are defined in Section 3 of Chapter 110F of the Massachusetts General Laws) and does not "beneficially own" (as defined in the Rights Agreement) ten percent or more of the outstanding Shares.

     5.20 Brokers and Finders. Other than Goldman, Sachs & Co., Parent has not employed any investment banker, broker, finder, or intermediary in connection with the transactions contemplated by this Agreement which would be entitled to any investment banking, brokerage, finder's or similar fee or commission in connection with this Agreement or the transactions contemplated hereby.

     5.21 No Default. Except as set forth in Section 5.21 of the Parent Disclosure Schedule, neither the Parent nor any of the Parent Subsidiaries is in Default under any term, condition or provision of (a) its Certificate of Incorporation or Articles of Organization or Incorporation, as the case may be, or By-Laws, (b) any Contract or other instrument or obligation to which Parent or any of the Parent Subsidiaries is a party or by which they or any of their properties or assets may be bound or affected, except for any such Defaults that are not reasonably likely to have a Parent Material Adverse Effect; (c) any Order applicable to Parent or any of the Parent Subsidiaries or any of their properties or assets, except for any such Defaults that are not reasonably likely to have a Parent Material Adverse Effect; or (d) any Permit necessary for Parent or any of the Parent Subsidiaries to conduct their respective businesses as currently conducted, except for Defaults that are not reasonably likely to have a Parent Material Adverse Effect.

     5.22 Noncompliance with Laws. The business of Parent and each of the Parent Subsidiaries is being conducted in compliance with all applicable Laws except for instances of noncompliance that are not reasonably likely to have a Parent Material Adverse Effect. Since January 1, 1995, neither Parent nor any of the Parent Subsidiaries has received any written notification or communication from any agency or department of federal, state, or local government (a) asserting that Parent or any Parent Subsidiary is not in compliance with any of the Laws, Orders or Permits of any governmental agency or authority or that any such agency or authority enforces, except such instances of noncompliance that are not reasonably likely to have a Parent Material Adverse Effect, or (b) requiring Parent or any Parent Subsidiary to enter into or consent to the issuance of a cease and desist order, formal agreement, directive or commitment which restricts materially the conduct of its business or which materially affects its capital, its credit or reserve policies, its management, or the payment of dividends.

                                   ARTICLE VI
                      ADDITIONAL COVENANTS AND AGREEMENTS

     6.1 Conduct of Business of the Company. Except as set forth in Section 6.1 of the Company Disclosure Schedule, during the period from the date of this Agreement to the Effective Time (unless Parent shall otherwise agree in writing and except as otherwise contemplated by this Agreement), the Company will conduct its operations according to its ordinary and usual course of business consistent with past practice and shall use all reasonable efforts to preserve intact its current business organizations, keep available the service of its current officers and employees, maintain its material Permits and Contracts and preserve its relationships with customers, suppliers and others having business dealings with it. Without limiting the generality of the foregoing, and except as otherwise contemplated by this Agreement or as set forth in Section 6.1 of the Company Disclosure Schedule, the Company will not, without the prior written consent of Parent (which consent shall not be unreasonably withheld):

          (i) issue, sell, grant, dispose of, pledge or otherwise encumber, or authorize or propose the issuance, sale, disposition or pledge or other encumbrance of (A) any additional shares of capital stock of any class (including the Shares), or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for any shares of capital stock, or any rights, warrants, options, calls, commitments or any other agreements of any character to purchase or acquire any shares of capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of capital stock or (B) any other securities in respect of, in lieu of, or in substitution for, Shares outstanding on the date hereof;

          (ii) redeem, purchase or otherwise acquire, or propose to redeem, purchase or otherwise acquire, any of its outstanding Shares;

          (iii) split, combine, subdivide or reclassify any Shares or declare, set aside for payment or pay any dividend, or make any other actual, constructive or deemed distribution in respect of any capital stock of the Company or otherwise make any payments to stockholders in their capacity as such, other than the declaration and payment of regular quarterly cash dividends on the Shares in an amount no greater than $.06 per share and in accordance with past dividend policy and except for dividends by a direct or indirect wholly owned subsidiary of the Company;

          (iv) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of the Company Subsidiaries (other than the Merger);

          (v) adopt any amendments to its Articles of Organization or By-Laws or to the Articles or Certificate of Incorporation, as the case may be, or By-Laws of any Company Subsidiary or alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any direct or indirect subsidiary of the Company or, except in connection with the transactions contemplated by this Agreement, amend the Rights Agreement;

          (vi) make, or permit any Company Subsidiary to make, any material acquisition, by means of merger, consolidation or otherwise, or material disposition, of assets or securities;

          (vii) other than in the ordinary course of business consistent with past practice, incur, or permit any Company Subsidiary to incur, any indebtedness for borrowed money or guarantee any such indebtedness or make any loans, advances or capital contributions to, or investments in, any other person other than the Company or any Company Subsidiary;

          (viii) grant, or permit any Company Subsidiary to grant, any increases in the compensation of any of its directors or, except in the ordinary course of business and in accordance with past practice, any increases in the compensation of any of its officers, employees or agents; provided, that no individual's increase may exceed 8% of such individual's compensation and, provided further, that all increases in the aggregate may not exceed 4% of the total compensation paid to officers, employees and agents;

          (ix) enter, or permit any Company Subsidiary to enter, into any new or amend any existing employment agreement or, except as may be consistent with Company policies in effect as of the date of this Agreement, enter, or permit any Company Subsidiary to enter, into any new or amend any existing severance or termination agreement with any officer or employee of the Company or a Company Subsidiary;

          (x) except as may be required to comply with applicable Law, become obligated under any new written pension plan, welfare plan, multiemployer plan, employee benefit plan, severance plan or similar plan, which was not in existence on the date hereof, or amend any Company Plan;

          (xi) amend, or permit any Company Subsidiary to take such action, to increase, accelerate the payment or vesting of the amount payable or to become payable under or fail to make any required contribution to, any benefit plan or materially increase any non-salary benefits payable to any employee or former employee, except in the ordinary course of business consistent with past practice;

          (xii) change any method of accounting or accounting practice by the Company or any Company Subsidiary, except for any such required change in GAAP or applicable statutory accounting principles;

          (xiii) permit any Company Insurance Subsidiary to change its investment guidelines or policies or conduct transactions in investments except in material compliance with the investment guidelines and policies and approved programs or transactions of such Company Insurance Subsidiary and all applicable insurance Laws;

          (xiv) enter, or permit any Company Subsidiary to enter, into any Contract to purchase, or to lease for a term in excess of one year, any real property, provided that the Company or any Company Subsidiary, (x) may as a tenant, or a landlord, renew any existing lease for a term not to exceed two years and (y) nothing herein shall prevent the Company, in its capacity as landlord, from renewing any lease pursuant to any option granted prior to the date hereof;

          (xv) enter, or permit any Company Insurance Subsidiary to enter, into any material reinsurance, coinsurance or similar Contract, whether as reinsurer or reinsured, except in the ordinary course of business consistent with past practice;

          (xvi) other than as contemplated in the Company's current business plan, enter, or permit any Company Subsidiary to enter, into any Contract with any insurance agent or broker that provides, by its terms, for exclusivity (including, without limitation, by territory, product, or distribution) or that is not terminable by its terms within 180 days by the Company or a Company Subsidiary, as the case may be, without substantial premium or penalty or, in the case of career agents, without commission renewal liability, except to the extent that the Contract provides for vesting commissions;

          (xvii) (x) take, or agree or commit to take, or permit any Company Subsidiary to take, or agree or commit to take, any action that would make any representation and warranty of the Company hereunder inaccurate in any material respect at the Effective Time (except for representations and warranties which speak as of a particular date, which need be accurate only as of such date), (y) omit, or agree or commit to omit, or permit any Company Subsidiary to omit, or agree or commit to omit, to take any action necessary to prevent any such representation or warranty from being inaccurate in any material respect at the Effective Time (except for representations and warranties which speak as of a particular date, which need be accurate only as of such date), provided however that the Company shall be permitted to take or omit to take such action which can be cured, and in fact is cured, at or prior to the Effective Time or (z) take, or agree or commit to take, or permit any Company Subsidiary to take, or agree or commit to take, any action that would result in, or is reasonably likely to result in, any of the conditions of the Merger set forth in
     Article VII not being satisfied;

          (xviii) authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing;

          (xix) settle, or permit any Company Subsidiary to settle, any material tax audit, or in either case to make or change any material tax election or file amended Tax Returns, but only, in each case, where such audit is directed at, or such Tax Return is filed by, the Company, other than as part of any Textron consolidated group; or

          (xx) file any Tax Return after the date hereof and no later than the Effective Time which relates to Taxes the nonpayment of which would have a Company Material Adverse Effect.

     6.2 Conduct of Business of Parent. Except as set forth in Section 6.2 of the Parent Disclosure Schedule, during the period from the date of this Agreement to the Effective Time (unless the Company shall otherwise agree in writing and except as otherwise contemplated by this Agreement), Parent will conduct its operations according to its ordinary and usual course of business consistent with past practice and shall use all reasonable efforts to preserve intact its current business organizations, keep available the service of its current officers and employees, maintain its material Permits and Contracts and preserve its relationships with customers, suppliers and others having business dealings with it. Without limiting the generality of the foregoing, and except as otherwise contemplated by this Agreement or as set forth in Section 6.2 of the Parent Disclosure Schedule, Parent will not, without the prior written consent of the Company (which consent shall not be unreasonably withheld):

          (i) issue, sell, grant, dispose of, pledge or otherwise encumber, or authorize or propose the issuance, sale, disposition or pledge or other encumbrance of (A) any additional shares of capital stock of any class (including the shares of Parent Common Stock), or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for any shares of capital stock, or any rights, warrants, options, calls, commitments or any other agreements of any character to purchase or acquire any shares of capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of capital stock or (B) any other securities in respect of, in lieu of, or in substitution for, shares of Parent Common Stock outstanding on the date hereof;

          (ii) redeem, purchase or otherwise acquire, or propose to redeem, purchase or otherwise acquire, any of its outstanding shares of Parent Common Stock;

          (iii) split, combine, subdivide or reclassify any shares of Parent Common Stock or declare, set aside for payment or pay any dividend, or make any other actual, constructive or deemed distribution in respect of any capital stock of Parent or otherwise make any payments to stockholders in their capacity as such, other than the declaration and payment of regular quarterly cash dividends on the Parent Common Stock in an amount no greater than $.72 per share per annum and in accordance with past dividend policy and other than the declaration and payment of dividends on Parent Preferred Stock pursuant to Parent's Certificate of Incorporation as in effect on the date hereof and except for dividends by a direct or indirect wholly owned subsidiary of Parent;

          (iv) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Parent or any of the Parent Subsidiaries (other than the

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     Merger), except for Parent Subsidiaries which are not material to the assets, liabilities, financial condition or results of operations of Parent and the Parent Subsidiaries taken as a whole;

          (v) adopt any amendments to its Certificate of Incorporation or By-Laws or alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any direct or indirect subsidiary of Parent, except for Parent Subsidiaries which are not material to the assets, liabilities, financial condition or results of operations of Parent and the Parent Subsidiaries taken as a whole;

          (vi) make, or permit any Parent Subsidiary to make, any material acquisition, by means of merger, consolidation or otherwise, or material disposition, of assets or securities;

          (vii) other than in the ordinary course of business consistent with past practice, incur, or permit any Parent Subsidiary to incur, any material indebtedness for borrowed money or guarantee any such indebtedness or make any material loans, advances or capital contributions to, or material investments in, any other person other than Parent or any Parent Subsidiary;

          (viii) change any method of accounting or accounting practice by Parent or any Parent Subsidiary, except for any such required change in GAAP or applicable statutory accounting principles;

          (ix) permit any Parent Insurance Subsidiary to materially change its investment guidelines or policies and approved programs or transactions or conduct transactions in investments except in material compliance with the investment guidelines and policies of such Parent Insurance Subsidiary and all applicable insurance Laws;

          (x) enter, or permit any Parent Insurance Subsidiary to enter, into any material reinsurance, coinsurance or similar Contract, whether as reinsurer or reinsured, except in the ordinary course of business consistent with past practice;

          (xi) (x) take, or agree or commit to take, or permit any Parent Subsidiary to take, or agree or commit to take, any action that would make any representation and warranty of Parent hereunder inaccurate in any material respect at the Effective Time (except for representations and warranties which speak as of a particular date, which need be accurate only as of such date), (y) omit, or agree or commit to omit, or permit any Parent Subsidiary to omit, or agree or commit to omit, to take any action necessary to prevent any such representation or warranty from being inaccurate in any material respect at the Effective Time (except for representations and warranties which speak as of a particular date, which need be accurate only as of such date), provided however that Parent shall be permitted to take or omit to take such action which can be cured, and in fact is cured, at or prior to the Effective Time or (z) take, or agree or commit to take, or permit any Parent Subsidiary to take, or agree or commit to take, any action that would result in, or is reasonably likely to result in, any of the conditions of the Merger set forth in Article VII not being satisfied; or

          (xii) authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

     6.3 Alternative Proposals. The Company will not authorize, and will use its reasonable efforts to cause its officers, directors, employees or agents not to, directly or indirectly, solicit, initiate or encourage any inquiries relating to, or the making of any proposal which constitutes, an Alternative Proposal (as defined in Section 9.10), or recommend or endorse any Alternative Proposal, or participate in any discussions or negotiations, or provide third parties with any nonpublic information, relating to any such inquiry or proposal or otherwise facilitate any effort or attempt to make or implement an Alternative Proposal, provided, however, that the Company may, and may authorize and permit its officers, directors, employees or agents to, provide third parties with nonpublic information, otherwise facilitate any effort or attempt by any third party to make or implement an Alternative Proposal, recommend or endorse any Alternative Proposal with or by any third party, and participate in discussions and negotiations with any third party relating to any Alternative Proposal with or by any third party, and participate in discussions and negotiations with any third party relating to any Alternative Proposal, if the Company's Board of Directors, after having consulted with and considered the

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

advice of outside counsel, has reasonably determined in good faith that the failure to do so would be reasonably likely to cause the members of such Board of Directors to breach their fiduciary duties under applicable law. The Company will immediately cease and cause to be terminated any activities, discussions or negotiations conducted prior to the date of this Agreement with any parties other than Parent with respect to any of the foregoing. The Company shall immediately advise Parent following the receipt by it of any Alternative Proposal and the details thereof, and advise Parent of any developments with respect to such Alternative Proposal immediately upon the occurrence thereof.

     6.4 Joint Proxy Statement-Prospectus; Registration Statement. As promptly as practicable following the date of this Agreement, Parent and the Company shall, in consultation with each other, prepare and file with the SEC, a joint proxy statement and forms of proxy in connection with the vote of the Company's stockholders with respect to the Merger and this Agreement and the votes of Parent's stockholders with respect to the issuance of shares of Parent Common Stock in the Merger and the other transactions contemplated by this Agreement and the Charter Amendment (such joint proxy statement (which shall constitute the prospectus forming a part of the Registration Statement), together with any supplements thereto, in the form mailed to the Company's and Parent's respective stockholders, is herein called the "Joint Proxy Statement-Prospectus") and Parent, in consultation with the Company, shall prepare and file with the SEC the Registration Statement. Each of Parent and the Company shall use its reasonable efforts to have the Registration Statement declared effective as promptly as practicable. Parent shall also use its reasonable best efforts to take any action required to be taken under state securities or blue sky laws in connection with the issuance of the shares of Parent Common Stock pursuant to this Agreement in the Merger. The Company shall furnish Parent with all information concerning the Company and the holders of its capital stock and shall take such other action as Parent may reasonably request in connection with the Registration Statement and the issuance of shares of Parent Common Stock. If at any time prior to the Effective Time any event or circumstance relating to Parent, any Subsidiary of Parent, the Company, or their respective officers or directors, should be discovered by such party which should be set forth in an amendment or a supplement to the Registration Statement or the Joint Proxy Statement-Prospectus, such party shall promptly inform the other thereof and take appropriate action in respect thereof. Each of Parent and the Company will use its reasonable efforts to cause the Joint Proxy Statement-Prospectus to be mailed to its stockholders at the earliest practicable date.

     6.5 Stock Exchange Listing. Parent shall as promptly as practicable prepare and submit to the NYSE a listing application covering the shares of Parent Common Stock issuable in connection with the Merger and this Agreement, and shall use its reasonable best efforts to obtain, prior to the Effective Time, approval for the listing of such shares, subject to official notice of issuance.

     6.6 [Intentionally Omitted.]

     6.7 Stockholders' Approvals.

          (a) The Company shall duly call, give notice of, convene and hold a special meeting of the Company's stockholders (the "Company Stockholders Meeting") as soon as practicable following the date on which the Registration Statement becomes effective for the purpose of obtaining the requisite stockholder approval in connection with this Agreement and the Merger. The Company shall use its reasonable efforts to obtain stockholder approval of this Agreement, and the Company shall, through its Board of Directors, recommend to its stockholders approval of this Agreement, unless, in each case, the members of the Board of Directors of the Company, after having consulted with and considered the advice of outside counsel, reasonably determine in good faith that under the circumstances the foregoing actions would be reasonably likely to result in a breach of their fiduciary duties to the Company's stockholders under applicable law. Notwithstanding the foregoing, the Board of Directors of the Company may at any time prior to the Effective Time withdraw, modify, or change any recommendation and declaration regarding this Agreement, or recommend and declare advisable any other offer or proposal, if the Board of Directors, after consultation with its outside counsel, has reasonably determined in good faith that the making of such recommendation, or the failure to withdraw, modify or change its

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

     recommendation reasonably likely to result in a breach of fiduciary duties of the members of such Board of Directors to the Company's stockholders under applicable law.

          (b) Parent shall duly call, give notice of, convene and hold a special meeting of Parent's stockholders (the "Parent Stockholders Meeting") as soon as practicable following the date on which the Registration Statement becomes effective for the purpose of obtaining the requisite stockholder approvals for the issuance of shares of Parent Common Stock in the Merger and the other transactions contemplated by this Agreement, as required by the rules of the NYSE, and the Charter Amendment. Parent shall use its reasonable efforts to obtain stockholder approval of such issuance and such amendment and Parent shall, through its Board of Directors, recommend to its stockholders approval of such issuance and such amendment, unless, in each case, the members of the Board of Directors of Parent, after having consulted with and considered the advice of outside counsel, reasonably determine in good faith that under the circumstances the foregoing actions would be reasonably likely to result in a breach of their fiduciary duties to Parent's stockholders under applicable law.

     6.8 Satisfaction of Conditions, Receipt of Necessary Approvals. Subject to the terms and conditions herein provided, each of the parties hereto agrees to
(i) promptly effect all necessary registrations, submissions and filings, including, but not limited to, filings under the HSR Act and submissions of information requested by governmental authorities, which may be necessary or required in connection with the consummation of the transactions contemplated by this Agreement, (ii) to use its reasonable efforts to secure federal and state antitrust clearance (including taking steps to avoid or set aside any preliminary or permanent injunction or other order of any federal or state court of competent jurisdiction or other governmental authority), (iii) use its reasonable efforts to take all other action and to do all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement (it being understood that the actions contemplated by Section 6.8 of the Parent Disclosure Schedule are reasonable and that Parent is obligated to take such actions) and (iv) use its reasonable efforts to obtain all other necessary or appropriate Consents (including but not limited to (a) any required Consents of the Commissioners of Insurance of the Commonwealth of Massachusetts and the State of Delaware and any Consents which may be required under the insurance Laws of any state in which the Company or any of its Insurance Subsidiaries does business and (b) such Consents, as may be required under the laws of any foreign country in which the Company or any of the Company Subsidiaries conducts any business or owns any assets). Each of Parent and the Company acknowledge that certain actions may be necessary with respect to the foregoing in making notifications and obtaining Consents which are material to the consummation of the transactions contemplated hereby, and each of Parent and the Company agree to take such action as is reasonably necessary to complete such notifications and obtain such Consents, provided, however, that, except as set forth in Section 6.8 of the Parent Disclosure Schedule, nothing in this Section 6.8 or elsewhere in this Agreement shall require any party hereto to hold separate or make any divestiture of any asset or otherwise agree to, and no Consent shall be deemed to be obtained for purposes of this Agreement if such Consent contains, any restriction on their operations or other materially burdensome condition which would in any such case be material to the assets, liabilities or business of, (a) in the case of the Company, the Company and the Company Subsidiaries, taken as a whole, and, (b) in the case of Parent, Parent and the Parent Subsidiaries (including the Surviving Corporation), taken as a whole, in order to obtain any Consent required by this Agreement.

     6.9 Access to Information.

          (a) Upon reasonable notice, each party shall (and shall cause each of such party's Subsidiaries to) afford to officers, employees, counsel, accountants and other authorized representatives of the other party ("Representatives"), in order to evaluate the transactions contemplated by this Agreement, reasonable access, during normal business hours throughout the period prior to the Effective Time, to its properties, books and records and, during such period, shall (and shall cause each of such party's Subsidiaries to) furnish promptly to such Representatives all information concerning its business, properties and personnel as may reasonably be requested.

          (b) Each party agrees that it will not, and will cause its Representatives not to, use any information obtained pursuant to this
     Section 6.9 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement.

          (c) The Confidentiality Agreements, dated January 12, 1996 and April 24, 1996, by and between Textron and Parent (collectively, as amended, the "Confidentiality Agreements"), shall apply with respect to information furnished by Parent, Textron, the Company, any of their respective subsidiaries, and any of their respective officers, employees, counsel, accountants and other authorized representatives hereunder.

          (d) Notwithstanding the provisions hereof, during the period prior to the Effective Time, the parties shall take appropriate precautions to ensure that competitively sensitive information is not exchanged in a manner which is inconsistent with applicable Law.

     6.10 Publicity. Parent and the Company will consult with each other and will mutually agree upon any press releases or public announcements pertaining to the Merger and shall not issue any such press releases or make any such public announcements prior to such consultation and agreement, except as may be required by applicable Law or by obligations pursuant to any listing agreement with any national securities exchange, in which case the party proposing to issue such press release or make such public announcement shall use its reasonable efforts to consult in good faith with the other party before issuing any such press releases or making any such public announcements.

     6.11 Indemnification of Directors and Officers.

          (a) Parent agrees that all rights to indemnification and exculpation existing in favor of the directors and officers of the Company (the "Company Indemnified Parties") under the provisions existing on the date hereof of the Company's Articles of Organization or By-Laws shall survive and continue in full force after the Effective Time, and that from and after the Effective Time, Parent shall assume all obligations of the Company in respect thereof as to any claim or claims asserted after the Effective Time.

          (b) Parent shall cause to be maintained in effect for the Indemnified Parties (as defined below) for not less than six years after the Effective Time policies of directors' and officers' liability insurance with respect to matters occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement) providing substantially the same coverage and containing terms and conditions which are no less advantageous, in any material respect, to those currently maintained by Textron for the benefit of the Company's present or former directors, officers, employees or agents covered by such insurance policies prior to the Effective Time (the "Indemnified Parties"); provided, however, that Parent may, in lieu of maintaining such existing insurance as provided above, cause comparable coverage to be provided under any policy maintained for the benefit of Parent or any of the Parent Subsidiaries, so long as the material terms thereof are no less advantageous than such existing insurance.

          (c) This Section 6.11 is intended to benefit the Company Indemnified Parties and the Indemnified Parties and shall be binding on all successors and assigns of Parent, Newco, the Company and the Surviving Corporation. Parent hereby guarantees the performance by the Surviving Corporation of the indemnification obligations pursuant to this Section 6.11.

          (d) The Company shall use its reasonable efforts to provide all required or appropriate notices under such existing insurance with respect to potential claims of which it is aware prior to the Effective Time.

     6.12 Employees.

          (a) Except as otherwise provided herein, until December 31, 1997, Parent agrees to continue to maintain for the benefit of all officers and employees of the Company and the Company Subsidiaries ("Company Employees") those employee benefit plans, programs, arrangements and policies that are currently maintained by the Company for the benefit of Company Employees. Thereafter, and except as otherwise provided in this paragraph (a), Parent shall provide generally to Company Employees employee benefit plans, programs, arrangements and policies that are no less favorable than those provided by Parent to its similarly situated officers and employees. Until December 31, 1997, Parent shall provide generally to Company Employees severance benefits in accordance with the policies of either (i) the Company as disclosed in
     Section 6.12(a) of the Company Disclosure Schedule, or (ii) Parent, whichever of (i) or (ii) will provide the greater benefit to the officer or employee, provided that (x) the officer or employee signs a release similar to the release that must be signed by employees of Parent in similar circumstances and (y) no severance benefits will be paid solely because an officer or employee is not offered employment with Parent or an affiliate of Parent in the same geographic location. For purposes of participation, vesting and benefit accrual under such employee benefit plans, the service of Company Employees prior to the Effective Time shall be treated as service with Parent participating in such employee benefit plans to the extent permitted by law; provided, however, that in the case of any Company defined benefit plan, Parent may provide for an adjustment or offset for benefits accrued under such Company Plan. Notwithstanding anything in this
     Section 6.12(a) to the contrary, (i) during any period of time when any Company Plan requires continued benefit accrual in the event of a change of control, then Parent during such period of time shall continue to maintain such Company Plan as an ongoing plan for such period of time, (ii) during such period of time the participants in such Company Plan shall not participate in Parent's comparable benefit plan; and (iii) when participants become covered under Parent's comparable benefit plan, then the provisions of the immediately preceding sentence shall apply (including an offset for benefits accrued under such Company Plan following the Effective Time).

          (b) Parent and the Surviving Corporation hereby agree to honor without modification and assume the employment agreements, executive termination agreements and individual benefit arrangements set forth in Section 6.12(b) of the Company Disclosure Schedule, all as in effect at the Effective Time.

          (c) Parent shall advise the employees of the Company, in a written communication issued to such employees as soon as practicable following the date of this Agreement, of Parent's undertakings set forth in this Section 6.12.

     6.13 Conduct of Business of Newco. During the period of time from the date of this Agreement to the Effective Time, Newco shall not engage in any activities of any nature except as provided in or contemplated by this Agreement.

     6.14 Rights Agreement. The Company shall take all action necessary to ensure that, so long as this Agreement shall not have been terminated pursuant to Article VIII hereof, no "Rights" (as that term is defined in the Rights Agreement) are issued or required to be issued to the stockholders of the Company prior to, or as of, the Effective Time; provided, however, that if the Company shall redeem the Rights in response to any actions taken by any person other than Parent or Newco, Parent shall deliver to the Company on or prior to the time for the payment of the Redemption Price (as defined in the Rights Agreement) as provided in the Rights Agreement an amount equal to the aggregate Redemption Price to be paid to the stockholders of the Company other than Textron; provided, further, that in the event of any such redemption, Parent and Newco agree that none of the Company's representations, warranties, covenants or agreements set forth in this Agreement shall be deemed to be inaccurate, untrue or breached in any respect for any purpose as a result of the redemption of the Rights.

     6.15 Compliance with the Securities Act.

          (a) At least 20 days prior to the Effective Time, the Company shall cause to be delivered to Parent a list identifying all persons who were, in the Company's reasonable judgment, at the record date for the Company Stockholders Meeting convened in accordance with Section 6.7(a) hereof, "affiliates" of the Company as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (the "Affiliates").

          (b) The Company shall use its reasonable efforts to cause each person who is identified as one of its Affiliates in its list referred to in
     Section 6.15(a) above to deliver to Parent (with a copy to the

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

     Company), at or prior to the Effective Time, an executed letter agreement, in a form customary for the type of transaction contemplated by this Agreement, (the "Affiliate Letters").

          (c) If any Affiliate of the Company refuses to provide an Affiliate Letter, Parent may place appropriate legends on the certificates evidencing the shares of Parent Common Stock to be received by such Affiliate pursuant to the terms of this Agreement and to issue appropriate stop transfer instructions to the transfer agent for shares of Parent Common Stock to the effect that the shares of Parent Common Stock received by such Affiliate pursuant to this Agreement only may be sold, transferred or otherwise conveyed (i) pursuant to an effective registration statement under the Securities Act, (ii) in compliance with Rule 145 promulgated under the Securities Act, or (iii) pursuant to another exemption under the Securities Act.

                                  ARTICLE VII

                    CONDITIONS TO CONSUMMATION OF THE MERGER

     7.1 Conditions to Each Party's Obligations to Effect the Merger. The respective obligations of each party to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions:

          (a) Stockholder Approvals.

             (i) This Agreement shall have been duly approved by the stockholders of the Company entitled to vote with respect thereto in accordance with applicable Law and the Articles of Organization and By-Laws of the Company; and

             (ii) each of the issuance of shares of Parent Common Stock in the Merger and the Charter Amendment shall have been duly approved by the stockholders of Parent entitled to vote with respect thereto in accordance with applicable Law and the Certificate of Incorporation and By-Laws of Parent and, in the case of the issuance of shares of Parent Common Stock in the Merger, the rules of the NYSE.

          (b) Injunction. There shall not be in effect any Law or Order of a court or governmental or regulatory agency of competent jurisdiction directing that the transactions contemplated herein not be consummated; provided, however, that, subject to the terms and provisions herein provided (including but not limited to Section 6.8 of this Agreement), prior to invoking this condition each party shall use its reasonable efforts to have any such Order vacated.

          (c) Governmental Filings and Consents. Subject to the terms and provisions herein provided (including but not limited to Section 6.8 hereof), all governmental Consents legally required for the consummation of the Merger and the transactions contemplated hereby shall have been obtained and be in effect at the Effective Time (including but not limited to the approval of the Commissioners of Insurance of the Commonwealth of Massachusetts and the State of Delaware and any Consents which may be required under the insurance Laws of any state in which the Company or any of the Company Subsidiaries conducts any business or owns any assets), except where the failure to obtain any such Consent would not reasonably be expected to have a Parent Material Adverse Effect, and the waiting periods under the HSR Act shall have expired or been terminated. Parent shall have received all state securities or "blue sky" permits and other authorizations necessary to issue the shares of Parent Common Stock pursuant to this Agreement in the Merger.

          (d) NYSE Listing of Shares of Parent Common Stock. The shares of Parent Common Stock issuable to the holders of Shares pursuant to this Agreement in the Merger shall have been authorized for listing on the NYSE, upon official notice of issuance.

          (e) Registration Statement. The Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceeding by the SEC seeking a stop order.

     7.2 Additional Conditions to the Obligations of Parent and Newco. The respective obligations of Parent and Newco to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived in whole or in part by Parent or Newco, as the case may be, to the extent permitted by applicable law:

          (a) Representations and Warranties. For purposes of this Section 7.2(a), the accuracy of the representations and warranties of the Company set forth in Article IV of this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties set forth in Section 4.2 of this Agreement, including the information set forth on the Company Disclosure Schedule relating thereto, shall be true and correct (except for inaccuracies which are de minimis in amount). All representations and warranties set forth in
     Article IV which are qualified by reference to materiality or a Company Material Adverse Effect shall be true and correct and all other representations and warranties set forth in Article IV of this Agreement shall be true and correct in all material respects.

          (b) Performance. The Company shall have performed in all material respects all of its respective covenants and agreements under this Agreement theretofore to be performed.

          (c) Officer's Certificate. Parent shall have received at the Effective Time a certificate dated the Effective Time and executed by the Chief Executive Officer or the Chief Financial Officer of the Company certifying to the fulfillment of the conditions specified in Sections 7.2(a) and (b) hereof.

          (d) Capital Contribution. Textron shall have made after November 1, 1996 a capital contribution to the Company (which may, at the election of Textron, be by means of a surplus note or other asset which may properly be taken into account in determining risk-based capital levels) in the amount of the statutory reserve strengthening required by the Commissioner of Insurance of the Commonwealth of Massachusetts as a condition to granting any necessary Consents in connection with the transactions contemplated hereby; provided, however, that Textron's contribution after November 1, 1996 pursuant hereto shall be at least $100 million but shall not under any circumstances exceed $180 million in the aggregate for such capital contribution. Textron shall have further complied in all material respects with its obligations under Section 4(a) and 4(b) of the Textron Voting Agreement which are capable of being performed prior to the Effective Time.

          (e) The amount of the statutory reserve strengthening required by the Commissioner of Insurance of the Commonwealth of Massachusetts as a condition to granting any necessary Consents in connection with the transactions contemplated hereby shall not exceed $180 million; provided that this condition shall be deemed to be satisfied if Textron shall have increased the amount of its capital contribution contemplated by Section 7.2(d) of this Agreement by an amount equal to such excess (it being agreed that neither Textron nor Parent shall be under any obligation to make any such additional contribution).

     7.3 Additional Conditions to the Obligations of the Company. The obligation of the Company to effect the Merger is subject to the satisfaction at or prior to the Effective Time of the following conditions, any and all of which may be waived in whole or in part by the Company to the extent permitted by applicable law:

          (a) Representations and Warranties. For purposes of this Section 7.3(a), the accuracy of the representations and warranties set forth in
     Article V of this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties set forth in Section 5.2 of this Agreement, including the information set forth on the Parent Disclosure Schedule relating thereto, shall be true and correct (except for inaccuracies which are de minimis in amount). All representations and warranties set forth in
     Article V of this Agreement which are qualified by reference to materiality or a Parent Material Adverse Effect shall be true and correct and all other representations and warranties set forth in Article V of this Agreement shall be true and correct in all material respects.

          (b) Performance. Parent and Newco shall have performed in all material respects all of their respective covenants and agreements under this Agreement theretofore to be performed.

          (c) Officer's Certificate. The Company shall have received at the Effective Time a certificate dated the Effective Time and executed by the Chief Executive Officer or the Chief Financial Officer of Parent certifying to the fulfillment of the conditions specified in Sections 7.3(a) and (b) hereof.

                                  ARTICLE VIII
                                  TERMINATION

     8.1 Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval by stockholders of the Company, by the mutual written consent of Parent and the Company.

     8.2 Termination by Either Parent or the Company. This Agreement may be terminated and the Merger may be abandoned by Parent or the Company, before or after the approval by stockholders of the Company, if (i) any court of competent jurisdiction in the United States or some other governmental body or regulatory authority shall have issued an Order permanently restraining, enjoining or otherwise prohibiting the Merger and such Order shall have become final and nonappealable, provided, that the party seeking to terminate this Agreement pursuant to this clause (i) shall have used all reasonable efforts to remove such Order, (ii) the Merger shall not have been consummated by May 28, 1997; provided that the right to terminate this Agreement pursuant to this Section 8.2(ii) shall not be available to any party whose failure to fulfill any of its material obligations under this Agreement results in the failure of the Merger to occur on or prior to such date; (iii) this Agreement shall have been voted on by stockholders of the Company and the vote shall not have been sufficient to satisfy the condition set forth in Section 7.1(a)(i) or (iv) the issuance of shares of Parent Common Stock in the Merger and the other transactions contemplated by this Agreement shall have been voted on by stockholders of Parent and the vote shall not have been sufficient to satisfy the condition set forth in Section 7.1(a)(ii).

     8.3 Termination by Parent. This Agreement may be terminated by Parent and the Merger may be abandoned prior to the Effective Time, before or after the approval by stockholders of the Company, (i) in the event of a material breach by the Company of any covenant or agreement contained in this Agreement which, by its nature, cannot be cured prior to the Closing or which has not been cured within 30 days after the giving of written notice to the Company of such breach,
(ii) in the event of an inaccuracy of any representation or warranty of the Company contained in this Agreement which, by its nature, cannot be cured prior to the Closing or which has not been cured within 30 days after the giving of written notice to the Company of such inaccuracy and which inaccuracy, in either case, would cause the conditions set forth in Section 7.2(a) not to be satisfied, (iii) in the event that any of the conditions precedent to the obligations of Parent to consummate the Merger cannot be satisfied or fulfilled by the date set forth in Section 8.2(ii) of this Agreement, provided that the failure of such conditions to be so satisfied shall not be as a result of Parent's failure to fulfill its material obligations under this Agreement, or
(iv) the Board of Directors of the Company withdraws or materially modifies or changes its recommendation or approval of this Agreement in a manner adverse to Parent or Newco.

     8.4 Termination by the Company. This Agreement may be terminated by the Company and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval by stockholders of the Company, (i) in the event of a material breach by Parent or Newco of any covenant or agreement contained in this Agreement which, by its nature, cannot be cured prior to the Closing or which has not been cured within 30 days after the giving of written notice to Parent of such breach, (ii) in the event of an inaccuracy of any representation or warranty of Parent or Newco contained in this Agreement which, by its nature, cannot be cured prior to the Closing or which has not been cured within 30 days after the giving of written notice to the Company of such inaccuracy and which inaccuracy, in either case, would cause the conditions set forth in Section 7.3(a) not to be satisfied, (iii) in the event that any of the conditions precedent to the obligations of the Company to consummate the Merger cannot be satisfied or fulfilled by the date set forth in
Section 8.2(ii) of this Agreement, provided that the failure of such conditions to be so satisfied shall not be as a result of the Company's failure to fulfill its material obligations under this Agreement, or (iv) prior to the Company Stockholders Meeting, the Board of Directors of the Company has (y) withdrawn or modified or changed its recommendation or approval of this Agreement in a manner adverse to Parent and Newco in order to approve and permit the Company to execute a definitive agreement relating to an Alternative Proposal and (z) determined, based on the advice of outside legal counsel to the Company, that the failure to take such action as set forth in the preceding clause (y) would be reasonably likely to result in breach of the Board of Director's fiduciary duties under applicable law; provided, however, that the Board of Directors of the Company shall have been advised by such outside counsel that notwithstanding a binding commitment to consummate an agreement of the nature of this Agreement entered into in the proper exercise of their applicable fiduciary duties, such fiduciary duties would also be reasonably likely to require the directors to terminate this Agreement as a result of such Alternative Proposal; provided, further, that the Company shall immediately advise Parent following the receipt by it of any Alternative Proposal and the details thereof, and advise Parent of any developments with respect to such Alternative Proposal immediately upon the occurrence thereof.

     8.5 Effect of Termination.

          (a) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII, written notice thereof shall as promptly as practicable be given to the other parties to this Agreement and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided herein: (i) except as provided in
     Section 8.5(b), there shall be no liability or obligation on the part of Parent or Newco, the Company or any of the Company Subsidiaries or their respective officers and directors, and all obligations of the parties shall terminate, except (A) for the obligations of the parties pursuant to this
     Section 8.5, (B) for the provisions of Sections 9.1 and 9.2, (C) for the obligations of parties set forth in the Confidentiality Agreements referred to in Section 6.9(c) hereof and (D) that a party who is in willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement shall be liable for damages occasioned by such breach, including without limitation any expenses incurred by the other party in connection with this Agreement, and (ii) all filings, applications and other submissions made pursuant to the transactions contemplated by this Agreement shall, to the extent practicable, be withdrawn from the agency or person to which made.

          (b) Under the circumstances set forth in this Section 8.5(b), and only under these circumstances, the Company agrees to make certain termination payments to Parent as follows: (i) if an Alternative Proposal which provides that the Company's stockholders will receive in excess of $26.00 per share is then outstanding and (ii) the Board of Directors of the Company withdraws or modifies or changes in a manner adverse to Parent or Newco its approval or recommendation of this Agreement or the Merger in order to permit the Company to execute a definitive agreement relating to such Alternative Proposal, then, provided Parent and Newco shall not be in material breach of their obligations under this Agreement, the Company shall pay Parent the sum of $22,500,000 in cash (the "Termination Payment"). The Termination Payment shall be made as promptly as practicable but not later than three business days after such termination, and such payment shall be made by wire transfer of immediately available funds to an account designated by Parent. Notwithstanding anything in this Agreement to the contrary, the Termination Payment shall be Parent's sole and exclusive remedy hereunder for the withdrawal, modification or change in such approval or recommendation of the Board of Directors of the Company under the circumstances described in this Section 8.5(b) and, upon such payment and delivery of the Termination Payment to Parent, no person shall have any further claim or rights against the Company under this Agreement.

                                   ARTICLE IX
                           MISCELLANEOUS AND GENERAL

     9.1 Payment of Expenses and Other Payments. Whether or not the Merger shall be consummated and except as otherwise provided in this Agreement, each party hereto shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby.

     9.2 Survival of Representations and Covenants; Survival of Confidentiality Agreements. The respective representations, warranties, covenants and agreements of the parties made herein shall not survive beyond the earlier of termination of this Agreement or the Effective Time. This Section 9.2 shall not limit any covenant or agreement of the parties hereto which by its terms contemplates performance after the Effective Time. The Confidentiality Agreements shall survive any termination of this Agreement, and the provisions of such Confidentiality Agreements shall apply to all information and material delivered by any party hereunder.

     9.3 Modification or Amendment. Subject to the applicable provisions of the MBCL, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties; provided, however, that after approval of this Agreement by the stockholders of the Company, no amendment shall be made which changes the consideration payable in the Merger or adversely affects the rights of the Company's stockholders hereunder without the approval of such stockholders.

     9.4 Waiver and Extension. At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) except to the extent prohibited by Law, waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver or such condition or breach or a waiver of any condition or of the breach of any other term of this Agreement.

     9.5 Counterparts. For the convenience of the parties hereto, this Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

     9.6 Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the Commonwealth of Massachusetts without giving effect to the principles of conflicts of law thereof.

     9.7 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other parties shall be in writing and shall be deemed given when delivered personally, upon receipt of a transmission confirmation (with a confirming copy sent by overnight courier) if sent by telecopy or like transmission, and on the next business day when sent by Federal Express, Express Mail, or other reputable overnight courier, as follows:

              (a) If to the Company, to

                 The Paul Revere Corporation
                 18 Chestnut Street
                 Worcester, MA 01608
                 Attention: Senior Vice President
                          and General Counsel
                 (508) 799-4441 (telephone)
                 (508) 792-6337 (telecopier)

                 with a copy to:

                 Skadden, Arps, Slate, Meagher & Flom LLP
                 One Beacon Street
                 Boston, MA 02108
                 Attention: Margaret A. Brown, Esq.
                 (617) 573-4800 (telephone)
                 (617) 573-4822 (telecopier)

                 and a copy to:

                 Textron Inc.
                 40 Westminster Street
                 Providence, RI 02903-2596
                 Attention: Executive Vice President
                            and General Counsel
                 (401) 421-2800 (telephone)
                 (401) 457-2418 (telecopier)

              (b) If to Parent or Newco, to

                 Provident Companies, Inc.
                 1 Fountain Square
                 Chattanooga, TN 37402
                 Attention: Chief Financial Officer
                 (423) 755-6866 (telephone)
                 (423) 755-3194 (telecopier)

                  with a copy to:

                 Alston & Bird
                 1201 West Peachtree Street
                 Atlanta, GA 30309
                 Attention: Dean Copeland, Esq.
                 (404) 881-7000 (telephone)
                 (404) 881-7777 (telecopier)

or to such other persons or addresses as may be designated in writing by the party to receive such notice. Nothing in this Section 9.7 shall be deemed to constitute consent to the manner and address for service of process in connection with any legal proceeding (including litigation arising out of or in connection with this Agreement), which service shall be effected as required by applicable law.

     9.8 Entire Agreement; Assignment. This Agreement, the Confidentiality Agreements and the Separation Agreement (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof and (b) shall not be assigned by operation of law or otherwise.

     9.9 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and assigns. Nothing in this Agreement, express or implied, other than the right to receive the consideration payable in the Merger pursuant to Article III hereof, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement; provided, however, that the provisions of Section 6.11 shall inure to the benefit of and be enforceable by the Indemnified Parties or Company Indemnified Parties, as the case may be.

     9.10 Certain Definitions.  As used herein:

          (a) "Alternative Proposal" shall mean any proposal or offer for a merger, asset acquisition or other business combination involving the Company or any Company Subsidiary or any proposal or offer to acquire a significant equity interest in, or a significant portion of the assets of, the Company or any Company Subsidiary other than the transactions contemplated by this Agreement.

          (b) "Company Material Adverse Effect" shall mean any adverse change in the assets, liabilities, financial condition, or results of operations of the Company or any of the Company Subsidiaries which, individually or together with any other such adverse change, is material to the Company and the Company Subsidiaries taken as a whole (provided, that a matter or matters taken together shall be deemed to have a material adverse change in the assets, liabilities, financial condition, or results of operations only if such matter or matters has resulted or is reasonably anticipated to have a quantifiable, after-tax impact of at least $40,000,000) or any material adverse effect on the ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.

          (c) "Company Plans" shall mean the employee benefit plans, programs and arrangements maintained or contributed to by the Company or any Company Subsidiary.

          (d) "Company Properties" shall mean all parcels of real property owned by the Company or any Company Subsidiary.

          (e) "Consent" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by, or filing with or notification to, a person pursuant to any Contract, Law, Order, or Permit.

          (f) "Contract" shall mean any written or oral agreement, arrangement, commitment, contract, indenture, instrument, lease or other obligation of any kind or character, or other obligation that is binding on any person or its capital stock, properties or business.

          (g) "Default" shall mean (i) any breach or violation of or default under any Contract, Order or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, Order or Permit, or
     (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase, or impose any liability under, or create any Lien in connection with, any Contract, Order or Permit.

          (h) "Environmental Claim" shall mean any investigation, notice of violation, demand, allegation, action, suit, Order, consent decree, penalty, fine, Lien, proceeding or claim (whether administrative, judicial or private in nature) arising: (i) pursuant to, or in connection with, an actual or alleged violation of any Environmental Law; (ii) in connection with any Hazardous Material or actual or alleged activity associated with any Hazardous Material; (iii) from any abatement, removal, remedial, corrective or other response action in connection with any Hazardous Material, Environmental Law or Order, or (iv) from any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

          (i) "Environmental Law" shall mean any Law pertaining to: (i) the protection of health, safety and the indoor or outdoor environment; (ii) the conservation, management or use of natural resources and wildlife;
     (iii) the protection or use of surface water and ground water; (iv) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, release, threatened release, abatement, removal, remediation or handling of, or exposure to, any Hazardous Material; or (v) pollution (including any release to air, land, surface water and ground water); and includes, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. sec. 9601 et seq., and the Solid Waste Disposal Act, as amended, 42 U.S.C. sec. 6901 et seq.

          (j) "ERISA Affiliate" shall mean any corporation or trade or business, whether or not incorporated, that together with an entity or any Subsidiary of such entity would be deemed a "single employer" within the meaning of
     Section 4001 of ERISA, or considered as being members of a controlled group of corporations, under common control, or members of an affiliated service group within the meaning of Subsections 414(b), (c), (m) or (o) of the Code or Section 4001(a)(14) of ERISA.

          (k) "Hazardous Material" shall mean any substance, chemical, compound, product, solid, gas, liquid, waste, by-product, pollutant, contaminant or material which is hazardous or toxic, and includes without limitation, asbestos or any substance containing asbestos, polychlorinated biphenyls, petroleum (including crude oil or any fraction thereof), and any hazardous or toxic waste, material or substance regulated under any Environmental Law.

          (l) "Law" shall mean any law, ordinance, regulation, rule, or statute or the U.S. Federal Government or any state or subdivision thereof applicable to a person or its properties, liabilities or business.

          (m) "Lien" shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, option, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest.

          (n) "Litigation" shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, demand letter, governmental or other administrative or other proceeding, whether at law or at equity, before or by any federal, state or foreign court, tribunal, or agency or before any arbitrator.

          (o) "Order" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency or authority.

          (p) "Parent Material Adverse Effect" shall mean any adverse change in the assets, liabilities, financial condition, or results of operations of Parent or any of the Parent Subsidiaries which is material to Parent and the Parent Subsidiaries taken as a whole or any material adverse effect on the ability of Parent or Newco to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.

          (q) "Parent Plans" shall mean the employee benefit plans, programs and arrangements maintained or contributed to by Parent or any Parent Subsidiary.

          (r) "Parent Properties" shall mean all parcels of real property owned by Parent or any Parent Subsidiary.

          (s) "Permit" shall mean any federal, state, local or foreign governmental approval, authorization, certificate, declaration, easement, filing, franchise, license, notice, permit, variance, clearance, exemption, closure or right to which any person is a party or that is or may be binding upon or inure to the benefit of any person or its securities, properties or business.

          (t) "Subsidiary" shall mean, when used with reference to any entity, any corporation a majority of the outstanding voting securities of which are owned directly or indirectly by such former entity.

          (u) "Date of this Agreement" and words of similar import (such as "date hereof") shall mean April 29, 1996.

     9.11 Obligation of Parent. Whenever this Agreement requires Newco to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause Newco to take such action and a guarantee of the performance thereof.

     9.12 Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, each of which shall remain in full force and effect.

     9.13 Captions. The Article, Section and paragraph captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

Attest:                                                  THE PAUL REVERE CORPORATION
[seal]
          /s/  JAMES A. HILBERT                        By:       /s/  CHARLES E. SOULE
--------------------------------------------     --------------------------------------------
                                                            Name: Charles E. Soule
                                                 Title: President and Chief Executive Officer

Attest:                                          PROVIDENT COMPANIES, INC.
[seal]
             /s/  SUSAN N. ROTH                        By:     /s/  J. HAROLD CHANDLER
--------------------------------------------     --------------------------------------------
                                                           Name: J. Harold Chandler
                                                               Title: President

Attest:                                          PATRIOT ACQUISITION CORPORATION
[seal]
              /s/  SUSAN N. ROTH                       By:     /s/  THOMAS R. WATJEN
--------------------------------------------     --------------------------------------------
                                                            Name: Thomas R. Watjen
                                                               Title: President

                                                                  CONFORMED COPY
                                                                       EXHIBIT A

                     AMENDED AND RESTATED VOTING AGREEMENT

     AMENDED AND RESTATED VOTING AGREEMENT (this "Agreement"), dated as of April 29, 1996 and as amended and restated as of November 5, 1996, between Textron Inc., a Delaware corporation and a stockholder (the "Stockholder") of The Paul Revere Corporation, a Massachusetts corporation (the "Company"), and Provident Companies, Inc., a Delaware corporation ("Parent").

     WHEREAS, the Company, Parent and Patriot Acquisition Corporation, a Massachusetts corporation and a wholly owned subsidiary of Parent ("Newco"), have entered into an Amended and Restated Agreement and Plan of Merger (as the same may be further amended from time to time, the "Merger Agreement"), providing for the merger (the "Merger") of Newco with and into the Company pursuant to the terms and conditions of the Merger Agreement; and

     WHEREAS, the Stockholder owns of record and beneficially 37,500,000 shares (the "Shares") of common stock, par value $1.00 per share, of the Company (the "Common Stock") and wishes to enter into this Agreement with respect to the Shares; and

     WHEREAS, in order to induce Parent to enter into the Merger Agreement, the Stockholder has agreed, upon the terms and subject to the conditions set forth herein, (i) to vote the Shares at a meeting of the Company's stockholders in favor of approval of the Merger Agreement and (ii) to the other matters set forth herein;

     NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

     1. Agreement to Vote Shares.

          (a) Subject to Section 1(b) hereof, the Stockholder agrees during the term of this Agreement to vote the Shares, in person or by proxy, (i) in favor of approval of the Merger Agreement at every meeting of the stockholders of the Company at which such matters are considered and at every adjournment thereof (each, a "Stockholder Meeting") and (ii) against an Alternative Proposal (as such term is defined in the Merger Agreement).

          (b) Notwithstanding anything to the contrary contained herein, the obligations of the Stockholder pursuant to Section 1(a) hereof with respect to matters to be considered at any Stockholder Meeting are subject to the following conditions:

             (i) Parent and Newco shall have performed in all material respects all of their respective material obligations under the Merger Agreement to have been performed at or prior to the date of such Stockholder Meeting;

             (ii) all representations and warranties of Parent and Newco set forth in the Merger Agreement shall be true and correct in all material respects as of the date of such Stockholder Meeting as though made on and as of such date (except for changes permitted by the Merger Agreement and that those representations which address matters only as of a particular date shall remain true and correct as of such date), except in any case for such failures to be true and correct which would not have a Parent Material Adverse Effect (as defined in the Merger Agreement);

             (iii) there shall not be in effect on the date of such Stockholder Meeting any statute, rule, regulation, executive order, decree, ruling or injunction or other order of a court or governmental or regulatory agency of competent jurisdiction directing that the transactions contemplated by the Merger Agreement not be consummated; provided, however, that, subject to the terms and provisions provided in the Merger Agreement (including but not limited to Section 6.8 thereof), prior to invoking this condition each party shall use its reasonable efforts to have any such decree, ruling, injunction or order vacated; and

             (iv) the Registration Statement (as such term is defined in the Merger Agreement) to be filed with the Securities and Exchange Commission (the "SEC") by Parent under the Securities Act of 1933, as amended (the "Act") to register the shares of Parent Common Stock (as such term is defined in the Merger Agreement) to be issued in the Merger shall have become effective under the Act and shall not be the subject of any stop order or proceeding by the SEC seeking a stop order.

     2. No Voting Trusts. The Stockholder agrees that the Stockholder will not, nor will the Stockholder permit any entity under the Stockholder's control to, deposit any of the Stockholder's Shares in a voting trust or subject any of its Shares to any arrangement with respect to the voting of the Shares inconsistent with this Agreement.

     3. Limitation on Dispositions and Proxies. During the term of this Agreement, the Stockholder agrees not to sell, assign, pledge, transfer or otherwise dispose of, or grant any proxies with respect to (except for a proxy which is not inconsistent with the terms of this Agreement) any of the Stockholder's Shares.

     4. Other Agreements.

          (a) Concurrently with the Closing (as such term is defined in the Merger Agreement), the Stockholder shall pay to Parent the sum of $25 million; provided, that Parent may require that such payment be made directly to the Company or that such payment be made by means of a surplus note or other asset which may properly be taken into account in determining risk-based capital levels of the Company, in which event the Stockholder shall deliver such surplus note or other asset to Parent at or prior to the Effective Time.

          (b) At or prior to the Effective Time (as such term is defined in the Merger Agreement), the Stockholder shall contribute to the Company, free and clear of all liens, one used Cessna Citation III (Aircraft Serial No. 60-0127). In addition, the Stockholder shall contribute to the Company, free and clear of all liens, as soon as the same becomes available to the Stockholder from the manufacturer, one new Cessna Citation V Ultra (the "V Ultra"). Notwithstanding the foregoing, Parent may, by notice to the Stockholder prior to the Effective Time, require that the Stockholder pay to Parent or to the Company, as Parent may direct, the cash value of the V Ultra and Parent or the Company, as the case may be, shall thereupon purchase from the Stockholder in exchange for such cash the V Ultra, which shall be delivered as soon as the same shall become available to the Stockholder from the manufacturer.

          (c) The Stockholder agrees to make at or prior to the Effective Time, a capital contribution to the Company (which may, at the election of the Stockholder, be by means of a surplus note or other asset which may properly be taken into account in determining risk-based capital levels, in which event the Stockholder shall deliver such surplus note or other asset to Parent at or prior to the Effective Time) in the amount of the statutory reserve strengthening required by the Commissioner of Insurance of the Commonwealth of Massachusetts as a condition to granting any necessary Consents in connection with the transactions contemplated by the Merger Agreement; provided, however, that the Stockholder's contribution after November 1, 1996 pursuant hereto shall be at least $100 million but shall not under any circumstances exceed $180 million in the aggregate for such capital contribution.

          (d) Prior to the Effective Time, the risk management personnel of Parent and the Stockholder shall cooperate in obtaining the insurance coverage required to be obtained by Parent pursuant to Section 6.11(b) of the Merger Agreement and shall use their reasonable efforts to determine the amount by which the cost of such coverage including exposure relating to Company Reserve Matters (as defined herein) would exceed the cost of such coverage excluding exposure relating to the Company Reserve Matters (the "Excess Cost") and the Stockholder shall reimburse Parent for such Excess Cost.

  5. Limited Purpose Hold Harmless.

          (a) From and after the Effective Time, the Stockholder hereby agrees to defend and promptly to reimburse and hold harmless the Company and each Company Subsidiary, and their respective officers, directors, employees, agents, successors and assigns, including Parent and affiliates of Parent and their respective officers, directors, employees and agents (collectively, the "Parent Parties"), as the case may be, from and against all Damages (as defined herein) asserted against, resulting to, or imposed upon or incurred by any Parent Party, by reason of, or resulting from, or in connection with, any Third Party Claim (as defined herein) arising out or relating to any Company Reserve Matter (as defined herein). For purposes of this Section 5:

             (x) "Third Party Claim" shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, governmental or other examination or investigation, hearing, or administrative or other proceeding against or involving a Parent Party, initiated or instigated prior to May 28, 1998 by any stockholder or former stockholder of the Company or the Stockholder, in each case in their capacity as such, whether individually on behalf of such stockholder or as representative of a class of stockholders or derivatively or on behalf of the Company (a "Stockholder Action"), or by any governmental authority or agency (a "Regulatory Action");

             (y) "Company Reserve Matters" shall mean any matters to the extent that the same arise out of or are based upon (i) the adequacy of the Company's or any Company Subsidiary's individual disability reserves as of any period subsequent to December 31, 1993 and prior to the Closing Date, (ii) the Company's or any Company Subsidiary's reserve adequacy analysis as of any period subsequent to December 31, 1993 and prior to the Closing Date, (iii) the carrying value of the Company's or any Company Subsidiary's deferred policy acquisition costs or value assigned purchased insurance in force as of any period subsequent to December 31, 1993 and prior to the Closing Date, or (iv) any of the Company's or any Company Subsidiary's or the Stockholder's financial statements as filed with the Securities and Exchange Commission, the Massachusetts Division or any other regulatory authority or the restatement thereof relating to any period subsequent to December 31, 1993 as relates to any of the matters set forth in clauses (i) through (iii) above, provided, that Company Reserve Matters shall not include any matter to the extent that the same relates to (A) a claim that (1) the Company's aggregate individual disability reserves be or should have been increased to amounts in excess of the amounts reflected in the Company's September 30, 1996 consolidated balance sheet or the Company's aggregate deferred policy acquisition costs or value assigned purchased insurance in force be or should have been reduced to amounts less than the amounts reflected in the Company's September 30, 1996 consolidated balance sheet, or (2) the aggregate statutory individual disability reserves of the Company Subsidiaries be or should have been increased to amounts in excess of the amounts that are (or which would be) reflected in statutory financial statements of the Company Subsidiaries immediately after giving effect to any additions thereto required by the Massachusetts Division of Insurance prior to the Effective Time or (B) the authorization, execution and delivery of the Merger Agreement by or on behalf of Parent or any of the terms and provisions thereof, including the amount of Merger Consideration; and

             (z) "Damages" shall mean, to the extent the same is not covered by available insurance in effect immediately prior to the Effective Time or policies required to be maintained by Parent pursuant to Section 6.11 of the Merger Agreement, (A) with respect to any Stockholder Action, any and all damages, liabilities, losses, assessments, costs, and expenses, including interest, penalties, cost of investigation and defense, and reasonable attorneys' and other professional fees and expenses and (B) with respect to any Regulatory Action, any and all costs and expenses incurred relating to interest, fines, penalties, cost of investigation and defense, and reasonable attorneys' and other professional fees and expenses, but excluding any and all other damages, liabilities, losses, or assessments imposed or incurred in connection with such Regulatory Action (including, in each such case, reasonable attorneys' fees and expenses incurred in enforcing the provisions of this Section 5 and any damages, liabilities, losses, assessments, costs and expenses incurred pursuant to

        Section 6.11 of the Merger Agreement by a Parent Party in connection with a Third Party Claim arising out of or relating to a Company Reserve Matter).

          (b) The obligations and liabilities of the parties under this Section 5 shall be subject to the following terms and conditions:

             (i) A claim under this Section 5 (a "Claim") shall be made by a Parent Party (a "Claiming Party") by delivery of a written notice requesting that the Stockholder defend, reimburse and hold harmless such Claiming Party and specifying, in light of the information then known to such Claiming Party, the basis on which such claim is asserted, an estimate (if then reasonable to make) of the amount of asserted Damages and containing (by attachment or otherwise) such other information as such Claiming Party shall have concerning the Third Party Claim on which such Claim is based.

             (ii) The Claiming Party shall give the Stockholder written notice of a Third Party Claim promptly after receipt by the Claiming Party of notice thereof, and the Stockholder, on behalf of the Claiming Party, may undertake the defense, compromise and settlement thereof by representatives of its own choosing reasonably acceptable to the Claiming Party. The failure of the Claiming Party to notify the Stockholder of such Third Party Claim shall not relieve the Stockholder of any liability that it may have with respect to such Third Party Claim except to the extent the Stockholder demonstrates that the defense of such Third Party Claim is prejudiced by such failure. The assumption of the defense, compromise and settlement of any such Third Party Claim by the Stockholder shall be an acknowledgment of the obligation of the Stockholder to defend, reimburse and hold harmless the Claiming Party with respect to such Claim hereunder. If the Claiming Party desires to participate in, but not control, any such defense, compromise and settlement, it may do so at its sole cost and expense; provided, however, that if any Third Party Claim is asserted by or in the name of any governmental agency or authority or seeks equitable relief, where in each such case there is a reasonable probability, in the opinion of the Claiming Party, that such Third Party Claim or the litigation or resolution thereof may materially and adversely affect the Claiming Party or any of its affiliates other than as a result of monetary damages, the Claiming Party may participate in, but not control, such defense, compromise and settlement at the Stockholder's cost and expense, up to an aggregate amount of $200,000 for such cost and expense. If, however, the Stockholder fails or refuses to undertake the defense of such Third Party Claim within ten (10) days after written notice of such claim has been given to the Stockholder by the Claiming Party, the Claiming Party shall have the right to undertake, at the Stockholder's expense, the defense, compromise and settlement of such claim with counsel of its own choosing.

             (iii) No settlement of a Third Party Claim under this Section 5 shall be made without the prior written consent by or on behalf of the Stockholder, which consent shall not be unreasonably withheld or delayed. Consent shall be presumed in the case of any settlement of $50,000 or less in connection with all Third Party Claims relating to any such settlement where the Stockholder has not responded within five
        (5) business days of delivery to the Stockholder of notice of a proposed settlement. If the Stockholder assumes the defense of such a Third Party Claim, (A) no compromise or settlement thereof may be effected by the Stockholder without the Claiming Party's consent (which shall not be unreasonably withheld or delayed) unless (x) there is no finding or admission of any violation of law or any violation of the rights of any person and no effect on any other claim that may be made against the Claiming Party, (y) the sole relief provided is monetary damages that are paid in full by the Stockholder, and (z) the compromise or settlement includes, as an unconditional term thereof, the giving by the claimant or the plaintiff to the Claiming Party of a release, in form and substance reasonably satisfactory to the Claiming Party, from all liability in respect of such Third Party Claim, and (B) the Claiming Party shall have no liability with respect to any compromise or settlement thereof effected without its consent (which shall not be unreasonably withheld or delayed).

             (iv) In connection with the defense, compromise or settlement of any Third Party Claim, the parties to this agreement shall execute such powers of attorney as may reasonably be necessary or appropriate to permit participation of counsel selected by any party hereto and, as may reasonably be related to any such claim or action, shall provide access to the counsel, accountants and other representatives of each party during normal business hours to all properties, personnel, books, tax records, contracts, commitments and all other business records of such other party and will furnish to such other party copies of all such documents as may reasonably be requested (certified, if requested).

             (v) Upon determination of the amount of a Claim, whether by agreement between the Claiming Party and the Stockholder or by an arbitration award or by any other final adjudication, the Stockholder shall pay the amount of such Claim within ten (10) days of the date such amount is determined.

     6. Specific Performance. Each party hereto acknowledges that it will be impossible to measure in money the damage to the other party if a party hereto fails to comply with the obligations imposed by this Agreement, and that, in the event of any such failure, the other party will not have an adequate remedy at law or in damages. Accordingly, each party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that the other party has an adequate remedy at law. Each party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with any other party's seeking or obtaining such equitable relief.

     7. Term of Agreement; Termination.

          (a) Subject to Section 10(f), the term of this Agreement shall commence on the date hereof, and such term and this Agreement shall terminate upon the earliest to occur of (i) the Effective Time; (ii) the date on which the Merger Agreement is terminated in accordance with its terms; (iii) the date on which the Board of Directors of the Company withdraws or materially modifies or changes its recommendation of the Merger Agreement if the Board of Directors of the Company after consultation with its counsel determines that the failure to take such action could reasonably be deemed a breach of its fiduciary duties to the Company's stockholders under applicable law; and (iv) May 28, 1997. Upon such termination, no party shall have any further obligations or liabilities hereunder; provided, however, that such termination shall not relieve any party from liability for any breach of this Agreement prior to such termination.

          (b) If (i) an Alternative Proposal (as such term is defined in the Merger Agreement) which provides that the Company's stockholders will receive in excess of $26.00 per share of Common Stock is then outstanding, and (ii) at a meeting of stockholders of the Company held for the purpose of voting on a proposal to approve the Merger Agreement, the Stockholder shall have failed to vote the Shares in favor of such proposal then, unless Parent shall be entitled to receive the Termination Fee (as defined in the Merger Agreement) pursuant to Section 8.5(b) of the Merger Agreement and provided that Parent shall not be in material breach of its obligations hereunder or under the Merger Agreement, the Stockholder will pay Parent the sum of $22,500,000 as promptly as practicable, but not later than three business days following such meeting, and such payment will be made by wire transfer of immediately available funds to an account designed by Parent. Notwithstanding anything in this Agreement to the contrary, the fee which may become payable under this Section 7(b) shall be the sole and exclusive remedy available to Parent for the Stockholder's failure to vote the Shares in accordance with the terms of this Agreement.

     8. Entire Agreement. This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by all parties hereto. No waiver of any provisions hereof by any party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

     9. Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein shall be in writing and shall be deemed to have been duly given if mailed, by first class or registered mail, three (3) business days after deposit in the United States Mail, or if telexed or telecopied, sent by telegram, or delivered by hand or reputable overnight courier, when confirmation is received, in each case as follows:

              If to the Stockholder:

                   Textron Inc.
                   40 Westminster Street
                   Providence, RI 02903-2596
                   Attention:  Executive Vice President and General Counsel
                   Telecopy:  (401) 457-2418

              With a copy to:

                   Skadden, Arps, Slate, Meagher & Flom LLP
                   One Beacon Street
                   Boston, MA 02108
                   Attention:  Margaret A. Brown, Esq.
                   Telecopy:  (617) 573-4822

              If to Parent:

                   Provident Companies, Inc.
                   1 Fountain Square
                   Chattanooga, TN 37402
                   Attention:  Chief Financial Officer
                   Telecopy:  (423) 755-3194

              With a copy to:
                   Alston & Bird
                   1201 West Peachtree Street
                   Atlanta, Georgia 30309
                   Attention:  Dean Copeland, Esq.
                   Telecopy:  (404) 881-7777

or to such other persons or addresses as may be designated in writing by the party to receive such notice. Nothing in this Section 9 shall be deemed to constitute consent to the manner and address for service of process in connection with any legal proceeding (including litigation arising out of or in connection with this Agreement), which service shall be effected as required by applicable law.

     10. Miscellaneous.

          (a) Nothing contained in this Agreement shall be construed as creating any liability on the part of the Stockholder under the Merger Agreement.

          (b) This Agreement shall be deemed a contract made under, and for all purposes shall be construed in accordance with, the laws of the Commonwealth of Massachusetts, without reference to its conflicts of law principles.

          (c) If any provision of this Agreement or the application of such provision to any person or circumstances shall be held invalid or unenforceable by a court of competent jurisdiction, such provision or application shall be unenforceable only to the extent of such invalidity or unenforceability, and the remainder of the provision held invalid or unenforceable and the application of such provision to persons or circumstances, other than the party as to which it is held invalid, and the remainder of this Agreement, shall not be affected.

          (d) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

          (e) All Section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

          (f) The obligations of the Stockholder set forth in this Agreement shall not be effective or binding upon the Stockholder until after such time as the Merger Agreement is executed and delivered by the Company, Parent and Newco.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

                                          PROVIDENT COMPANIES, INC.

                                          By:      /s/  J. HAROLD CHANDLER
                                            ------------------------------------
                                            Name: J. Harold Chandler
                                            Title: President

                                          TEXTRON INC.

                                          By:      /s/  STEPHEN L. KEY
                                            ------------------------------------
                                            Name: Stephen L. Key
                                            Title: Executive Vice President and
                                                Chief Financial Officer

                                                                  CONFORMED COPY
                                                                       EXHIBIT B

                   AMENDED AND RESTATED SEPARATION AGREEMENT

     THIS AMENDED AND RESTATED SEPARATION AGREEMENT (this "Agreement") is made and entered into as of April 29, 1996, and amended and restated as of November 5, 1996, by and among Textron Inc., a Delaware corporation ("TI"), The Paul Revere Corporation, a Massachusetts corporation (the "Company"), and Provident Companies, Inc., a Delaware corporation ("Parent").

     TI is the holder of approximately 83% of the outstanding voting common stock of the Company. Simultaneously with the execution of this Agreement, Parent, the Company and Patriot Acquisition Corporation, a Massachusetts corporation and a wholly owned subsidiary of Parent ("Newco"), are entering into an Amended and Restated Agreement and Plan of Merger (as the same may be further amended from time to time, the "Merger Agreement") providing for the merger (the "Merger") of Newco with and into the Company pursuant to the terms and conditions of the Merger Agreement.

     This Agreement is being entered into in connection with, and in consideration of, the transactions contemplated by the Merger Agreement. Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Merger Agreement.

     NOW, THEREFORE, in consideration of the foregoing, and the covenants and agreements contained herein, and other consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

     1. Representations and Warranties of TI. TI hereby represents and warrants to Parent as follows:

          (a) TI has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to comply with the provisions hereof. The execution and delivery of this Agreement, the performance of TI's obligations hereunder and the compliance by TI with the provisions hereof have been duly authorized by all necessary corporate action on the part of TI. This Agreement has been duly executed and delivered by TI and, assuming this Agreement constitutes the valid and binding agreement of the other parties hereto, constitutes the valid and binding agreement of TI, enforceable in accordance with its terms, except that the enforcement of this Agreement may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditor's rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

          (b) The execution and delivery of this Agreement, the performance by TI of its obligations hereunder and the compliance by TI with any of the provisions hereof will not (i) conflict with or result in a breach of any provision of its Certificate of Incorporation or By-Laws or a violation of or default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any material note, bond, debenture, mortgage, indenture, license, material agreement or other material instrument or obligation to which TI is bound, or (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to TI or any of its properties or assets. No consent or approval by any governmental authority is required of TI in connection with the execution and delivery by TI of this Agreement, the performance by TI of its obligations hereunder, or the compliance by TI with any of the provisions hereof or thereof.

          (c) TI is not a "foreign person" within the meaning of Section 1445 of the Code.

     2. Representations and Warranties of Parent. Parent hereby represents and warrants to TI as follows:

          (a) Parent has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to comply with the provisions hereof. The execution and delivery of this Agreement, the performance of Parent's obligations hereunder and the compliance by Parent with the provisions hereof and thereof have been duly authorized by all necessary corporate action on the part of Parent. This Agreement has been duly executed and delivered by Parent and, assuming this Agreement constitutes the valid and binding agreement of the other parties hereto, constitutes the valid and binding agreement of Parent enforceable in accordance with its terms, except that the enforcement of this Agreement may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

          (b) The execution and delivery of this Agreement, the performance by Parent of its obligations hereunder and the compliance by Parent with any of the provisions hereof or thereof will not (i) conflict with or result in a breach of any provision of its Certificate of Incorporation or By-Laws or a violation of or default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any material note, bond, debenture, mortgage, indenture, license, material agreement or other material instrument or obligation to which parent is bound or (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent or any of its properties or assets. No consent or approval by any governmental authority is required of Parent in connection with the execution and delivery by Parent of this Agreement, the performance by Parent of its obligations hereunder or the compliance by Parent with any of the provisions hereof or thereof.

          (c) Parent is not a "foreign person" within the meaning of Section 1445 of the Code.

     3. Settlement of Intercompany Accounts; Cancellation of Intercompany Agreements. Except as otherwise expressly provided in this Agreement or the Merger Agreement, TI and the Company shall cause all intercompany accounts, including all accounts receivable (whether or not currently due and payable), between TI and its affiliates (other than the Company and the Company Subsidiaries) on the one hand, and the Company and the Company Subsidiaries on the other hand, to be settled in full prior to the Effective Time. Within five business days prior to the date of the Closing, the Company will deliver to Parent a schedule of all amounts to be so settled. Except as expressly provided in this Agreement or set forth on Exhibit A hereto, TI and the Company shall cause all agreements between TI and its affiliates (other than the Company and the Company Subsidiaries) on the one hand, and the Company and the Company Subsidiaries on the other hand, to be terminated as of the Effective Time, including, without limitation, any Tax (as defined in Section 4(f) hereof) sharing or Tax allocation agreements (as set forth in Section 4(a) of this Agreement).

     4. Tax Matters and Post-Closing Taxes.

          (a) Tax Sharing Agreements. Any Tax sharing or Tax allocation agreement between TI and any of the Company and the Company Subsidiaries shall be terminated at the Effective Time, except as provided elsewhere in this Agreement.

          (b) Allocation of Tax Liability.

             (i) Except as provided in the immediately following paragraph, for any period ending on or prior to the Effective Time, the Company or Parent shall pay to TI any Taxes attributable to the Company or the Company Subsidiaries (as determined in a manner consistent with past custom and practices and the language of any applicable Tax sharing agreement in force prior to the Effective Time) with respect to which the Company or the Company Subsidiaries join in any Tax Return filed on a consolidated, combined or unitary basis, and TI shall pay to the Company or Parent any refund (or overpayment) of Taxes attributable to the Company or the Company Subsidiaries (as determined in a manner consistent with past custom and practices and the language of any applicable Tax sharing agreement in force prior to the Effective Time) with respect to which the Company or the Company Subsidiaries join in any Tax Return filed on a consolidated, combined or unitary basis. Any such payment in respect of Taxes or any refund of Taxes shall be paid within 30 days of any time that TI is obligated to pay taxes to, or receives a refund of, Taxes from, the appropriate taxing authority.

             If a taxing authority audits or examines a Tax Return and there is a Final Determination (as defined herein) with respect to such Tax Return that results in an adjustment to any item of income, loss, deduction or credit (other than an adjustment that is a Timing Difference (as defined herein) which shall be governed by the preceding paragraph or a Reserve Study Timing Difference (as defined herein), which shall be governed by the paragraphs below, of the Company or any Company Subsidiary for any period ending on or prior to the Effective Time, Parent or the Company shall be liable for, and shall pay TI, the amount of any Tax liability resulting from each such adjustment until the aggregate amount of all such adjustments equals $8,000,000. To the extent that amounts governed by this paragraph exceed $8,000,000, TI shall be liable, and have no right of indemnification from Parent or the Company, for such amounts. Any amounts for which Parent or the Company is liable under this paragraph shall be paid no later than 30 days after TI sends to Parent a written notice of any Final Determination together with a statement indicating the amounts owed by Parent or the Company pursuant to this paragraph.

             For purposes of this Agreement, "Timing Difference" shall mean, with respect to any item of income, loss, deduction or credit, an adjustment of any such item in a tax period which will result in an actual or potential corresponding adjustment in one or more other tax periods.

             For purposes of this Agreement, "Final Determination" shall mean any agreement, settlement, compromise, or administrative or judicial determination, from which no appeal can be made.

             For purposes of this Agreement, "Reserve Study Deductions" shall equal the amount of the statutory reserve strengthening determined in accordance with Section 7.2(d) of the Merger Agreement (determined without regard to the clause beginning "provided, however").

             For purposes of this Agreement, "Reserve Study Timing Differences" shall mean all Reserve Study Deductions that are not deducted in the income Tax Return filed by TI on behalf of the Company and the Company Subsidiaries for 1996 and for the tax period ending on the day including the Effective Time.

             (ii) Notwithstanding anything to the contrary in this Section 4:

                (A) To the extent that TI believes that the Company (or any of the Company Subsidiaries) is entitled to any Reserve Study Deductions with respect to the Company's 1996 tax year or the Company's tax period ending on the day including the Effective Time, such Reserve Study Deductions shall be reflected in the income Tax Return filed by TI on behalf of the Company and the Company Subsidiaries for such tax period. The amount of any Tax benefit resulting from such Reserve Study Deductions shall not be paid to the Parent or the Company by TI, nor shall such amount offset against amounts receivable by TI from the Parent or the Company, whether or not Parent or the Company would otherwise be entitled to payment (by means of a direct payment or offset) pursuant to any Tax sharing agreement or any other provision of this Agreement.

                (B) If a taxing authority audits or examines a Tax Return and there is a Final Determination with respect to such Tax Return that results in the disallowance of a Reserve Study Deduction deducted in accordance with Section 4(b)(ii)(A), TI shall be liable for any Tax liability (including interest or penalties) arising from such adjustment solely relating to such disallowance, and the amount of the Reserve Study Deductions disallowed shall be treated as a Reserve Study Timing Difference by TI, Parent and the Company; provided, however, that any adjustment for amounts deducted in 1996 that are allowed as deductions in the Tax year of the Company ending on the Effective Date shall not be considered a Reserve Study Timing Difference but instead shall be covered by the provisions of Section 4(b)(ii)(A).

                (C) Parent or the Company shall pay TI annually for ten (10) years an amount equal to (x) the aggregate amount of the Reserve Study Timing Difference divided by ten (10) and multiplied by (y) the Applicable Rate. For purposes hereof, the Applicable Rate shall be the maximum U.S. Federal statutory tax rate applicable to corporations for the year of payment.

                (D) With respect to all amounts which are Reserve Study Timing Differences (including amounts that are treated as Reserve Study Timing Differences pursuant to Section 4(b)(ii)(B)), the first annual payment to be paid to TI pursuant to Section 4(b)(ii)(C) shall be deemed to be due and payable on December 31, 1997 and subsequent annual payments shall be deemed to be due and payable annually thereafter; provided, however, that any amount owed by Parent or Company to TI because of a Reserve Study Timing Difference arising under Section 4(b)(ii)(E) shall be paid to TI no sooner than the year of the Final Determination giving rise to the Reserve Study Timing Difference.

             (iii) From and after the Effective Time, TI hereby agrees to defend and promptly to indemnify and hold harmless Parent, each of its Affiliates (including the Company and each Company Subsidiary that becomes an affiliate of Parent), and their respective officers, directors, employees, agents, successors and assigns (collectively, the "Parent Indemnitees"), as the case may be, from and against all past, present and future demands, claims, suits, actions or causes of action, assessments, judgments, losses, damage or damages, liabilities, costs and expenses, including, without limitation, interest, penalties, reasonable attorneys' and consultants' fees, disbursements and expenses and all other expenses incurred in investigating, preparing or defending any litigation or proceeding, commenced or threatened (collectively, the "Damages"), asserted against, resulting to or imposed upon or incurred by any Parent Indemnitee by reason of, or resulting from, or in connection with, any liability of TI or any current or prior member of its affiliated group other than the Company and the Company Subsidiaries for Taxes however and whenever arising.

             (iv) From and after the Effective Time, Parent hereby agrees to defend and promptly to indemnify and hold harmless TI, each of its Affiliates (other than the Company and the Company Subsidiaries), and their respective officers, directors, employees, agents, successors and assigns (collectively, the "TI Indemnitees"), as the case may be, from and against all Damages asserted against, resulting to, or imposed upon or incurred by any TI Indemnitee, by reason of, or resulting from, or in connection with, subject to Section 4(b)(v), any liability of the Company and the Company Subsidiaries for taxes related or allocable to any period ending after the Effective Time.

             (v) In the case of Taxes that are payable with respect to any taxable period that begins before the Effective Time and ends after the Effective Time, the portion of any such Tax that is allocable to the portion of the period ending on the Effective Time shall: (1) in the case of Taxes that are either (x) based upon or related to income or receipts or (y) imposed in connection with any sale, transfer or assignment or any deemed sale, transfer or assignment of property (real or personal, tangible or intangible) be deemed equal to the amount that would be payable if the taxable year ended on the Effective Time and (2) in the case of Taxes imposed on a periodic basis with respect to the assets of the Company or any of the Company Subsidiaries or otherwise measured by the level of any item, be deemed to be the amount of such Taxes for the entire period (or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding period) multiplied by a fraction the numerator of which is the number of calendar days in the portion of such period ending on the Effective Time and the denominator of which is the number of calendar days in the entire period. For purposes of clause (1) above, any exemption, deduction, credit or other item that is calculated on an annual basis shall be allocated to the portion of the period beginning before the Effective Time and, pursuant to clause (1), treated as ending on the Effective Time, based on the pro rata portion of such item allocable to such portion of such period determined by multiplying the total amount of such item allocated to such period times a fraction, the numerator of which is the number of calendar days in such portion of such period ending on the Effective Time and the denominator of which is the number of calendar days in the entire period.

             (vi) In a period ending after the Effective Time, Parent has the right to request TI to prepare and file a claim for refund or amended Tax Return for any such period ended prior to or on the Effective Time, at Parent's cost and expense, (A) if the Company has a Tax loss for such period, and, as a result of such Tax loss, the Company would become entitled to a refund or credit of Taxes solely as a result of a carryback of such Tax loss to a period ended prior to or on the Effective Time, or (B) upon approval by TI (which approval may be withheld upon TI's sole discretion), if the Company may obtain a Tax benefit by filing an amended Tax Return. TI shall pay to Parent any Tax benefit so resulting (as a result of the immediately preceding sentence) and actually recognized by TI, provided, however, TI is not required to prepare and file any claim for refund or amended Tax Return if TI determines in good faith that any refund or credit of Tax which may result could not be utilized in a Tax Return to obtain a Tax benefit. In the event that any Tax benefit for which a payment has been made to the Company or Parent is subsequently reduced or disallowed, Parent shall indemnify and hold harmless TI for any Tax assessed against TI (or TI's affiliated group) by reason of the reduction or disallowance. TI agrees to use its best efforts to generate capital gain of no less than $50 million during the Tax period ending at the Effective Time and to prepare and file a claim for refund or amended Tax Returns, if so requested by Parent or Company, to permit Company to carry back up to $50 million of capital losses to such Tax period or, if appropriate, any other prior Tax period in which the Company has unutilized capital gains. The immediately preceding sentence limits other provisions of this Section 4(b) (vi) only with respect to the Company's right to request capital loss carrybacks after the Effective Time.

        (c) Returns and Payments.

             (i) From the date of this Agreement through and after the Effective Time, TI shall prepare and file or otherwise furnish to the appropriate party (or cause to be prepared and filed or so furnished) in a timely manner all Tax Returns with respect to the Company and the Company Subsidiaries for any taxable period ending on or before the Effective Time in accordance with the Company's past custom and practice, and Parent shall do the same for any taxable period ending after the Effective Time.

             (ii) Except as otherwise provided in this Section 4, payment of any amounts due under this Section 4 shall be made (i) with respect to amounts as to which there is an agreement between TI and Parent that such amount is payable, at least three calendar days before the payment of any such Tax is due, provided that no such payment shall be due prior to 10 business days following receipt of written notice that payment of such Tax is due, or (ii) within 10 business days following either an agreement between TI and Parent that an amount is payable by TI or Parent to the other or within 10 business days of a Final Determination.

             (iii) From and after the date of this Agreement and until the Effective Time, TI shall cause the Company and the Company Subsidiaries to furnish Tax information with respect to 1995 to TI for inclusion in TI's federal consolidated income Tax Return or any consolidated or combined state Tax Return for such period in accordance with Company's past custom and practice. In the event that such 1995 Tax information has not been completed and delivered to TI prior to the Effective Time, after the Effective Time, Parent shall not take any action to impede or restrict the Company and the Company Subsidiaries from furnishing such 1995 Tax information to TI and shall support the ongoing efforts of the Company and the Company Subsidiaries in such regard. After the Effective Time, with respect to a Tax Return for 1996, Parent shall cause the Company and the Company Subsidiaries to furnish Tax information to TI for inclusion in TI's federal consolidated income Tax Return or any consolidated or combined state Tax Return in accordance with the Company's past custom and practice.

             (iv) Prior to and including the Effective Time, Parent shall have the right of approval (which approval shall not be unreasonably withheld) over Company Tax positions taken in (A) the U.S. Federal Income Tax Return for 1995 and the period ending on the Effective Time, and (B) other tax returns the failure of which to file would have a Company Material Adverse Effect. After the Effective Time, TI shall have the right of approval over Company Tax positions taken in the U.S. Federal Income Tax Return for 1995 and the period ending on the Effective Time, which approval will not be unreasonably withheld.

          (d) Cooperation and Exchange of Information. TI and Parent will provide each other with such cooperation and information as either of them reasonably may request of the other in filing any Tax

     Return determining a liability for Taxes or a right to a refund of Taxes or participating in or conducting any audit or other proceeding in respect of Taxes. Such cooperation and information shall include providing copies of relevant Tax Returns or portions thereof, together with accompanying schedules and related work papers (to the extent such documents are not subject to attorney-client or similar privileges) and documents relating to rulings or other determinations by taxing authorities, but in no event shall TI or Parent be required to disclose to the other any information relating to the operations of either, as the case may be, other than information relating to a liability for Taxes of the Company and the Company Subsidiaries. TI and Parent shall make their respective employees available on a mutually convenient basis to provide explanations of any documents or information provided hereunder. TI and Parent will retain all Tax Returns, schedules and work papers and all material records or other documents relating to Tax matters of the Company and the Company Subsidiaries for its taxable period first ending after the Effective Time and for all prior taxable periods until the expiration of the statute of limitations of the taxable periods to which such Tax Returns and other documents relate, without regard to extensions (but taking into account any extended statute of limitations applicable to a year in which a net operating loss is reported) except to the extent notified by the other party in writing of such extensions for the respective Tax periods. After such time, before Parent shall dispose of any of such books and records, at least 90 calendar days prior written notice to such effect shall be given by Parent to TI, and TI shall be given an opportunity, at its cost and expense, to remove and retain all or any part of such books and records as TI may select. Any information obtained under this Section 4(d) shall be kept confidential, except as may be otherwise necessary in connection with the filing of Tax Returns or claims for refund or in conducting an audit or other proceeding or as otherwise required by law.

          (e) Method of Asserting Tax Claims.

             (i) After the Closing, Parent and TI each shall promptly notify the other party in writing of the commencement of any Tax audit or administrative or judicial proceeding affecting the Taxes of the Company or any of the Company Subsidiaries, which, if determined adversely to the taxpayer or after the lapse of time would be grounds for indemnification under this Section 4 ("Tax Indemnitee") by the other party ("Tax Indemnitor"). Such notice shall contain factual information describing the asserted Tax liability in reasonable detail and shall include copies of any notice or other document received from any taxing authority in respect of any such asserted Tax liability. If either Parent or TI fails to give the other party prompt notice of an asserted Tax liability as required by this Section 4(e), then (1) if the Tax Indemnitor is precluded by the failure to give prompt notice from contesting the asserted Tax liability in the appropriate administrative or judicial forms, then such party shall not have any obligation to indemnify the other party for any loss or damage arising out of such asserted Tax liability, and (2) if the Tax Indemnitor is not so precluded from contesting, if such failure to give prompt notice results in a detriment to the Tax Indemnitor, then any amount which the Tax Indemnitor is otherwise required to pay pursuant to this Section 4 with respect to such liability shall be reduced by the amount of such detriment.

             (ii) TI may participate, through counsel of its own choosing and at its own expense, in any audit or administrative or judicial proceeding involving any asserted liability with respect to which indemnity may be sought under this Section 4 (any such audit or proceeding relating to an asserted Tax liability are referred to herein collectively as a "Contest"). If TI elects to participate in the Contest of an asserted Tax liability, it shall within 30 calendar days of receipt of the notice of an asserted Tax liability notify Parent of its intent to do so and Parent shall cooperate in good faith and shall cause the Company or its successor or successors to cooperate in good faith in each phase of such Contest. If such examination relates solely to periods for which TI is solely responsible for any Tax liability resulting therefrom, TI, at its election, may control such Contest. If TI elects not to participate in the Contest, fails to notify Parent of such election as herein provided or contests its obligation to indemnify hereunder, Parent, the Company or any of the Company Subsidiaries may pay, compromise or contest such asserted liability. If such examination relates in any part to periods for which Parent and the Company are responsible, Parent and the Company shall control such Contest. In any case, neither TI, Parent nor the Company or the Company Subsidiaries (including any designated representative of either) may settle or compromise any asserted liability in a manner that would create any indemnification obligation of any other party hereto unless such settlement or compromise would be reasonable in the case of a person that owned the Company and the Company Subsidiaries both before and after the Effective Time. In any event, each of Parent, the Company and any of the Company Subsidiaries may participate, through counsel of its own choosing and at its own expense, in any Contest.

             (iii) TI will allow Parent and its counsel to participate at its own expense in any audits of any consolidated or combined income Tax Returns to the extent that such Tax Returns relate to the Company or any of the Company Subsidiaries. TI will not settle any such audit in a manner which would adversely affect the Company or any of the Company Subsidiaries after the Effective Time unless such settlement would be reasonable in the case of a person that owned the Company and the Company subsidiaries both before and after the Effective Time.

          (f) For purposes of this Agreement, "Tax" (and, with correlative meaning, "Taxes") shall include all income and franchise taxes, including, without limitation, any taxes measured by or relating to income or profits, together with any interest, fines, penalties, additions to tax, and other additional amounts relating thereto, imposed by any federal, state, local or foreign taxing authority, provided that Taxes shall only refer to taxes reportable on a Tax Return jointly filed by TI and the Company or any Company Subsidiary on a consolidated, combined or unitary basis.

          For purposes of this Agreement, "Tax Return" shall mean any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

     5. Arbitration.

          (a) Agreement to Arbitrate. Any claim, controversy or dispute arising out of or relating to this Agreement, on which an amicable understanding cannot be reached, to the maximum extent allowed by applicable law and irrespective of the type of relief sought, shall be submitted to and resolved by arbitration, and such arbitration shall be the sole remedy for such matter. Such arbitration shall be conducted expeditiously and confidentially. In any such arbitration, the arbitrator may not award any punitive or exemplary damages or any damages other than compensatory damages.

          (b) Initiating Arbitration. To initiate arbitration, a party shall notify the other party in writing of its desire to arbitrate, stating the nature of its dispute and the remedy sought. The receiving party shall acknowledge receipt of the notice in writing within 5 days of such receipt, and thereafter the parties shall attempt in good faith to resolve the dispute within 15 days of the date of such acknowledgement. If the dispute cannot be resolved within such 15-day period, any party may send a written demand for arbitration to the other party. Within 15 days of delivery of such demand for arbitration, the parties shall appoint by mutual agreement an arbitrator that is a nationally-recognized accounting firm or law firm, provided, however, if the parties cannot mutually agree on an arbitrator, the parties' independent accounting firms will appoint a neutral nationally-recognized accounting firm as arbitrator.

          (c) Effect. Any award rendered by the arbitrators shall be accompanied by a written opinion setting forth the findings of fact and conclusions of law relied upon in reaching their decision. The award rendered by the arbitrators shall be final, binding and non-appealable, and judgment upon such award may be entered by any court having jurisdiction thereof. The parties agree that the existence, conduct and content of any such arbitration shall be kept confidential and no party shall disclose to any person any information about such arbitration, except as may be required by law or for financial reporting purposes in each party's financial statements.

          (d) Costs. Each party shall pay the fees of its own attorneys, expenses of witnesses and all other expenses in connection with the presentation of such party's case. The remaining costs of the arbitration shall be borne by the parties as designated by the arbitrators.

     6. Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein shall be in writing and shall be deemed to have been duly given if mailed, by first class or registered mail, three (3) business days after deposit in the United States Mail, or if telexed or telecopied, sent by telegram, or delivered by hand or reputable overnight courier, when confirmation is received, in each case as follows:

              (a)  If to TI (or to the Company prior to the Effective Time), to:

                  Textron Inc.
                  40 Westminster Street
                  Providence, RI 02903-2596
                  Attention: Executive Vice President and
                            General Counsel
                  401-457-2555 (telephone)
                  401-457-2418 (telecopier)

                  with a copy to:

                  Textron Inc.
                  40 Westminster Street
                  Providence, RI 02903-2596
                  Attention: Vice President, Taxes
                  401-457-3600 (telephone)
                  401-457-3662 (telecopier)

                  with a copy to:

                  Skadden, Arps, Slate, Meagher & Flom LLP
                  One Beacon Street
                  Boston, MA 02108
                  Attention: Margaret A. Brown, Esq.
                  617-573-4800 (telephone)
                  617-573-4822 (telecopier)

              (b) If to Parent (or to the Company after the Effective Time), to:

                  Provident Companies, Inc.
                  1 Fountain Square
                  Chattanooga, TN 37402
                  Attention: Chief Financial Officer
                  423-755-6866 (telephone)
                  423-755-3194 (telecopier)

                  with a copy to:

                  Alston & Bird
                  1201 West Peachtree Street
                  Atlanta, GA 30309
                  Attention: Dean Copeland, Esq.
                  404-881-7443 (telephone)
                  404-881-7777 (telecopier)

or to such other persons or addresses as may be designated in writing by the party to receive such notice. Nothing in this Section 6 shall be deemed to constitute consent to the manner and address for service of process in connection with any legal proceeding (including litigation arising out of or in connection with this Agreement), which service shall be effected as required by applicable law.

     7. Entire Agreement, Modifications and Waivers. This Agreement, together with all exhibits and schedules hereto, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof. The parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

     8. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts without giving effect to the principles of conflicts of laws thereof.

     9. Severability. The validity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, each of which shall remain in full force and effect.

     10. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

     11. Counterparts. For the convenience of the parties hereto, this Agreement may be signed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute one and the same agreement.

     12. Survival. The provisions of this Agreement shall be absolute and shall survive until the expiration of any applicable statutes of limitation.

     IN WITNESS WHEREOF, the parties to this Agreement have duly executed the same on the day and year first above written.

                                          TEXTRON INC.

                                          By      /s/  STEPHEN L. KEY
                                            -----------------------------------
                                            Name: Stephen L. Key
                                             Title: Executive Vice President and
                                            Chief
                                               Financial Officer

                                          THE PAUL REVERE CORPORATION

                                          By      /s/ CHARLES E. SOULE
                                            -----------------------------------
                                            Name: Charles E. Soule
                                            Title: President and Chief Executive
                                             Officer

                                          PROVIDENT COMPANIES, INC.

                                          By      /s/  J. HAROLD CHANDLER
                                            -----------------------------------
                                            Name: J. Harold Chandler
                                            Title: President

                                   EXHIBIT A

     TI shall take all actions necessary or appropriate to maintain in force with the Company Insurance Subsidiaries, for a period of three years immediately following the Effective Time (as defined in the Merger Agreement), the Master Group Policy relating to long-term disability, short-term disability, life, dental or accidental death and dismemberment insurance presently underwritten by the Company Insurance Subsidiaries covering employees, agents and/or eligible dependents of TI and its affiliates, on terms and conditions substantially similar to those in effect on the date of this Agreement; provided, however, that the Master Group Policy remains competitive with respect to price, terms, available coverage and quality of service.

                                                                  CONFORMED COPY
                                                                       EXHIBIT C

                              STANDSTILL AGREEMENT

     THIS STANDSTILL AGREEMENT (this "Agreement") is made and entered into as of April 29, 1996, by and between PROVIDENT COMPANIES, INC., a Delaware corporation (the "Company"), and TEXTRON INC., a Delaware corporation (the "Investor").

     In consideration of the mutual warranties, representations, covenants and agreements set forth herein, the parties, intending to be legally bound, agree as follows:

                                  ARTICLE ONE

                                  DEFINITIONS

     As used in this Agreement and any amendments hereto, the following terms shall have the following meanings respectively:

     "Beneficial owner" (and various derivations of such term such as "beneficially owned") shall have the meaning set forth in the regulations of the SEC included in 17 C.F.R. sec. 240.13d-3; provided that for purposes of this Agreement, (i) Investor and its Subsidiaries shall not be deemed to beneficially own Company Voting Securities with respect to which all investment decisions with respect to such Company Voting Securities are made by an independent investment manager or investment advisor (provided, that if Investor or such Subsidiary exercises voting power in respect of such Company Voting Securities, Investor or such Subsidiary shall be deemed to beneficially own such Company Voting Securities for purposes of Section 3.1 of this Agreement), and (ii) any option, warrant, right, conversion privilege or arrangement to purchase, acquire or vote Company Voting Securities regardless of the time period during or at which it may be exercised and regardless of the consideration paid shall be deemed to give the holder thereof beneficial ownership of the Company Voting Securities to which it relates. Any Company Voting Securities which are subject to such options, warrants, rights, conversion privileges or other arrangements shall be deemed to be outstanding for purposes of computing the percentage of outstanding securities owned by the holder thereof but shall not be deemed to be outstanding for the purpose of computing the percentage of outstanding securities owned by any other Person.

     "Company Common Stock" shall mean the $1.00 par value common stock of the Company and any security which is exchanged or substituted for such common stock.

     "Company Shares" shall mean the shares of Company Common Stock to be acquired by the Investor pursuant to the Merger (as defined in the Merger Agreement), and any Company Voting Securities received in exchange or substitution therefor or as a dividend in respect thereof.

     "Company Voting Securities" shall mean all classes of capital stock of the Company which are then entitled to vote generally in the election of directors and any securities exchanged or substituted for such classes of capital stock and any securities convertible into or exchangeable or exercisable for (whether or not presently convertible, exchangeable or exercisable) such classes of capital stock. For purposes of determining the amount or percentage of outstanding Company Voting Securities beneficially owned by a Person, and for purposes of calculating the aggregate voting power relating to such Company Voting Securities, securities that are deemed to be outstanding shall be included to the extent provided in the definition of "beneficial owner."

     "Control Event" shall mean (a) the entry by the Company into any agreement relating to (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger or (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Company, (b) the acquisition by any Person of Company Voting Securities representing 50% or more of the outstanding shares of Company Voting Securities, or (c) at any time during a period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company shall cease for any reason to constitute at least a majority thereof, excluding directors whose election or nomination for election by the shareholders of the Company during such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, included in 15 U.S.C. sec.sec. 78a-78jj.

     "Merger Agreement" shall mean that certain Agreement and Plan of Merger, dated as of April 29, 1996, by and among the Company, Patriot Acquisition Corporation and The Paul Revere Corporation, as the same may be amended.

     "Party" shall mean either the Company, on the one hand, or the Investor, on the other hand, and "Parties" shall mean the Company and the Investor.

     "Person" shall mean a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group (within the meaning of Section 13(d)(3) of the Exchange Act), or any person acting in a representative capacity.

     "Qualifying Tender Offer" shall mean an offer to purchase or exchange for cash or other consideration any Company Voting Securities (whether pursuant to a tender offer within the meaning of Section 14(d) of the Exchange Act or otherwise) (i) which is made by or on behalf of the Company or (ii) which is made by or on behalf of any other Person and which is approved by the Board of Directors of the Company or not opposed by the Board of Directors of the Company by two business days prior to the expiration of such offer.

     "SEC" shall mean the Securities and Exchange Commission.

     "Securities Act" shall mean the Securities Act of 1933, as amended, included in 15 U.S.C. sec.sec. 77a-77z.

     "Subsidiary" shall mean all those corporations, associations, or other business entities of which Investor either (i) owns or controls 50% or more of the outstanding voting securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding voting securities is owned directly or indirectly by its parent, or (ii) in the case of partnerships, serves, or any other Subsidiary serves, as a general partner.

     "Voting Agreement" shall mean the Voting Agreement, dated as of April 29, 1996, by and among Investor, The Paul Revere Corporation and the shareholders of the Company named therein.

                                  ARTICLE TWO

                         REPRESENTATIONS AND WARRANTIES

     2.1 Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor as follows:

          (a) The Company is a corporation in good standing under the laws of the State of Delaware. The Company has corporate power and authority to execute and deliver this Agreement and to perform its terms.

          (b) The execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly and validly authorized by all necessary corporate action in respect thereof on the part of the Company. This Agreement has been duly and validly executed by the Company and, assuming this Agreement constitutes a valid and binding agreement of the Investor, represents a valid and binding obligation of the Company, enforceable in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought). The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, will not constitute a breach, violation or default, or create a lien, under any law, rule or regulation or any judgment, decree, governmental permit or license or permit, indenture or instrument of the Company or to which the Company is subject.

     2.2 Representations and Warranties of the Investor. The Investor hereby represents and warrants to the Company as follows:

          (a) The Investor is a corporation in good standing under the laws of the State of Delaware. The Investor has corporate power and authority to execute and deliver this Agreement and to perform its terms.

          (b) The execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly and validly authorized by all necessary corporate action in respect thereof on the part of the Investor. This Agreement has been duly and validly executed by the Investor and, assuming this Agreement constitutes a valid and binding agreement of the Company, represents a valid and binding obligation of the Investor, enforceable in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought). The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, will not constitute a breach, violation or default, or create a lien, under any law, rule or regulation or any judgment, decree, governmental permit or license or permit, indenture or instrument of the Investor or to which the Investor is subject.

          (c) As of the date of this Agreement, except as contemplated by the Merger Agreement or the Voting Agreement, the Investor does not (i) beneficially own any Company Voting Securities, (ii) have any right to acquire or vote, or to acquire the right to vote, any Company Voting Securities, whether pursuant to any outstanding warrant, option, right, call, or agreement or commitment of any character relating to Company Voting Securities, or otherwise, or (iii) have any understanding which, if implemented, could lead to the acquisition or voting by the Investor or any of its Subsidiaries of any Company Voting Securities.

                                 ARTICLE THREE
                    COVENANTS AND AGREEMENTS OF THE INVESTOR

     The Investor hereby covenants and agrees with the Company as follows:

     3.1 Voting of Company Voting Securities. Notwithstanding any other provision of this Agreement, the Investor shall effect such action as may be necessary to ensure that:

          (a) subject to the receipt of proper notice and the absence of a preliminary or permanent injunction or other final order of any United Stated Federal or state court barring such action, the Investor and its Subsidiaries are, as shareholders, present in person or represented by proxy at all shareholder meetings of the Company so that all shares of Company Voting Securities of which Investor or any of its Subsidiaries beneficially own are voted and deemed to be present, in person or by proxy, at all meetings of the shareholders of the Company so that all Company Voting Securities so beneficially owned may be counted for the purpose of determining the presence of a quorum at such meetings; and

          (b) all Company Voting Securities that are beneficially owned by the Investor or any of its Subsidiaries as of the appropriate record date are voted on all matters to be voted upon by the holders of Company Voting Securities or any class or series thereof in the same proportion as the votes cast by the other holders of Company Voting Securities with respect to such matter (it being agreed that it shall be sufficient for the Investor and its Subsidiaries to file with the Inspectors of Election for such meeting of shareholders, prior to the closing of the polls, a ballot stating that such Company Voting Securities are intended to be voted in the same proportion as the votes cast by the other holders of Company Voting Securities with respect to such matter); except that (i) the Investor and such Subsidiaries may, in their sole discretion, vote or cause to be voted all or a greater proportion of such Company Voting Securities in favor of any matter that is recommended favorably by the Board of Directors of the Company and (ii) the Investor and its Subsidiaries may, in their sole discretion, vote any or all of their Company Voting Securities on any amendment to the Certificate of Incorporation or By-Laws (other than a proposal only to increase the number of authorized shares of Company Common Stock), disposition of the Company (by way of merger, disposition of assets or otherwise), liquidation, dissolution or any other action that is materially adverse to the Investor or such Subsidiaries.

     3.2 General Restrictions. Neither the Investor nor any of its Subsidiaries shall, directly or indirectly: (i) make or participate in the making of any public announcement with respect to, or submit or participate in the submission of a proposal for, or offer of, any Control Event; (ii) initiate the solicitation of or solicit proxies or consents or become a "participant" in a "solicitation" (as such terms are defined in Rule 14a-11 under the Exchange Act) with respect to any Company Voting Securities in opposition to the recommendation of the Board of Directors of the Company with respect to any matter; (iii) initiate or institute, or participate in the initiation or institution of, any shareholder vote (whether pursuant to Rule 14a-8 of the Exchange Act or otherwise) with respect to any matter which is not required by the Company's Certificate of Incorporation or By-Laws, the rules of the New York Stock Exchange, Inc. or any other national securities exchange or automated quotations system on which Company Voting Securities are then traded, or by any similar laws or rules to be submitted to the Company's shareholders; (iv) initiate or institute, or participate in the initiation or institution of any legal, regulatory or administrative action or proceeding in any court of competent jurisdiction or appropriate regulatory or administrative body or agency with respect to the Company or any of its directors, officers, employees, accountants, legal counsel or other advisors, which action or proceeding in any way contests, or otherwise seeks to void, the validity of, or the enforceability of any provision of this Agreement; or (v) join or become a part of any partnership, limited partnership, syndicate or other group, or otherwise act in concert with any other Person, for the purpose of voting Company Voting Securities on matters set forth in clause (ii) of Section 3.1(b) of this Agreement, except as a member of a group consisting solely of the Investor and its Subsidiaries with respect to actions specifically required or permitted by this Article Three.

     3.3 Acquisition of Voting Securities. Neither the Investor or any of its Subsidiaries shall, directly or indirectly, acquire beneficial ownership of any Company Voting Securities, if the effect of such acquisition would be to cause the Investor and its Subsidiaries to beneficially own, collectively, more than 15% of the outstanding Company Voting Securities, except pursuant to (i) the Merger Agreement or the Voting Agreement, (ii) dividends or distributions of Company Voting Securities made on or to Company Shares beneficially owned by such Person or (iii) offerings made available only to holders of Company Voting Securities generally; provided that the Investor or any of its Subsidiaries may acquire shares of Company Voting Securities from the Investor or another Subsidiary of the Investor. In the event that the Investor or any of its Subsidiaries sells, transfers or otherwise disposes (with or without full consideration) of any Company Voting Securities (other than to the Investor or a Subsidiary of the Investor), the Investor and its Subsidiaries may not thereafter reacquire such shares during the term of this Agreement if the effect of such acquisition would be to cause the Investor and its Subsidiaries to beneficially own, collectively, more than 15% of the outstanding Company Voting Securities, subject to the exceptions set forth in clauses (ii) and (iii) of the immediately preceding sentence.

     3.4 Right of First Refusal. Each of the Investor and its Subsidiaries, prior to making any offer to sell, sale or other transfer of Company Voting Securities to any Person (other than (x) to an underwriter or underwriters in connection with a bona fide public offering of Company Voting Securities or (y) pursuant to a Qualifying Tender Offer) representing beneficial ownership of more than two percent (2.0%) of the combined voting power of all Company Voting Securities outstanding at such time, shall give the Company the opportunity to purchase, or to designate an alternative purchaser of, such Company Voting Securities in the following manner:

          (a) The proposed transferor of such Company Voting Securities shall give to the Company written notice (the "Transfer Notice") of the proposed transfer, specifying the proposed transferee, the number of Company Voting Securities proposed to be disposed of, the proposed consideration to be received in exchange therefor, and the other material terms of the proposed transfer.

          (b) The Company shall have the right, exercisable by written notice given to the Person which gave the Transfer Notice within three (3) business days after receipt of such Notice, to purchase (or to cause another Person designated by the Company to purchase) all, but not less than all, of the Company Voting Securities specified in such Notice for cash at the purchase price set forth therein. If the consideration specified in the Transfer Notice includes any property other than cash, such purchase price shall be deemed to be the amount of any cash included as part of such consideration plus the value (as jointly determined by a nationally recognized investment banking firm selected by each Party or, in the event such firms are unable to agree, a third nationally recognized investment banking firm to be selected by the first two such firms) of such other property included in such consideration and the date on which the Company must exercise its right of first refusal shall be extended until five business days after the determination of the value of property included in the consideration.

          (c) If the Company exercises its right of first refusal hereunder, the closing of the purchase of the Company Voting Securities with respect to which such right has been exercised shall take place within three (3) business days after the Company gives notice of such exercise. If the Company does not exercise its right of first refusal hereunder within the time specified for such exercise, the Person giving the Transfer Notice shall be free during the period of 90 calendar days following the expiration of such time for exercise to sell the Company Voting Securities specified in such Notice to the Person identified therein as the proposed transferee in exchange for the consideration specified therein (or at any price in excess thereof).

                                  ARTICLE FOUR
                             ADDITIONAL AGREEMENTS

     4.1 Stock Legends. The following legend shall be placed upon all certificates for shares of the Company Voting Securities held by the Investor and its Subsidiaries, which legend will remain thereon as long as such Company Voting Securities are subject to the restrictions contained in this Agreement:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF AN AGREEMENT, DATED AS OF APRIL 29, 1996, BETWEEN PROVIDENT COMPANIES, INC. AND TEXTRON INC."

Certificates representing Company Voting Securities acquired subsequent to the date of this Agreement by the Investor or any of its Subsidiaries shall be promptly surrendered to the Company for placement thereon of the foregoing legend. The Company may enter a stop transfer order with the transfer agent or agents of Company Voting Securities against the transfer of Company Voting Securities except in compliance with the requirements of this Agreement. The Company agrees to remove promptly any stop transfer order with respect to, and issue promptly unlegended certificates in substitution for, certificates for the Company Voting Securities that are no longer subject to the restrictions contained in this Agreement.

     4.2 Further Assurances. From time to time after the execution of this Agreement, as and when requested by the Company and the Investor and to the extent permitted by Delaware law, the Parties shall take or cause to be taken such further or other action as shall be necessary to carry out the purposes of this Agreement.

                                  ARTICLE FIVE
                               TERM OF AGREEMENT

     5.1 Term of Agreement. Except as otherwise expressly provided in this Agreement, the respective rights and obligations of the Parties under this Agreement shall arise from and after the Effective Time and continue in full force and effect through the third anniversary of the Effective Time.

     5.2 Survival of Covenants. From and after the date of termination of this Agreement, none of the Parties shall have any continuing liability or obligation to perform any of their covenants or agreements pursuant to this Agreement.

     5.3 Remedies. The Parties recognize and hereby acknowledge that it may be difficult to accurately measure the amount of damages that would result to a Party by reason of a failure of the other Party to perform any of the obligations imposed on it by this Agreement. The Parties accordingly agree that each such Party shall be entitled to an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, in addition to any other remedies to which such Party may be entitled at law or in equity in accordance with this Agreement.

                                  ARTICLE SIX
                                 MISCELLANEOUS

     6.1 Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein shall be in writing and shall be deemed to have been duly given if mailed, by first class or registered mail, three (3) business days after deposit in the United States Mail, or if telexed or telecopied, sent by telegram, or delivered by hand or reputable overnight courier, when confirmation is received, in each case as follows:

The Company:                    Provident Companies, Inc.
                                1 Fountain Square
                                Chattanooga, TN 37402
                                Telecopy: (423) 755-1755
                                Attention: Chief Financial Officer

Copy to Counsel:                Alston & Bird
                                One Atlantic Center
                                1201 West Peachtree Street
                                Atlanta, GA 30309-3424
                                Telecopy: (404) 881-7777
                                Attention: F. Dean Copeland, Esq.

The Investor:                   Textron Inc.
                                40 Westminster Street
                                Providence, RI 02903-2596
                                Telecopy: (401) 457-2418
                                Attention: Executive Vice President and
                                           General Counsel

Copy to Counsel:                Skadden, Arps, Slate, Meagher & Flom
                                One Beacon Street
                                Boston, MA 02108
                                Telecopier: (617) 573-4822
                                Attention: Margaret A. Brown, Esq.

or to such other persons or addresses as may be designated in writing by the party to receive such notice. Nothing in this Section 6.1 shall be deemed to constitute consent to the manner and address for service of process in connection with any legal proceeding (including litigation arising out of or in connection with this Agreement), which service shall be effected as required by applicable law.

     6.2 Amendments. This Agreement may be amended by a subsequent writing signed by both Parties upon the approval of each of the Parties.

     6.3 Counterparts. This Agreement may be executed in two or more counterparts all of which shall be one and the same Agreement and shall become effective when one or more counterparts have been signed by each Party and delivered to the other Party.

     6.4 Headings. The headings in this Agreement are for convenience only and shall not affect the construction or interpretation of this Agreement.

     6.5 Successors and Assigns. All terms and conditions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by any successor to the Investor and any successor to the Company. Except as otherwise provided in this Section 6.5, any assignment of the rights and obligations of the Parties under this Agreement shall be effective upon a written agreement signed by all the Parties.

     6.6 Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

     6.7 Entire Agreement. This Agreement constitutes the entire understanding between and among the Parties with respect to the subject matter hereof and shall supersede any prior agreements and understandings among the Parties with respect to such subject matter.

     6.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

     IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed and delivered as of the date above written.

                                          PROVIDENT COMPANIES, INC.

                                          By:      /s/  J. HAROLD CHANDLER
                                            ------------------------------------
                                            Name: J. Harold Chandler
                                            Title: President

                                          TEXTRON INC.

                                          By:      /s/  STEPHEN L. KEY
                                            ------------------------------------
                                            Name: Stephen L. Key
                                              Title: Executive Vice President
                                                     and Chief Financial Officer

                                                                  CONFORMED COPY
                                                                       EXHIBIT D

                         REGISTRATION RIGHTS AGREEMENT

     REGISTRATION RIGHTS AGREEMENT dated as of April 29, 1996 by and between Textron Inc., a Delaware corporation ("Investor"), and Provident Companies, Inc., a Delaware corporation (the "Company").

     Investor is the holder of approximately 83% of the outstanding voting common stock of The Paul Revere Corporation, a Massachusetts corporation ("Paul Revere"). Simultaneously with the execution of this Agreement, the Company, Paul Revere and Patriot Acquisition Corporation, a Massachusetts corporation and a wholly owned subsidiary of Parent ("Newco"), are entering into an Agreement and Plan of Merger (the "Merger Agreement") providing for the merger (the "Merger") of Newco with and into Paul Revere pursuant to the terms and conditions of the Merger Agreement.

     The Company and Investor desire to provide for certain registration rights with respect to the shares of common stock, par value $1.00 per share, of the Company ("Company Common Stock") to be received by Investor in the Merger.

     NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein and in the Merger Agreement, the parties hereby agree as follows:

     Section 1. Registration on Request.

     1.1 Notice. Subject to the terms and conditions set forth herein, at any time or from time to time after the Effective time of the Merger upon written notice of Investor requesting that the Company effect the registration under the Securities Act of 1933, as amended (the "Securities Act"), of all or part of the Registrable Securities (as defined in Section 7 hereof) held by it, which notice shall specify the intended method or methods of disposition of such Registrable Securities, the Company will use its reasonable best efforts to effect (at the earliest practicable date) the registration, under the Securities Act, of such Registrable Securities for disposition in accordance with the intended method or methods of disposition stated in such request, provided that:

          (a) if the Company shall have previously effected a registration with respect to Registrable Securities pursuant to Section 2 hereof, the Company shall not be required to effect any registration pursuant to this Section 1 until a period of 180 days shall have elapsed from the effective date of the most recent such previous registration; provided, that if, in the most recent such previous registration, participation pursuant to Section 2 hereof shall not have been to the extent requested pursuant to Section 2 hereof, then the Company shall not be required to effect any registration pursuant to this Section 1 until a period of 90 days shall have elapsed from the effective date of the most recent such previous registration;

          (b) if, upon receipt of a registration request pursuant to this
     Section 1, the Company is advised in writing (with a copy to Investor) by a recognized national independent investment banking firm selected by the Company that, in such firm's opinion, a registration at the time and on the terms requested would adversely affect any public offering of securities of the Company by the Company (other than in connection with employee benefit and similar plans) or by or on behalf of any shareholder of the Company exercising a demand registration right (collectively, a "Company Offering") with respect to which the Company has commenced preparations for a registration prior to the receipt of a registration request pursuant to this Section 1, the Company shall not be required to effect a registration pursuant to this Section 1 until the earlier of (i) 30 days after the completion of such Company Offering, (ii) promptly after any abandonment of such Company Offering or (iii) 60 days after the date of receipt of a registration request pursuant to this Section 1;

          (c) if, while any registration request pursuant to this Section 1 is pending, the Company determines in the good faith judgment of the principal securities counsel or outside securities counsel of the Company that the filing of a registration statement would require disclosure of material information which the Company has a bona fide business purpose for preserving as confidential, the Company shall not be required to effect a registration pursuant to this Section 1 until the earlier of (i) the date upon which such material information is disclosed to the public or ceases to be material or (ii) 30 days after the Company makes such good faith determination; and

          (d) Investor (together with any transferee of Investor as contemplated by Section 6 hereof) shall have the right to exercise registration rights pursuant to this Section 1 up to a number of times equal to three (3) plus the number of Blackout Termination Rights (as defined in Section 3.3(b) hereof) provided for by Section 3.3(b); provided, that a registration will not count as an exercise of registration rights under this Section 1 until the registration statement relating to such exercise has become effective; provided, further that Investor shall not have the right to exercise registration rights pursuant to this Section 1 more than one (1) time plus the number of Blackout Termination Rights provided for by Section 3.3(b) during any 6-month period; provided, further that the number of shares of Common Stock registered pursuant to any registration requested pursuant to this Section 1 shall be no less than the least of (i) Registrable Securities having an aggregate expected offering price of $10 million and
     (ii) the number of shares of Common Stock, held by Investor or such transferee; and provided, further that Investor shall utilize any Blackout Termination Rights before its other registration rights hereunder.

     1.2 Inclusion of Other Securities in Registration. The number of Registrable Securities to be included in a registration of Registrable Securities pursuant to Section 1.1 shall not be reduced as a result of the inclusion in such registration of Company Common Stock pursuant to a request of any holder thereof exercising incidental registration rights similar to those set forth in Section 2 hereof.

     1.3 Registration Expenses.  Registration Expenses (as defined in Section
7.1 hereof) for any registration requested pursuant to this Section 1 shall be paid by the Company, except that with respect to any such registration the Company shall not bear underwriting discounts or commissions.

     Section 2. Incidental Registration.

     2.1 Notice and Registration. If the Company proposes to register any of its Voting Equity Securities (as defined in Section 7 hereof) ("Other Securities") for public sale under the Securities Act (whether proposed to be offered for sale by the Company or any other person), on a form and in a manner which would permit registration of Registrable Securities for sale to the public under the Securities Act, the Company will give prompt written notice to Investor of its intention to do so, and upon the written request of Investor delivered to the Company within 10 business days after the giving of any such notice (which request shall specify the amount of Registrable Securities intended to be disposed of by Investor and the intended method of disposition thereof), the Company will use its reasonable best efforts to effect, in connection with the registration of the Other Securities, the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by Investor, to the extent required to permit the disposition (in accordance with the intended method or methods thereof as aforesaid) of Registrable Securities so to be registered; provided that:

          (i) if, at any time after giving such written notice of its intention to register any Other Securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register the Other Securities the Company may, at its election, give written notice of such determination to Investor and thereupon the Company shall be relieved of its obligation to register such Registrable Securities in connection with the registration of such Other Securities (but not from its obligation to pay Registration Expenses to the extent incurred in connection therewith as provided in
     Section 2.2 hereof), without prejudice, however, to the rights (if any) of Investor immediately to request that such registration be effected as a registration under Section 1 hereof;

          (ii) the Company will not be required to effect any registration pursuant to this Section 2 if the Company shall have been advised in writing (with a copy to Investor) by a recognized national independent investment banking firm selected by the Company that, in such firm's opinion, a registration at that time would adversely affect the Company Offering;

          (iii) the Company shall not be required to effect any registration of Registrable Securities under this Section 2 incidental to the registration of any of its securities solely in connection with mergers, acquisitions, exchange offers, recapitalizations, reclassifications, subscription offers, dividend reinvestment plans or stock option or other benefit plans; and

          (iv) in the event that Investor requests the registration of Registrable Securities in connection with any underwritten registration of Other Securities and the managing underwriter of such registration informs Investor and any other holder of securities of the Company requesting registration in connection with such registration of Other Securities in writing of its belief that the distribution of all or a specified number of such Registrable Securities concurrently with the securities being distributed by such underwriters would interfere with the successful marketing of the securities being distributed by such underwriters (such writing to state the basis of such belief and the approximate number of such Registrable Securities which may be distributed without such effect), then the Company may, upon written notice to Investor and all such other requesting holders, reduce pro rata (if and to the extent stated by such managing underwriter to be necessary to eliminate such effect) the number of such securities, the registration of which shall have been requested by Investor and each such other holder so that the resultant aggregate number of such securities so included in such registration shall be equal to the number of securities stated in such managing underwriter's letter.

No registration of Registrable Securities effected under this Section 2 shall relieve the Company of its obligation to effect a registration of Registrable Securities pursuant to Section 1.

     2.2 Registration Expenses. The Company (as between the Company and Investor) will pay all Registration Expenses in connection with any registration pursuant to this Section 2, except that with respect to any such registration, the Company shall not bear underwriting discounts or commissions.

     Section 3. Registration Procedures.

     3.1 Registration and Qualification. If and whenever the Company is required to use its reasonable best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 1 and 2 hereof, the Company will as promptly as is practicable:

          (a) prepare, file and use its reasonable best efforts to cause to become effective a registration statement under the Securities Act regarding Registrable Securities to be offered;

          (b) prepare and file with the Securities and Exchange Commission ("SEC") such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities until the earlier of (i) such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by Investor set forth in such registration statement or (ii) the expiration of 180 days after such registration statement becomes effective (plus such additional days as may be provided under Section 3.3(c)), but in no event more than nine months after such registration statement becomes effective;

          (c) advise Investor and any underwriter promptly and, if requested by such persons, confirm such advice in writing, (i) when such registration statement and the prospectus used in connection therewith has been filed, and, with respect to any supplement to the registration statement or any post-effective amendment thereto, when the same has become effective, (ii) of any request by the SEC for amendments to such registration statement or amendments or supplements to such prospectus or for additional information relating thereto or (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such registration statement under the Securities Act or of the suspension by any state securities commission of the qualification of any Registrable Securities for offering or sale in any jurisdiction or of the initiation of any proceeding for any of the preceding purposes. If at any time the SEC shall issue any stop order suspending such effectiveness of such registration statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Registrable Securities under state securities or blue sky laws, the Company shall use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

          (d) furnish to Investor, and to any underwriter before filing with the SEC, copies of such registration statement and such prospectus included therein and any amendments and supplements thereto (including all documents incorporated by reference prior to the effectiveness of such registration statement), which documents, other than documents incorporated by reference, will be subject to the review of Investor and any such underwriter for a period of at least five business days, and the Company shall not file such registration statement or such prospectus or any amendment or supplement to such registration statement or prospectus to which Investor or any such underwriter shall reasonably object within five business days after the receipt thereof; Investor or underwriter(s), if any, shall be deemed to have reasonably objected to such filing only if the registration statement, amendment, prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission;

          (e) to the extent practicable, promptly prior to the filing of any document that is to be incorporated by reference into registration statement or such prospectus subsequent to the effectiveness thereof, and in any event no later than the date such document is filed with the SEC, provide copies of such document to Investor, if requested, and to any underwriter, make representatives of the Company available for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as Investor or any such underwriter reasonably may request;

          (f) make available at reasonable times for inspection by Investor, any underwriter participating in any disposition pursuant to such registration statement and any attorney or accountant retained by Investor or any such underwriter, all financial and other records, pertinent corporate documents and properties of the Company and cause the officers, directors and employees of the Company to supply all information reasonably requested by Investor and any such underwriters, attorneys or accountants in connection with the registration statement subsequent to the filing thereof and prior to its effectiveness;

          (g) if requested by Investor or any underwriter, promptly incorporate in such registration statement or prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as Investor and any underwriter may reasonably request to have included therein, including, without limitation, information relating to the "plan of distribution" of the Registrable Securities, information with respect to the principal amount or number of shares of Registrable Securities being sold to such underwriter, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering and make all required filings of any such prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;

          (h) furnish to Investor and to any underwriter of such Registrable Securities such number of conformed copies of the registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, such documents incorporated by reference in such registration statement or prospectus, and such other documents as Investor or such underwriter may reasonably request;

          (i) use its reasonable best efforts to register or qualify all Registrable Securities covered by such registration statement under such other securities or blue sky laws of such United States jurisdictions as Investor or any underwriter of such Registrable Securities shall reasonably request, and do any and all other acts and things which may be necessary or advisable to enable Investor or any underwriter to consummate the disposition in such jurisdictions of its Registrable Securities covered by such registration statement, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where it is not so qualified, or to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

          (j) (i) furnish to Investor, addressed to it, an opinion of counsel for the Company, dated the date of the closing under the underwriting agreement, if any, or the date of effectiveness of the registration statement if such registration is not an underwritten offering, and (ii) use its reasonable best efforts to furnish to Investor, addressed to it, a "cold comfort" letter signed by the independent certified public accountants who have certified the Company's financial statements included in such registration statement covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities and such other matters as Investor may reasonably request; and

          (k) immediately notify Investor at any time when a prospectus relating to a registration pursuant to Section 1 or 2 hereof is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and at the request of Investor prepare and furnish to Investor a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading; and

          (l) provide promptly to Investor upon request any document filed by the Company with the SEC pursuant to the requirements of Section 13 and
     Section 15 of the Securities Exchange Act of 1934, as amended.

The Company may require Investor to furnish the Company such information regarding Investor and the distribution of such securities as the Company may from time to time reasonably request in writing and as shall be required by law or by the SEC or the National Association of Securities Dealers, Inc. in connection with any registration.

     3.2 Underwriting. (a) If a registration requested pursuant to Section 1 involves an underwritten offering, the underwriter or underwriters thereof shall be selected by Investor (provided that the bookrunning and other managing underwriters shall be reasonably satisfactory to the Company). If requested by any underwriters for any underwritten offering of Registrable Securities pursuant to a registration requested hereunder, the Company will enter into an underwriting agreement with such underwriters for such offering, such agreement to contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnities and contribution to the effect and to the extent provided in Section 5 hereof and the provision of opinions of counsel and accountants' letters to the effect and to the extent provided in Section 3.1(j). The holders of Registrable Securities on whose behalf Registrable Securities are to be distributed by such underwriters shall be parties to any such underwriting agreement, and the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Registrable Securities.

     (b) In the event that any registration pursuant to Section 2 hereof shall involve, in whole or in part, an underwritten offering, the Company may require (but is not obligated to require) Registrable Securities requested to be registered pursuant to Section 2 to be included in such underwriting on the same terms and conditions as shall be applicable to the Other Securities being sold through underwriters under such registration. In such case, the holders of Registrable Securities on whose behalf Registrable Securities are to be distributed by such underwriters shall be parties to any such underwriting agreement. Such agreement shall contain such representations and warranties by Investor and such other terms and provision as are customarily contained in underwriting agreement with respect to secondary distribution, including, without limitation, indemnities and contribution to the effect and to the extent provided in Section 5 hereof. The representations and warranties in such underwriting agreement by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Registration Securities.

     3.3 Blackout Periods. (a) At any time when a registration statement effected pursuant to Section 1 hereunder relating to Registrable Securities is effective, upon written notice from the Company to Investor that either:

          (i) the Company has determined to engage in a Company Offering and has been advised in writing (with a copy to Investor) by a recognized national independent investment banking firm selected by the Company that, in such firm's opinion, Investor's sale of Registrable Securities pursuant to the registration statement would adversely affect the Company's own immediately planned Company Offering (a "Transaction Blackout"); or

          (ii) the Company determines in the good faith judgment of the principal securities counsel or outside securities counsel of the Company that Investor's sale of Registrable Securities pursuant to the registration statement would require disclosure of material information which the Company has a bona fide business purpose for preserving as confidential (an "Information Blackout"),

Investor shall suspend sales of Registrable Securities pursuant to such registration statement until the earlier of:

          (X) (i) in the case of a Transaction Blackout, the earlier of (A) 30 days after the completion of such Company Offering, (B) the termination of any "black out" period required by the underwriters to be applicable to Investor, if any, in connection with such the Company Offering, (C) promptly after abandonment of such Company Offering and (D) 60 days after the date of the Company's written notice of Transaction Blackout or

          (ii) in the case of an Information Blackout, the earlier of (A) the date upon which such material information is disclosed to the public or ceases to be material or (B) 30 days after the Company makes such good faith determination and

          (Y) such time as the Company notifies Investor that sales pursuant to such registration statement may be resumed (the number of days from such suspension of sales of Investor until the day when such sales may be resumed hereunder is hereinafter called a "Sales Blackout Period");

provided, that the Company may not impose a Transaction Blackout following the printing and distribution of a preliminary prospectus in any underwritten public offering of Registrable Securities until the termination of the distribution of such Registrable Securities.

     (b) Any delivery by the Company of notice of a Transaction Blackout or Information Blackout (i) during the 90 days immediately following effectiveness of any registration statement effected pursuant to Section 1 hereof or (ii) which shall preclude any registration statement effected pursuant to Section 1 hereof from being effective for an aggregate period of 180 days (plus such additional days as may be provided under Section 3.3(c)), during which period there existed no applicable Transaction Blackout or Information Blackout, shall give Investor the right, by notice to the Company within 20 Business Days after the end of such blackout period, to cancel such registration and obtain one additional registration right (a "Blackout Termination Right") under Section 1.1(d).

     (c) If there is a Transaction Blackout or an Information Blackout and Investor does not exercise its cancellation right, if any, pursuant to (b) above, or, if such cancellation right is not available, the time period set forth in Section 3.1(b) shall be extended for a number of days equal to the number of days in the Sales Blackout Period.

     Section 4. Preparation; Reasonable Investigation.

     4.1 Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement registering Registrable Securities under the Securities Act, the Company will give Investor and the underwriters, if any, and their respective counsel and accountants, such reasonable and customary access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of Investor and such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

     Section 5. Indemnification and Contribution

     5.1 Indemnification and Contribution. (a) In the event of any registration of any Registrable Securities hereunder, the Company will enter into customary indemnification arrangements to indemnify and hold harmless Investor, its directors and officers, each Person who participates as an underwriter in the offering or sale of such securities, each officer or director of each underwriter, and each Person, if any, who controls such seller or any such underwriter (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses, joint or several, to which such Person may be subject under the Securities Act or otherwise insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus included therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse each such Person for any legal or any other expenses reasonably incurred by such Person in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus or final prospectus, or amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by Investor or any such underwriter for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Investor or any such Person and shall survive the transfer of such securities by Investor. The Company also shall agree to provide such provision for contribution as shall be reasonably requested by Investor or any underwriters in circumstances where such indemnity is held unenforceable.

     (b) Investor, by virtue of exercising its registration rights hereunder, agrees and undertakes to enter into customary indemnification arrangements to indemnify and hold harmless (in the same manner and to the same extent as set forth in clause (a) of this Section 5) the Company, each director of the Company, each officer of the Company who shall sign such registration statement, each Person who participates as an underwriter in the offering or sale of such securities, each officer and director of each underwriter and each Person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act, with respect to any statement or omission from such registration statement, any preliminary prospectus or final prospectus included therein or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with written information furnished by Investor to the Company for inclusion in such registration statement or prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling Person and shall survive the transfer of the registered securities by Investor. Investor also shall agree to provide such provision or contribution as shall reasonably be requested by the Company or any underwriters in circumstances where such indemnity is held unenforceable.

     (c) Indemnification and contribution similar to that specified in the preceding subdivisions of this Section 5 (with appropriate modifications) shall be given by the Company and Investor with respect to any required registration or other qualification of such Registrable Securities under any federal or state law or regulation of governmental authority other than the Securities Act.

     Section 6. Benefits of Registration Rights.

     6.1 Benefits of Registration Rights. Investor and any transferees of Registrable Securities permitted hereunder may jointly exercise the registration rights hereunder in such manner and in such proportion as they shall agree among themselves, provided that any such transferees shall be subject to and bound by all of the terms and conditions hereof applicable to Investor.

     6.2 Non-exclusive Means of Sale. Nothing in this Agreement shall be deemed to preclude Investor from selling any Registrable Securities in accordance with the provisions of Rule 144 or Rule 145(d) (or any successor provision thereto) under the Securities Act in accordance with the provisions hereof.

     Section 7. Certain Definitions.

     7.1 "Registration Expenses", as used in this Agreement, means all expenses incident to the Company's performance of or compliance with the registration requirements set forth in this Agreement regardless of whether any such registration becomes effective including, without limitation, the following: (i) all fees, disbursements, and expenses of counsel for the Company (United States and foreign), all reasonable fees, disbursements and expenses of (a) one counsel for Investor and all other holders of Registrable Securities and (b) the Company's independent certified public accountants in connection with the registration of Registrable Securities to be disposed of under the Securities Act; (ii) all fees and expenses in connection with the preparation, printing and filing of the registration statement, any preliminary prospectus or final prospectus, any other offering document and amendments and supplements thereto (including, if applicable, the fees and expenses of any "qualified independent underwriter" and its counsel that may be required by the rules and regulations of the NASD) and the mailing and delivering of copies thereof to the underwriters and dealers; (iii) all cost of printing or producing any agreement(s) among underwriters, underwriting agreement(s) and blue sky or legal investment memoranda, any selling agreements and any other documents in connection with the offering, sale or delivery of Registrable Securities to be disposed of; (iv) all expenses in connection with the qualification of Registrable Securities to be disposed of for offering and sale under state blue sky or securities laws, including the fees and disbursements of counsel or the underwriters in connection with such qualification and in connection with any blue sky and legal investment surveys; (v) any filing fees incident to securing any required review by the NASD of the terms of the sale of Registrable Securities to be disposed of; and (vi) all application and filing fees in connection with listing the Registrable Securities on a national securities exchange or automated quotation system pursuant to the requirements hereof.

     7.2 "Registrable Securities" means (i) the Company Common Stock to be issued to Investor in the Merger; (ii) any securities of the Company issued as a dividend or distribution with respect to Company Common Stock or any Registrable Securities and (iii) any securities which may be issued in exchange for any Company Common Stock or any Registrable Securities. As to any proposed offer or sale of Registrable Securities, such securities shall cease to be Registrable Securities with respect to such proposed offer or sale when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and all such securities shall have been disposed of in accordance with such registration statement, (ii) all such shares as are sold pursuant to Rule 144 or Rule 145(d) (or any successor provision thereto) under the Securities Act or (iii) all such securities are permitted to be sold pursuant to Rule 144 or Rule 145(d) (or any successor provision thereto) under the Securities Act, without being limited by any quantity restrictions provided for therein.

     7.3 "Voting Equity Securities" means all common equity securities issued by the Company having the ordinary power to vote in the election of directors of the Company, other than securities having such power only upon the occurrence of a default or any other extraordinary contingency.

     Section 8. Miscellaneous.

     8.1 No Inconsistent Agreements. The Company shall not on or after the date of this Agreement enter into any agreement with respect to its securities that violates the rights granted to Investor in this Agreement.

     8.2 Governing Law; Jurisdiction. This Agreement shall be construed, performed and enforced in accordance with, and governed by, the laws of the Commonwealth of Massachusetts, without giving effect to the principles of conflicts of laws thereof. The parties hereto irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, and consent to the jurisdiction of, the courts of the County of Suffolk, Commonwealth of Massachusetts or of the United States of America for the District of Massachusetts.

     8.3 Severability. In the event that any part of this Agreement is declared by any court or other judicial or administrative body to be null, void or unenforceable, said provision shall survive to the extent it is not so declared, and all of the other provisions of this Agreement shall remain in full force and effect.

     8.4 Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein shall be in writing and shall be deemed to have been duly given if mailed, by first class or registered mail, three (3) business days after deposit in the United States Mail, or if telexed or telecopied, sent by telegram, or delivered by hand or reputable overnight courier, when confirmation is received, in each case as follows:

              If to Investor:

                   Textron Inc.
                   40 Westminster Street
                   Providence, RI 02903-2596
                   Attention: Executive Vice President and General Counsel 401-457-2418 (telecopier)

              With a copy to:

                   Skadden, Arps, Slate, Meagher & Flom
                   One Beacon Street
                   Boston, MA 02108
                   Attention: Margaret A. Brown, Esq.
                   617-573-4822 (facsimile)

              If to the Company:

                   Provident Companies, Inc.
                   1 Fountain Square
                   Chattanooga, TN 37402
                   Attention: Chief Financial Officer
                   423-755-3194 (telecopier)

              With a copy to:

                   Alston & Bird
                   1201 West Peachtree Street
                   Atlanta, GA 30309
                   Attention: Dean Copeland, Esq.
                   404-881-7777 (telecopier)

     Any party may change its address for the purpose of this Section by giving the other party written notice of its new address in the manner set forth above. Nothing in this Section 8.4 shall be deemed to constitute consent to the manner and address for service of process in connection with any legal proceeding (including litigation arising out of or in connection with this Agreement), which service shall be effected as required by applicable law.

     8.5 Amendments; Waivers. This Agreement may be amended or modified, and any of the terms, covenants or conditions hereof may be waived, only by a written instrument executed by the parties hereto, or in the case of a waiver, by the party waiving compliance. Any waiver by any party of any condition, or of the breach of any provision, term or covenant contained in this Agreement, in any one or more instances, shall not be deemed to be nor construed as furthering or continuing waiver of any such condition, or of the breach of any other provision, term or covenant of this Agreement.

     8.6 Section and Paragraph Headings. The section and paragraph headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

     8.7 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                          TEXTRON INC.

                                          By:      /s/  STEPHEN L. KEY
                                            ------------------------------------
                                            Name:  Stephen L. Key
                                            Title: Executive Vice President and
                                                  Chief Financial Officer

                                          PROVIDENT COMPANIES, INC.

                                          By:      /s/  J. HAROLD CHANDLER
                                            ------------------------------------
                                            Name:  J. Harold Chandler
                                            Title: President

                                                                  CONFORMED COPY

                                                                       EXHIBIT E

                     AMENDED AND RESTATED VOTING AGREEMENT

     AMENDED AND RESTATED VOTING AGREEMENT (this "Agreement"), dated as of April 29, 1996, and as amended and restated as of November 5, 1996, among Textron Inc., a Delaware corporation ("Textron"), The Paul Revere Corporation, a Massachusetts corporation (the "Company"), and the stockholders of Provident Companies, Inc., a Delaware corporation ("Parent"), listed on Schedule A hereto (the "Stockholders").

     WHEREAS, concurrently with the execution of this Agreement, the Company, Parent and Patriot Acquisition Corporation, a Massachusetts corporation and a wholly owned subsidiary of Parent ("Newco"), have entered into an Amended and Restated Agreement and Plan of Merger (as the same may be further amended from time to time, the "Merger Agreement"), providing for the merger (the "Merger") of Newco with and into the Company pursuant to the terms and conditions of the Merger Agreement; and

     WHEREAS, the Stockholders own of record and beneficially the shares (the "Shares") of the common stock, $1.00 par value, of Parent (the "Parent Common Stock") set forth opposite their respective names on Schedule A hereto and wish to enter into this Agreement with respect to the Shares; and

     WHEREAS, in order to induce the Company to enter into the Merger Agreement and to induce Textron to enter into the Voting Agreement dated as of the date hereof with Parent, the Stockholders have agreed, upon the terms and subject to the conditions set forth herein, to vote the Shares at a meeting of Parent's stockholders in favor of approval of each of the issuance of shares of Parent Common Stock in the Merger pursuant to the terms of the Merger Agreement (the "Stock Issuance") and the Charter Amendment (as defined in the Merger Agreement);

     NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

     1. Agreement to Vote Shares.

          (a) Subject to Section 1(b) hereof, each of the Stockholders agrees during the term of this Agreement to vote the Shares as to which it has voting power or control, in person or by proxy, in favor of approval of each of the Stock Issuance and the Charter Amendment at every meeting of the stockholders of Parent at which such matters are considered and at every adjournment thereof (each, a "Stockholder Meeting").

          (b) Notwithstanding anything to the contrary contained herein, the obligations of the Stockholders pursuant to Section 1(a) hereof with respect to matters to be considered at any Stockholder Meeting are subject to the following conditions:

             (i) the Company shall have performed in all material respects all of its respective material obligations under the Merger Agreement to have been performed at or prior to the date of such Stockholder Meeting;

             (ii) all representations and warranties of the Company set forth in the Merger Agreement shall be true and correct in all material respects as of the date of such Stockholder Meeting as though made on and as of such date (except for changes permitted by the Merger Agreement and that those representations which address matters only as of a particular date shall remain true and correct as of such date), except in any case for such failures to be true and correct which would not have a Company Material Adverse Effect (as defined in the Merger Agreement);

             (iii) there shall not be in effect on the date of such Stockholder Meeting any statute, rule, regulation, executive order, decree, ruling or injunction or other order of a court or governmental or regulatory agency of competent jurisdiction directing that the transactions contemplated by the Merger Agreement not be consummated; and

             (iv) the Registration Statement (as defined in the Merger Agreement) to be filed with the Securities and Exchange Commission (the "SEC") by Parent under the Securities Act of 1933, as amended (the "Act") to register the shares of Parent Common Stock to be issued in the Merger shall have become effective under the Act and shall not be the subject of any stop order or proceeding by the SEC seeking a stop order.

     2. No Voting Trusts. Each of the Stockholders agrees that such Stockholder will not, nor will such Stockholder permit any entity under such Stockholder's control to, deposit any of such Stockholder's Shares in a voting trust or subject any of its Shares to any arrangement with respect to the voting of the Shares inconsistent with this Agreement.

     3. Limitation on Dispositions and Proxies.

          (a) During the term of this Agreement, each of the Stockholders agrees not to sell, assign, pledge, transfer or otherwise dispose of (each a "Transfer"), or grant any proxies with respect to (except for a proxy which is not inconsistent with the terms of this Agreement) any of such Stockholder's Shares; provided, however, that (i) each Stockholder (but not a Stockholder who is not an original signatory to this Agreement and who receives Shares in a Transfer made under this Section 3(a)) that is an individual may Transfer during the term of this Agreement up to 200,000 of such Stockholder's Shares, and additional Shares in excess of such 200,000 if each transferee of such additional Shares agrees to be bound by the terms of this Agreement (and thereby becomes a Stockholder under this Agreement for all purposes) and (ii) each Stockholder that is a trust or a foundation may Transfer during the term of this Agreement up to the number of such Stockholder's Shares as would be saleable by such Stockholder in compliance with the volume limitations of Rule 144 under the Act, and additional Shares in excess of such number if each transferee of such additional Shares agrees to be bound by the terms of this Agreement.

     4. Specific Performance. Each party hereto acknowledges that it will be impossible to measure in money the damage to the other party if a party hereto fails to comply with the obligations imposed by this Agreement, and that, in the event of any such failure, the other party will not have an adequate remedy at law or in damages. Accordingly, each party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that the other party has an adequate remedy at law. Each party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with any other party's seeking or obtaining such equitable relief.

     5. Term of Agreement; Termination. Subject to Section 8(f), the term of this Agreement shall commence on the date hereof, and such term and this Agreement shall terminate upon the earliest to occur of (i) the Effective Time;
(ii) the date on which the Merger Agreement is terminated in accordance with its terms; (iii) the date on which the Board of Directors of the Company withdraws or materially modifies or changes its recommendation of the Merger Agreement if the Board of Directors of the Company after consultation with its counsel determines that the failure to take such action could reasonably be deemed a breach of its fiduciary duties to the Company's stockholders under applicable law; and (iv) May 28, 1997. Upon such termination, no party shall have any further obligations or liabilities hereunder; provided, however, that such termination shall not relieve any party from liability for any breach of this Agreement prior to such termination.

     6. Entire Agreement. This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by all parties hereto. No waiver of any provisions hereof by any party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

     7. Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein shall be in writing and shall be deemed to have been duly given if mailed, by first class or registered mail, three (3) business days after deposit in the United States Mail, or if telexed or telecopied, sent by telegram, or delivered by hand or reputable overnight courier, when confirmation is received, in each case as follows:

        If to the Stockholders, to the addresses listed on Schedule A hereto.

        With a copy to:

           King & Spalding
           191 Peachtree Street, N.E.
           Atlanta, GA 30303-1763
           Attention: E. William Bates, II, Esq.
           Telecopy: (404) 572-5100

        If to Textron Inc.:

           Textron Inc.
           40 Westminster Street
           Providence, RI 02903-2596
           Attention: Executive Vice President and General Counsel
           Telecopy: (401) 457-2418

        With a copy to:

           Skadden, Arps, Slate, Meagher & Flom LLP
           One Beacon Street
           Boston, Massachusetts 02108
           Attention: Margaret A. Brown, Esq.
           Telecopy: (617) 573-4822

        If to the Company:

           Provident Companies, Inc.
           1 Fountain Square
           Chattanooga, TN 37402
           Attention: Chief Financial Officer
           Telecopy: (423) 755-3194

        With a copy to:

           Alston & Bird
           1201 West Peachtree Street
           Atlanta, GA 30309
           Attention: Dean Copeland, Esq.
           Telecopy: (404) 881-7777

or to such other persons or addresses as may be designated in writing by the party to receive such notice. Nothing in this Section 7 shall be deemed to constitute consent to the manner and address for service of process in connection with any legal proceeding (including litigation arising out of or in connection with this Agreement), which service shall be effected as required by applicable law.

8. Miscellaneous.

          (a) Nothing contained in this Agreement shall be construed as creating any liability on the part of Textron under the Merger Agreement.

          (b) This Agreement shall be deemed a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of Delaware, without reference to its conflicts of law principles.

          (c) If any provision of this Agreement or the application of such provision to any person or circumstances shall be held invalid or unenforceable by a court of competent jurisdiction, such provision or application shall be unenforceable only to the extent of such invalidity or unenforceability, and the remainder of the provision held invalid or unenforceable and the application of such provision to persons or circumstances, other than the party as to which it is held invalid, and the remainder of this Agreement, shall not be affected.

          (d) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

          (e) All Section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

          (f) The obligations of the Stockholders set forth in this Agreement shall not be effective or binding upon the Stockholders until after such time as the Merger Agreement is executed and delivered by the Company, Parent and Newco.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

                                        THE PAUL REVERE CORPORATION

                                        By:   /s/  CHARLES E. SOULE
                                           -------------------------------------
                                           Name: Charles E. Soule
                                           Title: President and Chief Executive
                                                  Officer

                                        TEXTRON INC.

                                        By:   /s/  STEPHEN L. KEY
                                           -------------------------------------
                                           Name: Stephen L. Key
                                           Title: President and Chief Financial
                                                  Officer

                                        STOCKHOLDERS:

                                              /s/  HUGH O. MACLELLAN
                                        ----------------------------------------
                                                   Hugh O. Maclellan

                                              /s/  KATHRINA H. MACLELLAN
                                        ----------------------------------------
                                                 Kathrina H. Maclellan

                                              /s/  CHARLOTTE M. HEFFNER
                                        ----------------------------------------
                                                  Charlotte M. Heffner

                                        THE MACLELLAN FOUNDATION, INC.

                                        By:   /s/  HUGH O. MACLELLAN, JR.
                                           -------------------------------------
                                           Name: Hugh O. Maclellan, Jr.
                                           Title: President

                                        THE R.J. MACLELLAN TRUST FOR THE
                                          MACLELLAN FOUNDATION, INC.

                                        By:   /s/  HUGH O. MACLELLAN, JR.
                                           -------------------------------------
                                           Name: Hugh O. Maclellan, Jr.
                                           Title: Trustee

                                        THE HELEN M. TIPTON FOUNDATION, INC.

                                        By:   /s/  HUGH O. MACLELLAN, JR.
                                           -------------------------------------
                                           Name: Hugh O. Maclellan, Jr.
                                           Title: President

                                        THE R.J. MACLELLAN TRUST FOR THE
                                          R.L. MACLELLAN FAMILY

                                        By:   /s/  KATHRINA H. MACLELLAN
                                           -------------------------------------
                                           Name: Kathrina H. Maclellan
                                           Title: (None)

                                        THE CORA L. MACLELLAN TRUST FOR THE
                                          R.L. MACLELLAN FAMILY

                                        By:   /s/  KATHRINA H. MACLELLAN
                                           -------------------------------------
                                           Name: Kathrina H. Maclellan
                                           Title: (None)

                                        THE R.J. MACLELLAN TRUST FOR THE
                                          HUGH O. MACLELLAN, SR. FAMILY

                                        By:   /s/  HUGH O. MACLELLAN, JR.
                                           -------------------------------------
                                           Name: Hugh O. Maclellan, Jr.
                                           Title: Trustee

                                        THE CORA L. MACLELLAN TRUST FOR
                                          HUGH O. MACLELLAN, SR. FAMILY

                                        By:   /s/  HUGH O. MACLELLAN, JR.
                                           -------------------------------------
                                           Name: Hugh O. Maclellan, Jr.
                                           Title: Trustee

                                   SCHEDULE A

                                                                      NUMBER OF       PERCENTAGE
                                                                     OUTSTANDING    OF VOTING POWER
                            STOCKHOLDER                              SHARES OWNED    OF PARENT(1)
-------------------------------------------------------------------  ------------   ---------------
Hugh O. Maclellan, Jr..............................................      827,794           1.8
Kathrina H. Maclellan..............................................    1,389,344           3.0
Charlotte M. Heffner...............................................      457,602           1.0
The Maclellan Foundation, Inc......................................    8,115,514          17.8
The R.J. Maclellan Trust For The Maclellan Foundation, Inc.........    3,470,123           7.6
The Helen M. Tipton Foundation, Inc................................    1,565,842           3.4
The R.J. Maclellan Trust For The R.L. Maclellan Family.............      654,770           1.4
The Cora L. Maclellan Trust For The R.L. Maclellan Family..........      633,340           1.4
The R.J. Maclellan Trust For The Hugh O. Maclellan, Sr. Family.....      643,290           1.4
The Cora L. Maclellan Trust For The Hugh O. Maclellan, Sr.
  Family...........................................................      609,805           1.3

---------------

(1) Based on total shares outstanding as of November 5, 1996.

                                    ANNEX B

                  OPINION OF MORGAN STANLEY & CO. INCORPORATED

                                                               November 27, 1996

Special Committee of the Board of Directors of The Paul Revere Corporation
The Paul Revere Corporation
18 Chestnut Street
Worcester, MA 01608-1528

Members of the Special Committee of the Board of Directors:

We understand that The Paul Revere Corporation (the "Company"), a subsidiary of Textron, Inc. ("Textron"), Provident Companies, Inc. ("Provident") and Patriot Acquisition Corporation, a wholly-owned subsidiary of Provident ("Acquisition Sub"), have entered into the Amended and Restated Agreement and Plan of Merger, dated as of April 29, 1996 (the "Merger Agreement"), which provides, among other things, for the merger (the "Merger") of Acquisition Sub with and into the Company. Pursuant to the Merger Agreement, the Company will become a wholly owned subsidiary of Provident and each issued and outstanding share of common stock, par value $1.00 per share (the "Company Common Stock") of the Company (excluding shares held by the Company, Provident, Textron or any of their respective subsidiaries and excluding shares as to which dissenters' rights are asserted in accordance with Massachusetts law) will be converted into the right to receive, at the option of the holder, either (i) $26.00 in cash, (ii) a certain number of shares of common stock, par value $1.00 per share (the "Provident Common Stock") of Provident, equal to the product of 26 and the Exchange Ratio (as defined below) or (iii) $20.00 in cash and a certain number of shares of Provident Common Stock equal to the product of 6 and the Exchange Ratio, with cash being paid in lieu of any fractional share interests in cases
(ii) and (iii) (collectively, the "Consideration"). The "Exchange Ratio" is to be determined by dividing $1.00 by the average of the closing prices of Provident Common Stock as reported in the New York Stock Exchange, Inc. Composite Transactions for the 20 trading days ending on the fifth trading day prior to the effective time of the Merger (but under no circumstances will the Exchange Ratio be higher than 0.0343 or lower than 0.0295). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

You have asked for our opinion as to whether the Consideration to be received by the holders of shares of Company Common Stock (other than Textron) pursuant to the Merger Agreement is fair from a financial point of view to such holders.

For purposes of the opinion set forth herein, we have:

     (i) analyzed certain publicly available financial statements and other information of the Company and Provident, respectively;

     (ii) analyzed certain internal financial statements and other financial and operating data concerning the Company and Provident prepared by the managements of the Company and Provident, respectively;

     (iii) analyzed certain financial projections prepared by the managements of the Company and Provident, respectively;

     (iv) discussed the past and current operations and financial condition and the prospects of the Company and Provident with senior executives of the Company and Provident, respectively;

     (v) reviewed the reported prices and trading activity for the Company Common Stock and the Provident Common Stock;

     (vi) compared the financial performance of the Company and Provident and the prices and trading activity of the Company Common Stock and the Provident Common Stock with that of certain other comparable publicly-traded companies and their securities;

     (vii) reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

     (viii) participated in discussions among representatives of the Company and Provident and their financial and legal advisors;

     (ix) reviewed the Merger Agreement;

     (x) discussed with Milliman & Robertson ("M&R"), consulting actuaries engaged by Textron, the adequacy of the Company's reserves and the value of the Company and reviewed certain reports of M&R dated April 23, 1996 and November 6, 1996 regarding such reserves (collectively, the "M&R Reports"); and

     (xi) performed such other analyses as we have deemed appropriate.

We have assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by us for the purposes of this opinion. With respect to the financial projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of the Company and Provident. We have not made any independent valuation or appraisal of the assets or liabilities of the Company or Provident; however, we have reviewed the M&R Reports and have relied without independent verification upon such report for purposes of this opinion. Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

In arriving at our opinion, we were not authorized to solicit, and did not solicit, interest from any party with respect to the acquisition of the Company or any of its assets, nor did we negotiate with any of the parties which expressed interest in the possible acquisition of the Company or certain of its constituent businesses.

We have acted as financial advisor to the Special Committee of the Board of Directors of the Company in connection with this transaction and will receive a fee for our services. In the past, Morgan Stanley & Co. Incorporated and its affiliates have provided financial advisory and financing services for the Company and Provident and have received fees for the rendering of these services.

It is understood that this letter is for the information of the Special Committee of the Board of Directors of the Company and may not be used for any other purpose without our prior written consent, except that this opinion may be included in its entirety in any filing made by the Company with the Securities and Exchange Commission with respect to the Merger. In addition, we express no opinion or recommendation as to how the holders of Company Common Stock should vote at the shareholders' meeting held in connection with the Merger.

Based on the foregoing, we are of the opinion that as of April 28, 1996 and the date hereof the Consideration to be received by the holders of shares of Common Stock (other than Textron) pursuant to the Merger Agreement is fair from a financial point of view to such holders.

                                          Very truly yours,

                                          MORGAN STANLEY & CO. INCORPORATED

                                          By:       /s/  GARY W. PARR
                                            ------------------------------------
                                                        Gary W. Parr
                                                     Managing Director

                                    ANNEX C

                        OPINION OF GOLDMAN, SACHS & CO.

PERSONAL AND CONFIDENTIAL

November 5, 1996

Board of Directors
Provident Companies, Inc.
1 Fountain Square
Chattanooga, TN 37402

Gentlemen and Madame:

     You have requested our opinion as to the fairness to Provident Companies, Inc. (the "Company") of the Aggregate Merger Consideration (as hereafter defined), to be paid by the Company pursuant to the Amended and Restated Agreement and Plan of Merger dated as of April 29, 1996 by and among the Company, Patriot Acquisition Corporation ("Acquisition Corp."), a wholly-owned subsidiary of the Company, and The Paul Revere Corporation ("Paul Revere"), an 83%-owned subsidiary of Textron Inc. ("Textron") (the "Agreement"). The Agreement provides that Acquisition Corp. will be merged with and into Paul Revere (the "Merger") and each outstanding share of Paul Revere common stock, par value $1.00 per share, will be converted into (i) $26.00 in cash (the "Cash Consideration") or (ii) a number of shares of common stock, par value $1.00 per share, of the Company (the "Company Shares"), to be determined pursuant to a formula as more fully set forth in the Agreement (the "Stock Consideration") or
(iii) a mixture of Cash Consideration and Stock Consideration, as specified in the Agreement. The total amount of Cash Consideration and Stock Consideration to be paid by the Company pursuant to the Agreement is collectively referred to herein as the "Aggregate Merger Consideration".

     Goldman, Sachs & Co., as part of the investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We are familiar with the Company having acted as its financial advisor in connection with the Agreement.

     In connection with this opinion, we have reviewed, among other things, the Agreement; Annual Reports to Stockholders and Annual Reports on Form 10-K of the Company for the five years ended December 31, 1995; Annual Reports to Stockholders and Annual Reports on Form 10-K of Paul Revere for the three years ended December 31, 1995; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company and Paul Revere; statutory annual statements of The Paul Revere Insurance Company and The Paul Revere Variable Annuity Insurance Company filed with the Massachusetts Department of Insurance for the three years ended December 31, 1995; statutory annual statements of The Paul Revere Protective Life Insurance Company filed with the Delaware Department of Insurance for the three years ended December 31, 1995; statutory annual statements of Provident Life and Accident Insurance Company, Provident Life and Casualty Insurance Company and Provident National Assurance Company filed with the Tennessee Department of Commerce and Insurance for the three years ended December 31, 1995; statutory annual statements of Provident Life and Accident Insurance Company of America filed with the Tennessee Department of Commerce and insurance for the two years ended December 31, 1994; certain other communications from the Company and Paul Revere to their respective stockholders; certain internal financial analyses and forecasts for the Company and Paul Revere prepared by their respective managements; certain actuarial forecasts and valuation analyses of Paul Revere prepared by the Company's internal actuarial staff after consultation with the Company's consulting actuarial advisor; a report of Milliman & Robertson, Inc. ("M&R") regarding the reserves of Paul Revere dated April 23, 1996 (together with the explanatory material and as supplemented by Appendix C thereto, dated as of August 28, 1996, the "April M&R Report") and a preliminary draft of a report of M&R regarding the reserves of Paul Revere (together with the explanatory material, the "Draft M&R Report" and, together with the April M&R Report, the "Reports of M&R"); and certain materials related to expected cost savings and operating synergies prepared by the Company. We also have held discussions with members of the senior management of the Company, Textron and Paul Revere regarding Paul Revere's past and current business operations, regulatory relationships, financial condition and financial forecasts of their respective companies. We also have reviewed with members of the senior management of the Company the results of the Company's due diligence examination of Paul Revere and the strategic rationale for, and benefits, cost savings and operating synergies expected to be derived from, the Merger. In addition, we have reviewed the reported price and trading activity for the Company's and Paul Revere's common stock, compared certain financial and stock market information for the Company and Paul Revere with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the life insurance industry and performed such other studies and analyses as we considered appropriate. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated by the Agreement and such opinion does not constitute a recommendation as to how any holder of Company Shares should vote with respect to such transaction.

     We have relied without independent verification upon the accuracy and completeness of all of the financial and other information reviewed by us for purposes of this opinion. In that regard, we have assumed, with your consent, that the actuarial analyses prepared by the Company's internal actuarial staff after consultation with the Company's consulting actuarial advisor and the financial forecasts for the Company and Paul Revere prepared by the Company including, without limitation, the projected cost savings and operating synergies resulting from the Merger, have been reasonably prepared on a basis reflecting the best currently available judgments and estimates of the Company and that such forecasts will be realized in the amounts and at the times contemplated thereby. We have also assumed, with your consent, that the Draft M&R Report has been reasonably prepared on a basis reflecting the best currently available judgments and estimates of M&R. In addition, Goldman Sachs assumed, with the consent of the Company, that the amount of Paul Revere's statutory reserve strengthening required by the Commissioner of Insurance of the Commonwealth of Massachusetts will not materially exceed $180 million and that Textron will fund any capital contribution for any such reserve strengthening. We are not actuaries and our services did not include any actuarial determinations or evaluations by us or an attempt to evaluate actuarial assumptions. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities of Paul Revere and, other than the actuarial analyses prepared by the Company's internal actuarial after consultation with the Company's consulting actuarial advisor and the Reports of M&R referred to in the previous paragraph, have not been furnished with any such evaluation or appraisal.

     Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that as of the date hereof the Aggregate Merger Consideration to be paid by the Company pursuant to the Agreement is fair to the Company.

                                          Very truly yours,

                                          GOLDMAN, SACHS & CO.

                                    ANNEX D

                      MASSACHUSETTS GENERAL LAWS ANNOTATED
                    PART I. ADMINISTRATION OF THE GOVERNMENT
                            TITLE XXII. CORPORATIONS
                  CHAPTER 156B. CERTAIN BUSINESS CORPORATIONS
                            CONSOLIDATION AND MERGER

85.  DISSENTING STOCKHOLDER; RIGHT TO DEMAND PAYMENT FOR STOCK; EXCEPTION

     A stockholder in any corporation organized under the laws of Massachusetts which shall have duly voted to consolidate or merge with another corporation or corporations under the provisions of sections seventy-eight or seventy-nine who objects to such consolidation or merger may demand payment for his stock from the resulting or surviving corporation and an appraisal in accordance with the provisions of sections eighty-six to ninety-eight, inclusive, and such stockholder and the resulting or surviving corporation shall have the rights and duties and follow the procedure set forth in those sections. This section shall not apply to the holders of any shares of stock of a constituent corporation surviving a merger if, as permitted by subsection (c) of section seventy-eight, the merger did not require for its approval a vote of the stockholders of the surviving corporation.

86.  SECTIONS APPLICABLE TO APPRAISAL; PREREQUISITES

     If a corporation proposes to take a corporate action as to which any section of this chapter provides that a stockholder who objects to such action shall have the right to demand payment for his shares and an appraisal thereof, sections eighty-seven to ninety-eight, inclusive, shall apply except as otherwise specifically provided in any section of this chapter. Except as provided in sections eighty-two and eighty-three, no stockholder shall have such right unless (1) he files with the corporation before the taking of the vote of the shareholders on such corporate action, written objection to the proposed action stating that he intends to demand payment for his shares if the action is taken and (2) his shares are not voted in favor of the proposed action.

87.  STATEMENT OF RIGHTS OF OBJECTING STOCKHOLDERS IN NOTICE OF MEETING; FORM

     The notice of the meeting of stockholders at which the approval of such proposed action is to be considered shall contain a statement of the rights of objecting stockholders. The giving of such notice shall not be deemed to create any rights in any stockholder receiving the same to demand payment for his stock, and the directors may authorize the inclusion in any such notice of a statement of opinion by the management as to the existence or non-existence of the right of the stockholders to demand payment for their stock on account of the proposed corporate action. The notice may be in such form as the directors or officers calling the meeting deem advisable, but the following form of notice shall be sufficient to comply with this section:

          "If the action proposed is approved by the stockholders at the meeting and effected by the corporation, any stockholder (1) who files with the corporation before the taking of the vote on the approval of such action, written objection to the proposed action stating that he intends to demand payment for his shares if the action is taken and (2) whose shares are not voted in favor of such action has or may have the right to demand in writing from the corporation (or, in the case of a consolidation or merger, the name of the resulting or surviving corporation shall be inserted), within twenty days after the date of mailing to him of notice in writing that the corporate action has become effective, payment for his shares and an appraisal of the value thereof. Such corporation and any such stockholder shall in such cases have the rights and duties and shall follow the procedure set forth in sections 88 to 98, inclusive, of chapter 156B of the General Laws of Massachusetts."

88.  NOTICE OF EFFECTIVENESS OF ACTION OBJECTED TO

     The corporation taking such action, or in the case of a merger or consolidation the surviving or resulting corporation, shall, within ten days after the date on which such corporate action became effective, notify each stockholder who filed a written objection meeting the requirements of section eighty-six and whose shares were not voted in favor of the approval of such action, that the action approved at the meeting of the corporation of which he is a stockholder has become effective. The giving of such notice shall not be deemed to create any rights in any stockholder receiving the same to demand payment for his stock. The notice shall be sent by registered or certified mail, addressed to the stockholder at his last known address as it appears in the records of the corporation.

89.  DEMAND FOR PAYMENT; TIME FOR PAYMENT

     If within twenty days after the date of mailing of a notice under subsection (e) of section eighty-two, subsection (f) of section eighty-three, or section eighty-eight, any stockholder to whom the corporation was required to give such notice shall demand in writing from the corporation taking such action, or in the case of a consolidation or merger from the resulting or surviving corporation, payment for his stock, the corporation upon which such demand is made shall pay to him the fair value of his stock within thirty days after the expiration of the period during which such demand may be made.

90.  DEMAND FOR DETERMINATION OF VALUE; BILL IN EQUITY; VENUE

     If during the period of thirty days provided for in section eighty-nine the corporation upon which such demand is made and any such objecting stockholder fail to agree as to the value of such stock, such corporation or any such stockholder may within four months after the expiration of such thirty-day period demand a determination of the value of the stock of all such objecting stockholders by a bill in equity filed in the superior court in the county where the corporation in which such objecting stockholder held stock had or has its principal office in the commonwealth.

91.  PARTIES TO SUIT TO DETERMINE VALUE; SERVICE

     If the bill is filed by the corporation, it shall name as parties respondent all stockholders who have demanded payment for their shares and with whom the corporation has not reached agreement as to the value thereof. If the bill is filed by a stockholder, he shall bring the bill in his own behalf and in behalf of all other stockholders who have demanded payment for their shares and with whom the corporation has not reached agreement as to the value thereof, and service of the bill shall be made upon the corporation by subpoena with a copy of the bill annexed. The corporation shall file with its answer a duly verified list of all such other stockholders, and such stockholders shall thereupon be deemed to have been added as parties to the bill. The corporation shall give notice in such form and returnable on such date as the court shall order to each stockholder party to the bill by registered or certified mail, addressed to the last known address of such stockholder as shown in the records of the corporation, and the court may order such additional notice by publication or otherwise as it deems advisable. Each stockholder who makes demand as provided in section eighty-nine shall be deemed to have consented to the provisions of this section relating to notice, and the giving of notice by the corporation to any such stockholder in compliance with the order of the court shall be a sufficient service of process on him. Failure to give notice to any stockholder making demand shall not invalidate the proceedings as to other stockholders to whom notice was properly given, and the court may at any time before the entry of a final decree make supplementary orders of notice.

92.  DECREE DETERMINING VALUE AND ORDERING PAYMENT; VALUATION DATE

     After hearing the court shall enter a decree determining the fair value of the stock of those stockholders who have become entitled to the valuation of and payment for their shares, and shall order the corporation to make payment of such value, together with interest, if any, as hereinafter provided, to the stockholders entitled thereto upon the transfer by them to the corporation of the certificates representing such stock if certificated or, if uncertificated, upon receipt of an instruction transferring such stock to the corporation. For this purpose, the value of the shares shall be determined as of the day preceding the date of the vote approving the proposed corporate action and shall be exclusive of any element of value arising from the expectation or accomplishment of the proposed corporate action.

93.  REFERENCE TO SPECIAL MASTER

     The court in its discretion may refer the bill or any question arising thereunder to a special master to hear the parties, make findings and report the same to the court, all in accordance with the usual practice in suits in equity in the superior court.

94.  NOTATION ON STOCK CERTIFICATES OF PENDENCY OF BILL

     On motion the court may order stockholder parties to the bill to submit their certificates of stock to the corporation for the notation thereon of the pendency of the bill and may order the corporation to note such pendency in its records with respect to any uncertificated shares held by such stockholder parties, and may on motion dismiss the bill as to any stockholder who fails to comply with such order.

95.  COSTS; INTEREST

     The costs of the bill, including the reasonable compensation and expenses of any master appointed by the court, but exclusive of fees of counsel or of experts retained by any party, shall be determined by the court and taxed upon the parties to the bill, or any of them, in such manner as appears to be equitable, except that all costs of giving notice to stockholders as provided in this chapter shall be paid by the corporation. Interest shall be paid upon any award from the date of the vote approving the proposed corporate action, and the court may on application of any interested party determine the amount of interest to be paid in the case of any stockholder.

96.  DIVIDENDS AND VOTING RIGHTS AFTER DEMAND FOR PAYMENT

     Any stockholder who has demanded payment for his stock as provided in this chapter shall not thereafter be entitled to notice of any meeting of stockholders or to vote such stock for any purpose and shall not be entitled to the payment of dividends or other distribution on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the date of the vote approving the proposed corporate action) unless: (1) A bill shall not be filed within the time provided in section ninety; (2) A bill, if filed, shall be dismissed as to such stockholder; or (3) Such stockholder shall with the written approval of the corporation, or in the case of a consolidation or merger, the resulting or surviving corporation, deliver to it a written withdrawal of his objections to and an acceptance of such corporate action. Notwithstanding the provisions of clauses (1) to (3), inclusive, said stockholder shall have only the rights of a stockholder who did not so demand payment for his stock as provided in this chapter.

97.  STATUS OF SHARES PAID FOR

     The shares of the corporation paid for by the corporation pursuant to the provisions of this chapter shall have the status of treasury stock, or in the case of a consolidation or merger the shares or the securities of the resulting or surviving corporation into which the shares of such objecting stockholder would have been converted had he not objected to such consolidation or merger shall have the status of treasury stock or securities.

98.  EXCLUSIVE REMEDY; EXCEPTION

     The enforcement by a stockholder of his right to receive payment for his shares in the manner provided in this chapter shall be an exclusive remedy except that this chapter shall not exclude the right of such stockholder to bring or maintain an appropriate proceeding to obtain relief on the ground that such corporate action will be or is illegal or fraudulent as to him.

                           PROVIDENT COMPANIES, INC.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                        SPECIAL MEETING OF STOCKHOLDERS
             DECEMBER 31, 1996, AT 8:30 A.M., EASTERN STANDARD TIME
                             PROXY FOR COMMON STOCK

    The undersigned hereby appoints J. Harold Chandler and Hugh O. Maclellan, Jr., or either of them, each with full power of substitution, acting jointly or by any of them if only one be present and acting, attorneys and proxies to vote in the manner specified on the reverse side (according to the number of shares which the undersigned would be entitled to cast if then personally present), all the shares of Common Stock of Provident Companies, Inc. ("Provident") held of record by the undersigned on November 20, 1996, at the Special Meeting of Stockholders to be held at 8:30 a.m., local time, on December 31, 1996, in the Atrium of the West Building of our Home Office, located at 1 Fountain Square, Chattanooga, Tennessee 37402 including any adjournments thereof.

    PLEASE FILL IN, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ENCLOSED POSTPAID ENVELOPE.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, AND 3 BELOW.

1. To approve the issuance of shares of Provident Companies, Inc. Common Stock, $1.00 par value per share ("Provident Common Stock") pursuant to the Amended and Restated Agreement and Plan of Merger, dated as of April 29, 1996 (the "Merger Agreement"), by and among Provident, The Paul Revere Corporation ("Paul Revere") and Patriot Acquisition Corporation ("Newco"), pursuant to which, among other matters, (a) Newco will merge with and into Paul Revere (the "Merger") and (b) the shares of Paul Revere Common Stock will be converted into the right to receive cash and/or shares of Provident Common Stock, as described in the accompanying Joint Proxy Statement/Prospectus.

             FOR [ ]             AGAINST [ ]            ABSTAIN [ ]

2. To approve the issuance of shares of Provident Common Stock pursuant to the Amended and Restated Common Stock Purchase Agreement, dated as of May 31, 1996 (the "Zurich Purchase Agreement"), by and between Provident and Zurich Insurance Company ("Zurich"), pursuant to which, among other matters, Provident will issue to Zurich 9,523,810 shares of Provident Common Stock, as more fully described in the accompanying Joint Proxy Statement/Prospectus.

             FOR [ ]             AGAINST [ ]            ABSTAIN [ ]

3. To approve the amendment to the Certificate of Incorporation to increase the number of authorized shares of Provident Common Stock to 150,000,000 from 65,000,000, as more fully described in the accompanying Joint Proxy Statement/Prospectus.

             FOR [ ]             AGAINST [ ]            ABSTAIN [ ]

4. In their discretion, to vote upon such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, AND 3 ABOVE.

    WITNESS my hand and seal this   day of       , 1996.

                                                 -------------------------------

                                                 -------------------------------

                                                 Signature(s) of Stockholder(s)

                                                 PLEASE SIGN THIS PROXY EXACTLY
                                                 AS YOUR NAME OR NAMES APPEARS
                                                 HEREON. IF STOCK IS HELD
                                                 JOINTLY, SIGNATURES SHOULD
                                                 APPEAR FOR BOTH NAMES. WHEN
                                                 SIGNING AS AN ATTORNEY,
                                                 EXECUTOR, ADMINISTRATOR,
                                                 TRUSTEE, GUARDIAN OR CUSTODIAN,
                                                 PLEASE INDICATE THE CAPACITY IN
                                                 WHICH YOU ARE ACTING.